INDYMAC MBS, INC.,
Depositor

INDYMAC BANK, F.S.B.,
Seller and Servicer

And

DEUTSCHE BANK NATIONAL TRUST COMPANY
Trustee

POOLING AND SERVICING AGREEMENT

DATED AS OF SEPTEMBER 1, 2006

______________________________

INDYMAC RESIDENTIAL MORTGAGE-BACKED TRUST, SERIES 2006-L3

RESIDENTIAL MORTGAGE-BACKED CERTIFICATES, SERIES 2006-L3

Table of Contents

ARTICLE I
DEFINITIONS

Section 1.01.	Defined Terms.
Section 1.02.	Allocation of Certain Interest Shortfalls.
Section 1.03.	Accounting.

ARTICLE II
CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01.	Conveyance of Mortgage Loans.
Section 2.02.	Acceptance by Trustee.
Section 2.03.	Repurchase or Substitution of Mortgage Loans by the Seller.
Section 2.04.	[Reserved].
Section 2.05.	Representations, Warranties and Covenants of the Servicer.
Section 2.06.	Representations and Warranties of the Depositor.
Section 2.07.	Issuance of Certificates.
Section 2.08.	Conveyance of REMIC 1 Regular Interests and Acceptance of REMIC 2 by Trustee.
Section 2.09.	Purposes and Powers of the Trust.

ARTICLE III
ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

Section 3.01.	Servicer to Act as Servicer.
Section 3.02.	Sub-Servicing Agreements Between Servicer and Sub-Servicers; Special Servicing.
Section 3.03.	Successor Sub-Servicers.
Section 3.04.	Liability of the Servicer.
Section 3.05.	No Contractual Relationship Between Sub-Servicers and the Trustee or Certificateholders.
Section 3.06.	Assumption or Termination of Sub-Servicing Agreements by Trustee.
Section 3.07.	Collection of Certain Mortgage Loan Payments.
Section 3.08.	Sub-Servicing Accounts.
Section 3.09.	Collection of Taxes, Assessments and Similar Items; Servicing Accounts.
Section 3.10.	Certificate Account; Distribution Account.
Section 3.11.	Withdrawals from the Certificate Account and Distribution Account.
Section 3.12.	Investment of Funds in the Certificate Account and the Distribution Account.
Section 3.13.	[Reserved].
Section 3.14.	Maintenance of Errors and Omissions and Fidelity Coverage.
Section 3.15.	Enforcement of Due-On-Sale Clauses; Assumption Agreements.
Section 3.16.	Realization Upon Defaulted Mortgage Loans.
Section 3.17.	Trustee to Cooperate; Release of Mortgage Files.
Section 3.18.	Servicing Compensation.
Section 3.19.	Reports to the Trustee; Certificate Account Statements.
Section 3.20.	Statement as to Compliance.
Section 3.21.	Assessments of Compliance and Attestation Reports.
Section 3.22.	Commission Reporting.
Section 3.23.	Reserved.
Section 3.24.	Access to Certain Documentation.
Section 3.25.	Title, Maintenance and Disposition of REO Property.
Section 3.26.	Obligations of the Servicer in Respect of Prepayment Interest Shortfalls.
Section 3.27.	[Reserved].
Section 3.28.	Obligations of the Servicer in Respect of Mortgage Rates and Monthly Payments.
Section 3.29.	Excess Reserve Fund Account.
Section 3.30.	Prepayment Charges.

ARTICLE IV
FLOW OF FUNDS

Section 4.01.	Distributions.
Section 4.02.	Statements.
Section 4.03.	Remittance Reports; Advances.
Section 4.04.	Distributions on the REMIC Regular Interests.
Section 4.05.	Allocation of Realized Losses.
Section 4.06.	The Policy.

ARTICLE V
THE CERTIFICATES

Section 5.01.	The Certificates.
Section 5.02.	Registration of Transfer and Exchange of Certificates.
Section 5.03.	Mutilated, Destroyed, Lost or Stolen Certificates.
Section 5.04.	Persons Deemed Owners.
Section 5.05.	Appointment of Paying Agent.

ARTICLE VI
THE SERVICER AND THE DEPOSITOR

Section 6.01.	Liability of the Servicer and the Depositor.
Section 6.02.	Merger or Consolidation of, or Assumption of the Obligations of, the Servicer or the Depositor.
Section 6.03.	Limitation on Liability of the Servicer and Others.
Section 6.04.	Servicer Not to Resign.
Section 6.05.	Delegation of Duties.
Section 6.06.	Inspection.

ARTICLE VII
DEFAULT

Section 7.01.	Servicer Events of Termination.
Section 7.02.	Trustee to Act; Appointment of Successor.
Section 7.03.	Waiver of Defaults.
Section 7.04.	Notification to Certificateholders.
Section 7.05.	Survivability of Servicer Liabilities.

ARTICLE VIII
THE TRUSTEE

Section 8.01.	Duties of Trustee.
Section 8.02.	Certain Matters Affecting the Trustee.
Section 8.03.	Trustee Not Liable for Certificates or Mortgage Loans.
Section 8.04.	Trustee May Own Certificates.
Section 8.05.	Trustee Fee and Expenses.
Section 8.06.	Eligibility Requirements for Trustee.
Section 8.07.	Resignation or Removal of Trustee.
Section 8.08.	Successor Trustee.
Section 8.09.	Merger or Consolidation of Trustee.
Section 8.10.	Appointment of Co-Trustee or Separate Trustee.
Section 8.11.	Limitation of Liability.
Section 8.12.	Trustee May Enforce Claims Without Possession of Certificates.
Section 8.13.	Suits for Enforcement.
Section 8.14.	Waiver of Bond Requirement.
Section 8.15.	Waiver of Inventory, Accounting and Appraisal Requirement.
Section 8.16.	Reserved.
Section 8.17.	Access to Records of Trustee.

ARTICLE IX
REMIC ADMINISTRATION

Section 9.01.	REMIC Administration.
Section 9.02.	Prohibited Transactions and Activities.
Section 9.03.	Indemnification with respect to Certain Taxes and Loss of REMIC Status.

ARTICLE X
TERMINATION

Section 10.01.	Termination.
Section 10.02.	Additional Termination Requirements.

ARTICLE XI
MISCELLANEOUS PROVISIONS

Section 11.01.	Amendment.
Section 11.02.	Recordation of Agreement; Counterparts.
Section 11.03.	Limitation on Rights of Certificateholders.
Section 11.04.	Governing Law; Jurisdiction.
Section 11.05.	Notices.
Section 11.06.	Severability of Provisions.
Section 11.07.	Article and Section References.
Section 11.08.	Notice to the Rating Agencies and the Certificate Insurer.
Section 11.09.	Further Assurances.
Section 11.10.	Benefits of Agreement.
Section 11.11.	Acts of Certificateholders.
Section 11.12.	Grant of Security Interest.
Section 11.13.	Official Record.
Section 11.14.	Protection of Assets.
Section 11.15.	Qualifying Special Purpose Entity.
Section 11.16.	Rights of the Certificate Insurer.

EXHIBITS:

Exhibit A-1	Form of Class A Certificates
Exhibit A-2	Form of Class M Certificate
Exhibit A-3	Form of Class B Certificate
Exhibit A-4	Form of Class C Certificate
Exhibit A-5	Form of Class R Certificate
Exhibit A-6	Form of Class P Certificate
Exhibit B	Copy of Certificate Guaranty Insurance Policy with respect to the Insured Certificates
Exhibit C	Form of Mortgage Loan Purchase Agreement
Exhibit D	Mortgage Loan Schedule
Exhibit E	Form of Request for Release of Documents
Exhibit F-1	Form of Trustee’s Initial Certification
Exhibit F-2	Form of Trustee’s Final Certification
Exhibit F-3	Form of Receipt of Mortgage Note
Exhibit G	Reserved
Exhibit H	Form of Lost Note Affidavit
Exhibit I	Form of Certification with respect to ERISA and the Code
Exhibit J	Form of Investment Letter
Exhibit K	Reserved
Exhibit L	Form of Transferor Certificate
Exhibit M	Form of Class R Certificate Transfer Affidavit
Exhibit N	Reserved
Exhibit O-1	Depositor Certification
Exhibit O-2	Trustee Certification
Exhibit P	Reserved
Exhibit Q	Reserved
Exhibit R	Servicing Criteria
Exhibit S	Form 10-D, Form 8-K and Form 10-K Reporting Responsibility

This Pooling and Servicing Agreement is dated as of September 1, 2006 (the “Agreement”), among INDYMAC MBS, INC., as depositor (the “Depositor”), INDYMAC BANK, F.S.B., as seller and servicer (the “Seller” and “Servicer”, as applicable) and DEUTSCHE BANK NATIONAL TRUST COMPANY, as trustee (the “Trustee”).

PRELIMINARY STATEMENT:

The Depositor intends to sell pass-through certificates (collectively, the “Certificates”), to be issued hereunder in multiple classes, which Certificates in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder. The Certificates will consist of eight classes of certificates, designated as (i) the Class A-1 Certificates, (ii) the Class A-2 Certificates, (iii) the Class A-3 Certificates, (iv) the Class M Certificates, (v) the Class B Certificates, (vi) the Class C Certificates, (vii) the Class P Certificates and (viii) the Class R Certificates.

REMIC 1

As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement (exclusive of the Excess Reserve Fund Account and the other assets identified as excluded in accordance with the definition of “REMIC 1” herein) as a real estate mortgage investment conduit (a “REMIC”) for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC 1.” The Class R-1 Interest represents the sole class of “residual interests” in REMIC 1 for purposes of the REMIC Provisions.

The following table irrevocably sets forth the designation, the Uncertificated REMIC 1 Pass-Through Rate, the initial Uncertificated Principal Balance, and for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC 1 Regular Interests. None of the REMIC 1 Regular Interests will be certificated.

Designation	Uncertificated REMIC 1 Pass-Through Rate	Initial Uncertificated Principal Balance	Latest Possible Maturity Date(1)
LT1AA	Variable(2)	$ 165,478,105.44	April 25, 2012
LT1A1	Variable(2)	$ 968,290.00	April 25, 2012
LT1A2	Variable(2)	$ 490,450.00	April 25, 2012
LT1A3	Variable(2)	$ 207,860.00	April 25, 2012
LT1M	Variable(2)	$ 7,590.00	April 25, 2012
LT1B	Variable(2)	$ 14,362.09	April 25, 2012
LT1ZZ	Variable(2)	$ 1,688,552.10	April 25, 2012
LT1P	Variable(2)	$ 100.00	April 25, 2012
___________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the earlier of (a) April 25, 2012 and (b) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof has been designated as the “latest possible maturity date” for each Uncertificated REMIC 1 Regular Interest.

(2)    Calculated in accordance with the definition of “Uncertificated REMIC 1 Pass-Through Rate” herein.

REMIC 2

As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the REMIC 1 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC 2.” The Class R-2 Interest represents the sole class of “residual interests” in REMIC 2 for purposes of the REMIC Provisions.

The following table sets forth (or describes) the Class designation, Pass-Through Rate and initial Certificate Principal Balance for each Class of Certificates that represents one or more of the “regular interests” in REMIC 2 created hereunder:

Designation	Pass-Through Rate	Initial Certificate Principal Balance	Latest Possible Maturity Date(1)
Class A-1	Variable(2)	$ 96,829,000.00	April 25, 2012
Class A-2	Variable(2)	$ 49,045,000.00	April 25, 2012
Class A-3	Variable(2)	$ 20,786,000.00	April 25, 2012
Class M	Variable(2)	$ 759,000.00	April 25, 2012
Class B	Variable(2)	$ 1,436,209.00	April 25, 2012
Class C	Variable(3)	$ 0.63	April 25, 2012
Class P	NA	$ 100.00	April 25, 2012

__________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the earlier of (a) April 25, 2012 and (b) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof has been designated as the “latest possible maturity date” for each Class of Certificates that represents one or more of the “regular interests” in REMIC 2.

(2)    Calculated in accordance with the definition of “Pass-Through Rate” herein.
(3)
The Class C Certificates will accrue interest at its variable Pass-Through Rate on its uncertificated Notional Amount outstanding from time to time which shall equal the aggregate Uncertificated Principal Balance of the REMIC 1 Regular Interests (other than the REMIC 1 Regular Interest LT1P). The Class C Certificates will not accrue interest on its Certificate Principal Balances.

As of the Cut-off Date, the Closing Date Mortgage Loans had an aggregate Stated Principal Balance equal to $168,855,309.63.

In consideration of the mutual agreements herein contained, the Depositor, the Servicer and the Trustee agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.  Defined Terms.

Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations in respect of interest on the Class A Certificates and the Subordinated Certificates shall be made on the basis of a 360-day year and the actual number of days elapsed, and all other calculations of interest described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months. The Class P and Class R Certificates are not entitled to distributions in respect of interest and, accordingly, will not accrue interest.

“1933 Act”: The Securities Act of 1933, as amended.

“Account”: Either of the Certificate Account or Distribution Account.

“Accrual Period”: With respect to the Class A Certificates and the Subordinated Certificates and each Distribution Date, the period commencing on the preceding Distribution Date (or in the case of the first such Accrual Period, commencing on the Closing Date) and ending on the day preceding the current Distribution Date. With respect to the Class C Certificates and each Distribution Date, the calendar month prior to the month of such Distribution Date.

“Accrued Certificate Interest”: With respect to the Class A Certificates, the Subordinated Certificates and the Class C Certificates and any Distribution Date, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance (or Notional Amount in the case of the Class C Certificates) of such Class immediately prior to such Distribution Date, in each case, reduced by any Net Interest Shortfalls allocated to such Class as set forth in Section 1.02.

“Adjustable-Rate Mortgage Loan”: A Mortgage Loan which provides at any period during the life of such loan for the adjustment of the Mortgage Rate payable in respect thereto. The Adjustable-Rate Mortgage Loans are identified as such on the Mortgage Loan Schedule.

“Adjustment Date”: With respect to each Adjustable-Rate Mortgage Loan, each adjustment date on which the Mortgage Rate of such Mortgage Loans may change pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable-Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

“Advance”: As to any Mortgage Loan or REO Property, any advance made by the Servicer in respect of any Distribution Date pursuant to Section 4.03.

“Adverse REMIC Event”: As defined in Section 9.01 hereof.

“Affiliate”: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise, and “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Agreement”: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

“Allocated Realized Loss Amount”: With respect to any Distribution Date and any Class of Subordinated Certificates, the sum of (i) the amount of any Realized Losses allocated to such Class of Certificates on such Distribution Date pursuant to Section 4.05(b) and (ii) the amount of any Allocated Realized Loss Amount for such Class of Certificates remaining unpaid on the preceding Distribution Date minus the amount of the increase in the related Certificate Principal Balance due to the receipt of Subsequent Recoveries as provided in Section 4.01.

“Applicable Regulations”: As to any Mortgage Loan, all federal, state and local laws, statutes, rules and regulations applicable thereto.

“Assignment”: An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form (excepting therefrom, if applicable, the mortgage recordation information which has not been required pursuant to Section 2.01 hereof or returned by the applicable recorder’s office), which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage.

“Available Funds”: With respect to any Distribution Date, an amount equal to the excess, if any, of: (i) the sum of (a) the aggregate of the related Monthly Payments received on or prior to the related Determination Date, including any Subsequent Recoveries, (b) Liquidation Proceeds, Principal Prepayments and other unscheduled recoveries of principal and interest in respect of the Mortgage Loans during the related Prepayment Period, (c) the aggregate of any amounts received in respect of a related REO Property withdrawn from any REO Account and deposited in the Certificate Account for such Distribution Date, (d) the aggregate of any amounts deposited in the Certificate Account by the Servicer in respect of Prepayment Interest Shortfalls for such Distribution Date, (e) the aggregate of any Advances made by the Servicer for such Distribution Date, (f) the aggregate of any related advances made by the Trustee for such Distribution Date pursuant to Section 7.02 and (g) the amounts, if any, received pursuant to an Optional Termination; over (ii) the sum of (a) amounts reimbursable or payable to the Servicer pursuant to Section 3.11(a) or Section 3.18 or to the Trustee pursuant to Section 3.06 or Section 3.11(b), (b) amounts deposited in the Certificate Account or the Distribution Account pursuant to clauses (i) (a) through (i)(f) above, as the case may be, in error, (c) the Trustee Fee payable from the Distribution Account pursuant to Section 4.01(a) and Section 8.05 and (d) any indemnification payments or expense reimbursements made by the Trust Fund pursuant to Section 8.05.

“Bankruptcy Code”: The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

“Book-Entry Certificate”: Any Certificate registered in the name of the Depository or its nominee.

“Business Day”: Any day other than a Saturday, a Sunday or a day on which banking or savings institutions in the State of New York, the State of California or in the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

“Certificate”: Any Regular Certificate or Class R Certificate.

“Certificate Factor”: With respect to any Class of the Regular Certificates (other than the Class C Certificates) as of any Distribution Date, a fraction, expressed as a decimal carried to six places, the numerator of which is the aggregate Certificate Principal Balance of such Class of Certificates on such Distribution Date (after giving effect to any distributions of principal and allocations of Realized Losses in reduction of the Certificate Principal Balance of the Certificates to be made on such Distribution Date), and the denominator of which is the initial aggregate Certificate Principal Balance of such Class of Certificates as of the Closing Date. With respect to the Class C Certificates as of any Distribution Date, a fraction, expressed as a decimal carried to six places, the numerator of which is the aggregate Notional Amount of such Class of Certificates on such Distribution Date (after giving effect to reductions thereof to be made on such Distribution Date due to reductions of the Pool Balance by scheduled principal due during the related Remittance Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period), and the denominator of which is the initial aggregate Notional Amount of such Class of Certificates as of the Closing Date.

“Certificateholder”: The Person in whose name a Certificate is registered in the Certificate Register (except that a Disqualified Organization or non-U.S. Person shall not be a Holder of a Class R Certificate for any purpose hereof). Unless otherwise specified herein, whenever reference is made herein to actions taken by the Trustee on behalf of the Certificateholders or property held by the Trustee for the benefit of the Certificateholders, such reference shall be deemed and construed as a reference to the Trustee acting on behalf of or for the benefit of the Certificateholders.

“Certificate Account”: The account or accounts created and maintained by the Servicer pursuant to Section 3.10(a), which shall be entitled “Deutsche Bank National Trust Company, as Trustee, in trust for registered Holders of IndyMac Residential Mortgage-Backed Trust Certificates, Series 2006-L3,” which must be an Eligible Account.

“Certificate Insurer”: Ambac Assurance Corporation, a Wisconsin stock insurance corporation or its successors in interest.

“Certificate Insurer Default”: The existence and continuance of any of the following: (a) a failure by the Certificate Insurer to make a payment required under the Policy in accordance with its terms; or (b) the Certificate Insurer (i) files any petition or commences any case or proceeding under any provision or chapter of the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) makes a general assignment for the benefit of its creditors, or (iii) has an order for relief entered against it under the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or (c) a court of competent jurisdiction, the New York insurance department or other competent regulatory authority enters a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Certificate Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Certificate Insurer (or the taking of possession of all or any material portion of the property of the Certificate Insurer).

“Certificate Margin”: With respect to the Class A Certificates and each Class of Subordinated Certificates and the Accrual Period for any Distribution Date, the margin indicated as follows:

Class	Certificate Margin (%) (Accrual Periods for Distribution Dates up to and including the Optional Termination Date)	Certificate Margin (%) (Accrual Periods for Distribution Dates that occur after the Optional Termination Date)
Class A-1 Certificates	0.090%	0.180%
Class A-2 Certificates	0.170%	0.340%
Class A-3 Certificates	0.230%	0.460%
Class M Certificates	1.500%	2.250%
Class B Certificates	1.500%	2.250%

“Certificate Owner”: With respect to each Book-Entry Certificate, any beneficial owner thereof.

“Certificate Principal Balance”: With respect to any Class of Regular Certificates (other than the Class C and Class P Certificates) immediately prior to any Distribution Date, an amount equal to the initial Certificate Principal Balance thereof (A) reduced by the sum of all amounts actually distributed in respect of principal of such Class and (B) further reduced, in the case of a Subordinated Certificate, by Realized Losses allocated thereto on all prior Distribution Dates plus, with respect to the Subordinated Certificates, any increase in the Certificate Principal Balance of such Certificate due to receipt of Subsequent Recoveries pursuant to Section 4.01 (or, in the case of any date of determination up to and including the first Distribution Date, the initial Certificate Principal Balance of such Certificate, as stated on the face thereof). With respect to the Class C Certificates as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balances of the REMIC 1 Regular Interests over (B) the then aggregate Certificate Principal Balance of the Class A Certificates, the Class P Certificates and the Subordinated Certificates then outstanding.

“Certificate Register” and “Certificate Registrar”: The register maintained and registrar appointed pursuant to Section 5.02 hereof.

“Class”: Collectively, Certificates which have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

“Class A Certificate”: Any one of the Class A-1, Class A-2 or Class A-3 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1 and evidencing (i) a Regular Interest in REMIC 2, and (ii) the right to receive the Net WAC Rate Carryover Amount.

“Class A Principal Distribution Amount”: With respect to any Distribution Date, the excess, if any, of (x) the Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 94.40% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to scheduled payments of principal due during the related Remittance Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) an amount, not less than zero, the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to scheduled payments of principal due during the related Remittance Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor Amount.

“Class A Overcollateralization Deficiency Amount”: With respect to any Distribution Date, the excess of (i) the Certificate Principal Balance of the Class A Certificates after giving effect to distributions of principal to be made on such Distribution Date (without regard to any payments of principal under the Policy) over (ii) the aggregate Stated Principal Balance of the Mortgage Loans on the last day of the immediately preceding Remittance Period (after giving effect to scheduled payments of principal due during the related Remittance Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period).

“Class B Certificate”: Any one of the Class B Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-3, and evidencing (i) a Regular Interest in REMIC 2, and (ii) the right to receive the Net WAC Rate Carryover Amount.

“Class B Principal Distribution Amount”: With respect to any Distribution Date, the excess, if any, of (x) the sum of (i) the Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M Certificates (after taking into account the payment of the Class M Principal Distribution Amount on such Distribution Date), and (iii) the Certificate Principal Balance of the Class B Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 97.00% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to scheduled payments of principal due during the related Remittance Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) an amount, not less than zero, the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to scheduled payments of principal due during the related Remittance Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor Amount.

“Class C Certificate”: Any one of the Class C Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-4, and evidencing a Regular Interest in REMIC 2.

“Class M Certificate”: Any one of the Class M Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-2, and evidencing (i) a Regular Interest in REMIC 2 and (ii) the right to receive the Net WAC Rate Carryover Amount.

“Class M Principal Distribution Amount”: With respect to any Distribution Date, the excess, if any, of (x) the sum of (i) the Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 95.30% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to scheduled payments of principal due during the related Remittance Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) an amount, not less than zero, the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to scheduled payments of principal due during the related Remittance Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor Amount.

“Class P Certificate”: Any one of the Class P Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-6, and evidencing a Regular Interest in REMIC 2.

“Class R Certificate”: Any one of the Class R Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-5 and evidencing the ownership of the Class R-1 Interest and the Class R-2 Interest.

“Class R-1 Interest”: The uncertificated Residual Interest in REMIC 1.

“Class R-2 Interest”: The uncertificated Residual Interest in REMIC 2.

“Close of Business”: As used herein, with respect to any Business Day, 5:00 p.m. (New York time).

“Closing Date”: September 25, 2006.

“Code”: The Internal Revenue Code of 1986, as amended.

“Compensating Interest”: As defined in Section 3.26 hereof.

“Corporate Trust Office”: The principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 1761 East St. Andrew Place, Santa Ana, CA 92705-4934, Attention: Trust Administration IN06L3 (IndyMac Residential Mortgage-Backed Trust, Series 2006-L3) and which is the address to which notices and correspondence with the Trustee should be directed or, with respect to the Certificate Registrar, the designated office for presentment and surrender of Certificates for registration of transfer or exchange thereof located at DB Services Tennessee, 646 Grassmere Park Road, Nashville, TN 37211, Attention: Transfer Unit.

“Corresponding Certificate”: With respect to each REMIC 2 Regular Interest, as follows:

REMIC 1 Regular Interest	Class
REMIC 1 Regular Interest LT1A1	A-1
REMIC 1 Regular Interest LT1A2	A-2
REMIC 1 Regular Interest LT1A3	A-3
REMIC 1 Regular Interest LT1M	M
REMIC 1 Regular Interest LT1B	B
REMIC 1 Regular Interest LT1P	P

“Credit Enhancement Percentage”: For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the aggregate Certificate Principal Balance of the Subordinated Certificates and the Class C Certificates, and the denominator of which is (y) the aggregate Stated Principal Balance of the Mortgage Loans, calculated prior to taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the Holders of the Certificates then entitled to distributions of principal on such Distribution Date.

“Custodian”: Deutsche Bank National Trust Company, as custodian of the Mortgage Files, and any successor thereto.

“Cut-off Date”: With respect to each Mortgage Loan, September 1, 2006. With respect to all Qualified Substitute Mortgage Loans, their respective dates of substitution. References herein to the “Cut-off Date,” when used with respect to more than one Mortgage Loan, shall be to the respective Cut-off Dates for such Mortgage Loans.

“Debt Service Reduction”: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

“Deficiency Amount”: With respect to any Distribution Date and the Insured Certificates, an amount, if any, equal to the sum of: (i) the aggregate amount by which the Accrued Certificate Interest allocable to the Insured Certificates for such Distribution Date exceeds the Interest Remittance Amount available on such Distribution Date to distribute to the Insured Certificates in accordance with Section 4.01(a)(ii); and (ii) (a) with respect to any Distribution Date that is not the Final Distribution Date, the Class A Overcollateralization Deficiency Amount, if any, for such Distribution Date and (b) on the Final Distribution Date, the Certificate Principal Balance of the Insured Certificates (after giving effect to all distributions of Available Funds).

“Deficient Valuation”: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding Stated Principal Balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

“Definitive Certificates”: As defined in Section 5.02(c) hereof.

“Deleted Mortgage Loan”: A Mortgage Loan replaced or to be replaced by one or more Qualified Substitute Mortgage Loans.

“Delinquency Percentage”: For any Distribution Date, the percentage obtained by dividing (x) the aggregate Stated Principal Balance of Mortgage Loans 60 days Delinquent or more or that are secured by Mortgaged Properties that have become REO Properties by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month.

“Delinquent”: A Mortgage Loan is “Delinquent” if any Monthly Payment due on a Due Date is not made by the Close of Business on the next scheduled Due Date for such Mortgage Loan. A Mortgage Loan is “30 days Delinquent” if such Monthly Payment has not been received by the Close of Business on the corresponding day of the month immediately succeeding the month in which such Monthly Payment was due. The determination of whether a Mortgage Loan is “60 days Delinquent”, “90 days Delinquent”, etc. shall be made in a like manner.

“Depositor”: IndyMac MBS, Inc., a Delaware corporation, or any successor in interest.

“Depository”: The initial Depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(5) of the Uniform Commercial Code of the State of New York.

“Depository Participant”: A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date”: With respect to any Distribution Date, the 18th day of the calendar month in which such Distribution Date occurs, or, if such 18th day is not a Business Day, the Business Day immediately succeeding such 18th day, except that if the succeeding Business Day is less than two Business Days before the related Distribution Date, then the Determination Date shall be the Business Day preceding the 18th day of the month.

“Directly Operate”: With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the REMIC other than through an Independent Contractor; provided, however, that the Servicer on behalf of the Trustee shall not be considered to Directly Operate an REO Property solely because the Servicer on behalf of the Trustee establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

“Disqualified Organization”: A “disqualified organization” under Section 860E of the Code, which as of the Closing Date is any of: (i) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (iii) any organization described in Section 1381(a)(2)(C) of the Code, (iv) an “electing large partnership” within the meaning of Section 775 of the Code or (v) any other Person so designated by the Depositor based upon an Opinion of Counsel provided by nationally recognized counsel to the Depositor that the holding of an ownership interest in a Class R Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Class R Certificate to such Person. A corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof, if all of its activities are subject to tax and, a majority of its board of directors is not selected by a governmental unit. The term “United States”, “state” and “international organizations” shall have the meanings set forth in Section 7701 of the Code.

“Distribution Account”: The trust account or accounts created and maintained by the Trustee pursuant to Section 3.10(b) which shall be entitled “Distribution Account, Deutsche Bank National Trust Company, as Trustee, in trust for registered Holders of IndyMac Residential Mortgage-Backed Trust Certificates, Series 2006-L3,” and which must be an Eligible Account.

“Distribution Date”: The 25th day of each month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in October 2006.

“Due Date”: With respect to each Mortgage Loan and any Distribution Date, the first day of the calendar month in which such Distribution Date occurs on which the Monthly Payment for such Mortgage Loan was due (or, in the case of any Mortgage Loan under the terms of which the Monthly Payment for such Mortgage Loan was due on a day other than the first day of the calendar month in which such Distribution Date occurs, the day during the related Remittance Period on which such Monthly Payment was due) exclusive of any days of grace.

“Eligible Account”: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated “P-1” by Moody’s and “A-1” by S&P (or comparable ratings if Moody’s and S&P are not the Rating Agencies) at the time any amounts are held on deposit therein, (ii) with the prior written consent of the Certificate Insurer, an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) with the prior written consent of the Certificate Insurer, an account otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of any Class of Certificates (without regard to the Policy) as evidenced by a letter from each Rating Agency to the Trustee. Eligible Accounts may bear interest.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended.

“Escrow Payments”: The amounts constituting ground rents, taxes, assessments, water rates, fire and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

“Estate in Real Property”: A fee simple estate in a parcel of real property.

“Excess Overcollateralization Amount”: With respect to any Distribution Date, the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date) over (ii) the Overcollateralization Target Amount for such Distribution Date.

“Excess Reserve Fund Account”: The reserve fund designated, established and maintained pursuant to Section 3.27.

“Expense Adjusted Maximum Mortgage Rate”: With respect to any Adjustable-Rate Mortgage Loan, the then applicable Maximum Mortgage Rate thereon minus the Expense Fee Rate. With respect to any Fixed-Rate Mortgage Loan, the Expense Adjusted Mortgage Rate thereon.

“Expense Adjusted Mortgage Rate”: With respect to any Mortgage Loan or REO Property, the then applicable Mortgage Rate thereon minus the Expense Fee Rate.

“Expense Amount”: For any Distribution Date, the sum of (i) product of the Expense Fee Rate and the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the prior calendar month and (ii) the Premium payable to the Certificate Insurer for that Distribution Date.

“Expense Fee Rate”: As to each Mortgage Loan, the sum of the Servicing Fee Rate and the Trustee Fee Rate.

“Extra Principal Distribution Amount”: With respect to any Distribution Date other than the Distribution Date occurring in January, February or March of 2007, the lesser of (x) the Total Monthly Excess Spread for that Distribution Date and (y) the Overcollateralization Deficiency Amount for that Distribution Date. With respect to any Distribution Date occurring in January, February or March of 2007, zero.

“Fannie Mae”: Fannie Mae or any successor thereto.

“FDIC”: Federal Deposit Insurance Corporation or any successor thereto.

“Final Distribution Date”: The Distribution Date in April 2012.

“Final Recovery Determination”: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller or the Servicer pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 10.01), a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

“Fixed-Rate Mortgage Loan”: A Mortgage Loan whose Mortgage Rate is fixed for the life of such Mortgage Loan at the fixed Mortgage Rate set forth in the related Mortgage Note.

“Formula Rate”: With respect to the Class A Certificates and Subordinated Certificates and any Distribution Date, a per annum rate equal to the lesser of (i) LIBOR plus the related Certificate Margin and (ii) the Maximum Cap Rate.

“Freddie Mac”: Freddie Mac or any successor thereto.

“Gross Margin”: With respect to each Adjustable-Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added on each Adjustment Date to the Index, in accordance with the terms of the related Mortgage Note, used to determine the Mortgage Rate for such Mortgage Loan.

“Highest Priority”: As of any date of determination, the Class of Subordinated Certificates then outstanding with a Certificate Principal Balance greater than zero, with the highest priority for payments pursuant to Section 4.01, in the following order of decreasing priority: Class M Certificates and Class B Certificates.

“Holder”: A Certificateholder.

“Independent”: When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or the Servicer or any Affiliate thereof, and (c) is not connected with the Depositor or the Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or the Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Servicer or any Affiliate thereof, as the case may be.

“Independent Contractor”: Either (i) any Person (other than the Servicer) that would be an “independent contractor” with respect to any of the REMICs created hereunder within the meaning of Section 856(d)(3) of the Code if such REMIC were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as each such REMIC does not receive or derive any income from such Person and provided that the relationship between such Person and such REMIC is at arm’s length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Servicer), if the Trustee and the Certificate Insurer have received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor, will not cause such REO Property to cease to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

“Index”: With respect to each Adjustable-Rate Mortgage Loan and with respect to each related Adjustment Date, the index as specified in the related Mortgage Note.

“Insurance Account”: The account or accounts created and maintained pursuant to Section 4.06, which shall be entitled “Deutsche Bank National Trust Company, as Trustee, in trust for the registered holders of IndyMac Residential Mortgage-Backed Trust Certificates, Series 2006-L3.” The Insurance Account must be an Eligible Account.

“Insurance Agreement”: The Insurance and Indemnity Agreement, dated as of September 25, 2006, among the Certificate Insurer, the Trustee, the Servicer, the Seller and the Depositor.

“Insurance Proceeds”: Proceeds of any title policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

“Insured Amount”: With respect to the Insured Certificates and (i) a Distribution Date, any Deficiency Amount for such Distribution Date and (ii) any date, any Preference Amount to be paid pursuant to the terms of the Policy on such date.

“Insured Certificates”: The Class A Certificates.

“Interest Determination Date”: With respect to the Class A Certificates and Subordinated Certificates and each Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period.

“Interest Remittance Amount”: With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date attributable to interest received or advanced on the Mortgage Loans or to amounts in respect of Prepayment Interest Shortfalls paid by the Servicer.

“Late Collections”: With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any related Remittance Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Subsequent Recoveries, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent on a contractual basis for such Remittance Period and not previously recovered.

“Late Payment Rate”: With respect to the Policy, for any Distribution Date, the lesser of (a) the greater of (i) the per annum rate of interest publicly announced from time to time by Citibank, N.A. at its principal office in New York, New York as its prime lending rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 2%, and (ii) the then applicable highest rate of interest on any of the Insured Certificates and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates, as determined by the Certificate Insurer. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

“LIBOR”: With respect to each Accrual Period for the Class A Certificates and the Subordinated Certificates, the rate determined by the Trustee on the related Interest Determination Date on the basis of the London interbank offered rate for one-month United States dollar deposits, as such rate appears on the Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. If such rate does not appear on Telerate Page 3750, LIBOR on such Interest Determination Date will be determined on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. On such Interest Determination Date, LIBOR for the related Accrual Period will be established by the Trustee as follows:

(i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16 of 1%); and

(ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer and approved by the Certificate Insurer, at approximately 11:00 A.M. (New York City time) on that day for loans in United States dollars to leading European banks.

“LIBOR Business Day”: Any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

“Liquidated Mortgage Loan”: As to any Distribution Date, any Mortgage Loan in respect of which the Servicer has determined, in accordance with the servicing procedures and the Servicing Standard specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

“Liquidation Event”: With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 10.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to Section 10.01.

“Liquidation Proceeds”: The amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer in connection with: (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation; (ii) the liquidation of a defaulted Mortgage Loan by means of a trustee’s sale, foreclosure sale or otherwise; or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 10.01.

“Loan-to-Value Ratio”: As of any date and as to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the Stated Principal Balance of the Mortgage Loan and the denominator of which is the Value of the related Mortgaged Property.

“Losses”: As defined in Section 9.03.

“Lost Note Affidavit”: With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note) in the form of Exhibit H hereto.

“Majority Certificateholders”: The Holders of Certificates evidencing at least 51% of the Voting Rights.

“Marker Rate”: With respect to the Class C Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC 1 Pass-Through Rates for REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest LT1A3, REMIC 1 Regular Interest LT1M, REMIC 1 Regular Interest LT1B and REMIC 1 Regular Interest LT1ZZ, with the rate on each such REMIC 1 Regular Interest (other than REMIC 1 Regular Interest LT1ZZ) subject to a cap equal to the lesser of (i) LIBOR plus the related Certificate Margin and (ii) the Net WAC Rate for the purpose of this calculation; and with the rate on REMIC 1 Regular Interest LT1ZZ subject to a cap of zero for the purpose of this calculation; provided, however, that for this purpose, calculations of the Uncertificated REMIC 1 Pass-Through Rate and the related caps with respect to REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest LT1A3, REMIC 1 Regular Interest LT1M and REMIC 1 Regular Interest LT1B shall be multiplied by a fraction, the numerator of which is the actual number of days in the Accrual Period and the denominator of which is 30.

“Maximum Cap Rate”: For any Distribution Date, a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the weighted average (weighted based on their Stated Principal Balances as of the first day of the related Remittance Period, adjusted to reflect unscheduled principal payments made thereafter that were included in the Principal Distribution Amount on the immediately preceding Distribution Date) of the Expense Adjusted Maximum Mortgage Rates of the Mortgage Loans minus the Premium Rate on such Distribution Date (multiplied by a fraction the numerator of which is the Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Remittance Period, adjusted to reflect unscheduled principal payments made thereafter that were included in the Principal Distribution Amount on the immediately preceding Distribution Date).

“Maximum LT1ZZ Uncertificated Accrued Interest Deferral Amount”: With respect to any Distribution Date, the excess of (a) accrued interest at the Uncertificated REMIC 1 Pass-Through Rate applicable to REMIC 1 Regular Interest LT1ZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1ZZ minus the REMIC 1 Overcollateralized Amount, in each case for such Distribution Date, over (b) Uncertificated Accrued Interest on REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest LT1A3, REMIC 1 Regular Interest LT1M and REMIC 1 Regular Interest LT1B, with the rate on each such REMIC 1 Regular Interest subject to a cap equal to the lesser of (i) LIBOR plus the related Certificate Margin and (ii) the Net WAC Rate for the purpose of this calculation; provided, however, that for this purpose, calculations of the Uncertificated REMIC 1 Pass-Through Rate and the related caps with respect to REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest LT1A3, REMIC 1 Regular Interest LT1M and REMIC 1 Regular Interest LT1B shall be multiplied by a fraction, the numerator of which is the actual number of days in the Accrual Period and the denominator of which is 30.

“Maximum Mortgage Rate”: With respect to each Adjustable-Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

“Minimum Mortgage Rate”: With respect to each Adjustable-Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

“Monthly Payment”: With respect to any Mortgage Loan, the scheduled monthly payment of principal, if any, and interest (other than any Prepaid Interest) on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any reduction in such payment due to any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to Section 3.01; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

“Moody’s”: Moody’s Investors Service, Inc., or its successor in interest.

“Mortgage”: The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

“Mortgage File”: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

“Mortgage Loan”: Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

“Mortgage Loan Purchase Agreement”: The agreement between the Seller and the Depositor, regarding the transfer of the Mortgage Loans by the Seller to or at the direction of the Depositor, substantially in the form attached hereto as Exhibit C.

“Mortgage Loan Schedule”: As of any date, the list of Mortgage Loans included in the Trust Fund on such date, attached hereto as Exhibit D, as initially prepared by the Seller pursuant to the Mortgage Loan Purchase Agreement. The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan, as applicable:

(1)	the Mortgage Loan identifying number;

(2)	[reserved];

(3)	the state and zip code of the Mortgaged Property;

(4)	the original months to maturity;

(5)	[reserved];

(6)	the Loan-to-Value Ratio at origination;

(7)	the Mortgage Rate in effect immediately following the Cut-off Date;

(8)	the date on which the first Monthly Payment was due on the Mortgage Loan;

(9)	the stated maturity date;

(10)	the amount of the Monthly Payment at origination;

(11)	the amount of the Monthly Payment due on the first Due Date after the Cut-off Date;

(12)	the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

(13)	the original principal amount of the Mortgage Loan;

(14)	the Stated Principal Balance of the Mortgage Loan as of the Close of Business on the Cut-off Date;

(15)	[reserved];

(16)	the Mortgage Rate at origination;

(17)	[reserved];

(18)	the Value of the Mortgaged Property;

(19)	[reserved];

(20)	[reserved];

(21)	[reserved]; and

(22)	in the case of each Adjustable-Rate Mortgage Loan, the Minimum Mortgage Rate, the Maximum Mortgage Rate, the Gross Margin and the Periodic Rate Cap.

The Mortgage Loan Schedule shall set forth the following information, with respect to the Mortgage Loans in the aggregate as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current aggregate Stated Principal Balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Servicer in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Mortgage Loan, Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

“Mortgage Note”: The original executed note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

“Mortgage Pool”: The pool of Mortgage Loans, identified on Exhibit D from time to time, and any REO Properties acquired in respect thereof.

“Mortgage Rate”: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate in the case of each Fixed-Rate Mortgage Loan is the fixed rate set forth in the related Mortgage Note, and which rate in the case of each Adjustable-Rate Mortgage Loan (A) as of any date of determination until the first Adjustment Date following the Cut-off Date, shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date, and (B) as of any date of determination thereafter, shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum (rounded as provided in the Mortgage Note and as specified by the Servicer) of the Index, determined as set forth in the related Mortgage Note, plus the related Gross Margin, subject to the limitations set forth in the related Mortgage Note. With respect to each Mortgage Loan that is secured by a Mortgaged Property that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgaged Property became an REO Property.

“Mortgaged Property”: The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property.

“Mortgagor”: The obligor on a Mortgage Note.

“Net Interest Shortfalls”: As defined in Section 1.02.

“Net Liquidation Proceeds”: With respect to any Liquidated Mortgage Loan or any other disposition of the related Mortgaged Property (including any REO Property), the related Liquidation Proceeds net of Advances, Servicing Advances, Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

“Net Mortgage Rate”: With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate and the Trustee Fee Rate.

“Net Prepayment Interest Shortfall”: With respect to any Distribution Date, the excess, if any, of any Prepayment Interest Shortfalls for such date over the related Compensating Interest.

“Net WAC Rate”: With respect to the Class A Certificates and the Subordinated Certificates, a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to (A) for first Distribution Date, 6.245% per annum and (B) thereafter, the weighted average (weighted based on the Stated Principal Balances of the Mortgage Loans as of the first day of the related Remittance Period, adjusted to reflect unscheduled principal payments made thereafter that were included in the Principal Distribution Amount on the immediately preceding Distribution Date) of the Expense Adjusted Mortgage Rates on the Mortgage Loans minus the Premium Rate on such Distribution Date (multiplied by a fraction the numerator of which is the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Remittance Period, adjusted to reflect unscheduled principal payments made thereafter that were included in the Principal Distribution Amount on the immediately preceding Distribution Date). For federal income tax purposes, for any Distribution Date with respect to the REMIC 2 Regular Interests the ownership of which is represented by the Class A, Class M or Class B Certificates, the Net WAC Rate shall be expressed as the weighted average (adjusted for the actual number of days elapsed in the related Interest Accrual Period) of the Uncertificated REMIC 1 Pass-Through Rates on the REMIC 1 Regular Interests, weighted on the basis of the Uncertificated Balance of each such REMIC 1 Regular Interest.

“Net WAC Rate Carryover Amount”: With respect to the Class A, Class M and Class B Certificates and any Distribution Date, the sum of (A) the positive excess, if any, of (i) the amount of interest that would have accrued on such Class of Certificates for such Distribution Date if the Pass-Through Rate for such Class of Certificates for such Distribution Date were calculated at the related Formula Rate over (ii) the amount of interest accrued on such Class of Certificates at the Net WAC Rate for such Distribution Date and (B) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously paid, together with interest thereon for the most recently ended related Accrual Period at a rate equal to the related Formula Rate for such Class of Certificates for such Distribution Date.

“New Lease”: Any lease of REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

“Nonrecoverable Advance”: Any Advance previously made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, will not be ultimately recoverable from Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

“Notional Amount”: Immediately prior to any Distribution Date, with respect to REMIC 2 Regular Interest C, the aggregate Uncertificated Principal Balances of the REMIC 1 Regular Interests (other than REMIC 1 Regular Interest LT1P).

“Officer’s Certificate”: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Servicer, the Seller or the Depositor, as applicable.

“Opinion of Counsel”: A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor or the Servicer, acceptable to the Trustee and the Certificate Insurer, except that any opinion of counsel relating to (a) the qualification of any REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

“Optional Termination Date”: The earliest Distribution Date on which the Terminator would be permitted to exercise its option to terminate the Trust pursuant to Section 10.01.

“Overcollateralization Deficiency Amount”: With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal distribution on such Distribution Date).

“Overcollateralization Floor Amount”: With respect to any Distribution Date, an amount equal to 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

“Overcollateralization Target Amount”: With respect to any Distribution Date (i) prior to the Stepdown Date, 1.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 3.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to scheduled payments of principal due during the related Remittance Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (y) the Overcollateralization Floor Amount, and (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. Notwithstanding the foregoing, on and after any Distribution Date following the reduction of the aggregate Certificate Principal Balance of the Class A, Class M and Class B Certificates to zero, the Overcollateralization Target Amount shall be zero.

“Overcollateralized Amount”: With respect to any Distribution Date, the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Remittance Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) exceeds (ii) the aggregate Certificate Principal Balance of the Class A Certificates, Class P Certificates and the Subordinated Certificates as of such Distribution Date after giving effect to distributions to be made on such Distribution Date.

“Ownership Interest”: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“Pass-Through Rate”: With respect to the Class A Certificates and each Class of the Subordinated Certificates and any Distribution Date, the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Rate for such Distribution Date. With respect to the Class C Certificates and any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of 100% of the interest on REMIC 1 Regular Interest LT1P and the amounts calculated pursuant to clauses (a) through (g) below, and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest LT1A3, REMIC 1 Regular Interest LT1M, REMIC 1 Regular Interest LT1B and REMIC 1 Regular Interest LT1ZZ. For purposes of calculating the Pass-Through Rate for the Class C Certificates, the numerator is equal to the sum of the following components:

(a) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1AA minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1AA;

(b) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1A1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1A1;

(c) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1A2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1A2;

(d) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1A3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1A3;

(e) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1M minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M;

(f) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1B minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1B;

(g) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1ZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1ZZ; and

(h) 100% of the interest on REMIC 1 Regular Interest LTP.

The Class P Certificates and Class R Certificates will not accrue interest and therefore will not have a Pass-Through Rate.

“Paying Agent”: Any paying agent appointed pursuant to Section 5.05.

“Percentage Interest”: With respect to any Certificate (other than a Class R Certificate), a fraction, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance or initial Notional Amount represented by such Certificate and the denominator of which is the aggregate initial Certificate Principal Balance or aggregate initial Notional Amount of the related Class. With respect to a Class R Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate; provided, however, that the sum of all such percentages for such Class totals 100%.

“Periodic Rate Cap”: With respect to each Adjustable-Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

“Permitted Investments”: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Servicer, the Trustee or any of their respective Affiliates or for which an Affiliate of the Trustee serves as an advisor:

(i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) (A) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities; and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

(iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated “A2” or higher by Moody’s and “A” by S&P; provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market prices plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee in exchange for such collateral and (C) be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

(iv) with the prior written consent of the Certificate Insurer, securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by a Rating Agency in its highest long-term unsecured rating category at the time of such investment or contractual commitment providing for such investment;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by S&P (and if rated by any other Rating Agency, also by such other Rating Agency) in its highest short-term unsecured debt rating available at the time of such investment;

(vi) units of money market funds that have been rated “Aaa” by Moody’s and “AAAm” by S&P, including any such funds that may be managed or co-advised by the Trustee or an Affiliate of the Trustee; and

(vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies and the Certificate Insurer in writing as a permitted investment of funds backing securities having ratings of “Aaa” by Moody’s and “AAA” by S&P;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations. Furthermore, any Permitted Investment shall be relatively risk free and no options or voting rights shall be exercised with respect to any Permitted Investment and no Permitted Investment may be sold or disposed of before its maturity.

“Permitted Transferee”: Any transferee of a Class R Certificate, other than a Disqualified Organization or a non-U.S. Person.

“Person”: Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Plan”: Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

“Policy”: The Certificate Guaranty Insurance Policy No. AB1028BE issued by the Certificate Insurer in respect of the Insured Certificates, a copy of which is attached hereto as Exhibit B.

“Pool Balance”: As of any date of determination, the aggregate Stated Principal Balance of the Mortgage Loans as of such date.

“Premium”: The premium payable to the Certificate Insurer under the Policy.

“Premium Rate”: A rate, expressed as a per annum rate, at which the Premium is payable to the Certificate Insurer under the Policy.

“Prepaid Interest”: With respect to any Mortgage Loan that was originated after the Cut-off Date,  the amount paid by the related Mortgagor in respect of interest accrued on that Mortgage Loan from the date of origination through and including the last day of the month of origination. Prepaid Interest shall not be an asset of any REMIC.

“Prepayment Assumption”: A prepayment rate for the Mortgage Loans of 30% of the constant prepayment rate assumption (which represents an assumed annualized rate of prepayment relative to the then-outstanding balance of a pool of new mortgage loans).

“Prepayment Charge”: With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan in accordance with the terms thereof.

“Prepayment Charge Schedule”: As of any date, the list of Prepayment Charges included in the Trust Fund on that date (including the prepayment charge summary attached thereto). The Prepayment Charge Schedule shall contain the following information with respect to each Prepayment Charge:

(i) the Mortgage Loan account number;

(ii) a code indicating the type of Prepayment Charge;

(iii) the state of origination in which the related Mortgaged Property is located;

(iv) the first date on which a monthly payment is or was due under the related Mortgage Note;

(v) the term of the Prepayment Charge;

(vi) the original principal amount of the related Mortgage Loan; and

(vii) the Cut-off Date Principal Balance or Subsequent Cut-off Date Principal Balance, as applicable, of the related Mortgage Loan.

The Prepayment Charge Schedule shall be amended from time to time by the Servicer in accordance with this Agreement.

“Prepayment Interest Excess”: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day and the Determination Date of the calendar month in which such Distribution Date occurs, an amount equal to interest at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the date on which such prepayment is so applied.

“Prepayment Interest Shortfall”: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day of the related Prepayment Period and the last day of the calendar month preceding the month in which such Distribution Date occurs, an amount equal to one month’s interest on the Mortgage Loan less any interest payments made by the Mortgagor. The obligations of the Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 3.26.

“Prepayment Period”: With respect to any Distribution Date, the period commencing on the 16th day in the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing on the day after the Cut-Off Date) and ending on the 15th day of the calendar month in which such Distribution Date occurs.

“Principal Distribution Amount”: With respect to any Distribution Date, an amount equal to the sum of (a) the excess of the Principal Remittance Amount over the Excess Overcollateralization Amount, if any, for such Distribution Date plus (b) the Extra Principal Distribution Amount.

“Principal Prepayment”: Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

“Principal Remittance Amount”: With respect to any Distribution Date, the sum of (i) each scheduled payment of principal collected or advanced on the Mortgage Loans by the Servicer that was due during the related Remittance Period, (ii) the principal portion of all partial and full Principal Prepayments of the Mortgage Loans applied by the Servicer during the related Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds, Subsequent Recoveries and Insurance Proceeds received during such Prepayment Period, (iv) that portion of the Purchase Price, representing principal of any purchased or repurchased Mortgage Loan, deposited to the Certificate Account during such Prepayment Period, (v) the principal portion of any related Substitution Adjustments deposited in the Certificate Account during such Prepayment Period and (vi) on the Distribution Date on which the Trust Fund is to be terminated pursuant to Section 10.01, that portion of the Termination Price, in respect of principal.

“Private Certificate”: Any of the Class B, Class C, Class P and Class R Certificates.

“Purchase Price”: With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 10.01, and as confirmed by an Officers’ Certificate from the Servicer to the Trustee, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Servicer, which payment or advance had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all Insurance Proceeds, Liquidation Proceeds and Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section 4.03, (iii) any unreimbursed Servicing Advances and Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) reserved and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Servicer, the Certificate Insurer or the Trustee in respect of the breach or defect giving rise to the purchase obligation, including any costs and damages incurred by the Trust Fund in connection with any violation by such loan of any predatory or abusive lending law.

“Qualified Insurer”: Any insurance company acceptable to Fannie Mae and/or Freddie Mac.

“Qualified Substitute Mortgage Loan”: A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement or the Mortgage Loan Purchase Agreement which must, on the date of such substitution, (i) have an outstanding Stated Principal Balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an outstanding aggregate Stated Principal Balance), after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the outstanding Stated Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) if the Deleted Mortgage Loan is an Adjustable-Rate Mortgage Loan, have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) if the Deleted Mortgage Loan is an Adjustable-Rate Mortgage Loan, have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (v) if the Deleted Mortgage Loan is an Adjustable-Rate Mortgage Loan, have a Gross Margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (vi) if the Deleted Mortgage Loan is an Adjustable-Rate Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, (vii) have a remaining term to maturity not more than one year greater than (and not more than one year less than) that of the Deleted Mortgage Loan, provided that no maturity is later than one month prior to the Final Distribution Date, (viii) be current as of the date of substitution, (ix) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (x) [reserved], (xi) have the same Due Date as that of the Deleted Mortgage Loan and (xii) conform to each representation and warranty set forth in Section 3.01 of the Mortgage Loan Purchase Agreement applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate Stated Principal Balance, the Mortgage Rates described in clauses (ii) through (vi) hereof shall be satisfied for each such mortgage loan, the risk gradings described in clause (x) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (vii) hereof shall be determined on the basis of weighted average remaining term to maturity (provided that no such mortgage loan may have a remaining term to maturity longer than the Deleted Mortgage Loan), the Loan-to-Value Ratios described in clause (ix) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xii) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

“Rating Agency”: Moody’s and S&P or their successors, in its capacity as rating agency that has assigned ratings to the Class A Certificates and the Subordinated Certificates. If such agency or its successor is no longer in existence, “Rating Agency” shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor (and if rating the Insured Certificates, consented to in writing by the Certificate Insurer), notice of which designation shall be given to the Trustee and Servicer.

“Realized Loss”: With respect to any Liquidated Mortgage Loan, the amount of loss realized equal to the portion of the Stated Principal Balance remaining unpaid after application of all Net Liquidation Proceeds in respect of such Mortgage Loan. If the Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are applied to principal distributions on any Distribution Date.

“Record Date”: With respect to each Distribution Date and the Class A Certificates and the Subordinated Certificates (other than any such Certificates that are Definitive Certificates), the Business Day immediately preceding such Distribution Date. With respect to each Distribution Date and the Class C Certificates, the Class R Certificates and any Definitive Certificates, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date).

“Reference Banks”: Those banks (i) with an established place of business in London, England, (ii) not controlling, under the control of or under common control with the Depositor, the Seller or the Servicer or any affiliate thereof and (iii) which have been designated as such by the Depositor; provided, however, that if fewer than two of such banks provide a LIBOR rate, then the term “Reference Banks” shall refer to any leading banks selected by the Depositor which are engaged in transactions in United States dollar deposits in the international Eurocurrency market.

“Refinance Loan”: Any Mortgage Loan the proceeds of which are used to refinance an existing Mortgage Loan.

“Regular Certificates”: Any of the Class A Certificates, the Subordinated Certificates, the Class P Certificates and the Class C Certificates.

“Regulation AB”: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be published by the Commission or its staff from time to time.

“Reimbursement Amount”: As to any Distribution Date, the sum of (x) (i) all Insured Payments paid by the Certificate Insurer, but for which the Certificate Insurer has not been reimbursed prior to such Distribution Date pursuant to Section 4.01, plus (ii) interest accrued on such Insured Payments not previously repaid, calculated at the Late Payment Rate from the date the Trustee received the related Insured Payments or the date such Insured Payments were made, and (y) without duplication (i) any amounts then due and owing to the Certificate Insurer under the Insurance Agreement, as certified to the Trustee by the Certificate Insurer plus (ii) interest on such amounts at the Late Payment Rate.

“Relief Act”: The Servicemembers Civil Relief Act.

“Relief Act Interest Shortfall”: With respect to any Distribution Date, for any Mortgage Loan with respect to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Remittance Period or (without duplication) any earlier Remittance Period as a result of the application of the Relief Act or any similar state laws, the amount by which (i) interest collectible on such Mortgage Loan during each such Remittance Period is less than (ii) one month’s interest on the Stated Principal Balance of such Mortgage Loan at the Mortgage Rate for such Mortgage Loan before giving effect to the application of the Relief Act or any similar state laws.

“REMIC”: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“REMIC 1”: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) such Mortgage Loans and Prepayment Charges as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof; (ii) any REO Property, together with all collections thereon and proceeds thereof; (iii) the Trustee’s rights with respect to the Mortgage Loans under all insurance policies, required to be maintained pursuant to this Agreement and any proceeds thereof; (iv) the Depositor’s rights under this Agreement (including any security interest created thereby) to the extent conveyed pursuant to Section 2.01; and (v) the Certificate Account, the Distribution Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, REMIC I specifically excludes the Excess Reserve Fund Account, any Prepaid Interest, all payments and other collections of principal and interest due on the Mortgage Loans on or before the Cut-off Date and all Prepayment Charges payable in connection with Principal Prepayments made before the Cut-off Date.

“REMIC 1 Interest Loss Allocation Amount”: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1AA minus the Marker Rate, divided by (b) 12.

“REMIC 1 Overcollateralized Amount”: With respect to any date of determination, (i) 1% of the aggregate Uncertificated Principal Balances of the REMIC 1 Regular Interests (other than REMIC 1 Regular Interest LT1P) minus (ii) the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest LT1A3, REMIC 1 Regular Interest LT1M, REMIC 1 Regular Interest LT1B and REMIC 1 Regular Interest LT1ZZ, in each case as of such date of determination.

“REMIC 1 Principal Loss Allocation Amount”: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest LT1A3, REMIC 1 Regular Interest LT1M and REMIC 1 Regular Interest LT1B, and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest LT1A3, REMIC 1 Regular Interest LT1M, REMIC 1 Regular Interest LT1B and REMIC 1 Regular Interest LT1ZZ.

“REMIC 1 Regular Interest”: Any of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a “regular interest” in REMIC 1. Each REMIC 1 Regular Interest shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto. The following is a list of each of the REMIC 1 Regular Interests: REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest LT1A3, REMIC 1 Regular Interest LT1M, REMIC 1 Regular Interest LT1B, REMIC 1 Regular Interest LT1ZZ and REMIC 1 Regular Interest LT1P.

“REMIC 1 Regular Interest LT1AA”: One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1AA shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

“REMIC 1 Regular Interest LT1A1”: One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1A1 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

“REMIC 1 Regular Interest LT1A2”: One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1A2 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

“REMIC 1 Regular Interest LT1A3”: One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1A3 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

“REMIC 1 Regular Interest LT1B”: One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1B shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

“REMIC 1 Regular Interest LT1M”: One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1M shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

“REMIC 1 Regular Interest LT1ZZ”: One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1ZZ shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

“REMIC 1 Regular Interest LT1P”: One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1P shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

“REMIC 1 Target Overcollateralized Amount”: 1% of the Overcollateralization Target Amount.

“REMIC 2”: The segregated pool of assets consisting of all of the REMIC 1 Regular Interests conveyed in trust to the Trustee, for the benefit of the Holders of the Regular Certificates and the Class R Certificate (in respect of the Class R-2 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC Provisions”: Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“Remittance Period”: With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

“Remittance Report”: A report prepared by the Servicer and delivered to the Trustee pursuant to Section 4.03.

“Rents from Real Property”: With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

“REO Account”: The account or accounts maintained by the Servicer in respect of an REO Property pursuant to Section 3.25.

“REO Disposition”: The sale or other disposition of an REO Property on behalf of the Trust Fund.

“REO Imputed Interest”: As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month’s interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the Close of Business on the Distribution Date in such calendar month.

“REO Principal Amortization”: With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 10.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.25 in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to Section 3.25 for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

“REO Property”: A Mortgaged Property acquired by the Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.25.

“Request for Release”: A release signed by a Servicing Officer, in the form of Exhibit E attached hereto.

“Reserve Interest Rate”: With respect to any Interest Determination Date, the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16 of 1%) of the one-month United States dollar lending rates which banks in the City of New York selected by the Depositor are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, in the case of any Interest Determination Date after the initial Interest Determination Date, the lowest one-month United States dollar lending rate which such New York banks selected by the Depositor are quoting on such Interest Determination Date to leading European banks.

“Residual Interest”: The sole class of “residual interests” in a REMIC within the meaning of Section 860G(a)(2) of the Code.

“Responsible Officer”: When used with respect to the Trustee, any director, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, the Cashier, any assistant cashier, any trust officer or assistant trust officer, the Controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“S&P”: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

“Seller”: IndyMac Bank, F.S.B. in its capacity as seller under the Mortgage Loan Purchase Agreement.

“Servicer”: IndyMac Bank, F.S.B., a federal savings bank, or any successor Servicer appointed as herein provided, in its capacity as Servicer hereunder.

“Servicer Event of Termination”: One or more of the events described in Section 7.01.

“Servicer Remittance Date”: With respect to any Distribution Date, the Business Day prior to such Distribution Date.

“Servicing Account”: The account or accounts created and maintained pursuant to Section 3.09.

“Servicing Advances”: All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the maintenance and liquidation of the REO Property and (iv) compliance with the obligations under Sections 3.01, 3.09, 3.16, and 3.25.

“Servicing Fee”: With respect to each Mortgage Loan and for any calendar month, an amount equal to one month’s interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month. A portion of such Servicing Fee may be retained by any Sub-Servicer as its servicing compensation.

“Servicing Fee Rate”: 0.25% per annum.

“Servicing Officer”: Any officer of the Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Servicer to the Trustee, the Certificate Insurer and the Depositor on the Closing Date, as such list may from time to time be amended.

“Servicing Standard”: Shall mean the standards set forth in Section 3.01.

“Servicing Transfer Costs”: Shall mean all reasonable costs and expenses (including without limitation, legal fees and expenses) incurred by the Trustee in connection with the transfer of servicing from a predecessor Servicer, including, without limitation, any reasonable costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or another successor Servicer to service the Mortgage Loans properly and effectively.

“Startup Day”: As defined in Section 9.01(b) hereof.

“Stated Principal Balance”: With respect to any Mortgage Loan: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the outstanding Stated Principal Balance of such Mortgage Loan as of the Cut-off Date, as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date, to the extent received from the Mortgagor or advanced by the Servicer and distributed pursuant to Section 4.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to Section 4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds to the extent distributed pursuant to Section 4.01 on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Remittance Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust Fund, minus the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

“Stepdown Date”: The earlier to occur of (i) the Distribution Date following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates have been reduced to zero and (ii) the later to occur of (a) the Distribution Date in October 2009 and (b) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans on the last day of the related Remittance Period but prior to any application of the Principal Distribution Amount to the Certificates) is greater than or equal to 5.60%.

“Subordinated Certificate”: Any Class M Certificate or Class B Certificate.

“Subsequent Recoveries”: As of any Distribution Date, amounts received by the Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 3.05) specifically related to a Mortgage Loan that was the subject of a liquidation or an REO Disposition prior to the related Prepayment Period that resulted in a Realized Loss.

“Sub-Servicer”: Any Person with which the Servicer has entered into a Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

“Sub-Servicing Account”: An account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the Servicer.

“Sub-Servicing Agreement”: The written contract between the Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

“Substitution Adjustment”: As defined in Section 2.03(d) hereof.

“Tax Matters Person”: The tax matters person appointed pursuant to Section 9.01(e) hereof.

“Termination Price”: As defined in Section 10.01(a) hereof.

“Terminator”: As defined in Section 10.01 hereof.

“Total Monthly Excess Spread”: With respect to any Distribution Date, the sum of (i) any Excess Overcollateralization Amount for such Distribution Date and (ii) the excess, if any, of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the amount required to be distributed pursuant to Section 4.01(a) and (B) the Principal Remittance Amount for such Distribution Date.

“Transfer”: Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

“Transferee”: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

“Transferor”: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

“Trigger Event”: A Trigger Event is in effect if:

(i) with respect to any Distribution Date occurring from and including October 2009 to, but not including, October 2011, the Mortgage Loans 60 or more days Delinquent, in bankruptcy, in foreclosure or that are secured by Mortgaged Properties that have become REO Properties exceed 3.00% of the aggregate Stated Principal Balance of the Mortgage Loans on such Distribution Date;

(ii) with respect to any Distribution Date occurring on or after October 2011, the Mortgage Loans 60 or more days Delinquent or that are secured by Mortgaged Properties that have become REO Properties exceed 4.50% of the aggregate Stated Principal Balance of the Mortgage Loans on such Distribution Date; or

(iii) for any Distribution Date, the cumulative amount of Realized Losses incurred on the Mortgage Loans from the Cut-Off Date through the last day of the related Remittance Period (reduced by the aggregate amount of Subsequent Recoveries received from the Cut-Off Date through the last day of the related Remittance Period) exceeds (a) 1.00% of the aggregate Stated Principal Balance of the Mortgage Loans with respect to the Distribution Date in October 2008, plus an additional 1/12th of 0.75% of the aggregate Stated Principal Balance of the Mortgage Loans for each Distribution Date occurring in each month thereafter to and including the Distribution Date in September 2009, (b) 1.75% of the aggregate Stated Principal Balance of the Mortgage Loans with respect to the Distribution Date in October 2009, plus an additional 1/12th of 0.75% of the aggregate Stated Principal Balance of the Mortgage Loans for each Distribution Date occurring in each month thereafter to and including the Distribution Date in September 2010, (c) 2.50% of the aggregate Stated Principal Balance of the Mortgage Loans with respect to the Distribution Date occurring in October 2010, plus an additional 1/12th of 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans for each Distribution Date occurring in each month thereafter to and including the Distribution Date in September 2011 or (d) 3.00% of the aggregate Stated Principal Balance of the Mortgage Loans with respect to the Distribution Date occurring in October 2011 and each month thereafter.

“Trust”: The trust created hereunder.

“Trustee”: Deutsche Bank National Trust Company, a national banking association, or its successor in interest, or any successor Trustee appointed as herein provided.

“Trustee Fee”: The amount payable to the Trustee on each Distribution Date pursuant to Section 4.01(a) and Section 8.05 as compensation for all services rendered by it in the execution of the Trust and in the exercise and performance of any of the powers and duties of the Trustee hereunder, which amount shall equal one month’s interest at the Trustee Fee Rate on the aggregate Stated Principal Balance of the Mortgage Loans and any REO Properties as of the first day of the calendar month prior to the month of such Distribution Date (or, in the case of the initial Distribution Date, as of the Cut-off Date).

“Trustee Fee Rate”: 0.015% per annum.

“Trustee Float Period”: With respect to each Distribution Date and the related amounts in the Distribution Account, the period commencing on the Business Day immediately preceding such Distribution Date and ending on such Distribution Date.

“Trust Fund”: All of the assets of the trust created hereunder consisting of REMIC 1, REMIC 2, the Excess Reserve Fund Account and the Insurance Account.

“Trust REMIC”: REMIC 1 or REMIC 2.

“Uncertificated Accrued Interest”: With respect to each REMIC Regular Interest on each Distribution Date, an amount equal to one month’s interest at the related Uncertificated REMIC Pass-Through Rate on the Uncertificated Principal Balance or Uncertificated Notional Amount of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls (allocated to such REMIC Regular Interest as set forth in Section 1.02).

“Uncertificated Principal Balance”: With respect to each REMIC Regular Interest, the amount of such REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 4.04 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.05, and the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1ZZ shall be increased by interest deferrals as provided in Section 4.05. The Uncertificated Principal Balance of each REMIC Regular Interest that has an Uncertificated Principal Balance shall never be less than zero.

“Uncertificated REMIC Pass-Through Rate”: The Uncertificated REMIC 1 Pass-Through Rate.

“Uncertificated REMIC 1 Pass-Through Rate”: With respect to each REMIC 1 Regular Interest, a per annum rate equal to (A) for first Distribution Date, 6.245% per annum and (B) thereafter, the weighted average (weighted based on the Stated Principal Balances of the Mortgage Loans as of the first day of the related Remittance Period, adjusted to reflect unscheduled principal payments made thereafter that were included in the Principal Distribution Amount on the immediately preceding Distribution Date) of the Expense Adjusted Mortgage Rates on the Mortgage Loans minus the Premium Rate on such Distribution Date (multiplied by a fraction the numerator of which is the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Remittance Period, adjusted to reflect unscheduled principal payments made thereafter that were included in the Principal Distribution Amount on the immediately preceding Distribution Date).

“Uninsured Cause”: Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the insurance policies required to be maintained pursuant to Section 3.14.

“United States Person”: A citizen or resident of the United States, a corporation, partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia (except in the case of a partnership, to the extent provided in Treasury regulations); provided, that for purposes solely of the restrictions on the transfer of Class R Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless (a) all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons or (b) the partnership treats all income as effectively connected income within the meaning of Section 864 of the Code, or an estate the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. The term “United States” shall have the meaning set forth in Section 7701 of the Code or successor provisions. The term “U.S. Person” refers to a United States Person.

“Unpaid Interest Shortfall Amount”: With respect to the Class A Certificates and any Class of Subordinated Certificates and (i) the first Distribution Date, zero, and (ii) any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Accrued Certificate Interest for such Class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such Class for such preceding Distribution Date exceeds (b) the aggregate amount distributed to such Class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the Certificates of such Class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such Class for the related Accrual Period.

“Value”: With respect to a Mortgage Loan other than a Refinance Loan, the lesser of (a) the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Mortgage Loan and (b) the sales price of the Mortgaged Property at the time of the origination of such Mortgage Loan; with respect to a Refinance Loan, the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Refinance Loan.

“Voting Rights”: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times, the Class A Certificates, the Subordinated Certificates, the Class P Certificates and the Class C Certificates shall have 99% of the Voting Rights (allocated among the Holders of the Class A Certificates, the Subordinated Certificates and the Class C Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates), and the Class R Certificates shall have 1% of the Voting Rights. The Voting Rights allocated to any Class of Certificates (other than the Class R Certificates) shall be allocated among all Holders of each such Class in proportion to the outstanding Certificate Principal Balance or Notional Amount of such Certificates; provided, that any Certificate registered in the name of the Seller, the Depositor or its Affiliate shall not be eligible to vote or be considered outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect a consent has been obtained unless the Seller, the Depositor or its Affiliates own 100% of the related Class of such Certificates. The Voting Rights allocated to the Class R Certificates shall be allocated among all Holders of such Class in proportion to such Holders’ respective Percentage Interests in the Class R Certificates; provided, however, that when none of the Regular Certificates are outstanding, 100% of the Voting Rights shall be allocated among Holders of the Class R Certificates in accordance with such Holders’ respective Percentage Interests in the Class R Certificates.

Section 1.02.  Allocation of Certain Interest Shortfalls.

For purposes of calculating the amount of the Accrued Certificate Interest for the Class A Certificates, the Subordinated Certificates and the Class C Certificates for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date (together, “Net Interest Shortfalls”) shall be allocated first, to reduce the interest accrued on the Class C Certificates in the related Accrual Period up to an amount equal to one month’s interest at the then applicable Pass-Through Rate on the Notional Amount of such Certificates and, thereafter, to reduce the interest accrued during the related Accrual Period on the Class A Certificates and the Subordinated Certificates on a pro rata basis based on, and to the extent of, one month’s interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance of each such Certificate.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 1 Regular Interests for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest LT1A3, REMIC 1 Regular Interest LT1M, REMIC 1 Regular Interest LT1B, REMIC 1 Regular Interest LT1ZZ and REMIC 1 Regular Interest LT1P pro rata based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC 1 Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC 1 Regular Interest.

Section 1.03.  Accounting.

Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are required to be taken into account, such definition or calculation, and any related definitions or calculations, shall be determined without duplication of such functions.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01.  Conveyance of Mortgage Loans.

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse, in trust for the benefit of the Certificateholders and the Certificate Insurer, all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to: (i) each Mortgage Loan identified on the Mortgage Loan Schedule, including the related Stated Principal Balance as of the Cut-off Date, all interest and principal received thereon after the Cut-off Date (other than interest and principal due on such Mortgage Loans on or before the Cut-off Date and other than Prepaid Interest with respect to such Mortgage Loans); (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Mortgage Loans; (iv) all proceeds of any of the foregoing; (v) the rights of the Depositor under the Mortgage Loan Purchase Agreement; and (vi) all other assets included or to be included in the Trust Fund.

In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, the Trustee or its designated agent (the “Custodian”), the following documents or instruments with respect to each Mortgage Loan so transferred and assigned (with respect to each Mortgage Loan, a “Mortgage File”):

(i)  the original Mortgage Note, endorsed either (A) in blank or (B) in the following form: “Pay to the order of Deutsche Bank National Trust Company, as Trustee, without recourse”, or with respect to any lost Mortgage Note, an original Lost Note Affidavit stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note; provided, however, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans, the aggregate Stated Principal Balance of which is less than or equal to 2.0% of the Pool Balance as of the Cut-off Date;

(ii)  the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

(iii)  an original Assignment, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank or (B) to “Deutsche Bank National Trust Company, as Trustee, without recourse”;

(iv)  an original copy of any intervening Assignment, showing a complete chain of assignments;

(v)  the original or a certified copy of the lender’s title insurance policy; and

(vi)  the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

With respect to up to 30% of the Mortgage Loans, the Depositor may deliver all or a portion of each related Mortgage File to the Trustee not later than five Business Days after the Closing Date (such Mortgage Loans, the “Delayed Delivery Mortgage Loans”).

If any of the documents referred to in Section 2.01(ii), (iii) or (iv) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee or the Custodian no later than the Closing Date, of a copy of each such document certified by the Servicer, in its capacity as Seller, in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Servicer, in its capacity as Seller, delivery to the Trustee or the Custodian, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender’s title insurance policy, or a certified copy thereof, was not delivered pursuant to Section 2.01(v) above, the Depositor shall deliver or cause to be delivered to the Trustee or the Custodian, the original or a copy of a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original or a certified copy thereof to be delivered to the Trustee or the Custodian, promptly upon receipt thereof. The Servicer or the Depositor shall deliver or cause to be delivered to the Trustee or the Custodian promptly upon receipt thereof any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Servicer, in its capacity as Seller, shall have 90 days to cure such defect or deliver such missing document to the Trustee or the Custodian, to the extent required pursuant to Section 2.03. If the Seller does not cure such defect or deliver such missing document within such time period, the Servicer, in its capacity as Seller, shall either repurchase or substitute for such Mortgage Loan in accordance with Section 2.03, to the extent required pursuant to Section 2.03.

The Depositor (at the expense of the Seller) shall cause the Assignments which were delivered in blank to be completed and shall cause all Assignments referred to in Section 2.01(iii) hereof and, to the extent necessary, in Section 2.01(iv) hereof to be recorded. The Depositor shall furnish the Trustee, or its designated agent, with a copy of each Assignment submitted for recording. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Depositor shall promptly have a substitute Assignment prepared or have such defect cured, as the case may be, and thereafter cause each such Assignment to be duly recorded.

Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments shall not be required to be submitted for recording (except with respect to any Mortgage Loan located in Maryland) unless such failure to record would result in a withdrawal or a downgrading by any Rating Agency of the rating on any Class of Certificates (with respect to the Class A Certificates only, without regard to the Certificate Policy; provided further, however, each Assignment shall be submitted for recording by the Originator (or by the Servicer at the expense of the Originator in the case of clauses (v) and (vi) below) in the manner described above, at no expense to the Trust Fund, the Servicer or the Trustee, upon the earliest to occur of: (i) direction by Holders of Certificates entitled to at least 25% of the Voting Rights, (ii) [reserved], (iii) the occurrence of a bankruptcy or insolvency relating to the Originator, (iv) the occurrence of a servicing transfer as described in Section 7.02 hereof, (v) with respect to any one Assignment, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage and (vi) with respect to any Assignments, the payment in full of the related Mortgage Note if required in the applicable jurisdiction. Notwithstanding the foregoing, if the Originator is unable to pay the cost of recording the Assignments, such expense shall be paid by the Trustee and shall be reimbursable to the Trustee as an Extraordinary Trust Fund Expense.

The Depositor herewith delivers to the Trustee an executed original of the Mortgage Loan Purchase Agreement.

The Servicer shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two weeks of their execution; provided, however, that the Servicer shall provide the Custodian with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 270 days of its submission for recordation. In the event that the Servicer cannot provide a copy of such document certified by the public recording office within such 270 day period, the Servicer shall deliver to the Custodian, within such 270 day period, an Officer’s Certificate of the Servicer which shall (A) identify the recorded document, (B) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (C) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, if known, and (D) specify the date the applicable recorded document is expected to be delivered to the Custodian, and, upon receipt of a copy of such document certified by the public recording office, the Servicer shall immediately deliver such document to the Custodian. In the event the appropriate public recording office will not certify as to the accuracy of such document, the Servicer shall deliver a copy of such document certified by an officer of the Servicer to be a true and complete copy of the original to the Custodian.

Notwithstanding anything to the contrary in this Agreement, within five Business Days after the Closing Date, the Depositor shall either:

(x) deliver to the Trustee the Mortgage File as required pursuant to this Section 2.01 for each Delayed Delivery Mortgage Loan; or

(y)(A) cause the Seller to repurchase the Delayed Delivery Mortgage Loan or (B) substitute a Qualified Substitute Mortgage Loan for a Delayed Delivery Mortgage Loan, which repurchase or substitution shall be accomplished in the manner and subject to the conditions in Section 2.03 (treating each such Delayed Delivery Mortgage Loan as a Deleted Mortgage Loan for purposes of such Section 2.03);

provided, however, that if the Depositor fails to deliver a Mortgage File for any Delayed Delivery Mortgage Loan within the period specified herein, the Depositor shall cause the Seller to use its best reasonable efforts to effect a substitution, rather than a repurchase of, such Delayed Delivery Mortgage Loan; provided, further, that the cure period provided for in Section 2.02 or in Section 2.03 shall not apply to the initial delivery of the Mortgage File for such Delayed Delivery Mortgage Loan, but rather the Seller shall have five (5) Business Days to cure such failure to deliver. At the end of such period, the Trustee shall send a certification for the Delayed Delivery Mortgage Loans delivered during such period in accordance with the provisions of Section 2.02.

Section 2.02.  Acceptance by Trustee.

Subject to the provisions of Section 2.01 and subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, the Trustee acknowledges receipt of the documents referred to in Section 2.01 above and all other assets included in the definition of “Trust Fund” and declares that it holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of “Trust Fund” in trust for the exclusive use and benefit of all present and future Certificateholders and the Certificate Insurer.

The Trustee agrees, for the benefit of the Certificateholders and the Certificate Insurer, to execute and deliver (or cause the Custodian to execute and deliver) to the Depositor on or prior to the Closing Date an acknowledgment of receipt of the original Mortgage Notes (with any exceptions noted), substantially in the form attached as Exhibit F-3 hereto.

The Trustee agrees, for the benefit of the Certificateholders and the Certificate Insurer, to review, or that it has reviewed pursuant to Section 2.01 (or to cause the Custodian to review or that it has caused the Custodian to have reviewed), each Mortgage File on or prior to the Closing Date, with respect to each Mortgage Loan (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Substitute Mortgage Loan, within 45 days after the assignment thereof). The Trustee further agrees, for the benefit of the Certificateholders and the Certificate Insurer, to certify in substantially the form attached hereto as Exhibit F-1, within 45 days after the Closing Date, with respect to each Mortgage Loan (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Substitute Mortgage, within 45 days after the assignment thereof) that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it pursuant Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (1) and (2) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee (or the Custodian, as applicable) is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

Within the year commencing on the Closing Date and ending on the first anniversary date of the Closing Date, the Trustee shall deliver (or cause the Custodian to deliver) to the Depositor, the Seller, the Certificate Insurer and the Servicer a final certification in the form annexed hereto as Exhibit F-2 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee (or the Custodian, as applicable) finds any document or documents constituting a part of a Mortgage File to be missing or to not meet the requirements of Section 2.01, at the conclusion of its review the Trustee shall indicate such on the exception report annexed to the final certification sent to the Seller, the Depositor, the Certificate Insurer and the Servicer. In addition, upon the discovery by the Seller, the Depositor, the Certificate Insurer or the Servicer (or upon receipt by the Trustee of written notification of such breach) of a breach of any of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties to this Agreement.

Section 2.03.  Repurchase or Substitution of Mortgage Loans by the Seller.

(a)  Upon discovery or receipt of written notice of any document which does not conform to the requirements of Section 2.01, or that a document is missing from a Mortgage File, or of the breach by the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which in any such case materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders or the Certificate Insurer, the Trustee shall promptly notify the Seller, the Depositor, the Certificate Insurer and the Servicer of such defect, missing document or breach and request that the Seller, if and to the extent required under the Mortgage Loan Purchase Agreement, deliver such missing document or cure such defect or breach within 90 days from the date the Seller was notified of such missing document, defect or breach, and if the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, if and to the extent required under the Mortgage Loan Purchase Agreement, the Servicer or the Trustee, in accordance with Section 3.02(b), shall enforce the Seller’s obligation under the Mortgage Loan Purchase Agreement and cause the Seller to repurchase such Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such 90 day period; provided, that in connection with any such breach that could not reasonably have been cured within such 90 day period, if the Seller shall have commenced to cure such breach within such 90 day period, the Seller shall be permitted to proceed thereafter diligently and expeditiously to cure the same within the additional period provided under the Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Certificate Account, and the Trustee, upon receipt of written certification from the Servicer of such deposit, shall release to the Seller the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall furnish to it and as shall be necessary to vest in the Seller any Mortgage Loan released pursuant hereto and the Trustee shall have no further responsibility with regard to such Mortgage File (it being understood that the Trustee shall have no responsibility for determining the sufficiency of such assignment for its intended purpose). In lieu of repurchasing any such Mortgage Loan as provided above, the Seller may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d). It is understood and agreed (i) that the obligation of the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against the Seller respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders and the Certificate Insurer and (ii) that the Seller shall not have any obligation to provide any such cure, repurchase or substitution remedy with respect to any such defect or breach to the extent such defect or breach occurred as a result of the problem associated with the related Mortgage Loan that is identified on Schedule II to the Mortgage Loan Purchase Agreement.

(b)  As promptly as practicable following the earlier of discovery by the Depositor or receipt of notice by the Depositor of the breach of any representation, warranty or covenant of the Depositor set forth in Section 2.06 which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in any Mortgage Loan, the Depositor shall cure such breach in all material respects.

(c)  As promptly as practicable following the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of any representation, warranty or covenant of the Servicer set forth in Section 2.05 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Servicer shall cure such breach in all material respects.

(d)  Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) must be effected prior to the last Business Day that is two years after the Closing Date. The final maturity date of such Qualified Substitute Mortgage Loan must be on or before March 2011. As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller delivering to the Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage and the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers’ Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment (as described below), if any, in connection with such substitution. The Trustee shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, shall review such documents as specified in Section 2.02 and deliver to the Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit F-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Trustee shall deliver to the Servicer a certification substantially in the form of Exhibit F-2 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Seller. For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Deleted Mortgage Loan in the Remittance Period ending in the month of substitution and the Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Trustee shall give written notice to the Certificateholders and the Certificate Insurer that such substitution has taken place, and the Servicer shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee. Upon such substitution by the Seller, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and the Mortgage Loan Purchase Agreement, including all applicable representations and warranties thereof included in the Mortgage Loan Purchase Agreement as of the date of substitution.

For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (the “Substitution Adjustment”), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate, as to each such Qualified Substitute Mortgage Loan, of the Stated Principal Balance thereof as of the date of substitution, together with one month’s interest on such Stated Principal Balance at the applicable Net Mortgage Rate. On the date of such substitution, the Seller will deliver or cause to be delivered to the Servicer for deposit in the Certificate Account, to the extent required under the Mortgage Loan Purchase Agreement, an amount equal to the Substitution Adjustment, if any, and the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by the Servicer of such deposit, shall release to the Seller the Mortgage File or Files with respect to the applicable Deleted Mortgage Loan(s), and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

In addition, the Seller shall obtain at its own expense and deliver to the Trustee and the Certificate Insurer an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on “prohibited transactions” under Section 860F(a)(l) of the Code or on “contributions after the startup date” under Section 860G(d)(l) of the Code or (b) any REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding. If such Opinion of Counsel can not be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

(e)  Upon discovery by the Depositor, the Certificate Insurer or the Servicer or receipt of written notice by the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall, within two Business Days, give written notice thereof to the other parties hereto. In connection therewith, the Servicer or the Trustee, in accordance with Section 3.02(b), shall enforce the obligations of the Seller to repurchase or, subject to the limitations set forth in Section 2.03(d), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Such repurchase or substitution shall be made by the Seller if the affected Mortgage Loan’s status as a non-qualified mortgage is or results from a breach of any representation, warranty or covenant made by the Seller under the Mortgage Loan Purchase Agreement. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(d). The Trustee shall reconvey to the Seller, as the case may be, the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased pursuant to Section 2.03(a).

Section 2.04.  [Reserved].

Section 2.05.  Representations, Warranties and Covenants of the Servicer.

The Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee, the Certificate Insurer and the Certificateholders, and to the Depositor that as of the Closing Date or as of such date specifically provided herein:

(i)  The Servicer is duly organized, validly existing and in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where each Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer or to ensure the enforceability or validity of each Mortgage Loan; the Servicer has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally; and all requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

(ii)  The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer and will not result in the breach of any term or provision of the charter or by-laws of the Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

(iii)  The execution and delivery of this Agreement by the Servicer and the performance and compliance with its obligations and covenants hereunder do not require the consent or approval of any governmental authority or, if such consent or approval is required, it has been obtained;

(iv)  This Agreement, and all documents and instruments contemplated hereby which are executed and delivered by the Servicer, constitute and will constitute valid, legal and binding obligations of the Servicer, enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy laws and general principles of equity;

(v)   [Reserved];

(vi)  The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(vii)  There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against the Servicer that, either individually or in the aggregate, (A) may result in any change in the business, operations, financial condition, properties or assets of the Servicer that might prohibit or materially and adversely affect the performance by such Servicer of its obligations under, or validity or enforceability of, this Agreement, or (B) may result in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or (C) may result in any material liability on the part of the Servicer, or (D) would draw into question the validity or enforceability of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or (E) would otherwise be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

(viii)  Neither this Agreement nor any information, certificate of an officer, statement furnished in writing or report delivered to the Trustee by the Servicer in connection with the transactions contemplated hereby contains any untrue statement of a material fact; and

(ix)  The Servicer covenants that its computer and other systems used in servicing the Mortgage Loans operate in a manner such that the Servicer can service the Mortgage Loans in accordance with the terms of this Agreement.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Trustee, the Depositor, the Certificate Insurer and the Certificateholders. Upon discovery by any of the Depositor, the Servicer, the Seller, the Certificate Insurer or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan, or the interests therein of the Certificateholders and the Certificate Insurer, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the Servicer, the Seller, the Certificate Insurer and the Trustee.

Section 2.06.  Representations and Warranties of the Depositor.

The Depositor represents and warrants to the Trust and to the Trustee, for the benefit of each of the Trustee, the Certificateholders and the Certificate Insurer, that as of the Closing Date or as of such date specifically provided herein:

(i)  This Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

(ii)  Immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

(iii)  As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee on behalf of the Trust;

(iv)  The Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors;

(v)  The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

(vi)  The Depositor is not in violation of its articles of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor or the ability of the Depositor to perform its obligations under this Agreement;

(vii)  The execution, delivery and performance of this Agreement by the Depositor, and the consummation of the transactions contemplated thereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of the Depositor or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement and as would not have a material adverse effect on the validity of this Agreement or the Certificates);

(viii)  No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under state securities or Blue Sky laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; and

(ix)  There are no actions, proceedings or investigations pending before or, to the Depositor’s knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of this Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement. It is understood and agreed that the representations and warranties set forth in this Section 2.06 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the of the Certificateholders and the Certificate Insurer notwithstanding any restrictive or qualified endorsement or assignment. Upon discovery by any of the Depositor, the Servicer, the Certificate Insurer or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders and the Certificate Insurer, the party discovering such breach shall give prompt written notice to the other parties hereto, and in no event later than two Business Days from the date of such discovery. Unless such breach shall not be susceptible of cure within 90 days, the obligation of the Depositor set forth in Section 2.03(b) to cure breaches shall constitute the sole remedy against the Depositor available to the Certificateholders, the Servicer and the Trustee on behalf of the Certificateholders respecting a breach of the representations, warranties and covenants contained in this Section 2.06.

Section 2.07.  Issuance of Certificates.

The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations. The interests evidenced by the Certificates, constitute the entire beneficial ownership interest in the Trust Fund. The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of the Certificates, and all ownership interests evidenced or constituted by the Certificates, shall be as set forth in this Agreement.

Section 2.08.  Conveyance of REMIC 1 Regular Interests and Acceptance of REMIC 2 by Trustee.

(a)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the assets described in the definition of REMIC 1 for the benefit of the holders of the REMIC 1 Regular Interests (which are uncertificated) and the Class R Certificates (in respect of the Class R-1 Interest). The Trustee acknowledges receipt of the assets described in the definition of REMIC 1 and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC 1 Regular Interests and the Class R Certificates (in respect of the Class R-1 Interest). The interests evidenced by the Class R-1 Interest, together with the REMIC 1 Regular Interests, constitute the entire beneficial ownership interest in REMIC 1.

(b)  Reserved.

(c)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 1 Regular Interests (which are uncertificated) for the benefit of the Holders of the REMIC 2 Regular Interests (which are uncertificated) and the Class R Certificates (in respect of the Class R-2 Interest). The Trustee acknowledges receipt of the REMIC 1 Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the Regular Certificates and the Class R Certificates (in respect of the Class R-2 Interest). The interests evidenced by the Class R-2 Interest, together with the Regular Certificates, constitute the entire beneficial ownership interest in REMIC 2.

(d)  Reserved.

(e)  Concurrently with (i) the assignment and delivery to the Trustee of REMIC 1 (including the Residual Interest therein represented by the Class R-1 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.08(a), (ii) [reserved] and (iii) the assignment and delivery to the Trustee of REMIC 2 (including the Residual Interest therein represented by the Class R-2 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.08(c), the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Class R Certificates in authorized denominations evidencing the Class R-1 Interest and the Class R-2 Interest.

Section 2.09.  Purposes and Powers of the Trust.

The purpose of the common law trust, as created hereunder, is to engage in the following activities:

(i)  to acquire and hold the Mortgage Loans and the other assets of the Trust Fund and the proceeds therefrom;

(ii)  to issue the Certificates sold to the Depositor in exchange for the Mortgage Loans;

(iii)  to make payments on the Certificates;

(iv)  to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(v)  subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

The Trust is hereby authorized to engage in the foregoing activities. The Trustee and the Servicer shall not cause the Trust to engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding, and this Section 2.10 may not be amended, without the consent of the Certificateholders evidencing 66 2/3% or more of the aggregate Voting Rights of the Certificates.

ARTICLE III

ADMINISTRATION AND SERVICING
OF THE MORTGAGE LOANS

Section 3.01.  Servicer to Act as Servicer.

The Servicer shall service and administer the Mortgage Loans on behalf of the Trust and in the best interests of and for the benefit of the Certificateholders and the Certificate Insurer (as determined by the Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

(i)  any relationship that the Servicer, any Sub-Servicer or any Affiliate of the Servicer or any Sub-Servicer may have with the related Mortgagor;

(ii)  the ownership or non-ownership of any Certificate by the Servicer or any Affiliate of the Servicer;

(iii)  the Servicer’s obligation to make Advances or Servicing Advances; or

(iv)  the Servicer’s or any Sub-Servicer’s right to receive compensation for its services hereunder or with respect to any particular transaction.

Subject only to the above-described servicing standards and the terms of this Agreement and of the Mortgage Loans, the Servicer shall have full power and authority, acting alone or through Sub-Servicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the Trustee, when the Servicer believes it appropriate in its best judgment in accordance with the servicing standards set forth above, to execute and deliver, on behalf of the Certificateholders, the Certificate Insurer and the Trustee, and upon notice to the Trustee and the Certificateholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and Certificateholders. The Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. Subject to Section 3.17, the Trustee shall execute, at the written request of the Servicer, and furnish to the Servicer and any Sub-Servicer any special or limited powers of attorney and other documents necessary or appropriate to enable the Servicer or any Sub-Servicer to carry out their servicing and administrative duties hereunder; provided, such limited powers of attorney or other documents shall be prepared by the Servicer and submitted to the Trustee for execution. The Trustee shall not be liable for the actions of the Servicer or any Sub-Servicers under such powers of attorney.

Subject to Section 3.09 hereof, in accordance with the servicing standards of the preceding paragraphs, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. Any cost incurred by the Servicer or by Sub-Servicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

Notwithstanding anything in this Agreement to the contrary, the Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.03) and the Servicer shall not (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the Stated Principal Balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (unless, as provided in Section 3.07, the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (B) any REMIC created hereunder to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions after the startup date” under the REMIC Provisions. The Servicer shall also not permit extensions beyond the Final Distribution Date.

Section 3.02.  Sub-Servicing Agreements Between Servicer and Sub-Servicers; Special Servicing.

(a)  The Servicer may enter into Sub-Servicing Agreements with Sub-Servicers for the servicing and administration of the Mortgage Loans; provided, however, that such agreements would not result in a withdrawal or a downgrading by any Rating Agency of the rating on any Class of Certificates (without regard to the Policy).

Each Sub-Servicer shall be (i) authorized and licensed to transact business in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement and (ii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Sub-Servicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Servicer and the Sub-Servicers may enter into and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders or the Certificate Insurer without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights (excluding any Certificates held by the Seller, the Servicer or any Affiliate thereof) and the Certificate Insurer (unless the Policy has been canceled upon the payment in full of the Insured Certificates or a Certificate Insurer Default has occurred and is continuing); provided, further, that the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights (excluding any Certificates held by the Seller, the Servicer or any Affiliate thereof) or the Certificate Insurer shall not be required (i) to cure any ambiguity or defect in a Sub-Servicing Agreement, (ii) to correct, modify or supplement any provisions of a Sub-Servicing Agreement, or (iii) to make any other provisions with respect to matters or questions arising under a Sub-Servicing Agreement, which, in each case, shall not be inconsistent with the provisions of this Agreement. Any variation without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights (excluding any Certificates held by the Seller, the Servicer or any Affiliate thereof) and the Certificate Insurer (unless the Policy has been canceled upon the payment in full of the Insured Certificates or a Certificate Insurer Default has occurred and is continuing) from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub-Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Servicer shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Servicer’s execution and delivery of such instruments.

(b)  As part of its servicing activities hereunder, the Servicer, for the benefit of the Trustee, the Certificate Insurer and the Certificateholders, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement and of the Seller under the Mortgage Loan Purchase Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement, or to purchase a Mortgage Loan on account of missing or defective documentation or on account of a breach of a representation, warranty or covenant, as described in Section 2.03(a). Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, or (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed. Enforcement of the Mortgage Loan Purchase Agreement against the Seller shall be effected by the Servicer to the extent it is not the Seller, and otherwise by the Trustee in accordance with the foregoing provisions of this paragraph.

Section 3.03.  Successor Sub-Servicers.

The Servicer shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Servicer without any act or deed on the part of such Sub-Servicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02.

Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Servicer or the Trustee (if the Trustee is acting as Servicer) without fee, in accordance with the terms of this Agreement, in the event that the Servicer (or the Trustee, if such party is then acting as Servicer) shall, for any reason, no longer be the Servicer (including termination due to a Servicer Event of Termination).

Section 3.04.  Liability of the Servicer.

Notwithstanding any Sub-Servicing Agreement or the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee, the Certificate Insurer and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Section 3.05.  No Contractual Relationship Between Sub-Servicers and the Trustee or Certificateholders.

Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Servicer alone, and neither the Trustee nor the Certificateholders shall be deemed parties thereto, and neither the Trustee nor the Certificateholders shall have any claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.06. The Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Servicer’s compensation pursuant to this Agreement is sufficient to pay such fees.

Section 3.06.  Assumption or Termination of Sub-Servicing Agreements by Trustee.

In the event the Servicer shall for any reason no longer be the servicer (including by reason of the occurrence of a Servicer Event of Termination), the successor Servicer or the Trustee if it becomes successor Servicer shall thereupon assume all of the rights and obligations of the Servicer under each Sub-Servicing Agreement that the Servicer may have entered into, unless the Trustee elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section 3.03. Upon such assumption, the Trustee (or the successor Servicer appointed pursuant to Section 7.02) shall be deemed, subject to Section 3.03, to have assumed all of the departing Servicer’s interest therein and to have replaced the departing Servicer as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that (i) the departing Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement that arose before it ceased to be the Servicer and (ii) neither the Trustee nor any successor Servicer shall be deemed to have assumed any liability or obligation of the Servicer that arose before it ceased to be the Servicer.

The Servicer at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party. All Servicing Transfer Costs shall be paid by the predecessor Servicer (or, if the predecessor Servicer is the Trustee, the Servicer that immediately preceded the Trustee) upon presentation of reasonable documentation of such costs, and if such predecessor Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Servicer or the Trustee (in which case, the successor Servicer or the Trustee, as applicable, shall be entitled to reimbursement therefor from the assets of the Trust Fund).

Section 3.07.  Collection of Certain Mortgage Loan Payments.

The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) subject to the last sentence of Section 3.02, extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided, however, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.03 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangement. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as “forbearance”); provided, however, that (i) the Servicer shall determine that such forbearance is not materially adverse to the interests of the Certificateholders (taking into account any estimated loss that might result absent such action) and is expected to minimize the loss on such Mortgage Loan, (ii) the Servicer shall not initiate any new lending to such Mortgagor through the Trust Fund and (iii) in no event shall the Servicer grant any such forbearance (other than as permitted by the second sentence of this Section) with respect to any one Mortgage Loan more than once in any 12 month period or more than three times over the life of such Mortgage Loan. The Servicer’s analysis supporting any forbearance and the conclusion that any forbearance meets the standards of Section 3.01 shall be reflected in writing in the Mortgage File.

Section 3.08.  Sub-Servicing Accounts.

In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the “Sub-Servicing Account”). The Sub-Servicing Account shall be an Eligible Account and shall comply with all requirements of this Agreement relating to the Certificate Account. The Sub-Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Sub-Servicer’s receipt thereof, all proceeds of Mortgage Loans received by the Sub-Servicer less its servicing compensation to the extent permitted by the Sub-Servicing Agreement, and shall thereafter deposit such amounts in the Sub-Servicing Account, in no event more than two Business Days after the receipt of such amounts. The Sub-Servicer shall thereafter deposit such proceeds in the Certificate Account or remit such proceeds to the Servicer for deposit in the Certificate Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account. For purposes of this Agreement, the Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer receives such payments.

Section 3.09.  Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

The Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (the “Servicing Accounts”), into which all Escrow Payments shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. The Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer’s receipt thereof, all Escrow Payments collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Servicing Accounts, in no event more than two Business Days after the receipt of such Escrow Payments, all Escrow Payments collected on account of the Mortgage Loans for the purpose of effecting the timely payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made only to: (i) effect payment of taxes, assessments and comparable items in a manner and at a time that assures that the lien priority of the Mortgage is not jeopardized (or, with respect to the payment of taxes, in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien); (ii) reimburse the Servicer (or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any Servicing Advances made pursuant to Section 3.01 (with respect to taxes and assessments); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; (v) to pay the Servicer excess interest on funds in the Servicing Accounts to the extent permitted as provided below; or (vi) clear and terminate the Servicing Account at the termination of the Servicer’s obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article X. In the event the Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. The Servicer will be responsible for the administration of the Servicing Accounts and will be obligated to make Servicing Advances to such accounts when and as necessary to avoid the lapse of insurance coverage on the Mortgaged Property, or which the Servicer knows, or in the exercise of the required standard of care of the Servicer hereunder should know, is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien. If any such payment has not been made and the Servicer receives notice of a tax lien with respect to the Mortgage being imposed, the Servicer will, within 10 Business Days of such notice, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property. As part of its servicing duties, the Servicer or Sub-Servicers shall pay to the Mortgagors interest on funds in the Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. The Servicer may pay to itself any excess interest on funds in the Servicing Accounts, to the extent such action is in conformity with the Servicing Standard, is permitted by law and such amounts are not required to be paid to Mortgagors or used for any of the other purposes set forth above.

Section 3.10.  Certificate Account; Distribution Account.

(a)  On behalf of the Trust Fund, the Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (such account or accounts, the “Certificate Account”), held in trust for the benefit of the Trustee, the Certificate Insurer and the Certificateholders. The Certificate Account shall be an Eligible Account. On behalf of the Trust Fund, the Servicer shall deposit or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer’s receipt thereof, and shall thereafter deposit in the Certificate Account, in no event more than two Business Days after the Servicer’s receipt thereof, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the Mortgage Loans due on or before the Cut-off Date and other than Prepaid Interest with respect to such Mortgage Loans) or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date, but allocable to a Remittance Period subsequent thereto:

(i)  all payments on account of principal, including Principal Prepayments;

(ii)  all payments on account of interest (net of the related Servicing Fee) on each Mortgage Loan;

(iii)  all Insurance Proceeds and Liquidation Proceeds (other than proceeds collected in respect of any particular REO Property and amounts paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 10.01) and Subsequent Recoveries;

(iv)  any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Certificate Account;

(v)  any amounts required to be deposited by the Servicer pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles;

(vi)  all proceeds of any Mortgage Loan repurchased or purchased in accordance with Section 2.03, Section 3.16(c) or Section 10.01;

(vii)  all amounts required to be deposited in connection with Substitution Adjustments pursuant to Section 2.03; and

(viii)  all Prepayment Charges collected.

The foregoing requirements for deposit in the Certificate Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of Servicing Fees, late payment charges, assumption fees, modification fees, insufficient funds charges and ancillary income need not be deposited by the Servicer in the Certificate Account and may be retained by the Servicer as additional compensation. In the event the Servicer shall deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding.

(b)  On behalf of the Trust Fund, the Trustee shall establish and maintain one or more accounts (such account or accounts, the “Distribution Account”), held in trust for the benefit of the Trustee, the Certificate Insurer and the Certificateholders. The Distribution Account will be an Eligible Account. On behalf of the Trust Fund, the Servicer shall deliver to the Trustee in immediately available funds for deposit in the Distribution Account on or before 3:00 p.m. New York time (i) on the Servicer Remittance Date, that portion of the Available Funds (calculated without regard to the references in the definition thereof to amounts that may be withdrawn from the Distribution Account) for the related Distribution Date then on deposit in the Certificate Account and any other amounts deposited hereunder that are required to be deposited in the Distribution Account funds reimbursable pursuant to Section 3.27, and (ii) on each Business Day as of the commencement of which the balance on deposit in the Certificate Account exceeds $75,000 following any withdrawals pursuant to the next succeeding sentence, the amount of such excess, but only if the Certificate Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of “Eligible Account.” If the balance on deposit in the Certificate Account exceeds $75,000 as of the commencement of business on any Business Day and the Certificate Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of “Eligible Account,” the Servicer shall, on or before 3:00 p.m. New York time on such Business Day, withdraw from the Certificate Account any and all amounts payable or reimbursable to the Servicer, the Trustee, the Seller or any Sub-Servicer pursuant to Section 3.11 and shall pay such amounts to the Persons entitled thereto.

(c)  Funds in the Certificate Account and the Distribution Account shall be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. The Servicer shall give notice to the Trustee and the Certificate Insurer of the location of the Certificate Account maintained by it when established and prior to any change thereof. The Trustee shall give notice to the Servicer, the Certificate Insurer and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

(d)  Funds held in the Certificate Account at any time may be delivered by the Servicer to the Trustee for deposit in an account (which may be the Distribution Account and must satisfy the standards for the Distribution Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of the Certificate Account; provided, however, that the Trustee shall have the sole authority to withdraw any funds held pursuant to this subsection (d). In the event the Servicer shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request in writing that the Trustee withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In addition, the Servicer shall deliver to the Trustee from time to time for deposit, and the Trustee shall so deposit, in the Distribution Account:

(i)  any Advances, as required pursuant to Section 4.03;

(ii)  any amounts required to be deposited pursuant to Section 3.25(d) or (f) in connection with any REO Property;

(iii)  any amounts to be paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 10.01;

(iv)  any Compensating Interest to be deposited pursuant to Section 3.24 in connection with any Prepayment Interest Shortfall;

(v)  any amounts required to be paid or reimbursed to the Trustee pursuant to the Agreement (to the extent required to be paid by the Servicer), including, but not limited to Section 3.06 and Section 7.02 (to the extent required to be paid by the Servicer); and

(vi)  any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Distribution Account (other than any such losses incurred during the Trustee Float Period).

Section 3.11.  Withdrawals from the Certificate Account and Distribution Account.

(a)  The Servicer shall, from time to time, make withdrawals from the Certificate Account for any of the following purposes or as described in Section 4.03:

(i)  to remit to the Trustee for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

(ii)  subject to Section 3.16(d), to reimburse the Servicer for (a) any unreimbursed Advances to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments, Liquidation Proceeds and Insurance Proceeds on Mortgage Loans with respect to which such Advances were made in accordance with the provisions of Section 4.03 or (b) any unreimbursed Advances with respect to the final liquidation of a Mortgage Loan that are Nonrecoverable Advances, but only to the extent that Late Collections, Liquidation Proceeds, Subsequent Recoveries and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Servicer for such unreimbursed Advances;

(iii)  subject to Section 3.16(d), to pay the Servicer or any Sub-Servicer (a) any unpaid Servicing Fees, (b) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan, and (c) any Servicing Advances with respect to the final liquidation of a Mortgage Loan that are Nonrecoverable Advances, but only to the extent that Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Servicer or any Sub-Servicer for Servicing Advances;

(iv)  to pay to the Servicer as servicing compensation (in addition to the Servicing Fee) on the Servicer Remittance Date any interest or investment income earned on funds deposited in the Certificate Account;

(v)  to pay to the Seller or the Servicer, as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.03 or Section 3.16(c) all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

(vi)  to reimburse the Servicer for any Advance or Servicing Advance previously made which the Servicer has determined to be a Nonrecoverable Advance in accordance with the provisions of Section 4.03;

(vii)  to pay, or to reimburse the Servicer for Servicing Advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(b);

(viii)  to reimburse the Servicer or the Depositor for expenses incurred by or reimbursable to the Servicer or the Depositor pursuant to Section 6.03;

(ix)  to reimburse the Servicer or the Trustee, as the case may be, for expenses reasonably incurred in connection with any breach or defect giving rise to the purchase obligation under Section 2.03 of this Agreement, including any expenses arising out of the enforcement of the purchase obligation (other than with respect to a breach caused by the Servicer);

(x)  to pay itself any Prepayment Interest Excess;

(xi)  to pay itself to the extent permitted under Section 3.06;

(xii)  to withdraw any funds deposited in the Certificate Account in error; and

(xiii)  to clear and terminate the Certificate Account pursuant to Section 10.01.

The foregoing requirements for withdrawal from the Certificate Account shall be exclusive. In the event the Servicer shall deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding.

The Servicer shall keep and maintain separate accounting, on a Mortgage Loan-by-Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (iv), (v), (vi) and (vii) above. The Servicer shall provide written notification to the Trustee, on or prior to the next succeeding Servicer Remittance Date, upon making any withdrawals from the Certificate Account pursuant to subclause (vi) above; provided that an Officer’s Certificate in the form described under Section 4.03(d) shall suffice for such written notification to the Trustee in respect hereof.

(b)  The Trustee shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes, without priority:

(i)  to make distributions in accordance with Section 4.01;

(ii)  to pay itself the Trustee Fee pursuant to Section 4.01 and Section 8.05;

(iii)  to pay any amounts in respect of taxes pursuant to Section 9.01(g);

(iv)  to clear and terminate the Distribution Account pursuant to Section 10.01;

(v)  to pay any amounts required to be paid to the Trustee pursuant to this Agreement, including but not limited to funds required to be paid pursuant to Section 2.01, Section 3.06, Section 7.02, Section 8.05 and Section 9.01(c);

(vi)  to pay to itself as additional compensation any interest or investment income earned on funds on deposit in the Distribution Account during the Trustee Float Period to the extent provided in Section 3.12(b);

(vii)  to pay to the Servicer as servicing compensation any interest or investment income earned on funds on deposit in the Distribution Account (other than during the Trustee Float Period) to the extent provided in Section 3.12(b); and

(viii)  to withdraw any funds deposited in the Distribution Account in error;

Section 3.12.  Investment of Funds in the Certificate Account and the Distribution Account.

(a)  The Servicer shall direct any depository institution maintaining the Certificate Account (except with respect to the Trustee Float Period) and the Distribution Account, and the Trustee may direct any depository institution maintaining (during the Trustee Float Period) the Distribution Account (each such account, for purposes of this Section 3.12, an “Investment Account”) to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon or if such investment is managed or advised by a Person other than the Trustee or an Affiliate of the Trustee, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee is the obligor thereon. Funds in the Distribution Account may also be held uninvested. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such), or in the name of a nominee of the Trustee. The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Certificate Account and, other than with respect to the Trustee Float Period, the Distribution Account and any income realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee shall:

(x)
consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(y)
demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account, it being understood and agreed that the Trustee shall have no duty to monitor investments in the Investment Accounts.

(b)  All income realized from the investment of funds on deposit in the Certificate Account, the Distribution Account (except with respect to the Trustee Float Period), and any REO Account held by or on behalf of the Servicer shall be for the benefit of the Servicer and shall be subject to its withdrawal in accordance with Section 3.11 or Section 3.25, as applicable. All income realized from the investment of funds on deposit in the Distribution Account during the Trustee Float Period held by or on behalf of the Trustee shall be for the benefit of the Trustee and shall be subject to its withdrawal in accordance with Section 3.12. The Servicer shall deposit in the Certificate Account, the Distribution Account (except with respect to the Trustee Float Period) or any REO Account, as applicable, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such account immediately upon realization of such loss. The Trustee shall deposit in the Distribution Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such account during the Trustee Float Period immediately upon realization of such loss. The Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. The Trustee does not guarantee the performance of any Permitted Investment.

Section 3.13.  [Reserved].

Section 3.14.  Maintenance of Errors and Omissions and Fidelity Coverage.

The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Servicer’s obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Servicer has obtained a waiver of such requirements from the Rating Agencies. The Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Servicer has obtained a waiver of such requirements from the Rating Agencies. The Servicer shall be deemed to have complied with this provision if an Affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days’ prior written notice to the Trustee. The Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

Section 3.15.  Enforcement of Due-On-Sale Clauses; Assumption Agreements.

The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause, if any, applicable thereto; provided, however, that the Servicer shall not be required to take such action if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the conditions contained in the Mortgage Note and the Mortgage related thereto and the consent of the mortgagee under the Mortgage Note or the Mortgage is not otherwise so required under the Mortgage Note or the Mortgage as a condition to the transfer. The Servicer shall not exercise any such rights if prohibited by law from doing so. If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note; provided, that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Servicer and has a credit risk rating at least equal to that of the original Mortgagor. In connection with any assumption or substitution, the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. Any fee collected by the Servicer in respect of an assumption, modification or substitution of liability agreement shall be retained by the Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Servicer shall notify the Trustee that any such substitution, modification or assumption agreement has been completed by forwarding to the Trustee the executed original of such substitution, modification or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 3.15, the term “assumption” is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 3.16.  Realization Upon Defaulted Mortgage Loans.

(a)  The Servicer shall use reasonable efforts, in accordance with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Servicer as contemplated in Section 3.11 and Section 3.25. The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an Uninsured Cause, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

(b)  Notwithstanding the foregoing provisions of this Section 3.16 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Trust Fund or the Certificateholders would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

(1)
such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

(2)
there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

The cost of the environmental audit report contemplated by this Section 3.16 shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Certificate Account as provided in Section 3.11(a)(vii), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Certificate Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

If the Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund; provided, that any amounts disbursed by the Servicer pursuant to this Section 3.16(b) shall constitute Servicing Advances, subject to Section 4.03(d). The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Certificate Account as provided in Section 3.11(a)(iii) and (a)(vii), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Certificate Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

(c)  The Servicer may agree to a modification of any Mortgage Loan (a “Modified Mortgage Loan”) at the request of the related Mortgagor if (i) the modification is in lieu of a refinancing and the Mortgage Rate on the Modified Mortgage Loan, as modified, is approximately a prevailing market rate for newly-originated Mortgage Loans having similar terms and (ii) the Servicer purchases the Modified Mortgage Loan from the Trust Fund as described below. Effective immediately after the deposit of the Purchase Price by the Servicer, all interest of the Trustee in the Modified Mortgage Loan shall automatically be deemed transferred and assigned to the Servicer and all benefits and burdens of ownership thereof, including the right to accrued interest thereon from the date of the deposit of the Purchase Price and the risk of default thereon, shall pass to the Servicer. The Servicer shall promptly deliver to the Trustee a certification of a Servicing Officer to the effect that all requirements of this paragraph have been satisfied with respect to the Modified Mortgage Loan.

The Servicer shall deposit the Purchase Price for any Modified Mortgage Loan in the Certificate Account pursuant to Section 3.10(a)(vii) within one Business Day after the purchase of the Modified Mortgage Loan. Upon receipt by the Trustee of written notification of any such deposit signed by a Servicing Officer, the Trustee shall release to the Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Servicer any Modified Mortgage Loan previously transferred and assigned pursuant hereto. The Servicer covenants and agrees to indemnify the Trustee and the Trust Fund against any liability for any “prohibited transaction” taxes and any related interest, additions, and penalties imposed on the Trust Fund established hereunder as a result of any modification of a Mortgage Loan effected pursuant to this Section 3.16(c), any holding of a Modified Mortgage Loan by the Trust Fund or any purchase of a Modified Mortgage Loan by the Servicer (but such obligation shall not prevent the Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Servicer from withholding payment of such tax, but not any related indemnification, if permitted by law, pending the outcome of such proceedings). The Servicer shall have no right of reimbursement for any amount paid pursuant to the foregoing indemnification, except to the extent that the amount of any tax, interest, and penalties, together with interest thereon, is refunded to the Trust Fund. In no event shall the Servicer have the discretion to sell a delinquent or defaulted Mortgage Loan.

(d)  Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds, Subsequent Recoveries or Liquidation Proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: first, to unpaid Servicing Fees; second, to the Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances pursuant to Section 3.11(a)(iii) and Advances pursuant to Section 3.11(a)(ii); third, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and fourth, as a recovery of principal of the Mortgage Loan. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Servicer or any Sub-Servicer pursuant to Section 3.11(a)(iii).

Section 3.17.  Trustee to Cooperate; Release of Mortgage Files.

(a)  Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer shall deliver to the Trustee two executed copies of a Request for Release in the form of Exhibit E (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.10 have been or will be so deposited) signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer) and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall, within five Business Days, release and send by overnight mail, at the expense of the Servicer, the related Mortgage File to the Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account or the Distribution Account.

(b)  From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Trustee shall, upon any request made by or on behalf of the Servicer and delivery to the Trustee of two copies of a Request for Release in the form of Exhibit E signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File to the Servicer, and the Trustee shall, at the direction of the Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Servicer to return each and every document previously requested from the Mortgage File to the Trustee when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered, or caused to be delivered, to the Trustee an additional Request for Release certifying as to such liquidation or action or proceedings. Upon the request of the Trustee, the Servicer shall provide notice to the Trustee of the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of two copies of a Request for Release from a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Property, one copy of such Request for Release with respect to such Mortgage Loan shall be released by the Trustee to the Servicer or its designee.

(c)  Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Servicer or the Sub-Servicer, as the case may be, copies of, any court pleadings, requests for trustee’s sale or other documents necessary to the foreclosure or trustee’s sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee’s sale.

Section 3.18.  Servicing Compensation.

As compensation for the activities of the Servicer hereunder, the Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 3.24. In addition, the Servicer shall be entitled to recover unpaid Servicing Fees out of Insurance Proceeds, Subsequent Recoveries or Liquidation Proceeds to the extent permitted by Section 3.11(a)(iii). The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer’s responsibilities and obligations under this Agreement; provided, however, that the Servicer may pay from the Servicing Fee any amounts due to a Sub-Servicer pursuant to a Sub-Servicing Agreement entered into under Section 3.02.

Additional servicing compensation in the form of assumption fees, late payment charges, insufficient funds charges, ancillary income or otherwise shall be retained by the Servicer only to the extent such fees or charges are received by the Servicer. The Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Certificate Account and pursuant to Section 3.25(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12 and Section 3.24. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.14, to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer and servicing compensation of each Sub-Servicer) and shall not be entitled to reimbursement therefor except as specifically provided herein.

In addition, the Servicer shall be entitled to any Prepayment Interest Excess, which it may withdraw from the Certificate Account pursuant to Section 3.11(a)(x).

Section 3.19.  Reports to the Trustee; Certificate Account Statements.

Not later than twenty days after each Distribution Date, the Servicer shall forward, upon request, to the Trustee, the Certificate Insurer and the Depositor, the most current available bank statement for the Certificate Account. Copies of such statement shall be provided by the Trustee to any Certificateholder or Certificate Owner, to the Certificate Insurer and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party; provided, that such statement is delivered by the Servicer to the Trustee.

Section 3.20.  Statement as to Compliance.

The Servicer shall deliver to the Trustee via electronic mail (DBSEC.Notifications@db.com), the Depositor, the Certificate Insurer and the Rating Agencies on or before March 15 of each year, commencing in 2007, an officer’s certificate, certifying that with respect to the period ending December 31st of the prior year: (i) the Servicer or such Servicing Officer, as applicable, has reviewed the activities of the Servicer during the preceding calendar year or portion thereof and its performance under this Agreement and (ii) to the best of the Servicer’s or such Servicing Officer’s knowledge, as applicable, based on such review, the Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof. Copies of any such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Servicer to the Trustee. In addition to the foregoing, the Servicer will, to the extent reasonable, give any other servicing information required by the Commission pursuant to applicable law.

Section 3.21.  Assessments of Compliance and Attestation Reports.

The Servicer shall service and administer the Mortgage Loans in accordance with all applicable requirements of the Servicing Criteria (as set forth in Exhibit R hereto). Pursuant to Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB, the Servicer shall deliver to the Trustee via electronic mail (DBSEC.Notifications@db.com), the Certificate Insurer and the Depositor prior to (x) March 15, 2007 and (y) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 15th of each year thereafter, a report regarding the Servicer’s assessment of compliance (an “Assessment of Compliance”) with the Servicing Criteria during the preceding calendar year. The Assessment of Compliance must be reasonably satisfactory to the Depositor, and as set forth in Regulation AB, the Assessment of Compliance must contain the following:

a. A statement by such officer of its responsibility for assessing compliance with the Servicing Criteria applicable to the Servicer;

b. A statement by such officer that such officer used the Servicing Criteria, and which will also be attached to the Assessment of Compliance, to assess compliance with the Servicing Criteria applicable to the Servicer;

c. An assessment by such officer of the Servicer’s compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Servicer, that are backed by the same asset type as the Mortgage Loans;

d. A statement that a registered public accounting firm has issued an attestation report on the Servicer’s Assessment of Compliance for the period consisting of the preceding calendar year; and

e. A statement as to which of the Servicing Criteria, if any, are not applicable to the Servicer, which statement shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Servicer, that are backed by the same asset type as the Mortgage Loans.

Such report at a minimum shall address each of the Servicing Criteria specified on Exhibit R hereto which are indicated as applicable to the Servicer.

Prior to (x) March 15, 2007 and (y) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 15th of each year thereafter, the Servicer shall furnish to the Trustee and the Depositor a report (an “Attestation Report”) by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the Servicer, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

The Servicer shall cause and any sub-servicer, and each subcontractor determined by the Servicer to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Trustee and the Depositor an Assessment of Compliance and Attestation Report as and when provided above.

Such Assessment of Compliance, as to any Sub-Servicer, shall at a minimum address each of the Servicing Criteria specified on Exhibit R hereto which are indicated as applicable to any “primary servicer.” Notwithstanding the foregoing, as to any subcontractor, an Assessment of Compliance is not required to be delivered unless it is required as part of a Form 10-K with respect to the Trust Fund.

If the Servicer cannot deliver any Assessment of Compliance or Attestation Report by March 15th of such year, the Depositor, at its sole option, may permit a cure period for the Servicer to deliver such Assessment of Compliance or Attestation Report, but in no event later than March 25th of such year.

Failure of the Servicer to timely comply with this Section 3.21 may be deemed an Event of Default. The Trustee shall, with the consent of the Depositor, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, give notice to Certificateholders that they have ten Business Days to object. If no such objection is received and so long as no Certificate Insurer Default is continuing, if the Certificate Insurer consents in writing, the Trustee shall immediately terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

The Trustee shall, prior to (x) March 15, 2007 and (y) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 15th of each year thereafter, shall also provide an Assessment of Compliance and Attestation Report, as and when provided above, which shall at a minimum address each of the Servicing Criteria specified on Exhibit R hereto which are indicated as applicable to the “trustee.”

The Servicer shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain based upon a breach of the Servicer’s obligations under this Section 3.21.

Section 3.22.  Commission Reporting.

(i)  Unless and until a Form 15 Suspension Notice shall have been filed, the Trustee shall, within 15 days after each Distribution Date and in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a Distribution Report on Form 10-D (the “Distribution Report”) with a copy of the Monthly Statement to be furnished by the Trustee to the Certificateholders for such Distribution Date and, if applicable, including the information required by each of the items set forth in Part II thereof, subject to the receipt of the information set forth in (f) below, in the case of information not required to be provided by the Trustee.

(ii)   Except with respect to the Distribution Report to be filed following the first Distribution Date, the Trustee shall prepare each Distribution Report and, no later than 5 Business Days prior to the date on which such Distribution Report is required to be filed, deliver a copy of such Distribution Report to the Depositor for review. No later than the Business Day following the receipt thereof, the Depositor shall notify the Trustee of any changes to be made to the Distribution Report. The Trustee shall make any changes thereto requested by the Depositor and deliver the final Distribution Report to the Depositor for signature no later than three Business Days prior to the date on which such Distribution Report must be filed by the Trustee in accordance with clause (i) above. The Depositor shall execute the final Distribution Report and deliver the same to the Trustee via electronic mail (DBSEC.Notifications@db.com) or facsimile no later than the Business Day following receipt of the same (which, unless not received within such time frame from the Trustee, shall be no later than two Business Days prior to the date on which the Distribution Report is required to be filed), with an original executed hard copy to follow by overnight mail. With respect to the Distribution Report to be filed following the first Distribution Date, the Depositor shall prepare and execute such Distribution Report and, no later than 5 Business Days prior to the date on which such Distribution Report is required to be filed, deliver a copy of such Distribution Report to the Trustee. The Trustee shall attach thereto the Monthly Statement furnished by the Trustee to the Certificateholders for such Distribution Date and file such Distribution Report in accordance with clause (a) above.

(iii)  The Depositor shall prepare and file Current Reports on Form 8-K, as and when required.

(iv)  Prior to January 30th of the first year in which the Trustee is able to do so under applicable law, the Trustee shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust Fund.

(v)  Prior to (x) March 15, 2007 and (y) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 15th of each year thereafter, the Servicer shall provide the Trustee with an Annual Compliance Statement, together with a copy of the Assessment of Compliance and Attestation Report to be delivered by the Servicer pursuant to Sections 3.20 and 3.21. Prior to (x) March 31, 2007 and (y) unless and until a Form 15 Suspension Notice shall have been filed, March 31st of each year thereafter, the Trustee shall, subject to subsection (e) below, file a Form 10-K, with respect to the Trust Fund. The Trustee shall prepare each Form 10-K and, no later than 5 Business Days prior to the date on which such Form 10-K is required to be filed, deliver a copy of such Form 10-K to the Depositor for review. No later than the Business Day following the receipt thereof, the Depositor shall notify the Trustee of any changes to be made to the Form 10-K. The Trustee shall make any changes thereto requested by the Depositor and deliver the final Form 10-K to the Depositor for signature no later than three Business Days prior to the date on which such Form 10-K must be filed by the Trustee in accordance with this clause (iv). The Depositor shall execute the final Form 10-K and deliver the same to the Trustee via electronic mail (DBSEC.Notifications@db.com) or facsimile no later than Business Day following receipt of the same (which, unless not received within such time frame from the Trustee, shall be no later than two Business Days prior to the date on which the Form 10-K is required to be filed), with an original executed hard copy to follow by overnight mail. Such Form 10-K shall include the Assessment of Compliance, Attestation Report, Annual Compliance Statements and other documentation provided by the Servicer pursuant to Sections 3.20 and 3.21 and a certification in the form attached hereto as Exhibit O-1 (the “Depositor Certification”), which shall be signed by the senior officer of the Depositor in charge of securitization.

(vi)  As to each item of information required to be included in any Form 10-D, Form 8-K or Form 10-K, the Trustee's or Depositor’s obligation to include the information in the applicable report is subject to receipt from the entity that is indicated in Exhibit S as the responsible party for providing that information, if other than the Trustee or the Depositor, as applicable, as and when required as described above. Each of the Trustee, the Servicer and the Depositor, as applicable, hereby agree to notify and provide to the Trustee and the Depositor all information that is required to be included in any Form 10-D, Form 8-K or Form 10-K, with respect to which that entity is indicated in Exhibit S as the responsible party for providing that information. In the case of information to be included in the Form 10-D, such information shall be delivered to the Trustee no later than no later than 5 calendar days following each Distribution Date. In the case of information to be included in the Form 8-K, such information shall be delivered to the Depositor no later than 2 Business Days following the occurrence of a reportable event. In the case of information to be included in the Form 10-K, such information, other than the documentation provided pursuant to Sections 3.20, 3.21 and 3.22, shall be delivered to the Trustee no later than (x) March 1, 2007 and (y) unless and until a Form 15 Suspension Notice shall have been filed, March 1st of each year thereafter. The Servicer shall be responsible for determining the pool concentration applicable to any subservicer or originator at any time, for purposes of disclosure as required by Items 1117 and 1119 of Regulation AB. The Trustee shall provide electronic or paper copies of all Form 10-D, 8-K and 10-K filings free of charge to any Certificateholder upon request.

(vii)  The Trustee shall sign a certification (in the form attached hereto as Exhibit O-2) for the benefit of the Depositor and its officers, directors and Affiliates. The Trustee's certification shall be delivered to the Depositor no later than March 18th of each year (or if such day is not a Business Day, the immediately preceding Business Day) and the Depositor shall deliver the Depositor Certification to the Trustee for filing no later than March 20th of each year (or if such day is not a Business Day, the immediately preceding Business Day).

(viii)  The Trustee shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) a breach of the Trustee’s obligations under this Section 3.22, Section 3.21 or (ii) any material misstatement or omission contained in any information provided by the Trustee including, without limitation, in the certification provided by the Trustee in the form of Exhibit O-2 or the Assessment of Compliance provided pursuant to Section 3.21. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then the Trustee, in connection with (i) a breach of the Trustee’s obligations under this Section 3.22, Section 3.21 or (ii) any material misstatement or omission contained in any information provided by the Trustee including, without limitation, in the certification provided by the Trustee in the form of Exhibit O-2, or in the Assessment of Compliance or Attestation report provided pursuant to Section 3.21, agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other. This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

The Servicer shall indemnify and hold harmless the Depositor, the Trustee, the Certificate Insurer and their respective officers, directors and Affiliates from and against any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain based upon (i) a breach of the Servicer’s obligations under Sections 3.20, 3.21 or 3.22 or (ii) any material misstatement or omission contained in any information provided by the Servicer including, without limitation, in the information provided pursuant to Sections 3.20 and 3.21. This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

The Depositor shall indemnify and hold harmless the Servicer, the Trustee, the Certificate Insurer and their respective officers, directors and Affiliates from and against any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain based upon (i) a breach of the Depositor’s obligations under this Section 3.22 or (ii) any material misstatement or omission contained in any information provided by the Depositor.

(ix)  The Trustee will have no duty or liability to verify the accuracy or sufficiency of any information not prepared by it included in any Form 10-D, Form 10-K or Form 8-K.  The Trustee shall have no liability with respect to any failure to properly prepare or file any Form 10-D or Form 10-K resulting from or relating to the Trustee's inability or failure to obtain any information in a timely manner from the party responsible for delivery of such disclosure information.  The Trustee shall have no liability with respect to any failure to properly file any Form 10-D or 10-K resulting from or relating to the Depositor's failure to timely comply with the provisions of this section.  Nothing herein shall be construed to require the Trustee or any officer, director or Affiliate thereof to sign any Form 10-D, Form 10-K or Form 8-K. Copies of all reports filed by the Trustee under the Exchange Act shall be sent to the Depositor electronically or at the addressed set forth in Section 11.05. Fees and expenses incurred by the Trustee in connection with this Section 3.24 shall not be reimbursable from the Trust Fund.

(x)  Upon any filing with the Commission, the Trustee shall promptly deliver to the Depositor a copy of any executed report, statement or information.

(xi)  To the extent that, following the Closing Date, the Depositor certifies that reports and certifications differing from those required under this Section 3.22 are necessary to comply with the reporting requirements under the Exchange Act, the parties hereto hereby agree that each will reasonably cooperate to amend the provisions of this Section 3.22 in order to comply with such amended reporting requirements and such amendment of this Section 3.22. Any such amendment may result in the reduction of the reports executed by and filed on behalf of the Depositor under the Exchange Act. Notwithstanding the foregoing, the Trustee shall not be obligated to enter into any amendment pursuant to this Section that adversely affects its obligations and immunities under this Agreement.

Each of the parties acknowledges and agrees that the purpose of Sections 3.20, 3.21 and this Section 3.22 of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB. Therefore, each of the parties agree that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance in respect of the requirements of Regulation AB, (c) the parties shall comply with reasonable requests made by the Depositor for delivery of additional or different information as the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

Section 3.23.  Reserved.

Section 3.24.  Access to Certain Documentation.

The Servicer shall provide to the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and reasonable advance notice and during normal business hours at the offices of the Servicer designated by it. In addition, access to the documentation regarding the Mortgage Loans will be provided to any Certificateholder or Certificate Owner, the Certificate Insurer, the Trustee and any Person identified to the Servicer as a prospective transferee of a Certificate, upon reasonable request and reasonable advance notice during normal business hours at the offices of the Servicer designated by it at the expense of the Person requesting such access.

Section 3.25.  Title, Maintenance and Disposition of REO Property.

(a)  The deed or certificate of sale of any REO Property shall be taken in the name of the Trustee, or its nominee, in trust for the benefit of the Certificateholders and the Certificate Insurer. If the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the REO Property shall only be held temporarily, shall be actively marketed for sale, and the Servicer shall dispose of the Mortgaged Property as soon as practicable, and in any case before the end of the third calendar year following the calendar year in which the Trust Fund acquires the property. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause the Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or (ii) subject any REMIC to the imposition of any federal, state, or local income taxes on the proceeds received from the Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

The decision of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of the foreclosure would exceed the costs and expenses of bringing a foreclosure proceeding. The proceeds received from the maintenance of any REO Properties, net of reimbursement to the Servicer for costs incurred (including any property or other taxes) in connection with maintenance of the REO Properties and net of unreimbursed Servicing Fees, Advances, and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (with interest accruing as though the Mortgage Loans were still current and adjustments, if applicable, to the Mortgage Rate were being made in accordance with the Mortgage Note) and all such proceeds shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Distribution Account.

(b)  The Servicer shall separately account for any funds collected in connection with any REO Property and shall establish and maintain, or cause to be established and maintained, with respect to REO Properties an account held in trust for the Trustee for the benefit of the Certificateholders and the Certificate Insurer (the “REO Account”), which shall be an Eligible Account. The Servicer shall be permitted to allow the Certificate Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

(c)  The Servicer shall deposit, or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer’s receipt thereof, and shall thereafter deposit in the REO Account, in no event more than two Business Days after the Servicer’s receipt thereof, any amounts collected in respect of an REO Property and shall withdraw therefrom funds necessary for the proper maintenance and preservation of such REO Property including, without limitation:

(i)  all insurance premiums due and payable in respect of such REO Property;

(ii)  all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

(iii)  all costs and expenses necessary to maintain such REO Property.

To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, the Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Servicer would make such advances if the Servicer owned the REO Property and if in the Servicer’s judgment, the payment of such amounts will be recoverable from the proceeds of the REO Property.

Notwithstanding the foregoing, following the date of acquisition by the Trust Fund, neither the Servicer nor the Trustee shall knowingly:

(i) authorize the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property;

(ii) authorize any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

(iii) authorize any construction on any REO Property; or

(iv) authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund.

(d)  In addition to the withdrawals permitted under Section 3.25(d), the Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and Advances made in respect of such REO Property or the related Mortgage Loan. On the Servicer Remittance Date, the Servicer shall withdraw from each REO Account maintained by it and deposit into the Distribution Account in accordance with Section 3.10(d)(ii), for distribution on the related Distribution Date in accordance with Section 4.01, any proceeds from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.25(c) or this Section 3.25(d).

(e)  [Reserved].

(f)  The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Servicer or any Sub-Servicer as provided above, shall be deposited in the Distribution Account in accordance with Section 3.10(d)(ii) on the Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with Section 4.01. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

(g)  The Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

Section 3.26.  Obligations of the Servicer in Respect of Prepayment Interest Shortfalls.

Not later than 3:00 p.m. New York time on each Servicer Remittance Date, the Servicer shall remit from its own funds to the Distribution Account an amount (“Compensating Interest”) equal to the lesser of (A) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date and (B) one-half of its aggregate Servicing Fee received in the related Remittance Period. The Servicer shall not have the right to reimbursement for any amounts remitted to the Trustee in respect of Compensating Interest. Such amounts so remitted shall be included in the Available Funds and distributed therewith on the next Distribution Date. The Servicer shall not be obligated to pay any compensating amounts with respect to Relief Act Interest Shortfalls.

Section 3.27.  [Reserved].

Section 3.28.  Obligations of the Servicer in Respect of Mortgage Rates and Monthly Payments.

In the event that a shortfall in any collection on or liability with respect to the Mortgage Loans in the aggregate results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Stated Principal Balances that were made by the Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Servicer, upon discovery or receipt of notice thereof, immediately shall deposit in the Certificate Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Depositor, the Certificate Insurer and any successor Servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement. Notwithstanding the foregoing, this Section 3.26 shall not limit the ability of the Servicer to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note, as permitted by law.

Section 3.29.  Excess Reserve Fund Account.

(a)  No later than the Closing Date, the Trustee shall establish and maintain with itself a separate, segregated trust account titled, “Excess Reserve Fund Account, Deutsche Bank National Trust Company, as Trustee, in trust for registered Holders of IndyMac Residential Mortgage-Backed Trust Certificates, Series 2006-L3.” The Excess Reserve Fund Account shall be an Eligible Account.

On each Distribution Date as to which there is a Net WAC Rate Carryover Amount that will remain unpaid to the Holders of the Class A Certificates or the Subordinated Certificates, the Trustee has been directed by the Class C Certificateholders to, and therefore will, deposit into the Excess Reserve Fund Account the amounts described in Section 4.01(d)(vii), rather than distributing such amounts to the Class C Certificateholders. On each such Distribution Date, the Trustee shall hold all such amounts for the benefit of the Holders of the Class A Certificates and the Subordinated Certificates, and will distribute such amounts to the Holders of the Class A Certificates and the Subordinated Certificates in the amounts and priorities set forth in Section 4.01(e). If no unpaid Net WAC Rate Carryover Amounts are payable from the Excess Reserve Fund Account on a Distribution Date, the Trustee shall deposit into the Excess Reserve Fund Account on behalf of the Class C Certificateholders, from amounts otherwise distributable to the Class C Certificateholders, an amount such that when added to other amounts already on deposit in the Excess Reserve Fund Account, the aggregate amount on deposit therein is equal to zero.

It is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Excess Reserve Fund Account be disregarded as an entity separate from the Holder of the Class C Certificates unless and until the date when either (a) there is more than one Class C Certificateholder or (b) any Class of Certificates in addition to the Class C Certificates is recharacterized as an equity interest in the Excess Reserve Fund Account for federal income tax purposes, in which case it is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Excess Reserve Fund Account be treated as a partnership. All amounts deposited into the Excess Reserve Fund Account shall be treated as amounts distributed by REMIC 2 to the Holders of the Class C Certificates. The Excess Reserve Fund Account will be an “outside reserve fund” within the meaning of Treasury regulation Section 1.860G-2(h). Upon the termination of the Trust Fund, or the payment in full of the Class A Certificates and the Subordinated Certificates, all amounts remaining on deposit in the Excess Reserve Fund Account will be released by the Trust Fund and distributed to the Class C Certificateholders or their designees. The Excess Reserve Fund Account will be part of the Trust Fund but not part of any REMIC, and any payments to the Holders of the Class A Certificates or the Subordinated Certificates of Net WAC Rate Carryover Amounts from the Excess Reserve Fund Account will not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860(G)(a)(1).

By accepting a Class C Certificate, each Class C Certificateholder hereby agrees to direct the Trustee, and the Trustee hereby is directed, to deposit into the Excess Reserve Fund Account the amounts described above on each Distribution Date as to which there is any Net WAC Rate Carryover Amount that will remain unpaid to the Holders of the Class A Certificates or the Subordinated Certificates, rather than distributing such amounts to the Class C Certificateholders. By accepting a Class C Certificate, each Class C Certificateholder further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which are acknowledged by such acceptance.

The Servicer shall direct any depository institution maintaining the Excess Reserve Fund Account to invest the funds in such account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee or an Affiliate manages or advises such investment, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee or an Affiliate manages or advises such investment. If no investment direction of the Servicer with respect to the Excess Reserve Fund Account is received by the Trustee, the Trustee shall invest the funds in Deutsche Bank Institutional Cash Management Fund No. 541. The Trustee shall not be responsible for any losses incurred with respect to any investment of funds pursuant to this Section 3.27(a), except to the extent that the Trustee is the obligor on such Permitted Investment. All income realized from investment of funds in the Excess Reserve Fund Account shall be distributed to the Holders of the Class C Certificates.

For federal tax return and information reporting, the right of the Holders of the Class A Certificates and the Subordinated Certificates to receive payments from the Excess Reserve Fund Account in respect of any unpaid Net WAC Rate Carryover Amount shall be assigned a value of $0, which value the Trustee shall identify to any Certificateholder that requests such information by contacting the Trustee in writing.

Section 3.30.  Prepayment Charges

(a)                The Servicer shall not waive any part of any Prepayment Charge unless the waiver relates to a default or a reasonably foreseeable default, the collection of any Prepayment Charge would violate any relevant law or regulation or the waiving of the Prepayment Charge would otherwise benefit the Trust Fund and it is expected that the waiver would maximize recovery of total proceeds taking into account the value of the Prepayment Charge and related Mortgage Loan and doing so is standard and customary in servicing similar Mortgage Loans (including any waiver of a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default). The Servicer shall not waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default.

(b)               The Seller represents and warrants to the Depositor and the Trustee, as of the Closing Date, that the information in the Prepayment Charge Schedule (including the attached prepayment charge summary) is complete and accurate in all material respects at the dates as of which the information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms under applicable state law.

(c)                Upon discovery by the Seller or a Responsible Officer of the Trustee of a breach of the foregoing clause (b) that materially and adversely affects right of the Holders of the Class P Certificate to any Prepayment Charge, the party discovering the breach shall give prompt written notice to the other parties. Within sixty (60) days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of breach, the Servicer shall cure the breach in all material respects or shall pay into the Servicing Account the amount of the scheduled Prepayment Charge, less any amount previously collected and paid by the Servicer into the Servicing Account. If the covenant made by the Servicer in clause (a) above is breached, the Servicer must pay into the Servicing Account the amount of the waived Prepayment Charge.

ARTICLE IV

FLOW OF FUNDS

Section 4.01.  Distributions.

(a)  On each Distribution Date, prior to making any distributions on the Certificates, the Trustee shall withdraw from the Distribution Account, from amounts on deposit therein, amounts representing the Trustee Fee payable for such Distribution Date and any and all expenses owing to it under the terms of this Agreement, which the Trustee shall pay to itself. Following such payments, on each Distribution Date the Trustee shall withdraw from the Distribution Account that portion of Available Funds for such Distribution Date, consisting of the Interest Remittance Amount for such Distribution Date, and shall make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Interest Remittance Amount remaining for such Distribution Date:

(i)  to the Certificate Insurer, the amount owing under the Insurance Agreement for the Premium payable in respect of the Insured Certificates;

(ii)  to the Holders of the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, based on the entitlement of each such Class, the Accrued Certificate Interest and the Unpaid Interest Shortfall Amount, if any, related to such Class for such Distribution Date;

(iii)  to the Certificate Insurer, the amount owing under the Insurance Agreement for reimbursement for prior claims paid under the Policy and any other amounts owing to the Certificate Insurer under the Insurance Agreement;

(iv)  to the Holders of the Class M Certificates, the Accrued Certificate Interest for such Class for such Distribution Date; and

(v)  to the Holders of the Class B Certificates, the Accrued Certificate Interest for such Class for such Distribution Date.

(b)  On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Trustee shall withdraw from the Distribution Account an amount equal to the Principal Distribution Amount and distribute to the Certificateholders the following amounts, in the following order of priority, in each case to the extent of the Principal Distribution Amount remaining for such Distribution Date:

(i)  sequentially, to the Holders of the Class A-1, Class A-2 and Class A-3 Certificates, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero;

(ii)  to the Certificate Insurer, the amount owing under the Insurance Agreement for reimbursement for prior claims paid under the Policy and any other amounts owing to the Certificate Insurer under the Insurance Agreement, to the extent not paid pursuant to clause Section 4.01(a) above and to the extent of the Principal Distribution Amount remaining after the distribution in Section 4.01(b)(i) above;

(iii)  to the Holders of the Class M Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(iv)  to the Holders of the Class B Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

(c)  On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Trustee shall withdraw from the Distribution Account an amount equal to the Principal Distribution Amount and distribute to the Certificateholders the following amounts, in the following order of priority, in each case to the extent of the Principal Distribution Amount remaining for such Distribution Date:

(i)  sequentially, to the Holders of the Class A-1, Class A-2 and Class A-3 Certificates, the Class A Principal Distribution Amount for such Distribution Date, in that order, until the aggregate Certificate Principal Balance of such Class has been reduced to zero;

(ii)  to the Certificate Insurer, the amount owing to the Certificate Insurer under the Insurance Agreement for reimbursement for prior claims paid under the Policy and any other amounts owing to the Certificate Insurer under the Insurance Agreement, to the extent not paid pursuant to Section 4.01(a) above and to the extent of the Principal Distribution Amount remaining after the distribution in Section 4.01(c)(i) above;

(iii)  to the Holders of the Class M Certificates, the Class M Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero;

(iv)  to the Holders of the Class B Certificates, the Class B Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero.

(d)  On each Distribution Date, the Total Monthly Excess Spread shall be distributed as follows:

(i)  in the case of each Distribution Date occurring in January, February or March 2007, to the holders of the Class C Certificates, 100% of the Total Monthly Excess Spread;

(ii)  in the case of a Distribution Date other than a Distribution Date occurring in January, February or March 2007, to the Holders of the Certificates then entitled to distributions of principal, the Extra Principal Distribution Amount payable to such Holders as part of the Principal Distribution Amount to the extent of their respective entitlements to principal as set forth in Section 4.01(b) and Section 4.01(c) above;

(iii)  to the Holders of the Class M Certificates, in an amount equal to the Unpaid Interest Shortfall Amount for such Distribution Date and such Class of Certificates;

(iv)  to the Holders of the Class M Certificates, in an amount equal to the Allocated Realized Loss Amount for such Distribution Date and such Class of Certificates;

(v)  to the Holders of the Class B Certificates, in an amount equal to the Unpaid Interest Shortfall Amount for such Distribution Date and such Class of Certificates;

(vi)  to the Holders of the Class B Certificates, in an amount equal to the Allocated Realized Loss Amount for such Distribution Date and such Class of Certificates;

(vii)  to the Excess Reserve Fund Account, for distribution therefrom to the Holders of the Class A Certificates and the Subordinated Certificates, the amount of any Net WAC Rate Carryover Amounts for such Distribution Date, to the extent of their respective entitlements as set forth in Section 4.01(e);

(viii)  reserved;

(ix)  to the Holders of the Class C Certificates, (a) the Accrued Certificate Interest for such Class and any Excess Overcollateralization Amount for such Distribution Date and (b) on any Distribution Date on which the Certificate Principal Balances of the Class A Certificates and the Subordinated Certificates have been reduced to zero, any remaining Available Funds;

(x)  if such Distribution Date follows the Prepayment Period during which occurs the latest date on which a Prepayment Charge may be required to be paid in respect of any Mortgage Loans, to the Holders of the Class P Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof is reduced to zero; and

(xi)  any remaining amounts to the Holders of the Class R Certificates (in respect of the Class R-2 Interest).

On each Distribution Date, an amount equal to all Prepayment Charges received during the related Prepayment Period together with the amounts paid in respect thereof pursuant to Section 3.30 shall be distributed to the Holders of the Class P Certificates. The distribution of the foregoing amounts to the Holders of the Class P Certificates shall not reduce the Class Certificate Balance thereof.

On each Distribution Date, following the foregoing distributions, an amount equal to the amount of Subsequent Recoveries deposited into the Certificate Account pursuant to Section 3.05 and included in the Available Funds for such Distribution Date shall be applied to increase the Certificate Principal Balance of the Class of Subordinated Certificates with the Highest Priority up to the extent of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.04. An amount equal to the amount of any remaining Subsequent Recoveries shall be applied to increase the Certificate Principal Balance of the Class of Certificates with the next Highest Priority, up to the amount of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.04, and so on. Holders of such Certificates will not be entitled to any distribution in respect of interest on the amount of such increases for any Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

(e)  On each Distribution Date, following the distributions made pursuant to Section 4.01(a), Section 4.01(b) or Section 4.01(c), as applicable, and Section 4.01(d), the Trustee shall withdraw from the Excess Reserve Fund Account the lesser of (A) the amount on deposit therein and (B) the aggregate of any Net WAC Rate Carryover Amounts for such Distribution Date and shall distribute the amount so withdrawn to the Holders of the Class A Certificates and the Subordinated Certificates in the following order of priority, in each case to the extent of the amount withdrawn:

From amounts on deposit in the Excess Reserve Fund Account as follows:

(i)  concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, based on entitlement, the Net WAC Rate Carryover Amount for each such Class and each such Distribution Date; and

(ii)  sequentially, to the Class M and Class B Certificates, in that order, the Net WAC Rate Carryover Amount for each such Class and each such Distribution Date.

(f)  All distributions made with respect to the Certificates of each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. Payments in respect of the Certificates of each Class on each Distribution Date will be made to the Holders of record on the related Record Date (except as otherwise provided in this Section 4.01(f), in Section 4.01(h) or in Section 10.01, respecting the final distribution on the Certificates), based on the aggregate Percentage Interest represented by their respective Certificates in such Class, and shall be made by wire transfer of immediately available funds to the account of any such Holder at a bank or other entity having appropriate facilities therefor, or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register, if such Holder shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

(g)  The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Agreement. In no event shall the Holders of any Class of Certificates, the Trustee, the Depositor or the Servicer in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

Except as otherwise provided in Section 10.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Trustee shall, no later than four days prior to the related Distribution Date, send, by overnight delivery or by registered mail, to each Holder on such date of such Class of Certificates and the Certificate Insurer a notice to the effect that:

(i)  the Trustee expects that the final distribution with respect to the Certificates of such Class will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee therein specified, and

(ii)  no interest shall accrue on such Certificates from and after the end of the calendar month preceding such final Distribution Date.

Any funds not distributed to any Holder or Holders of any Class of Certificates on such final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Trustee and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(h) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates but shall continue to hold any remaining funds for the benefit of non-tendering Certificateholders. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in such trust funds. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall pay to Lehman Brothers Inc. all such amounts, and Lehman Brothers Inc. shall be entitled to all unclaimed funds and other assets which remain subject hereto, and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds, and the Certificateholders shall look only to Lehman Brothers Inc. for payment. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(h). Any such amounts held in trust by the Trustee shall be held in an Eligible Account and shall be held uninvested.

Section 4.02.  Statements.

(a)  On each Distribution Date, based, as applicable, on information provided to it by the Servicer, the Trustee shall prepare and make available to each Holder of the Regular Certificates, the Servicer, the Certificate Insurer and the Rating Agencies, a statement as to the distributions made on such Distribution Date:

(i)  the amount of the distribution made on such Distribution Date to the Holders of each Class of the Certificates allocable to principal;

(ii)  the amount of the distribution made on such Distribution Date to the Holders of each Class of the Certificates allocable to interest;

(iii)  reserved;

(iv)  the aggregate amount of servicing compensation received by the Servicer with respect to the related Remittance Period (separately identifying Servicing Fees and other servicing compensation) and such other customary information as the Trustee reasonably deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

(v)  the aggregate amount of Advances for the related Remittance Period;

(vi)  the Pool Balance at the Close of Business at the end of the related Remittance Period;

(vii)  the number, aggregate Stated Principal Balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Determination Date;

(viii)  the number and aggregate unpaid Stated Principal Balance of Mortgage Loans (a) that were (A) Delinquent (exclusive of Mortgage Loans in bankruptcy or foreclosure and REO Properties) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) as to which foreclosure proceedings have been commenced and Delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (C) in bankruptcy and Delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, in each preceding case as of the Close of Business on the last day of the calendar month preceding such Distribution Date, and (b) the related Mortgaged Properties of which are REO Properties;

(ix)  the total number and cumulative Stated Principal Balance of all REO Properties as of the Close of Business of the last day of the preceding Prepayment Period;

(x)  the aggregate amount of Principal Prepayments made during the related Prepayment Period;

(xi)  the aggregate amount of Realized Losses incurred during the related Prepayment Period and the cumulative amount of Realized Losses;

(xii)  the aggregate amount of Subsequent Recoveries received during the related Prepayment Period and the cumulative amount of Subsequent Recoveries received since the Closing Date

(xiii)  the aggregate Certificate Principal Balance of each Class of Regular Certificates after giving effect to the distributions, and allocations of Realized Losses, made on such Distribution Date separately identifying any reduction thereof due to allocations of Realized Losses (in the case of the Subordinated Certificates and the Class C Certificates);

(xiv)  the Certificate Factor for each Class of the Regular Certificates applicable to such Distribution Date;

(xv)  the Accrued Certificate Interest for the Class A Certificates, the Subordinated Certificates and the Class C Certificates for such Distribution Date and Unpaid Interest Shortfall Amount, if any, with respect to the Class A Certificates and the Subordinated Certificates for such Distribution Date;

(xvi)  the aggregate amount of any Net Prepayment Interest Shortfalls for such Distribution Date;

(xvii)  the aggregate amount of any Relief Act Interest Shortfalls for such Distribution Date;

(xviii)  the Overcollateralized Amount and the Excess Overcollateralization Amount for such Distribution Date;

(xix)  the Credit Enhancement Percentage for such Distribution Date;

(xx)  the Net WAC Rate Carryover Amount for the Class A Certificates and the Subordinated Certificates, if any, for such Distribution Date and the amount remaining unpaid after payments from the Excess Reserve Fund Account are made pursuant to Section 4.01(e);

(xxi)  when the Stepdown Date has occurred and when a Trigger Event is in effect;

(xxii)  the deposits to and withdrawals from the Excess Reserve Fund Account on such Distribution Date;

(xxiii)  the Available Funds for such Distribution Date;

(xxiv)  the respective Pass-Through Rates applicable to the Class A Certificates, the Subordinated Certificates and the Class C Certificates for such Distribution Date and the respective Pass-Through Rates applicable to the Class A Certificates and the Subordinated Certificates for the immediately succeeding Distribution Date;

(xxv)  the aggregate Notional Amount of the Class C Certificates, in each case after giving effect the reductions thereof to occur on such Distribution Date; and

(xxvi)  the amount of the Reimbursement Amount for such Distribution Date and the amount received by the Certificate Insurer in respect thereof on such Distribution Date.

The Trustee will make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, the Servicer, the Trustee, the Certificate Insurer and the Rating Agencies via the Trustee’s internet website.

The Trustee’s internet website shall initially be located at https://www.tss.db.com/invr. Assistance in using the website can be obtained by calling the Trustee’s customer service desk at 1-800-735-7777. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

In the case of information furnished pursuant to subclauses (i) and (ii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each hypothetical Certificate having an initial Certificate Principal Balance or Notional Amount (in the case of the Class C Certificates) equal to $1,000.

(b)  Within a reasonable period of time after the end of each calendar year, the Trustee shall, upon written request, furnish to each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i) and (ii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

On each Distribution Date, the Trustee shall make available to the Class R Certificateholders a copy of the reports forwarded to the Regular Certificateholders in respect of such Distribution Date with such other information as the Trustee deems necessary or appropriate.

Within a reasonable period of time after the end of each calendar year, the Trustee shall deliver to each Person who at any time during the calendar year was a Class R Certificateholder, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Class R Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to Certificateholders by the Trustee pursuant to any requirements of the Code as from time to time in force.

The Trustee shall maintain at its Corporate Trust Office and shall make available free of charge during normal business hours for review by any Certificateholder, Certificate Owner or any Person identified to the Trustee as a prospective transferee of a Certificate, originals or copies of the following items: (i) the private placement memorandum or other disclosure document relating to such Certificates, if any, in the form most recently provided to the Trustee; and (ii) in all cases, (A) this Agreement and any amendments hereof entered into pursuant to Section 11.01, (B) all monthly statements required to be delivered to Certificateholders of the relevant Class pursuant to this Section 4.02 since the Closing Date, and all other notices, reports, statements and written communications delivered to the Certificateholders of the relevant Class pursuant to this Agreement since the Closing Date, (C) all certifications delivered by a Responsible Officer of the Trustee since the Closing Date pursuant to Section 9.01(h) and (D) any and all Officers’ Certificates delivered to the Trustee by the Servicer since the Closing Date to evidence the Servicer’s determination that any Advance or Servicing Advance was, or if made, would be a Nonrecoverable Advance or Nonrecoverable Servicing Advance, respectively. Copies and mailing of any and all of the foregoing items will be available from the Trustee upon request at the expense of the person requesting the same.

Section 4.03.  Remittance Reports; Advances.

(a)  By each Determination Date, the Servicer shall provide to the Trustee and the Certificate Insurer in electronic form the information needed to determine the distributions to be made pursuant to Section 4.01 and any other information on which the Servicer and the Trustee mutually agree. On or before the fifth Business Day following the end of each Prepayment Period (but in no event later than the third Business Day prior to the related Distribution Date), the Servicer shall deliver to the Trustee and the Certificate Insurer (which delivery may be by electronic data transmission) a report in substantially the form agreed to by the Servicer and the Trustee. The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Servicer.

(b)  The amount of Advances to be made by the Servicer for any Distribution Date shall equal, subject to Section 4.03(d), the sum of (i) the aggregate amount of Monthly Payments (net of the related Servicing Fee), due during the related Remittance Period in respect of the Mortgage Loans, which Monthly Payments were delinquent on a contractual basis as of the Close of Business on the related Determination Date and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Remittance Period and as to which REO Property an REO Disposition did not occur during the related Remittance Period, an amount equal to the excess, if any, of the REO Imputed Interest on such REO Property for the most recently ended calendar month, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.25 for distribution on such Distribution Date.

On or before 3:00 p.m. New York time on the Servicer Remittance Date, the Servicer shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date either (i) from its own funds or (ii) from the Certificate Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of Certificate Account that amounts held for future distribution have been, as permitted by this Section 4.03, used by the Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by the Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution used by the Servicer to make an Advance as permitted in the preceding sentence shall be appropriately reflected in the Servicer’s records and replaced by the Servicer by deposit in the Certificate Account on or before any future Servicer Remittance Date to the extent that the Available Funds for the related Distribution Date (determined without regard to Advances to be made on the Servicer Remittance Date) shall be less than the total amount that would be distributed to the Certificateholders pursuant to Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances. The Trustee will provide notice to the Servicer by telecopy by the Close of Business on any Servicer Remittance Date in the event that the amount remitted by the Servicer to the Trustee on such date is less than the Advances required to be made by the Servicer for the related Distribution Date, as set forth in the related Remittance Report.

(c)  The obligation of the Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from the Trust Fund pursuant to any applicable provisions of this Agreement, except as otherwise provided in this Section.

(d)  Notwithstanding anything herein to the contrary, no Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such Advance or Servicing Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers’ Certificate of the Servicer delivered to the Depositor, the Certificate Insurer and the Trustee.

Section 4.04.  Distributions on the REMIC Regular Interests.

On each Distribution Date, the Trustee shall cause the Available Funds from the Distribution Account to make the following disbursements and transfers, in the following order of priority, to be distributed by REMIC 1 to REMIC 2 on account of the REMIC 1 Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-1 Interest), as the case may be:

(i)  first, to the extent of Available Funds, to Holders of REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest LT1A3, REMIC 1 Regular Interest LT1M, REMIC 1 Regular Interest LT1B, REMIC 1 Regular Interest LT1ZZ and REMIC 1 Regular Interest LT1P, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC 1 Regular Interest LT1ZZ shall be reduced when the REMIC 1 Overcollateralized Amount is less than the REMIC 1 Target Overcollateralized Amount, by the lesser of (x) the amount of such difference and (y) the Maximum LT1ZZ Uncertificated Accrued Interest Deferral Amount and such amount will be payable to the Holders of REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest LT1A3, REMIC 1 Regular Interest LT1M and REMIC 1 Regular Interest LT1B, in the same proportion as the Overcollateralization Deficiency Amount is allocated to the Corresponding Certificates and the Uncertificated Principal Balance of the REMIC 1 Regular Interest LT1ZZ shall be increased by such amount;

(ii)  second, to the Holders of REMIC 1 Regular Interest LT1P, on each Distribution Date, 100% of the amount paid in respect of Prepayment Charges; and

(iii)  third, to the Holders of REMIC 1 Regular Interests, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

(a)  98.00% of such remainder to the Holders of REMIC 1 Regular Interest LT1AA, until the Uncertificated Principal Balance of such Uncertificated REMIC 1 Regular Interest is reduced to zero;

(b)  2.00% of such remainder, first, to the Holders of REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest LT1A3, REMIC 1 Regular Interest LT1M, REMIC 1 Regular Interest LT1B and REMIC 1 Regular Interest LT1P, 1.00% of such remainder, in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC 1 Regular Interests are reduced to zero; and second, to the Holders of REMIC 1 Regular Interest LT1ZZ, 1.00% of such remainder, until the Uncertificated Principal Balance of such REMIC 1 Regular Interest is reduced to zero; then

(c)  any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-1 Interest).

provided, however, that (i) 98.00% and (ii) 2.00% of any principal payments that are attributable to an Excess Overcollateralization Amount shall be allocated to Holders of REMIC 1 Regular Interest LT1AA and REMIC 1 Regular Interest LTZZ, respectively.

If the Trustee becomes aware that interest and principal collections that it receives in respect of the Mortgage Loans are not flowing from (a) REMIC 1 to REMIC 2 and (b) from REMIC 2 to each Class of Certificates, then the Trustee shall notify the Servicer and cooperate in consulting with the Servicer’s tax counsel. The advice or any opinion of said counsel shall be full and complete authorization and protection to the Trustee in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel. All parties hereby agree to resolve such issues within 30 days of notice thereof. Furthermore, to the extent any provisions of this document are inconsistent with (a) above, such provisions will be amended in accordance with Section 11.01 of this Agreement. Notwithstanding anything herein to the contrary, the Trustee shall incur no liability for any payments made in accordance with the provisions of this Agreement.

Notwithstanding the distributions described in this Section 4.04, distribution of funds shall be made so that the Uncertificated Principal Balance of each of REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest LT1A3, REMIC 1 Regular Interest LT1M and REMIC 1 Regular Interest LT1B remains equal to 1% of the Certificate Principal Balance of the related Corresponding Certificate and for REMIC 1 Regular Interest LT1ZZ to equal the sum of (i) 1% of the Mortgage Pool and (ii) 1% of the Overcollateralized Amount for such Distribution Date.

Section 4.05.  Allocation of Realized Losses.

For each Distribution Date, the Servicer shall calculate the amount of Realized Losses on the Mortgage Loans that occurred during the preceding Prepayment Period, and shall include such calculation in its Remittance Report.

If on any Distribution Date, the aggregate Certificate Principal Balance of the Class A Certificates and the Subordinated Certificates, determined after all distributions pursuant to Section 4.01 have been made, exceed the aggregate Stated Principal Balance of all of the Mortgage Loans as of such Distribution Date after all distributions pursuant to Section 4.01 have been made, such excess shall be allocated by the Trustee as follows: first, to the Class B Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and second, to the Class M Certificates, until the Certificate Principal Balance thereof has been reduced to zero. All Realized Losses to be so allocated to the Certificate Principal Balance of any such Class on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided herein. No allocations of any Realized Losses shall be made to the Certificate Principal Balance of the Class A Certificates. All references in Section 4.01 to the Certificate Principal Balance of any Class of Certificates, unless otherwise stated, shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses as provided in this Section 4.05, in each case to be allocated to such Class of Certificates, on such Distribution Date.

Any allocation of Realized Losses to a Subordinated Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated.

All Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date, in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to the REMIC 1 Regular Interest LT1AA and REMIC 1 Regular Interest LT1ZZ up to an aggregate amount equal to the REMIC 1 Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA and REMIC 1 Regular Interest LT1ZZ up to an aggregate amount equal to the REMIC 1 Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest LT1B and REMIC 1 Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1B has been reduced to zero; and fourth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest LT1M and REMIC 1 Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M has been reduced to zero.

All Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date among the REMIC 1 Regular Interests in the same manner and priority as such amounts are allocated with respect to the Corresponding Certificates.

Section 4.06.  The Policy.

(a)  If the Trustee determines that a Deficiency Amount to be covered by the Policy will exist for the related Distribution Date, the Trustee shall complete the notice in the form of Exhibit A to the Policy (the “Notice”) and submit such Notice in accordance with the Policy to the Certificate Insurer no later than 12:00 P.M., New York City time, on the second Business Day immediately preceding such Distribution Date, as a claim for the amount of such Insured Amount.

(b)  The Trustee shall establish and maintain the Insurance Account on behalf of the Holders of the Insured Certificates over which the Trustee shall have the exclusive control and sole right of withdrawal. Upon receipt of an Insured Amount from the Certificate Insurer on behalf of the Holders of the Insured Certificates, the Trustee shall deposit such Insured Amount in the Insurance Account and distribute such amount only for purposes of payment to the Insured Certificates of the Insured Amount for which a claim was made and such amount may not be applied to satisfy any costs, expenses or liabilities of the Servicer, the Seller, the Depositor, the Trustee or the Trust Fund or to pay any other Class of Certificates. Amounts paid under the Policy, to the extent needed to pay the Insured Amount, shall be transferred to the Distribution Account on the related Distribution Date and disbursed by the Trustee to the holders of the Insured Certificates in accordance with Section 4.01. It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay other distributions to the holders of the Insured Certificates with other funds available to make such payment. However, the amount of any payment of principal or of interest on the Insured Certificates to be paid from funds transferred from the Insurance Account shall be noted as provided in paragraph (d) below and in the statement to be furnished to holders of the Insured Certificates pursuant to Section 4.02. Funds held in the Insurance Account shall not be invested. Any funds remaining in the Insurance Account on the first Business Day following the later of (i) the related Distribution Date or (ii) the date received by the Trustee, shall be returned to the Certificate Insurer pursuant to the written instructions of the Certificate Insurer by the end of such Business Day.

(c)  The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Insured Certificate from moneys received under the Policy. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day’s prior notice to the Trustee.

(d)  In the event that the Trustee has received a certified copy of an order of the appropriate court that any Insured Amount has been voided in whole or in part as a preference payment under applicable bankruptcy law, the Trustee shall so notify the Certificate Insurer, shall comply with the provisions of the Policy to obtain payment by the Certificate Insurer of such Preference Amount in the amount of such voided Insured Amount, and shall, at the time it provides notice to the Certificate Insurer, notify, by mail the holders of the affected Insured Certificates that, in the event any holder’s Insured Amount is so recovered, such holder of an Insured Certificate will be entitled to payment pursuant to the Policy, a copy of which shall be made available through the Trustee or the Certificate Insurer, and the Trustee shall furnish to the Certificate Insurer, its records evidencing the payments which have been made by the Trustee and subsequently recovered from the holders of the Insured Certificates, and dates on which such payments were made.

(e)  The Trustee shall promptly notify the Certificate Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a “Preference Claim”) of any distribution made with respect to the Insured Certificates. Each holder of an Insured Certificate, by its purchase of such Insured Certificate, the Servicer, the Depositor and the Trustee agree that the Certificate Insurer (so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to, and each holder of an Insured Certificate and the Trustee hereby delegates and assigns to the Certificate Insurer, to the fullest extent permitted by law, the rights of the Trustee and each holder of an Insured Certificate in the conduct of any such Preference Claim, including, without limitation, all rights of any party to any adversary proceeding or action with respect to any court order issued in connection with any such Preference Claim.

(f)  The Trustee shall, upon retirement of the Insured Certificates, furnish to the Certificate Insurer a notice of such retirement, and, upon retirement of the Insured Certificates and the expiration of the term of the Policy, surrender the Policy to the Certificate Insurer for cancellation.

(g)  The Trustee will hold the Policy in trust as agent for the holders of the Insured Certificates for the purpose of making claims thereon and distributing the proceeds thereof. Neither the Policy nor the amounts paid on the Policy will constitute part of the Trust Fund created by this Agreement. Each Holder of the Insured Certificates, by accepting its Insured Certificates, appoints the Trustee as attorney in fact for the purpose of making claims on the Policy.

(h)  Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on the Insured Certificates which is made with moneys received pursuant to the terms of the Policy shall not be considered payment of the Insured Certificates from the Trust Fund. The Depositor, the Servicer and the Trustee acknowledge, and each holder by its acceptance of an Insured Certificate agrees, that without the need for any further action on the part of the Certificate Insurer, the Depositor, the Servicer or the Trustee (a) to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on the Insured Certificates to the holders of such Insured Certificates, the Certificate Insurer will be fully subrogated to, and each holder of an Insured Certificate, the Servicer and the Trustee hereby delegate and assign to the Certificate Insurer, to the fullest extent permitted by law, the rights of such holders to receive such principal and interest from the Trust Fund, including, without limitation, any amounts due to the holders of the Insured Certificates in respect of securities law violations arising from the offer and sale of the Insured Certificates, and (b) the Certificate Insurer shall be paid such amounts from the sources and in the manner provided herein for the payment of such amounts and as provided in this Agreement. The Trustee and the Servicer shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer’s rights or interests under this Agreement without limiting the rights or affecting the interests of the holders as otherwise set forth herein.

(i)  By accepting its Insured Certificate, each holder of an Insured Certificate agrees that, unless a Certificate Insurer Default exists, the Certificate Insurer shall be deemed to be the holder of the Insured Certificate for all purposes (other than with respect to the receipt of payment on the Insured Certificates) and shall have the right to exercise all rights (including, without limitation, voting rights) of the holders of the Insured Certificates under this Agreement and under the Insured Certificates without any further consent of the holders of the Insured Certificates. All notices, statement reports, certificates or opinions required by this Agreement to be sent to any holders of Insured Certificates shall also be sent to the Certificate Insurer.

ARTICLE V

THE CERTIFICATES

Section 5.01.  The Certificates.

Each of the Class A Certificates, the Subordinated Certificates, the Class C Certificates and the Class R Certificates shall be substantially in the forms annexed hereto as exhibits, and shall, on original issue, be executed, authenticated and delivered by the Trustee to or upon the order of the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund. The Class A Certificates and the Subordinated Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar denomination of $100,000 initial Certificate Principal Balance and integral dollar multiples of $1,000.00 in excess thereof, except that one Certificate of each such Class of Certificates may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Certificate Principal Balance of such Class on the Closing Date. The Class C Certificates and the Class R Certificates are issuable in any Percentage Interests; provided, however, that the sum of all such percentages for each such Class totals 100% and no more than ten Certificates of each such Class may be issued.

The Certificates shall be executed on behalf of the Trust by manual or facsimile signature on behalf of the Trustee by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 5.02(c), the Class A Certificates and the Subordinated Certificates shall be Book-Entry Certificates. The other Classes of Certificates shall not be Book-Entry Certificates.

Section 5.02.  Registration of Transfer and Exchange of Certificates.

(a)  The Certificate Registrar shall cause to be kept at the Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

Upon surrender for registration of transfer of any Certificate at the Trustee’s offices located at 648 Grassmere Park Road, Nashville, Tennessee 37211, Attention: Transfer Department, at the offices of the Trustee’s agent located at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658 or at such other office designated by the Trustee for such purposes and, in the case of a Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee on behalf of the Trust shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee on behalf of the Trust shall execute on behalf of the Trust and authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing. In addition, with respect to each Class R Certificate, the holder thereof may exchange, in the manner described above, such Class R Certificate for two separate certificates, each representing such holder’s respective Percentage Interest in the Class R-1 Interest and the Class R-2 Interest, respectively, in each case that was evidenced by the Class R Certificate being exchanged.

(b)  Except as provided in paragraph (c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee may conclusively rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

(c)  If (i)(x) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Trustee or the Depositor is unable to locate a qualified successor or (ii) after the occurrence of a Servicer Event of Termination, the Certificate Owners of the Book-Entry Certificates representing Percentage Interests of such Classes aggregating not less than 51% advise the Trustee and Depository through the applicable financial intermediaries and the Depository Participants in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered certificates (the “Definitive Certificates”) to Certificate Owners is no longer in the best interests of the Certificate Owners. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall, at the Servicer’s expense, execute on behalf of the Trust and authenticate the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee, the Certificate Registrar, the Servicer, any Paying Agent and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(d)  No transfer, sale, pledge or other disposition of any Private Certificate or any Ownership Interest therein shall be made unless such disposition is exempt from the registration requirements of the 1933 Act, and any applicable state securities laws or is made in accordance with the 1933 Act and such state securities laws.

In the event of any such transfer of any Ownership Interest in any Private Certificate that is a Definitive Certificate, except with respect to the initial transfer of any Private Certificate by the Depositor (i) unless such transfer is made in reliance upon Rule 144A under the 1933 Act (as evidenced by the investment letter delivered to the Trustee, in substantially the form of the Form of Rule 144A Investment Letter included as part of Exhibit J hereto), the Trustee and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor or (ii) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit L) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit J) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which transferor certificate and investment letter shall not be an expense of the Trustee or the Depositor. The Holder of such Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

In the event of any such transfer of any Ownership Interest in any Private Certificate that is a Book-Entry Certificate, except with respect to the initial transfer of any such Certificate by the Depositor, such transfer shall be required to be made in reliance upon Rule 144A under the 1933 Act, and the transferor will be deemed to have made each of the representations and warranties set forth on Exhibit L hereto in respect of such interest as if it was evidenced by such Private Certificate and the transferee will be deemed to have made each of the representations and warranties set forth in the Form of Rule 144A Investment Letter included as part of Exhibit J hereto in respect of such interest as if it was evidenced by a Definitive Certificate. The Certificate Owner of any such Ownership Interest in any such Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of any Certificate or any interest therein shall be made to any Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with “Plan Assets” of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. § 2510.3-101 (“Plan Assets”), as certified by such transferee in the form of Exhibit I, unless the Trustee is provided with an Opinion of Counsel on which the Depositor, the Trustee, the Certificate Insurer and the Servicer may rely, which is satisfactory to the Trustee, that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Servicer, the Trustee, the Certificate Insurer or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Servicer, the Trustee, the Certificate Insurer or the Trust Fund. Neither a certification nor an Opinion of Counsel will be required in connection with the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor (in which case, the Depositor or any affiliate thereof shall have deemed to have represented that such affiliate is not a Plan or a Person investing Plan Assets) and the Trustee shall be entitled to conclusively rely upon a written representation from the Depositor of the status of such transferee as an affiliate of the Depositor.

In the event of any such transfer of any Ownership Interest in any Book-Entry Certificate, except with respect to the initial transfer of any such Certificate by the Depositor, the transferee will be deemed to have made each of the representations and warranties set forth on Exhibit I hereto.

If any Certificate subject to the restrictions set forth in the preceding paragraph or any interest therein is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the provisions of the preceding paragraph shall indemnify and hold harmless the Depositor, the Servicer, the Trustee and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

(i)  Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(ii)  No Person shall acquire an Ownership Interest in a Class R Certificate unless such Ownership Interest is a pro rata undivided interest.

(iii)  In connection with any proposed transfer of any Ownership Interest in a Class R Certificate, the Trustee shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

(x) an affidavit in the form of Exhibit M hereto from the proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

(y) a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Class R Certificates.

(iv)  Any attempted or purported transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become a Holder of a Class R Certificate, then the prior Holder of such Class R Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Class R Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Class R Certificate that is in fact not permitted by this Section or for making any distributions due on such Class R Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Trustee received the documents specified in clause (iii). The Trustee shall be entitled to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Class R Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Class R Certificate that is a Permitted Transferee.

(v)  If any Person other than a Permitted Transferee acquires any Ownership Interest in a Class R Certificate in violation of the restrictions in this Section, then the Trustee shall have the right but not the obligation, without notice to the Holder of such Class R Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Class R Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of such Class R Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of such Class R Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim.

(vi)  If any Person other than a Permitted Transferee acquires any Ownership Interest in a Class R Certificate in violation of the restrictions in this Section, then the Trustee upon receipt of reasonable compensation will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.

The foregoing provisions of this Section which are applicable solely to the Class R Certificates shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Trustee, in form and substance satisfactory to the Trustee, (i) written notification from each Rating Agency that the removal of the restrictions on Transfer which are applicable solely to the Class R Certificates set forth in this Section will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC created hereunder to fail to qualify as a REMIC.

(e)  No service charge shall be made for any registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates. All Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

Section 5.03.  Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04.  Persons Deemed Owners.

The Servicer, the Depositor, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Servicer, the Depositor, the Trustee, the Certificate Registrar or any Paying Agent may treat the Person, including the Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Servicer, the Trust, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

Section 5.05.  Appointment of Paying Agent.

(a)  The Paying Agent shall make distributions to Certificateholders from the Distribution Account pursuant to Section 4.01 and shall report the amounts of such distributions to the Trustee. The duties of the Paying Agent may include the obligation to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be an entity duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee. The Trustee may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Depositor.

(b)  The Trustee shall cause the Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders and the Certificate Insurer entitled thereto until such sums shall be paid to such Certificateholders and shall agree that it shall comply with all requirements of the Code regarding the withholding of payments in respect of Federal income taxes due from Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it.

ARTICLE VI

THE SERVICER AND THE DEPOSITOR

Section 6.01.  Liability of the Servicer and the Depositor.

The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Servicer herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor herein.

Section 6.02.  Merger or Consolidation of, or Assumption of the Obligations of, the Servicer or the Depositor.

Any entity into which the Servicer or Depositor may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer or the Depositor shall be a party, or any corporation succeeding to the business of the Servicer or the Depositor, shall be the successor of the Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor Servicer shall satisfy all the requirements of Section 7.02 with respect to the qualifications of a successor Servicer.

Section 6.03.  Limitation on Liability of the Servicer and Others.

Neither the Servicer or the Depositor nor any of the directors or officers or employees or agents of the Servicer or the Depositor shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Servicer or the Depositor in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer, the Depositor or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or negligence in the performance of duties of the Servicer or the Depositor, as the case may be, or by reason of its reckless disregard of its obligations and duties of the Servicer or the Depositor, as the case may be, hereunder; provided, further, that this provision shall not be construed to entitle the Servicer to indemnity in the event that amounts advanced by the Servicer to retire any senior lien exceed Liquidation Proceeds (in excess of related liquidation expenses) realized with respect to the related Mortgage Loan. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and the Depositor, and any director or officer or employee or agent of the Servicer or the Depositor, shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder. None of the Depositor, the Seller or the Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that any of the Depositor, the Seller or the Servicer may in its discretion undertake any such legal action that it may deem appropriate in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder or with respect to the Mortgage Loans including, without limitation, any rights or causes of action arising out of the origination of the Mortgage Loans.  In such event, unless the Depositor, the Servicer or the Seller, as applicable, acts without the consent of the Certificate Insurer (unless the Policy has been canceled upon the payment in full of the Insured Certificates or a Certificate Insurer Default has occurred and is continuing), the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Seller, and the Servicer shall be entitled to be reimbursed therefor out of the Certificate Account. The Servicer’s right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of the Servicer pursuant to Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). This paragraph shall apply to the Servicer solely in its capacity as Servicer hereunder and in no other capacities.

Section 6.04.  Servicer Not to Resign.

Subject to the provisions of Section 7.01 and Section 7.02, the Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Servicer has proposed a successor Servicer to the Trustee and the Certificate Insurer in writing and such proposed successor Servicer is reasonably acceptable to the Trustee and the Certificate Insurer; and (b) each Rating Agency shall have delivered a letter to the Trustee prior to the appointment of the successor Servicer stating that the proposed appointment of such successor Servicer as Servicer hereunder will not result in the reduction or withdrawal of the then current rating of any of the Certificates (without regard to the Policy); provided, however, that no such resignation by the Servicer shall become effective until such successor Servicer or the Trustee, if it becomes successor Servicer, shall have assumed the Servicer’s responsibilities and obligations hereunder or the Trustee shall have designated a successor Servicer in accordance with Section 7.02. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Servicer. Any such determination permitting the resignation of the Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Certificate Insurer.

Section 6.05.  Delegation of Duties.

In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in Section 3.01. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04. Except as provided in Section 3.02, no such delegation is permitted that results in the delegate subservicing any Mortgage Loans. The Servicer shall provide the Trustee with 60 days prior written notice prior to the delegation of any of its duties to any Person other than any of the Servicer’s Affiliates or their respective successors and assigns.

Section 6.06.  Inspection.

The Servicer, in its capacity as Seller and Servicer, shall afford the Trustee and the Certificate Insurer, upon reasonable advance notice, during normal business hours, access to all records maintained by the Servicer in respect of its rights and obligations hereunder and access to officers of the Servicer responsible for such obligations. Upon request, the Servicer shall furnish to the Trustee and/or the Certificate Insurer, as applicable, its most recent publicly available financial statements and such other information relating to its capacity to perform its obligations under this Agreement.

ARTICLE VII

DEFAULT

Section 7.01.  Servicer Events of Termination.

(a)  If any one of the following events (“Servicer Events of Termination”) shall occur and be continuing:

(i)  (A)The failure by the Servicer to make any Advance; or (B) any other failure by the Servicer to deposit in the Certificate Account or Distribution Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of five (5) Business Days after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee, or to the Servicer, the Certificate Insurer and the Trustee by the Holders of Certificates evidencing at least 25% of the Voting Rights; or

(ii)  The failure by the Servicer to make any required Servicing Advance which failure continues unremedied for a period of 30 days, or the failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in this Agreement, which failure continues unremedied for a period of 30 days, after the date (A) on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Certificates evidencing at least 25% of the Voting Rights or (B) actual knowledge of such failure by a Servicing Officer of the Servicer; or

(iii)  The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or

(iv)  The Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

(b)  then, in each and every such case, so long as a Servicer Event of Termination shall not have been remedied within the applicable grace period, or with respect solely to clause (i)(A) above, if such Advance is not made by 5:00 P.M., New York time, on the Business Day immediately following the Servicer Remittance Date (provided, that the Trustee shall give the Servicer notice of such failure to advance by 5:00 P.M. New York time on the Servicer Remittance Date), the Trustee may, and at the direction of the Holders of Certificates evidencing Percentage Interests aggregating not less than 51%, by notice then given in writing to the Servicer, the Certificate Insurer and to the Trustee or, if no Certificate Insurer Default has occurred and is continuing, at the direction of the Certificate Insurer, the Trustee shall, terminate all of the rights and obligations of the Servicer as servicer under this Agreement but only upon consent of the Certificate Insurer if no Certificate Insurer Default has occurred and is continuing. Any such notice to the Servicer shall also be given to each Rating Agency, the Certificate Insurer, the Depositor and the Seller. On or after the receipt by the Servicer (and by the Trustee if such notice is given by the Holders) of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee (or if another successor Servicer shall at such time have already been appointed in accordance with Section 7.02, such successor Servicer) pursuant to and under this Section (subject to Section 7.02); and, without limitation, the Trustee (or such other successor Servicer appointed in accordance with Section 7.02) is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents or otherwise. The Servicer agrees to cooperate with the Trustee (or such other successor Servicer appointed in accordance with Section 7.02) in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the delivery to the Trustee (or such other successor Servicer appointed in accordance with Section 7.02) of all documents, funds, information and records requested by it to enable it to assume the Servicer’s functions under this Agreement within ten Business Days subsequent to such notice, the transfer within one Business Day subsequent to such notice to the Trustee (or such other successor Servicer appointed in accordance with Section 7.02) for the administration by it of all cash amounts that shall at the time be held by the Servicer and to be deposited by it in the Certificate Account, the Distribution Account, any REO Account or any Servicing Account or that have been deposited by the Servicer in such accounts or thereafter received by the Servicer with respect to the Mortgage Loans or any REO Property received by the Servicer. All reasonable costs and expenses (including attorneys’ fees) incurred in connection with transferring the Mortgage Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer (or if the predecessor Servicer is the Trustee, the Servicer that immediately preceded the Trustee) upon presentation of reasonable documentation of such costs and expenses and to the extent not paid by such Servicer, by the Trust.

Section 7.02.  Trustee to Act; Appointment of Successor.

(a)  On and after the time the Servicer (and the Trustee, if notice is sent by the Holders) receives a notice of termination pursuant to Section 6.04 or Section 7.01, the Certificate Insurer shall have the right to appoint a successor Servicer and if the Certificate Insurer does not exercise such right, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer (except for any representations or warranties of the Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.03(c) and the obligation to deposit amounts in respect of losses pursuant to Section 3.12) by the terms and provisions hereof arising on and after its succession including, without limitation, the Servicer’s obligations to make Advances pursuant to Section 4.03; provided, however, that if the Trustee is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee shall not be obligated to make Advances pursuant to Section 4.03; provided further, that any failure to perform such duties or responsibilities during the period following the termination of the Servicer reasonably necessary for the Trustee as successor to the Servicer hereunder to assume the duties and responsibilities of the Servicer or caused by the Servicer’s failure to provide information, documents or funds (or any other items reasonably requested by the Trustee in order to succeed to the Servicer’s responsibilities, duties and liabilities hereunder) required by Section 7.01 shall not be considered a default by the Trustee as successor to the Servicer hereunder and shall not result in any liability to the Trustee, and the Trustee, in its capacity as successor Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts. As compensation therefor, the Trustee (or such other successor Servicer as may be appointed as provided herein) shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Servicer or (ii) if the Trustee is legally unable so to act, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $50,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder and such successor Servicer must be acceptable to the Certificate Insurer; provided, that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to any of the Certificates by the Rating Agencies as evidenced by a letter to such effect from each Rating Agency (without regard to the Policy). Pending appointment of a successor to the Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Servicer would otherwise have received pursuant to Section 3.18 (or such other compensation as the Trustee and such successor shall agree, not to exceed the Servicing Fee). The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer to pay any deductible under an insurance policy pursuant to Section 3.14 or to indemnify the Trustee pursuant to Section 8.05, nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. All Servicing Transfer Costs shall be paid by the predecessor Servicer (or, if the predecessor Servicer is the Trustee, the Servicer that preceded the Trustee) upon presentation of reasonable documentation of such costs, and if such predecessor Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Servicer or the Trustee (in which case the successor Servicer or the Trustee, as applicable, shall be entitled to reimbursement therefor from the assets of the Trust Fund). If no Certificate Insurer Default has occurred and is continuing, the Certificate Insurer shall have the right to consent to any successor Servicer which the Trustee may propose to appoint.

(b)  Any successor to the Servicer, including the Trustee, shall during the term of its service as servicer continue to service and administer the Mortgage Loans for the benefit of Certificateholders and the Certificate Insurer, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.14.

Section 7.03.  Waiver of Defaults.

The Majority Certificateholders (excluding any Certificates held by the Seller, the Servicer or any Affiliate thereof) may, on behalf of all Certificateholders and the Certificate Insurer, waive any events permitting removal of the Servicer as servicer pursuant to this Article VII; provided, however, that the Majority Certificateholders (excluding any Certificates held by the Servicer or any Affiliate thereof) may not waive a default in making a required distribution on a Certificate without the consent of the Holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist and any Servicer Event of Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to the Rating Agencies.

Section 7.04.  Notification to Certificateholders.

(a)  Upon any termination or appointment of a successor to the Servicer pursuant to Section 6.04 or this Article VII, the Trustee shall give prompt written notice thereof to the Certificateholders and the Certificate Insurer at their respective addresses appearing in the Certificate Register and to each Rating Agency.

(b)  No later than the later of (i) 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute a Servicer Event of Termination and (ii) five days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Certificateholders notice of such occurrence unless such default or Servicer Event of Termination shall have been waived or cured.

Section 7.05.  Survivability of Servicer Liabilities.

Notwithstanding anything herein to the contrary, upon termination of the Servicer hereunder, any liabilities of the Servicer which accrued prior to such termination shall survive such termination.

ARTICLE VIII

THE TRUSTEE

Section 8.01.  Duties of Trustee.

The Trustee, prior to the occurrence of a Servicer Event of Termination and after the curing of all Servicer Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Servicer Event of Termination has occurred (which has not been cured) of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that the Trustee will not be responsible for the accuracy or content of any such resolutions, certificates, statements, opinions, reports, documents or other instruments. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee’s satisfaction, the Trustee will provide notice thereof to the Certificateholders.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

(i)  prior to the occurrence of a Servicer Event of Termination, and after the curing of all such Servicer Events of Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

(ii)  the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto;

(iii)  the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Majority Certificateholders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement; and

(iv)  the Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in clauses (i) and (ii) of Section 7.01(a) unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer or the Majority Certificateholders.

The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers (other than expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee’s performance in accordance with the provisions of this Agreement), if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

Section 8.02.  Certain Matters Affecting the Trustee.

Except as otherwise provided in Section 8.01:

(i)  the Trustee may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe;

(ii)  the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii)  the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Servicer Event of Termination (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(iv)  the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)  prior to the occurrence of a Servicer Event of Termination and after the curing of all Servicer Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Majority Certificateholder (provided, however, that no Certificates held by the Servicer, the Seller, the Depositor or any Affiliate thereof shall be given effect for the purpose of calculating any such aggregation of Voting Rights); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability from such Certificateholders as a condition to making such investigation. Nothing in this clause (v) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

(vi)  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian;

(vii)  the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Servicer until such time as the Trustee may be required to act as Servicer pursuant to Section 7.02 and thereupon only for the acts or omissions of the Trustee as successor Servicer;

(viii)  the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for its action or inaction other than its negligence or willful misconduct in the performance of such act; and

(ix)  the Trustee shall not be personally liable for any loss resulting from the investment of funds held in the Certificate Account or the Distribution Account at the direction of the Servicer pursuant to Section 3.12.

In order to comply with its duties under the U.S. Patriot Act, the Trustee shall obtain and verify certain information and documentation from the other parties hereto, including, but not limited to, such parties’ name, address and other identifying information.

In order to comply with laws, rules and regulations applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trustee.  Accordingly, each of the parties agrees to provide to the Trustee upon its request from time to time such party’s complete name, address, tax identification number and such other identifying information together with copies of such party’s constituting documentation, securities disclosure documentation or such other identifying documentation as may be available for such party.

Section 8.03.  Trustee Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the authentication of the Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Servicer, or for the use or application of any funds paid to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Servicer. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02 and in such case only to the extent of the Servicer’s obligations hereunder); the compliance by the Depositor, the Seller, the Seller or the Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee’s receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of moneys by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02 and in such case only to the extent of the Servicer’s obligations hereunder), any Sub-Servicer or any Mortgagor; any action of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02 and in such case only to the extent of the Servicer’s obligations hereunder), or any Sub-Servicer taken in the name of the Trustee; the failure of the Servicer or any Sub-Servicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02 and in such case only to the extent of the Servicer’s obligations hereunder); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee’s duty to review the Mortgage Files pursuant to Section 2.01. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Servicer and in such case only to the extent of the Servicer’s obligations hereunder).

Section 8.04.  Trustee May Own Certificates.

The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee and may transact any banking and trust business with the Seller, the Servicer, the Depositor or their Affiliates.

Section 8.05.  Trustee Fee and Expenses.

As compensation for its activities under this Agreement, on each Distribution Date the Trustee may withdraw from the Distribution Account and pay to itself the Trustee Fee for that Distribution Date. The Trustee and any director, officer, employee, or agent of the Trustee shall be indemnified by the Servicer against any loss, liability, or expense (including reasonable attorney’s fees) (i) resulting from any error in any tax or information return prepared by the Servicer or (ii) incurred in connection with any claim or legal action relating to:

(a)  this Agreement;

(b)  the Certificates; or

(c)  the performance of any of the Trustee’s duties under this Agreement, other than any loss, liability or expense incurred because of willful misfeasance, bad faith or negligence in the performance of any of the Trustee’s duties hereunder or incurred by reason of any action of the Trustee taken at the direction of the Certificateholders under this Agreement.

This indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee under this Agreement. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any expense, disbursement, or advance arising from the Trustee’s negligence, bad faith, or willful misconduct, the Servicer shall pay or reimburse the Trustee, for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with this Agreement with respect to:

(i)  the reasonable compensation, expenses, and disbursements of its counsel not associated with the closing of the issuance of the Certificates;

(ii)  the reasonable compensation, expenses, and disbursements of any accountant, engineer, or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage them to perform services under this Agreement; and

(iii)  printing and engraving expenses in connection with preparing any Definitive Certificates.

Except as otherwise provided in this Agreement, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Certificate Registrar or Paying Agent under this Agreement or for any other expenses.

Section 8.06.  Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and has a credit rating which would not cause any Rating Agency to reduce its current rating of the Certificates. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

Section 8.07.  Resignation or Removal of Trustee.

The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer, the Certificate Insurer and each Rating Agency. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee, the Certificate Insurer and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor or the Servicer may remove the Trustee but only upon consent of the Certificate Insurer if no Certificate Insurer default has occurred and is continuing. If the Depositor or the Servicer removes the Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee. The Trustee that is the subject of such removal shall deliver a copy of such instrument to the Certificateholders, the Certificate Insurer and the Servicer. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, then the Certificate Insurer may appoint a successor Trustee.

The Majority Certificateholders (excluding any Certificates held by the Seller, the Servicer or any Affiliate thereof) may at any time remove the Trustee by written instrument or instruments delivered to the Servicer, the Depositor, the Certificate Insurer and the Trustee but only upon consent of the Certificate Insurer if no Certificate Insurer Default has occurred and is continuing; the Depositor shall thereupon use its best efforts to appoint a successor Trustee in accordance with this Section. The Trustee that is the subject of such removal shall deliver a copy of such instrument to the Certificateholders and the Servicer.

Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

Section 8.08.  Successor Trustee.

Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Servicer, the Certificate Insurer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Depositor, the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06 and the appointment of such successor Trustee shall not result in a downgrading of any Class of the Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the successor Trustee shall mail notice of the appointment of a successor Trustee hereunder to all Holders of Certificates and the Certificate Insurer at their addresses as shown in the Certificate Register and to each Rating Agency.

Notwithstanding anything to the contrary contained herein, so long as no Certificate Insurer Default exists, the appointment of any successor Trustee pursuant to any provision of this Agreement will be subject to the prior written consent of the Certificate Insurer.

Section 8.09.  Merger or Consolidation of Trustee.

Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06 and 8.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.10.  Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders and the Certificate Insurer, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Servicer. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case a Servicer Event of Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08. The Servicer shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)  all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)  no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)  the Servicer and the Trustee, acting jointly, may at any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of a Servicer Event of Termination, the Trustee acting alone may accept the resignation or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor and the Servicer.

Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

Section 8.11.  Limitation of Liability.

The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

Section 8.12.  Trustee May Enforce Claims Without Possession of Certificates.

All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee for the benefit of all Holders of such Certificates and the Certificate Insurer, subject to the provisions of this Agreement. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

Section 8.13.  Suits for Enforcement.

In case a Servicer Event of Termination or other default by the Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, shall, at the direction of the Majority Certificateholders, or may, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

Section 8.14.  Waiver of Bond Requirement.

The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

Section 8.15.  Waiver of Inventory, Accounting and Appraisal Requirement.

The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

Section 8.16.  Reserved.

Section 8.17.  Access to Records of Trustee.

The Trustee shall afford the Seller, the Depositor, the Servicer, the Certificate Insurer and each Certificateholder or Certificate Owner, upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties under this Agreement and access to officers of the Trustee responsible for performing its duties. Upon request, the Trustee shall furnish the Depositor, the Servicer, the Certificate Insurer and any requesting Certificateholder or Certificate Owner with its most recent financial statements. The Trustee shall cooperate fully with the Seller, the Servicer, the Depositor, the Certificate Insurer and the Certificateholder or Certificate Owner for review and copying any books, documents or records requested with respect to the Trustee’s duties under this Agreement at the expense of the requesting party. The Seller, the Depositor, the Servicer and the Certificateholder or Certificate Owner shall not have any responsibility or liability for any action for failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

ARTICLE IX

REMIC ADMINISTRATION

Section 9.01.  REMIC Administration.

(a)  REMIC elections as set forth in the Preliminary Statement shall be made by the Trustee on Form 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement. For the purposes of the REMIC election in respect of REMIC 1, (i) the REMIC 1 Regular Interests shall be designated as the Regular Interests in REMIC 1 and the Class R-1 Interest shall be designated as the Residual Interest in REMIC 1, and (ii) the Regular Certificates (exclusive of the right to receive payments from the Excess Reserve Fund Account) shall be designated as the Regular Interests in REMIC 2 and the Class R-2 Interest shall be designated as the Residual Interest in REMIC 2. The Trustee shall not permit the creation of any “interests” in any Trust REMIC (within the meaning of Section 860G of the Code) other than the REMIC 1 Regular Interests, the Class R-1 Interest, the Class R-2 Interest, and the interests represented by the Certificates.

(b)  The Closing Date is hereby designated as the “Startup Day” of each REMIC within the meaning of section 860G(a)(9) of the Code.

(c)  The Trustee shall pay any and all tax related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to each REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Trustee in fulfilling its duties hereunder. The Trustee shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Distribution Account.

(d)  The Trustee shall prepare, sign and file, all of the REMICs’ federal and state tax and information returns as the direct representative of each REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Trustee.

(e)  The Holder of the Class R Certificate at any time holding the largest Percentage Interest thereof shall be the “tax matters person” as defined in the REMIC Provisions (the “Tax Matters Person”) with respect to each REMIC and shall act as Tax Matters Person for each REMIC. The Trustee, as agent for the Tax Matters Person, shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Trustee, as agent for the Tax Matters Person, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any disqualified person or organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

(f)  The Trustee, the Servicer and the Holders of Certificates shall take any action or cause the REMIC to take any action necessary to create or maintain the status of each REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Trustee, the Servicer nor the Holder of any Class R Certificate shall knowingly take any action, cause any REMIC created hereunder to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of such REMIC as a REMIC or (ii) result in the imposition of a tax upon such REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) unless the Trustee, the Certificate Insurer and the Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action but in no event at the expense of the Trustee) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC created hereunder or the assets therein, or causing such REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Class R Certificate will consult with the Servicer and the Certificate Insurer, or its respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Servicer or the Certificate Insurer has advised it in writing that an Adverse REMIC Event could occur.

(g)  Each Holder of a Class R Certificate shall pay when due any and all taxes imposed on each REMIC created hereunder by federal, state or local governmental authorities. To the extent that such Trust taxes are not paid by a Class R Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Class R Certificate in the REMICs or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to Holders of regular interests in the related REMIC. If any tax is imposed on “prohibited transactions” (as defined in Section 860F(a)(2) of the Code) of any REMIC created hereunder, on the “net income form foreclosure property” of any REMIC created hereunder as defined in Section 860G(c) of the Code, on any contribution to any REMIC created hereunder after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including any minimum tax imposed on any REMIC created hereunder pursuant to Sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, the tax shall be paid by (i) the Trustee, if any such other tax arises out of or results from negligence of the Trustee in the performance of its obligations under this Agreement, (ii) the Servicer or the Seller, in the case of any such minimum tax, if such tax arises out of or results from a breach by the Servicer or Seller of any of their obligations under this Agreement, (iii) the Seller, if any such tax arises out of or results from the Seller’s obligation to repurchase a Mortgage Loan pursuant to Section 2.03, or (iv) in all other cases, or if the Trustee, the Servicer, or the Seller fails to honor its obligations under the preceding clauses (i), (ii), or (iii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 3.11(b).

(h)  The Trustee, as agent for the Tax Matters Person, shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis.

(i)  No additional contributions of assets shall be made to any REMIC created hereunder, except as expressly provided in this Agreement with respect to eligible substitute mortgage loans.

(j)  Neither the Trustee nor the Servicer shall enter into any arrangement by which any REMIC created hereunder will receive a fee or other compensation for services.

(k)  On or before April 15th of each calendar year beginning in 2006, the Servicer shall deliver to the Trustee and each Rating Agency an Officers’ Certificate stating the Servicer’s compliance with the provisions of this Section 9.01.

(l)  The Trustee will apply for an Employee Identification Number from the Internal Revenue Service via a Form SS-4 or other acceptable method for all tax entities and shall complete and timely file the Form 8811.

Section 9.02.  Prohibited Transactions and Activities.

None of the Depositor, the Servicer or the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of any REMIC created hereunder pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II or Section 3.10 of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, or acquire any assets for any REMIC, sell or dispose of any investments in the Distribution Account, or accept any contributions to either REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, acquisition, substitution or acceptance) acceptable to the Certificate Insurer that such sale, disposition, acquisition, substitution or acceptance will not (a) affect adversely the status of any REMIC created hereunder as a REMIC or of the interests therein other than the Class R Certificates as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement), (d) cause any REMIC created hereunder to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions or (e) disqualify the Trust from being a qualifying special purpose entity under generally accepted accounting principles.

Section 9.03.  Indemnification with respect to Certain Taxes and Loss of REMIC Status.

(a)  In the event that any REMIC created hereunder fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Servicer of its duties and obligations set forth herein or due to the location of the Servicer, the Servicer shall indemnify the Trustee and the Holder of the related Class R Certificate against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence; provided, however, that the Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Depositor or the Holder of such Class R Certificate, as applicable, or for any such Losses resulting from misinformation provided by the Holder of such Class R Certificate on which the Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Class R Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

(b)  In the event that any REMIC created hereunder fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Trustee of its duties and obligations set forth herein, the Trustee shall indemnify the Trust Fund against any and all Losses resulting from such negligence; provided, however, that the Trustee shall not be liable for any such Losses attributable to the action or inaction of the Servicer, the Depositor or the Holder of such Class R Certificate, as applicable, or for any such Losses resulting from misinformation provided by the Holder of such Class R Certificate on which the Trustee has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Class R Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Trustee have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Trustee of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

ARTICLE X

TERMINATION

Section 10.01.  Termination.

(a)  The respective obligations and responsibilities of the Servicer, the Depositor and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Servicer to send certain notices as hereinafter set forth) shall terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Certificates have been reduced to zero and any amounts owed to the Certificate Insurer have been paid in full, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and any amounts owed to the Certificate Insurer have been paid in full and (iii) the optional purchase by the Terminator of the Mortgage Loans as described below. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the earlier of (i) the Latest Possible Maturity Date and (ii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.

Either (i) the Servicer, or (ii) if the Servicer fails to exercise such option and any portion of the Class A Certificates remain outstanding, the Certificate Insurer (either the Servicer or the Certificate Insurer, as applicable, the “Terminator”), shall have the right to terminate this Agreement on any Distribution Date following the date on which the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties as of the last day of the related Remittance Period is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans on the Cut-off Date, by purchasing, on or before such Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price (the “Termination Price”) equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of a Delinquent Mortgage Loan or REO Property) as of such date of purchase (assuming for this purpose that all amounts on deposit in the Certificate Account, net of amounts payable or reimbursable to the Servicer, have been distributed pursuant to Section 4.01 on or before such date of purchase) plus one month’s accrued interest thereon at the applicable Mortgage Rate (or if the Terminator is the Servicer, at the applicable Mortgage Rate less the Servicing Fee Rate), (ii) the lesser of (x) the appraised value of any Delinquent Mortgage Loan or REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Servicer at the expense of the Servicer and (y) the Stated Principal Balance of each such Delinquent Mortgage Loan or Mortgage Loan related to such REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Rate (or if the Terminator is the Servicer, at the applicable Mortgage Rate less the Servicing Fee Rate) and (iii) any related Net WAC Rate Carryover Amount and any outstanding amounts owed to the Certificate Insurer; provided that the purchase of the Mortgage Loans by the Terminator will not be permitted unless the total proceeds of such sale will be an amount sufficient to pay all principal and interest owed on the Class A Certificates and all amounts owed to the Certificate Insurer.

In connection with any such purchase pursuant to the preceding paragraph, the Servicer shall remit to the Trustee for deposit in the Distribution Account all amounts then on deposit in the Certificate Account (after paying itself or reimbursing itself for unreimbursed Advances and Servicing Advances and unpaid Servicing Fees and withdrawing any other amounts payable to itself that it is permitted to withdraw from the Certificate Account), which deposit shall be deemed to have occurred immediately preceding such purchase. Any such purchase shall be accomplished by deposit of the Termination Price into the Distribution Account on the Business Day before the date of final distribution pursuant to Section 10.01(c).

Upon the termination of the Trust Fund, any amounts remaining on deposit in the Excess Reserve Fund Account shall be released by the Trust Fund and distributed by the Trustee to the Class C Certificateholders or their designees. Upon termination of the Trust Fund, the Trustee will return the original Policy to the Certificate Insurer.

With such repurchase by the Servicer, the Servicer shall acquire any rights or potential rights of the Certificateholders or the Trustee to causes of action against any Person relating to the Mortgage Loans or the origination of the Mortgage Loans, including, without limitation, the right to enforce any breach of a representation or warranty made at any time with respect to the Mortgage Loans.

(b)  Notice of any termination, specifying the date upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee upon the Trustee receiving notice of such date from the Servicer, by letter to the Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (1) the date upon which final distribution of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such date of final distribution is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

(c)  Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Holders of the Certificates on the date for such final distribution (which date may be but is not required to be a Distribution Date), in proportion to the Percentage Interests of their respective Certificates and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Section 4.01 as if such date was the immediately following Distribution Date, plus any residual amounts in excess thereof that are available for such final distribution. By acceptance of the Class R Certificates, the Holders of the Class R Certificates agree, in connection with any termination hereunder, to assign and transfer any amounts in excess of the par value of the Mortgage Loans, and to the extent received in respect of such termination, to pay any such amounts to the Holders of the Class C Certificates.

(d)  In the event that all Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final distribution, the Trustee shall take the actions set forth in Section 4.01(h).

Section 10.02.  Additional Termination Requirements.

(a)  In the event that the Terminator exercises its purchase option as provided in Section 10.01, each REMIC shall be terminated in accordance with the following additional requirements, unless the Trustee shall have been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section will not (i) result in the imposition of taxes on “prohibited transactions” of the Trust as defined in Section 860F of the Code or (ii) cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i)  Within 90 days prior to the final Distribution Date, the Servicer shall adopt and the Trustee shall sign a plan of complete liquidation of each REMIC created hereunder meeting the requirements of a “Qualified Liquidation” under Section 860F of the Code and any regulations thereunder; and

(ii)  At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of the Trust Fund to the Servicer for cash pursuant to the terms of the plan of complete liquidation.

(b)  By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Trustee as their attorney in fact to: (i) adopt such a plan of complete liquidation (and the Certificateholders hereby appoint the Trustee as their attorney in fact to sign such plan) as appropriate; and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plan of complete liquidation all in accordance with the terms hereof.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01.  Amendment.

This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the Certificate Insurer but without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein, (iii) to make or modify any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement or (iv) to modify, eliminate or add to any provisions of this Agreement to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any federal income tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund; provided; that (1) such action shall not, as evidenced by either (a) an Opinion of Counsel delivered to the Trustee and the Certificate Insurer or (b) written notice to the Depositor, the Servicer and the Trustee from each Rating Agency that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency (without regard to the Policy), adversely affect in any material respect the interests of any Certificateholder and (2) in the case of an amendment pursuant to clause (iv) above, such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such federal income tax, as evidenced by an Opinion of Counsel delivered to the Trustee and the Certificate Insurer.

In addition, this Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee with the consent of the Majority Certificateholders and with the consent of the Certificate Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments on the Certificates without the consent of the Holder of such Certificate, (ii) amend, modify, add to, rescind, or alter in any respect Section 11.15, notwithstanding any contrary provision of this Agreement, without the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66 2/3% (provided, however, that no Certificates held by the Servicer, the Seller, the Depositor or any Affiliate thereby shall be given effect for the purpose of calculating any such aggregation of Percentage Interests), (iii) modify, add to, rescind, alter, or amend in any respect any provision of this Agreement restricting the Trust Fund from holding any property or engaging in any activity that would disqualify the Trust Fund from being a qualifying special purpose entity under generally accepted accounting principles without the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66 2/3% (provided, however, that no Certificates held by the Servicer, the Seller, the Depositor or any Affiliate thereby shall be given effect for the purpose of calculating any such aggregation of Percentage Interests), or (iv) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding. Upon approval of an amendment, a copy of such amendment shall be sent to each Rating Agency.

Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to or enter into any amendment to this Agreement unless it shall have first received an Opinion of Counsel (addressed to the Trustee and the Certificate Insurer) to the effect that such amendment or the exercise of any power granted to the Servicer, the Depositor or the Trustee in accordance with such amendment (i) is authorized or permitted by the Agreement and (ii) will not result in the imposition of a tax on any REMIC created hereunder constituting part of the Trust Fund pursuant to the REMIC Provisions or cause any REMIC created hereunder constituting part of the Trust to fail to qualify as a REMIC at any time that any Certificates are outstanding and that the amendment is being made in accordance with the terms hereof.

Promptly after the execution of any such amendment the Trustee shall furnish a copy of such amendment to each Certificateholder.

It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

The cost of any Opinion of Counsel to be delivered pursuant to this Section 11.01 shall be borne by the Person seeking the related amendment, but in no event shall such Opinion of Counsel be an expense of the Trustee.

The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise; provided however, that such consent shall not be unreasonably withheld.

Section 11.02.  Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the expense of the Trust, but only upon direction of Certificateholders and the Certificate Insurer accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or the Certificate Insurer.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

Section 11.03.  Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee and the Certificate Insurer a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights (excluding any Certificates held by the Seller, the Servicer or any Affiliate) thereof shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03 each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.04.  Governing Law; Jurisdiction.

This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. With respect to any claim arising out of this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in The City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

Section 11.05.  Notices.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, by facsimile (with confirmation of receipt) or by express delivery service, to (a) in the case of the Seller, the Seller and/or Servicer, IndyMac Bank, F.S.B., 155 North Lake Avenue, Pasadena, California 91101, Attention: Secondary Marketing, or such other address or telecopy number as may hereafter be furnished to the Depositor and the Trustee in writing by the Servicer, (b) in the case of the Trustee, Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration-IN06L3 (telecopy number: (714) 247-6285), or such other address or telecopy number as may hereafter be furnished to the Depositor and the Servicer in writing by the Trustee; (c) in the case of the Depositor, IndyMac MBS, Inc., 155 North Lake Avenue, Pasadena, California 91101, Attention: Secondary Marketing, and (d) in the case of the Certificate Insurer, Ambac Assurance Corporation, One State Street Plaza, New York, New York, 10004, Attention: Risk Management, Asset-Backed Securities (telecopy number: (212) 363-1459) (confirmation: (212) 668-0340), with a copy to General Counsel, or such other address or telecopy number as may be furnished to the Servicer, the Certificate Insurer and the Trustee in writing by the Depositor. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Notice of any Servicer Event of Termination shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

Section 11.06.  Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof or the rights of the Certificate Insurer.

Section 11.07.  Article and Section References.

All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

Section 11.08.  Notice to the Rating Agencies and the Certificate Insurer.

(a)  Each of the Trustee and the Servicer shall be obligated to use its best reasonable efforts promptly to provide notice to each Rating Agency and the Certificate Insurer with respect to each of the following of which a Responsible Officer of the Trustee or Servicer, as the case may be, has actual knowledge:

(i)  any material change or amendment to this Agreement;

(ii)  the occurrence of any Servicer Event of Termination that has not been cured or waived;

(iii)  the resignation or termination of the Servicer or the Trustee;

(iv)  the final payment to Holders of any Class of the Certificates;

(v)  any change in the location of any Account; and

(vi)  if the Trustee is acting as successor Servicer pursuant to Section 7.02 hereof, any event that would result in the inability of the Trustee to make Advances.

(b)  In addition, the Trustee shall promptly make available to each Rating Agency and the Certificate Insurer copies of each Statement to Certificateholders described in Section 4.02 hereof and the Servicer shall promptly furnish to each Rating Agency and the Certificate Insurer copies of the following:

(i)  each annual statement as to compliance described in Section 3.20 hereof;

(ii)  each annual independent public accountants’ servicing report described in Section 3.21 hereof; and

(iii)  each notice delivered pursuant to Section 7.01(a) hereof which relates to the fact that the Servicer has not made an Advance.

Any such notice pursuant to this Section 11.08 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to Moody’s Investors Service, Inc., 99 Church Street, New York, NY 10048, Attention: MBS Monitoring/IndyMac Residential Mortgage-Backed Trust Certificates, Series 2006-L3 and to Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., 55 Water Street, 41st floor, New York, New York 10041-0003, Attention: ABS Surveillance Group- New Assets, or such other addresses as the Rating Agencies may designate in writing to the parties hereto.

Section 11.09.  Further Assurances.

Notwithstanding any other provision of this Agreement, neither the Certificateholders nor the Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys’ fees) to be incurred in connection therewith.

Section 11.10.  Benefits of Agreement.

Except as set forth in Section 11.12 and Section 11.16, nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders, the Certificate Insurer and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement. The Certificate Insurer shall be an express third-party beneficiary of this Agreement.

Section 11.11.  Acts of Certificateholders.

(a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing, and such action shall become effective when such instrument or instruments are delivered to the Trustee and the Servicer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “act” of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section 11.11.

(b)  The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c)  Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificate.

Section 11.12.  Grant of Security Interest.

It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Depositor to the Trustee, be, and be construed as, a sale of the Mortgage Loans by the Depositor and not a pledge of the Mortgage Loans to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Depositor, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor and (b)(1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York; (2) the conveyance provided for in Section 2.01 hereof shall be deemed to be a grant by the Depositor to the Trustee of a security interest in all of the Depositor’s right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Certificate Account and the Distribution Account, whether in the form of cash, instruments, securities or other property; (3) the obligations secured by such security agreement shall be deemed to be all of the Depositor’s obligations under this Agreement, including the obligation to provide to the Certificateholders the benefits of this Agreement relating to the Mortgage Loans and the Trust Fund; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Accordingly, the Depositor hereby grants to the Trustee a security interest in the Mortgage Loans and all other property described in clause (2) of the preceding sentence, for the purpose of securing to the Trustee the performance by the Depositor of the obligations described in clause (3) of the preceding sentence. Notwithstanding the foregoing, the parties hereto intend the conveyance pursuant to Section 2.01 to be a true, absolute and unconditional sale of the Mortgage Loans and assets constituting the Trust Fund by the Depositor to the Trustee.

Section 11.13.  Official Record.

The Seller agrees that this Agreement is and shall remain at all times before the time at which this Agreement terminates an official record of the Seller as referred to in Section 13(e) of the Federal Deposit Insurance Act.

Section 11.14.  Protection of Assets.

(a)  Except for transactions and activities entered into in connection with the securitization that is the subject of this agreement, the Trust created by this Agreement is not authorized and has no power to:

(1) borrow money or issue debt;

(2) merge with another entity, reorganize, liquidate or sell assets;

(3) engage in any business or activities.

(b)  Each party to this agreement agrees that it will not file an involuntary bankruptcy petition against the Trustee or the Trust Fund or initiate any other form of insolvency proceeding until at least one year and one day after the Certificates have been paid in full.

Section 11.15.  Qualifying Special Purpose Entity.

Notwithstanding any contrary provision of this Agreement, the Trust Fund shall not hold any property or engage in any activity that would disqualify the Trust Fund from being a qualifying special purpose entity under generally accepted accounting principles.

Section 11.16.  Rights of the Certificate Insurer.

(a)  The Certificate Insurer is an express third-party beneficiary of this Agreement.

(b)  The Trustee or the Depositor, as applicable, shall provide to the Certificate Insurer copies of any report, notice, Opinion of Counsel, Officers’ Certificate, request for consent or request for amendment to any document related hereto promptly upon the Trustee’s or the Depositor’s production or receipt thereof, but only to the extent that such item is required to be delivered to the Certificate Insurer hereunder.

(c)  Unless a Certificate Insurer Default exists, the Trustee, the Servicer and the Depositor shall not agree to any amendment to this Agreement without first having obtained the prior written consent of the Certificate Insurer.

(d)  So long as there does not exist a failure by the Certificate Insurer to make a required payment under the Policy, the Certificate Insurer shall have the right to exercise all rights of the Holders of the Insured Certificates under this Agreement without any consent of such Holders, and such Holders may exercise such rights only with the prior written consent of the Certificate Insurer, except as provided herein.

(e)  The Certificate Insurer shall not be entitled to exercise any of its rights hereunder so long as there exists a failure by the Certificate Insurer to make a required payment under the Policy.

IN WITNESS WHEREOF, the Depositor, the Seller, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

INDYMAC MBS, INC.,
as Depositor

By: /s/ Jill Jacobson
Name: Jill Jacobson
Title:   Vice President

INDYMAC BANK, F.S.B.
as Seller and Servicer

By: /s/ Jill Jacobson
Name: Jill Jacobson
Title:   Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY,
as Trustee

By: /s/ Marion Hogan
Name:  Marion Hogan
Title:   Associate

By: /s/ Jennifer Hermansader
Name:  Jennifer Hermansader
Title:   Associate

STATE OF CALIFORNIA	)
	)	ss.:
COUNTY OF LOS ANGELES	)

On the 20th day of September, 2006 before me, a notary public in and for said State, personally appeared Jill Jacobson known to me to be a Vice President of IndyMac MBS Inc., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Evan Fitzsimon
Notary Public

STATE OF CALIFORNIA	)
	)	ss.:
COUNTY OF LOS ANGELES	)

On the 20th day of September, 2006 before me, a notary public in and for said State, personally appeared Jill Jacobson known to me to be a Vice President of IndyMac MBS Inc., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Evan Fitzsimon
Notary Public

STATE OF CALIFORNIA	)
	)	ss.:
COUNTY OF ORANGE	)

On the 20th day of September, 2006 before me, a notary public in and for said State, personally appeared Marion Hogan to be an Associate of Deutsche Bank National Trust Company that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Diana Nguyen
Notary Public

STATE OF CALIFORNIA	)
	)	ss.:
COUNTY OF ORANGE	)

On the 20th day of September, 2006 before me, a notary public in and for said State, personally appeared Jennifer Hermansader to be an Associate of Deutsche Bank National Trust Company that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Diana Nguyen
Notary Public

EXHIBIT A-1

FORM OF CLASS [A-1] [A-2] [A-3] CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.	:	1

Cut-off Date	:	___________ __, 200_

First Distribution Date	:	___________ __, 200_

Initial Certificate Balance of this Certificate (“Denomination”)	:	$_____

Initial Certificate Balances of all Certificates of this Class	:	$_____

CUSIP	:	___________

Interest Rate	:	Variable

INDYMAC MBS, INC.
IndyMac Residential Mortgage-Backed Trust 2006-L3,
Mortgage-Backed Certificates, Series 2006-L3
Class [A-1] [A-2] [A-3]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

Principal in respect of this Certificate is distributable monthly as stated herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [___]. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the aggregate of the Denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among IndyMac MBS, Inc., as depositor (the “Depositor”), IndyMac Bank, F.S.B., as seller (in such capacity, the “Seller”) and as servicer (in such capacity, the “Servicer”), and Deutsche Bank National Trust Company, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using “Plan Assets” to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: ___________ __, 200_

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:

Countersigned:

By:
Authorized Signatory of DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

INDYMAC MBS, INC.
IndyMac Residential Mortgage-Backed Trust 2006-L3,
Mortgage-Backed Certificates, Series 2006-L3

This Certificate is one of a duly authorized issue of Certificates designated as IndyMac MBS, Inc., IndyMac Residential Mortgage-Backed Trust, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is (i) with respect to each Class A Certificate, the Subordinated Certificates and any Book-Entry Certificate, the Business Day immediately preceding such Distribution Date and (ii) the Class C Certificates, the Class P Certificates, the Class R Certificates and any Definitive Certificate, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date).

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Certificate Insurer and the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer, the Seller and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date on which the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties as of the last day of the related Remittance Period is less than 10% of the sum of the Stated Principal Balances of the Closing Date Mortgage Loans and REO Properties on the Cut-off Date, the Servicer or if the Servicer fails to exercise such option and any portion of the Class A-1 Certificates remain outstanding, the Certificate Insurer, will have the right to repurchase, in whole, from the Trust all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 10.01 of the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
the assignee named above, or	,
as its agent.

STATE OF_____________	)
	)	ss.:
COUNTY OF___________	)

On the __th day of               , 20   before me, a notary public in and for said State, personally appeared                                 , known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.

Notary Public

[Notarial Seal]

EXHIBIT A-2

FORM OF CLASS M CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

Certificate No.	:	1

Cut-off Date	:	___________ __, 200_

First Distribution Date	:	___________ __, 200_

Initial Certificate Balance of this Certificate (“Denomination”)	:	$_____

Initial Certificate Balances of all Certificates of this Class	:	$_____

CUSIP	:	___________

Interest Rate	:	___________

INDYMAC MBS, INC.
IndyMac Residential Mortgage-Backed Trust 2006-L3,
Mortgage-Backed Certificates, Series 2006-L3
Class M

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

Principal in respect of this Certificate is distributable monthly as stated herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [___] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the aggregate of the Denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among IndyMac MBS, Inc., as depositor (the “Depositor”), IndyMac Bank, F.S.B., as seller (in such capacity, the “Seller”) and as servicer (in such capacity, the “Servicer”), and Deutsche Bank National Trust Company, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using “Plan Assets” to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: __________ __, 200_

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:

Countersigned:

By:
Authorized Signatory of DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

INDYMAC MBS, INC.
IndyMac Residential Mortgage-Backed Trust 2006-L3,
Mortgage-Backed Certificates, Series 2006-L3

This Certificate is one of a duly authorized issue of Certificates designated as IndyMac MBS, Inc., IndyMac Residential Mortgage-Backed Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is (i) with respect to each Class A Certificates, the Subordinated Certificates and any Book-Entry Certificate, the Business Day immediately preceding such Distribution Date and (ii) the Class C Certificates, the Class P Certificates, the Class R Certificates and any Definitive Certificate, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date).

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Certificate Insurer and the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer, the Seller and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date on which the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties as of the last day of the related Remittance Period is less than 10% of the sum of the Stated Principal Balances of the Closing Date Mortgage Loans and REO Properties on the Cut-off Date, the Servicer or if the Servicer fails to exercise such option and any portion of the Class A Certificates remain outstanding, the Certificate Insurer, will have the right to repurchase, in whole, from the Trust all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 10.01 of the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
the assignee named above, or	,
as its agent.

STATE OF_____________	)
	)	ss.:
COUNTY OF___________	)

On the __th day of               , 20   before me, a notary public in and for said State, personally appeared                                 , known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.

Notary Public

[Notarial Seal]

EXHIBIT A-3

FORM OF CLASS B CERTIFICATES

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES AND THE CLASS M CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

Certificate No.	:	1

Cut-off Date	:	___________ __, 200_

First Distribution Date	:	___________ __, 200_

Initial Certificate Balance of this Certificate (“Denomination”)	:	$_____

Initial Certificate Balances of all Certificates of this Class	:	$_____

CUSIP	:	___________

Interest Rate	:	___________

INDYMAC MBS, INC.
IndyMac Residential Mortgage-Backed Trust 2006-L3,
Mortgage-Backed Certificates, Series 2006-L3
Class B

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class B Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof. This Class B Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

This certifies that [___] is the registered owner of the Percentage Interest evidenced by this Class B Certificate (obtained by dividing the Denomination of this Class B Certificate by the Initial Certificate Principal Balance of this Class) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by IndyMac MBS, Inc. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of September 1, 2006 (the “Agreement”) among the Depositor, IndyMac Bank, F.S.B., as seller (the “Seller”) and servicer (the “Servicer”) and Deutsche Bank National Trust Company, as Trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class B Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class B Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event of any such transfer of any Ownership Interest in any Private Certificate that is a Book-Entry Certificate, except with respect to the initial transfer of any such Certificate by the Depositor, such transfer shall be required to be made in reliance upon Rule 144A under the 1933 Act, and the transferor will be deemed to have made each of the representations and warranties set forth on Exhibit L hereto in respect of such interest as if it was evidenced by such Private Certificate and the transferee will be deemed to have made each of the representations and warranties set forth in the Form of Rule 144A Investment Letter included as part of Exhibit J hereto in respect of such interest as if it was evidenced by a Definitive Certificate. The Certificate Owner of any such Ownership Interest in any such Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using “Plan Assets” to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class B Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class B Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: __________ __, 200_

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:

Countersigned:

By:
Authorized Signatory of DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

INDYMAC MBS, INC.
IndyMac Residential Mortgage-Backed Trust 2006-L3,
Mortgage-Backed Certificates, Series 2006-L3

This Certificate is one of a duly authorized issue of Certificates designated as IndyMac MBS, Inc., IndyMac Residential Mortgage-Backed Trust 2006-L3, Mortgage Backed Certificates, Series 2006-L3 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Servicer, the Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date on which the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties as of the last day of the related Remittance Period is less than 10% of the sum of the Stated Principal Balances of the Closing Date Mortgage Loans and REO Properties on the Cut-off Date, the Servicer or if the Servicer fails to exercise such option and any portion of the Class A Certificates remain outstanding, the Certificate Insurer, will have the right to repurchase, in whole, from the Trust all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 10.01 of the Agreement.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
To	,
For the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
The assignee named above, or	,
as its agent.

STATE OF_____________	)
	)	ss.:
COUNTY OF___________	)

On the __th day of               , 20   before me, a notary public in and for said State, personally appeared                                 , known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.

Notary Public

[Notarial Seal]

EXHIBIT A-4

FORM OF CLASS C CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.	:	1

Cut-off Date	:	___________ __, 200_

First Distribution Date	:	___________ __, 200_

Percentage Interest of this Certificate (“Denomination”)	:	100%

INDYMAC MBS, INC.
IndyMac Residential Mortgage-Backed Trust 2006-L3,
Mortgage-Backed Certificates, Series 2006-L3
Class C

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

The Certificate Principal Balance of this Class C Certificate at any time may be greater than or less than the Initial Certificate Principal Balance set forth on the face hereof. The Notional Amount of this Class C Certificate at any time may be less than the Initial Notional Amount set forth on the face hereof. This Class C Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

This certifies that [__] is the registered owner of the Percentage Interest evidenced by this Class C Certificate (obtained by dividing the Denomination of this Class C Certificate by the Initial Notional Amount of this Class) in certain distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by IndyMac MBS, Inc. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date (the “Agreement”) among the Depositor, IndyMac Bank, F.S.B., as seller (the “Seller”) and servicer (the “Servicer”) and Deutsche Bank National Trust Company, as Trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class C Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class C Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event of any such transfer (i) unless such transfer is made in reliance upon Rule 144A under the 1933 Act (as evidenced by the investment letter delivered to the Trustee, in substantially the form of the Form of Rule 144A Investment Letter included as part of Exhibit J to the Agreement), the Trustee and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, form the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor or (ii) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form of Exhibit L of the Agreement) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit J of the Agreement) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class C Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class C Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: June __, 2006

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:

Countersigned:

By:
Authorized Signatory of DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

INDYMAC MBS, INC.
IndyMac Residential Mortgage-Backed Trust 2006-L3,
Mortgage-Backed Certificates, Series 2006-L3

This Certificate is one of a duly authorized issue of Certificates designated as IndyMac MBS, Inc., IndyMac Residential Mortgage-Backed Trust 2006-L3, Mortgage Backed Certificates, Series 2006-L3 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Servicer, the Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date on which the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties as of the last day of the related Remittance Period is less than 10% of the sum of the Stated Principal Balances of the Closing Date Mortgage Loans and REO Properties on the Cut-off Date, the Servicer or if the Servicer fails to exercise such option and any portion of the Class A Certificates remain outstanding, the Certificate Insurer, will have the right to repurchase, in whole, from the Trust all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 10.01 of the Agreement.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
To	,
For the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
The assignee named above, or	,
as its agent.

STATE OF_____________	)
	)	ss.:
COUNTY OF___________	)

On the __th day of               , 20   before me, a notary public in and for said State, personally appeared                                 , known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.

Notary Public

[Notarial Seal]

EXHIBIT A-5

FORM OF CLASS R CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.	:	1

Cut-off Date	:	___________ __, 200_

Aggregate Percentage Interest of the Class R Certificates as of the Issue Date	:	100.00%

INDYMAC MBS, INC.
IndyMac Residential Mortgage-Backed Trust 2006-L3,
Mortgage-Backed Certificates, Series 2006-L3
Class R

evidencing the distributions allocable to the Class R Certificates with respect to a Trust consisting primarily of a pool of fixed and adjustable-rate, residential lot mortgage loans (the “Mortgage Loans”) secured by parcels of land that have been improved for residential use.

IndyMac MBS, Inc., as Depositor

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates.

This certifies that [___] is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in a Trust consisting primarily of the Mortgage Loans deposited by IndyMac MBS, Inc. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date (the “Agreement”) among the Depositor, IndyMac Bank, F.S.B., as seller (the “Seller”) and Servicer (the “Servicer”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event of any such transfer (i) unless such transfer is made in reliance upon Rule 144A under the 1933 Act (as evidenced by the investment letter delivered to the Trustee, in substantially the form of the Form of Rule 144A Investment Letter included as part of Exhibit J to the Agreement), the Trustee and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, form the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor or (ii) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form of Exhibit L of the Agreement) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit J of the Agreement) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee; (ii) no Person shall acquire an Ownership Interest in this Certificate unless such Ownership Interest is a pro rata undivided interest; (iii) in connection with any proposed transfer of any Ownership Interest in this Certificate, the Trustee shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following: (a) an affidavit in the form of Exhibit O to the Agreement from the proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and (b) a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Class R Certificates; (iv) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee.

Reference is hereby made to the further provisions of this Class R Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: ___________ __, 200_

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:

Countersigned:

By:
Authorized Signatory of DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

INDYMAC MBS, INC.
IndyMac Residential Mortgage-Backed Trust 2006-L3,
Mortgage-Backed Certificates, Series 2006-L3

This Certificate is one of a duly authorized issue of Certificates designated as IndyMac MBS, Inc., IndyMac Residential Mortgage Backed Trust 2006-L3, Mortgage Backed Certificates, Series 2006-L3 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Servicer, the Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date on which the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties as of the last day of the related Remittance Period is less than 10% of the sum of the Stated Principal Balances of the Closing Date Mortgage Loans and REO Properties on the Cut-off Date, the Servicer or if the Servicer fails to exercise such option and any portion of the Class A Certificates remain outstanding, the Certificate Insurer, will have the right to repurchase, in whole, from the Trust all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 10.01 of the Agreement.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT - Custodian
TEN ENT - as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act
JT TEN - as joint tenants with right of survivorship and not as tenants in common	_____________ (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
the assignee named above, or	,
as its agent.

STATE OF_____________	)
	)	ss.:
COUNTY OF___________	)

On the __th day of               , 20   before me, a notary public in and for said State, personally appeared                                 , known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.

Notary Public

[Notarial Seal]

EXHIBIT A-6

FORM OF CLASS P CERTIFICATES

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.	:	1

Cut-off Date	:	___________ __, 200_

First Distribution Date	:	___________ __, 200_

Initial Certificate Balances of all Certificates of this Class (“Denomination”)		$100

Percentage Interest of this Certificate (“Denomination”)		$100

INDYMAC MBS, INC.
IndyMac Residential Mortgage-Backed Trust 2006-L3,
Mortgage-Backed Certificates, Series 2006-L3
Class P

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class payable solely from Prepayment Charges.

Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [___] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the aggregate of the Denominations of all Certificates of the Class to which this Certificate belongs) in certain distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by IndyMac MBS, Inc. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date (the “Agreement”) among the Depositor, IndyMac Bank, F.S.B., as seller (the “Seller”) and servicer (the “Servicer”) and Deutsche Bank National Trust Company, as Trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. This Certificate represents an interest in the Trust, but does not represent an interest in any REMIC.

This Certificate does not have a Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement and solely payable from Prepayment Charges. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the office or agency maintained by the Trustee.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event of any such transfer (i) unless such transfer is made in reliance upon Rule 144A under the 1933 Act (as evidenced by the investment letter delivered to the Trustee, in substantially the form of the Form of Rule 144A Investment Letter included as part of Exhibit J to the Agreement), the Trustee and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, form the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor or (ii) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form of Exhibit L of the Agreement) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit J of the Agreement) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _______ __, 2006

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:

Countersigned:

By:
Authorized Signatory of DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

INDYMAC MBS, INC.
IndyMac Residential Mortgage-Backed Trust 2006-L3,
Mortgage-Backed Certificates, Series 2006-L3

This Certificate is one of a duly authorized issue of Certificates designated as IndyMac MBS, Inc., IndyMac Residential Mortgage-Backed Trust 2006-L3, Mortgage Backed Certificates, Series 2006-L3 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Servicer, the Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date on which the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties as of the last day of the related Remittance Period is less than 10% of the sum of the Stated Principal Balances of the Closing Date Mortgage Loans and REO Properties on the Cut-off Date, the Servicer or if the Servicer fails to exercise such option and any portion of the Class A Certificates remain outstanding, the Certificate Insurer, will have the right to repurchase, in whole, from the Trust all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 10.01 of the Agreement.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
To	,
For the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
The assignee named above, or	,
as its agent.

STATE OF_____________	)
	)	ss.:
COUNTY OF___________	)

On the __th day of               , 20   before me, a notary public in and for said State, personally appeared                                 , known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.

Notary Public

[Notarial Seal]

EXHIBIT B

COPY OF CERTIFICATE GUARANTY INSURANCE POLICY WITH RESPECT TO THE INSURED CERTIFICATES

CERTIFICATE GUARANTY INSURANCE POLICY ENDORSEMENT

Attached to and forming part of Certificate Guaranty Insurance Policy No. AB1028BE issued to:	Effective Date of Endorsement: September 25, 2006

Deutsche Bank National Trust Company,
as Trustee for the Holders of
IndyMac Residential Mortgage-Backed Trust,
Series 2006-L3, Class A Certificates

For all purposes of the Policy, the following terms shall have the following meanings:

“Affiliate” shall mean with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” shall mean, for purposes of the Policy, the Pooling and Servicing Agreement, dated as of September 1, 2006, among Indymac MBS, Inc., as the Depositor, Indymac Bank, F.S.B., as the Seller and Servicer, and Deutsche Bank National Trust Company, as the Trustee.

“Business Day” shall mean any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the state of New York or the state of California or the city in which the Corporate Trust Office or the office of the Insurer is located are required or authorized by law or executive order to be closed.

“Class A Certificates” shall mean any one of the IndyMac Residential Mortgage-Backed Certificates, Series 2006-L3, substantially in the form set forth as Exhibits A-1, A-2 and A-3 to the Agreement.

“Deficiency Amount” shall mean for any Distribution Date, an amount equal to the sum of (1) the aggregate amount by which the Accrued Certificate Interest payable to the Class A Certificates for such Distribution Date exceeds the Interest Remittance Amount available on such Distribution Date to pay the Class A Certificates, and (2) (i) with respect to any Distribution Date other than the Final Distribution Date, the aggregate amount, if any, by which the aggregate Certificate Principal Balance of the Class A Certificates (after giving effect to all distributions of Available Funds on such Distribution Date) exceeds the aggregate Stated Principal Balance of the Mortgage Loans on the last day of the related Remittance Period and (ii) with respect to the Final Distribution Date, the aggregate Certificate Principal Balance of the Class A Certificates (after giving effect to all distributions of Available Funds on such Distribution Date). Notwithstanding anything to the contrary contained herein, the aggregate Deficiency Amount described above which may be paid under the Policy shall not exceed the Maximum Insured Amount.

“Distribution Date” shall mean the 25th day of each month (or if such day is not a Business Day the next Business Day immediately following) beginning with the First Distribution Date.

“Due for Payment” shall mean, (i) with respect to an Insured Amount, the Distribution Date on which Insured Amounts are due and payable pursuant to the terms of the Agreement and (ii) with respect to a Preference Amount, the Business Day on which the documentation required by the Insurer has been received by the Insurer.

“Final Distribution Date” shall mean the Distribution Date occurring in April 2012.

“First Distribution Date” shall mean October 25, 2006.

“Holder” shall mean the registered owner or beneficial owner of a Class A Certificate, other than the Depositor, the Seller, the Servicer or the Trustee or any of their Affiliates.

“Insurance Account” shall mean the account created and maintained with the Trustee for the benefit of the Holders and the Insurer pursuant to Section 4.06 of the Agreement.

“Insurance Agreement” shall mean the Insurance and Indemnity Agreement, dated as of September 25, 2006, among IndyMac MBS, Inc., as the Depositor, IndyMac Bank, F.S.B., as the Sponsor, the Seller and the Servicer, and Deutsche Bank National Trust Company, as Trustee, the Insurer, as such agreement may be amended, modified or supplemented from time to time.

“Insured Amount” shall mean, with respect to any Distribution Date, the Deficiency Amount for such Distribution Date.

“Insured Payments” shall mean, with respect to any Distribution Date, the aggregate amount actually paid by the Insurer to, or at the direction of, the Trustee in respect of (i) Insured Amounts for a Distribution Date and (ii) Preference Amounts for any given Business Day.

“Insurer” shall mean Ambac Assurance Corporation, or any successor thereto, as issuer of the Policy.

“Late Payment Rate” shall mean for any Distribution Date, the lesser of (i) the greater of (a) the rate of interest, as it is publicly announced by Citibank, N.A. at its principal office in New York, New York as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 2% and (b) the then applicable highest rate of interest on any of the Class A Certificates and (ii) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

“Maximum Insured Amount” shall mean $167,790,000 in respect of principal, plus interest thereon calculated at the Pass-Through Rate for the Class A Certificates.

“Nonpayment” shall mean, with respect to any Distribution Date, an Insured Amount is Due for Payment but has not been paid pursuant to the Agreement.

“Notice” shall mean the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Amount or Preference Amount which shall be due and owing on the applicable Distribution Date.

“Person” shall mean any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Policy” shall mean the Certificate Guaranty Insurance Policy No. AB1028BE together with each and every endorsement hereto.

“Pooling and Servicing Agreement” shall mean the Pooling and Servicing Agreement, dated as of September 1, 2006 by and among IndyMac Bank, F.S.B., as the Seller and the Servicer, IndyMac MBS, Inc., as the Depositor, and Deutsche Bank National Trust Company, as Trustee.

“Preference Amount” shall mean any payment of principal or interest previously distributed to a Holder on a Class A Certificate, which would have been covered under the Policy as an Insured Amount, which has been deemed a preferential transfer and was previously recovered from its owner pursuant to the United States Bankruptcy Code in accordance with a final, non-appealable order a court of competent jurisdiction.

“Reimbursement Amount” shall mean, as to any Distribution Date, the sum of (x) (i) all Insured Payments paid by the Insurer, but for which the Insurer has not been reimbursed prior to such Distribution Date pursuant to the Agreement, plus (ii) interest accrued on such Insured Payments not previously repaid, calculated at the Late Payment Rate from the date the Trustee received the related Insured Payments, and (y) without duplication (i) any amounts then due and owing to the Insurer under the Insurance Agreement, as certified to the Trustee by the Insurer plus (ii) interest on such amounts at the Late Payment Rate.

“Relief Act Shortfalls” shall mean interest shortfalls resulting from the application of the Servicemembers Relief Act, as amended, or any similar state law.

“Trustee” shall mean Deutsche Bank National Trust Company, or its successor-in-interest, in its capacity as Trustee under the Agreement, or if any successor trustee shall be appointed as provided therein, then “Trustee” shall also mean such successor trustee, subject to the provisions thereof.

Capitalized terms used herein as defined terms and not otherwise defined herein shall have the meaning assigned to them in the Insurance Agreement and the Agreement, without regard to any amendment or modification thereof, unless such amendment or modification has been approved in writing by the Insurer.

Notwithstanding any other provision of the Policy, the Insurer will pay any Insured Amount payable hereunder no later than 12:00 noon, New York City time, on the later of (i) the second Business Day following receipt in New York, New York on a Business Day by the Insurer of a Notice at the address and in the manner provided in Section 6.02 of the Insurance Agreement and (ii) the Distribution Date on which the related Insured Amount is Due for Payment; provided that, if such Notice is received after 12:00 noon, New York City time, on such Business Day, it shall be deemed to be received on the following Business Day. If any such Notice is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received for purposes of this paragraph, and the Insurer shall promptly so advise the Trustee and the Trustee may submit an amended or corrected Notice.

If such an amended or corrected Notice is in proper form and is otherwise sufficient for the purpose of making a claim under the Policy, it will be deemed to have been timely received on the business day of such resubmission, provided that, if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received before 12:00 noon on the following Business Day.

The Insurer’s obligations under the Policy with respect to Insured Amounts will be discharged to the extent funds are transferred to the Trustee as provided in the Policy, whether or not the funds are properly applied by the Trustee.

The Insurer will pay any Preference Amount when due to be paid pursuant to the Order (as defined below), but in any event no earlier than the third Business Day following receipt by the Insurer of (i) a certified copy of a final, non-appealable order of a court or other body exercising jurisdiction in such insolvency proceeding to the effect that the Trustee, or Holder, as applicable, is required to return such Preference Amount paid during the term of the Policy because such payments were avoided as a preferential transfer or otherwise rescinded or required to be restored by the Trustee and/or Holder, as applicable (the “Order”), (ii) an opinion of counsel satisfactory to the Insurer, stating that such Order has been entered and is final and not subject to any stay, (iii) an assignment, in form and substance satisfactory to the Insurer, duly executed and delivered by the Trustee or Holder, irrevocably assigning to the Insurer all rights and claims of the Trustee and/or such Holder relating to or arising under the Agreement or otherwise with respect to such Preference Amount, (iv) appropriate instruments in form satisfactory to the Insurer to effect the appointment of the Insurer as agent for the Trustee and such Holder in any legal proceeding relating to such Preference Amount and (v) a Notice (in the form attached hereto as Exhibit A) appropriately completed and executed by the Trustee; provided, that if such documents are received after 12:00 noon, New York City time, on such Business Day, they will be deemed to be received on the following Business Day; provided, further, that the Insurer shall not be obligated to make any payment in respect of any Preference Amount representing a payment of principal on the Class A Certificates prior to the time the Insurer would have been required to make a payment in respect of such principal pursuant to the first paragraph of the face of the Policy; provided, further, that any Preference Amount that constitutes interest will be limited to the amount of interest on the outstanding principal amount of the Class A Certificates (calculated at the related Pass-Through Rate) accrued as of the last day of the applicable interest accrual period and will not, in any event, include any interest on the Class A Certificates accrued after such date or any interest on such interest amount. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the Holder directly, unless the Holder has made a payment of the Preference Amount to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the Insurer will pay the Holder, subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii), (iv) and (v) above to the Insurer and (b) evidence satisfactory to the Insurer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

Upon any payment under the Policy, in furtherance and not in limitation of the Insurer’s equitable right of subrogation and the Insurer’s rights under the Insurance Agreement, the Insurer will, to the extent of such payment by the Insurer under the Policy, be subrogated to the rights of any Holder, to receive any and all amounts due in respect of such Class A Certificates as to which such payment under the Policy was made, to the extent of any payment by the Insurer under the Policy.

The Insurer hereby agrees that if it shall be subrogated to the rights of Holders by virtue of any payment under the Policy, no recovery of such payment will occur unless the full amount of the Holders’ allocable distributions for such Distribution Date can be made. In so doing, the Insurer does not waive its rights to seek full payment of all Reimbursement Amounts owed to it under the Insurance Agreement and the Agreement.

The Policy does not cover Net WAC Cap Carry Forward Amounts, Net WAC Shortfalls, Net Interest Shortfalls, default interest, premiums, if any, allocated to or payable in respect of the Class A Certificates, nor does the Policy guarantee to the Holders any particular rate of principal payment. In addition, the Policy does not cover shortfalls, if any, attributable to the liability of the Issuer, any REMIC thereof, the Trustee or any Holder for withholding taxes, if any, (including interest and penalties in respect of any liability for withholding taxes) or any risk other than Nonpayment, including the failure of the Trustee or any Paying Agent to make any payment required under the Agreement to the Holders.

The terms and provisions of the Agreement constitute the instrument of assignment referred to in the second paragraph of the face of the Policy.

A premium will be payable on the Policy on each Distribution Date as provided in Section 3.02 of the Insurance Agreement, beginning with the First Distribution Date, in an amount equal to the Premium Amount. The premium on the Policy is not refundable for any reason, including the payment of any Class A Certificates prior to their maturities.

IN THE EVENT THAT AMBAC ASSURANCE CORPORATION WERE TO BECOME INSOLVENT, ANY CLAIMS ARISING UNDER THE POLICY WOULD BE EXCLUDED FROM COVERAGE BY THE CALIFORNIA INSURANCE GUARANTY ASSOCIATION.

The Policy to which this endorsement is attached and of which it forms a part is hereby amended to provide that there shall be no acceleration payment due under the Policy unless such acceleration is at the sole option of the Insurer. In the event of a payment default or insolvency of the Trust, there shall be no acceleration of payments required to be made under the Policy with respect to the Class A Certificates except at the option of the Insurer.

Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Policy other than as above stated.

To the fullest extent permitted by applicable law, the Insurer hereby waives and agrees not to assert any and all rights and defenses (including but not limited to set-offs, counterclaims, fraud in the inducement or fact or any other circumstances that would have the effect of discharging a surety at law or in equity), to the extent such rights and defenses may be available to the Insurer to avoid payment of its obligations under the Policy in accordance with the express provisions hereof. None of the foregoing waivers shall prejudice any claim the Insurer may have, whether directly or as subrogee of the Class A Certificateholders, subsequent to making such payment to the Trustee in accordance with this Policy.

To the extent the provisions of this endorsement conflict with the provisions in the above-mentioned Policy, the provisions of this endorsement shall govern.

The Policy and the obligations of the Insurer thereunder will terminate without any action on the part of the Insurer or any other person on the date that is one year and one day following the earlier to occur of (i) the date on which all amounts required to be paid on the Class A Certificates have been paid in full and (ii) if any proceedings requisite to avoidance as a Preference Payment have been commenced on or prior to the date specified in clause (i) above, the 30th day after the entry of a final and nonappealable order in resolution or settlement of each such proceeding. Upon termination of the Policy, the Trustee shall deliver the original of the Policy to the Insurer.

No person other than the Trustee shall be entitled to present the Notice.

No waiver of any rights or powers of the Insurer, the Holders or the Trustee or consent by any of them shall be valid unless signed by an authorized officer or agent thereof.

The Policy is issued under and pursuant to, and shall be construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Ambac Assurance Corporation has caused this endorsement to the Policy to be signed by its duly authorized officers.

________________________________                                                                         ___________________________________
Assistant Secretary                                                                                                                 First Vice President

EXHIBIT A

TO THE CERTIFICATE GUARANTY INSURANCE POLICY

Policy No. AB1028BE

NOTICE OF NONPAYMENT AND DEMAND
FOR PAYMENT OF INSURED AMOUNTS

Date: [         ]

Ambac Assurance Corporation
One State Street Plaza
New York, New York 10004
Attention: General Counsel

Reference is made to Certificate Guaranty Insurance Policy No. AB1028BE (the “Policy”) issued by Ambac Assurance Corporation (“Ambac”). Terms capitalized herein and not otherwise defined shall have the meanings specified in the Policy and the Pooling and Servicing Agreement, dated as of September 1, 2006 (the “Agreement”), between IndyMac Bank, F.S.B., as the Seller and the Servicer, IndyMac MBS, Inc., as the Depositor, and Deutsche Bank National Trust Company, as Trustee, as the case may be, unless the context otherwise requires.

The Trustee hereby certifies as follows:

1.	The Trustee is the Trustee under the Agreement for the Holders.

2.	The relevant Distribution Date is [date].

3.	Payment on the Class A Certificates in respect of the Distribution Date is due to be received on _________________________ under the Agreement in an amount equal to $_________.

4.	There is an [Insured Amount] [Preference Amount] of $______________ in respect of the Class A Certificates, which amount is Due for Payment pursuant to the terms of the Agreement.

5.	The Trustee has not heretofore made a demand for the Insured Amount in respect of the Distribution Date.

6.
The Trustee hereby requests the payment of the [Insured Amount] [Preference Amount] that is Due For Payment be made by Ambac under the Policy and directs that payment under the Policy be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to: ______________________________ (Trustee’s account number).

7.
The Trustee hereby agrees that, following receipt of the [Insured Amount] [Preference Amount] from Ambac, it shall (a) hold such amounts in trust and apply the same directly to the distribution of payment on the Class A Certificates when due; (b) not apply such funds for any other purpose; (c) deposit such funds to the Insurance Account and not commingle such funds with other funds held by Trustee and (d) maintain an accurate record of such payments with respect to each certificate and the corresponding claim on the Policy and proceeds thereof.

FOR YOUR PROTECTION CALIFORNIA LAW REQUIRES THE FOLLOWING TO APPEAR ON THIS FORM. ANY PERSON WHO KNOWINGLY PRESENTS A FALSE OR FRAUDULENT CLAIM FOR THE PAYMENT OF A LOSS IS GUILTY OF A CRIME AND MAY BE SUBJECT TO FINES AND CONFINEMENT IN STATE PRISON.

By:________________________________
Trustee

Title:_______________________________
(Officer)

EXHIBIT C

FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

INDYMAC BANK, F.S.B.,
as Seller

and

INDYMAC MBS, INC.,
as Purchaser

MORTGAGE LOAN PURCHASE AGREEMENT

Dated as of September 25, 2006

INDYMAC RESIDENTIAL MORTGAGE-BACKED TRUST CERTIFICATES,
SERIES 2006-L3

Table of Contents

ARTICLE I

DEFINITIONS

Section 1.01     Definitions

ARTICLE II

SALE OF MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE

Section 2.01     Sale of Mortgage Loans.
Section 2.02     Obligations of Seller Upon Sale
Section 2.03     Payment of Purchase Price for the Mortgage Loans.

ARTICLE III

REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

Section 3.01     Seller Representations and Warranties Relating to the Mortgage Loans
Section 3.02     Seller Representations and Warranties Relating to the Seller
Section 3.03     Remedies for Breach of Representations and Warranties

ARTICLE IV

SELLER’S COVENANTS

Section 4.01     Covenants of the Seller

ARTICLE V

INDEMNIFICATION WITH RESPECT TO THE MORTGAGE LOANS

Section 5.01     Indemnification.

ARTICLE VI

TERMINATION

Section 6.01     Termination

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.01     Amendment
Section 7.02     Governing Law
Section 7.03     Notices
Section 7.04     Severability of Provisions
Section 7.05     Counterparts
Section 7.06     Further Agreements
Section 7.07     Intention of the Parties
Section 7.08     Successors and Assigns: Assignment of Purchase Agreement
Section 7.09     Survival
Section 7.10     Third Party Beneficiary

MORTGAGE LOAN PURCHASE AGREEMENT, dated as of September 19, 2006 (this “Agreement”), between IndyMac Bank, F.S.B. (the “Seller”) and IndyMac MBS, Inc. (the “Purchaser”).

W I T N E S S E T H

WHEREAS, the Seller is the owner of (i) the notes or other evidence of indebtedness (the “Mortgage Notes”) as indicated on Schedule I hereto referred to below, and the other documents or instruments constituting the Mortgage File (collectively, the “Mortgage Loans”); and

WHEREAS, the Seller, as of the date hereof, owns the mortgages (the “Mortgages”) on the properties (the “Mortgaged Properties”) securing such Mortgage Loans, including rights to (a) any property acquired by foreclosure or deed in lieu of foreclosure or otherwise and (b) the proceeds of any insurance policies covering the Mortgage Loans or the obligors on the Mortgage Loans; and

WHEREAS, the parties hereto desire that the Seller sell the Mortgage Loans to the Purchaser pursuant to the terms of this Agreement; and

WHEREAS, pursuant to the terms of a Pooling and Servicing Agreement, dated as of September 1, 2006 (the “Pooling and Servicing Agreement”), among the Purchaser as depositor, the Seller as seller and servicer and Deutsche Bank National Trust Company as trustee (the “Trustee”), relating to IndyMac Residential Mortgage-Backed Trust Certificates, Series 2006-L3, the Purchaser will convey the Mortgage Loans to the trust created therein (the “Trust”); and

WHEREAS, the Seller is obligated, in connection with the transactions contemplated by this Agreement, to make certain representations, warranties and covenants with respect to itself and the Mortgage Loans.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01  Definitions. All capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

ARTICLE II

SALE OF MORTGAGE LOANS;
PAYMENT OF PURCHASE PRICE

Section 2.01  Sale of Mortgage Loans.

The Seller, concurrently with the execution and delivery of this Agreement, does hereby sell, assign, set over, and otherwise convey to the Purchaser, without recourse, (i) all of its right, title and interest in and to each Mortgage Loan, including the related Principal Balance as of the Cut-off Date, (ii) all interest accruing thereon on or after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date, (iii) its interest in any insurance policies in respect of the Mortgage Loans and (iv) all proceeds of any of the foregoing.

Section 2.02  Obligations of Seller Upon Sale. In connection with any transfer pursuant to Section 2.01 hereof, the Seller agrees, at its own expense, on or prior to the Closing Date, (i) to cause its books and records to indicate that the Mortgage Loans have been sold to the Purchaser pursuant to this Agreement and (ii) to deliver to the Purchaser and the Trustee an electronic data file containing a true and complete list of all such Mortgage Loans, specifying for each such Mortgage Loan, as of the Cut-off Date, those data fields as required in the Pooling and Servicing Agreement. Such file, which forms a part of Exhibit D to the Pooling and Servicing Agreement, shall also be marked as Schedule I to this Agreement and is hereby incorporated into and made a part of this Agreement.

In connection with any conveyance by the Seller, the Seller shall on behalf of the Purchaser deliver to, and deposit with, the Trustee, as assignee of the Purchaser, or to the Custodian, on or before the Closing Date, the following documents or instruments, which documents and instruments will comply with the requirements of the Pooling and Servicing Agreement notwithstanding any provision to the contrary below:

(i)  the original Mortgage Note, endorsed either (A) in blank or (B) in the following form: “Pay to the order of Deutsche Bank National Trust Company, as Trustee, without recourse”, or with respect to any lost Mortgage Note, an original Lost Note Affidavit stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note; provided, however, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans, the aggregate Stated Principal Balance of which is less than or equal to 2.00% of the Pool Balance as of the Cut-off Date;

(ii)  the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

(iii)  an original Assignment, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank or (B) to “Deutsche Bank National Trust Company, as Trustee, without recourse”;

(iv)  an original copy of any intervening Assignment, showing a complete chain of assignments;

(v)  the original or a certified copy of the lender’s title insurance policy; and

(vi)  the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

With respect to up to 30% of the Mortgage Loans, the Seller may deliver all or a portion of each related Mortgage File to the Trustee not later than five Business Days after the Closing Date (such Mortgage Loans, the “Delayed Delivery Mortgage Loans”).

The Seller hereby confirms to the Purchaser and the Trustee that it has made the appropriate entries in its general accounting records, to indicate that such Mortgage Loans have been transferred to the Trustee and constitute part of the Trust in accordance with the terms of the Pooling and Servicing Agreement.

If any of the documents referred to in Section 2.02(ii), (iii) or (iv) above has as of the Closing Date been submitted for recording but either (A) has not been returned from the applicable public recording office or (B) has been lost or such public recording office has retained the original of such document, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee or the Custodian no later than the Closing Date of a copy of each such document certified by the Seller in the case of (A) above or the applicable public recording office in the case of (B) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Trustee or the Custodian, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender’s title insurance policy, or a certified copy thereof, was not delivered pursuant to Section 2.02(v) above, the Seller shall deliver or cause to be delivered to the Trustee or a Custodian, the original or a copy of a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original or a certified copy thereof to be delivered to the Trustee or the Custodian, promptly upon receipt thereof. The Seller shall deliver or cause to be delivered to the Trustee or the Custodian promptly upon receipt thereof any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Seller shall have 90 days to cure such defect or deliver such missing document to the Trustee or the Custodian. If the Seller does not cure such defect or deliver such missing document within such time period, the Seller shall either repurchase or substitute for such Mortgage Loan in accordance with Section 2.03 of the Pooling and Servicing Agreement.

The Purchaser hereby acknowledges its acceptance of all right, title and interest to the Mortgage Loans and other property, now existing and hereafter created, conveyed to it pursuant to Section 2.01.

The Seller shall cause the Assignments which were delivered in blank to be completed and shall cause all Assignments referred to in Section 2.02(iii) hereof and, to the extent necessary, in Section 2.02(iv) hereof to be recorded. The Seller shall be required to deliver such Assignments for recording within 30 days of the Closing Date. The Seller shall furnish the Trustee, or its designated agent, with a copy of each Assignment submitted for recording. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Seller shall promptly have a substitute Assignment prepared or have such defect cured, as the case may be, and thereafter cause each such Assignment to be duly recorded.

Notwithstanding the foregoing, the Seller shall not cause to be recorded any Assignment which relates to a Mortgage Loan secured by a Mortgaged Property in California or in any other jurisdiction where the Rating Agencies do not require recordation in order to receive the ratings on the Certificates at the time of their initial issuance (which, in the case of the Insured Certificates, shall be without regard to the Policy); provided, however, that each Assignment shall be submitted for recording by the Seller in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of: (i) direction by the Holders of the Certificates entitled to at least 25% of the Voting Rights, (ii) the occurrence of a Servicer Event of Termination, (iii) the occurrence of a bankruptcy or insolvency relating to the Seller, (iv) the occurrence of a servicing transfer as described in Section 7.02 of the Pooling and Servicing Agreement and (v) if the Seller is not the Servicer and with respect to any one Assignment, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.

Notwithstanding anything to the contrary in this Agreement, within five Business Days after the Closing Date, the Seller shall either:

(x) deliver to the Trustee the Mortgage File as required pursuant to this Article II for each Delayed Delivery Mortgage Loan; or

(y)(A) repurchase the Delayed Delivery Mortgage Loan or (B) substitute a Qualified Substitute Mortgage Loan for a Delayed Delivery Mortgage Loan, which repurchase or substitution shall be accomplished in the manner and subject to the conditions herein (treating each such Delayed Delivery Mortgage Loan as a Deleted Mortgage Loan for purposes of Section 3.03);

provided, however, that if the Seller fails to deliver a Mortgage File for any Delayed Delivery Mortgage Loan within the period specified herein, the Seller shall use its best reasonable efforts to effect a substitution, rather than a repurchase of, such Delayed Delivery Mortgage Loan; provided, further, that the cure period provided for herein and in the Pooling and Servicing Agreement shall not apply to the initial delivery of the Mortgage File for such Delayed Delivery Mortgage Loan, but rather the Seller shall have five (5) Business Days to cure such failure to deliver.

Section 2.03  Payment of Purchase Price for the Mortgage Loans.

In consideration of the sale of the Mortgage Loans to be purchased hereunder, the Purchaser shall pay to or upon the order of the Seller on the Closing Date the purchase price thereof (the “Mortgage Loan Purchase Price”) by transfer to the Seller of (i) immediately available funds in an amount equal to the net sale proceeds of the Class A Certificates and (ii) the Class M Certificates, the Class B Certificates, the Class C Certificates and the Class R Certificates (the “IndyMac Certificates”). The Seller shall pay, and be billed directly for, all expenses incurred by the Purchaser in connection with the issuance of the Certificates, including, without limitation, printing fees incurred in connection with the Prospectus Supplement relating to the Class A Certificates and the Class M Certificates and the Private Placement Memorandum relating to the Class B Certificates, fees and expenses of Purchaser’s counsel, accountant’s fees and expenses and the fees and expenses of the Trustee and the Certificate Insurer and other out-of-pocket costs, if any.

ARTICLE III

REPRESENTATIONS ANDWARRANTIES; REMEDIES FOR BREACH

Section 3.01  Seller Representations and Warranties Relating to the Mortgage Loans. The Seller hereby makes representations and warranties, as set forth in Exhibit A hereof, to the Purchaser with respect to the Mortgage Loans as of the Closing Date or as of such other date specifically provided herein.

Section 3.02  Seller Representations and Warranties Relating to the Seller. The Seller represents, warrants and covenants to the Purchaser as of the Closing Date:

(i)  The Seller is duly organized, validly existing and in good standing as a federal savings bank under the laws of the United States and is licensed, qualified and in good standing in each state in which any Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller or to ensure the enforceability or validity of each Mortgage Loan in accordance with the terms of this Agreement;

(ii)  The Seller has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan, to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Seller has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization. At the time of the sale of each Mortgage Loan by the Seller, the Seller had the full power and authority to hold each Mortgage Loan and to sell each Mortgage Loan;

(iii)  The execution and delivery of this Agreement by the Seller and the performance of and compliance with the terms of this Agreement will not violate the Seller’s charter or by-laws or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Seller is a party or which may be applicable to the Seller or its assets;

(iv)  The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

(v)  The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(vi)  There are no actions or proceedings against, or investigations known to it of, the Seller before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Seller of its obligations under, or validity or enforceability of, this Agreement;

(vii)  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained;

(viii)  The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions;

(ix)  The information delivered by the Seller to the Purchaser with respect to the Seller’s loan loss, foreclosure and delinquency experience on mortgage loans underwritten to similar standards as the Mortgage Loans and covering mortgaged properties similar to the Mortgaged Properties, is true and correct in all material respects as of the date of such report;

(x)  Except with respect to any statement regarding the intentions of the Purchaser, or any other statement contained herein, the truth or falsity of which is dependent solely upon the actions of the Purchaser, this Agreement does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained herein not misleading. The written statements, reports and other documents prepared and furnished or to be prepared and furnished by the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby and by the Pooling and Servicing Agreement, taken in the aggregate, do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein not misleading;

(xi)  The Seller has not transferred the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud any of its creditors;

(xii)  The Seller has not dealt with any broker, investment banker, agent or other person, except for the Purchaser or any of its affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans (except that an entity that previously financed the Seller’s ownership of the Mortgage Loans may be entitled to a fee to release its security interest in the Mortgage Loans, which fee shall have been paid and which security interest shall have been released on or prior to the Closing Date); and

(xiii)  There is no litigation currently pending or, to the best of the Seller’s knowledge, threatened against the Seller that would reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates or the execution, delivery, performance or enforceability of this Agreement or the Pooling and Servicing Agreement, or that would result in a material adverse change in the financial condition of the Seller.

Section 3.03  Remedies for Breach of Representations and Warranties. It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment or the examination or lack of examination of any Mortgage File. Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties that materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the others. The Seller shall promptly reimburse the Servicer and the Trustee for any expenses reasonably incurred by the Servicer or the Trustee in respect of enforcing the remedies for the breach.

Within 90 days of the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty made by the Seller that materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans or the interest therein of the Purchaser, the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser’s option, repurchase such Mortgage Loan at the Purchase Price. In the event that such a breach shall involve any representation or warranty set forth in Section 3.02 and such breach cannot be cured within 90 days of the earlier of either discovery by or notice to the Seller of such breach, all of the Mortgage Loans shall, at the Purchaser’s option, be repurchased by the Seller at the Purchase Price. The Seller may, assuming the Seller has a Qualified Substitute Mortgage Loan, rather than repurchase a deficient Mortgage Loan as provided above, remove such Mortgage Loan (in which case it shall become a Deleted Mortgage Loan) and substitute in its place a Qualified Substitute Mortgage Loan or Loans. Upon substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject in all respects to the terms of this Agreement, including all applicable representations and warranties thereof included in this Agreement, as of the date of such substitution. If the Seller does not provide a Qualified Substitute Mortgage Loan or Loans, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan(s) pursuant to the foregoing provisions of this Section 3.03 shall occur on a date specified in the Pooling and Servicing Agreement and shall be accomplished by deposit in accordance with Section 2.03 of the Pooling and Servicing Agreement. Any repurchase or substitution required by this Section shall be made in a manner consistent with Section 2.03 of the Pooling and Servicing Agreement.

At the time of substitution or repurchase of any deficient Mortgage Loan, the Purchaser and the Seller shall arrange for the reassignment of the repurchased or substituted Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Purchaser relating to the deficient or repurchased Mortgage Loan. In the event the Purchase Price is deposited in the Collection Account, the Seller shall, simultaneously with such deposit, give written notice to the Purchaser that such deposit has taken place. Upon such repurchase, the Mortgage Loan Schedule shall be amended to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.

As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, the Seller shall effect such substitution by delivering to the Purchaser or its designee for such Qualified Substitute Mortgage Loan or Loans the Mortgage Note, the Mortgage, the Assignment and such other documents and agreements as are required by the Pooling and Servicing Agreement, with the Mortgage Note endorsed as required therein. The Seller shall deposit in the Collection Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution will be retained by the Seller. For the month of substitution, distributions to the Purchaser will include the Monthly Payment due on such Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Mortgage Loan. Upon such substitution, the Qualified Substitute Mortgage Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans as of the date of substitution, the covenants, representations and warranties set forth in Sections 3.01 and 3.02.

It is understood and agreed that the representations and warranties set forth in Section 3.01 shall survive delivery of the respective Mortgage Files to the Trustee on behalf of the Purchaser.

It is understood and agreed that the obligations of the Seller set forth in Section 3.03 to cure, repurchase and substitute for a defective Mortgage Loan and to indemnify the Parties as provided in Section 5.01 constitute the sole remedies of the Purchaser respecting a missing or defective document or a breach of the representations and warranties contained in Section 3.01 or 3.02.

ARTICLE IV

SELLER’S COVENANTS

Section 4.01  Covenants of the Seller. The Seller hereby covenants that except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Mortgage Loan, or any interest therein; the Seller will notify the Trustee, as assignee of the Purchaser, of the existence of any Lien on any Mortgage Loan immediately upon discovery thereof, and the Seller will defend the right, title and interest of the Trust, as assignee of the Purchaser, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this Section 4.01 shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Mortgage Loans any Liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

ARTICLE V

INDEMNIFICATION WITH
RESPECT TO THE MORTGAGE LOANS

Section 5.01  Indemnification.

The Seller agrees to indemnify and to hold each of the Purchaser, the Trustee, each of the officers and directors of each such entity and each person or entity who controls each such entity or person harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser, the Trustee, or any such person or entity may sustain in any way (i) related to the failure of the Seller to perform its duties in compliance with the terms of this Agreement, (ii) arising from a breach by the Seller of its representations and warranties in Section 3.01 or 3.02 of this Agreement or (iii) related to the origination or prior servicing of the Mortgage Loans by reason of any acts, omissions, or alleged acts or omissions of the Seller or any servicer. The Seller shall immediately notify the Purchaser and the Trustee if a claim is made by a third party with respect to this Agreement. The Seller shall assume the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Purchaser, the Trustee or any such person or entity in respect of such claim.

Promptly after receipt by any indemnified party under this Article V of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Article V, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Article V except to the extent it has been materially prejudiced by such failure; provided, further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Article V.

If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Article V for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised in writing by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Purchaser, if the indemnified parties under this Article V consist of the Purchaser, and by the Seller, if the indemnified parties under this Article V consist of the Seller.

Each indemnified party, as a condition of the indemnity agreements, shall use its reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to consent to a settlement of any action, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and the indemnifying party has not previously provided the indemnified party with written notice of its objection to such settlement. No indemnifying party shall effect any settlement of any pending or threatened proceeding in respect of which an indemnified party is or could have been a party and indemnity is or could have been sought hereunder, without the written consent of such indemnified party, unless settlement includes an unconditional release of such indemnified party from all liability and claims that are the subject matter of such proceeding.

ARTICLE VI

TERMINATION

Section 6.01  Termination. The respective obligations and responsibilities of the Seller and the Purchaser created hereby shall terminate, except for the Seller’s indemnity obligations as provided herein, upon the termination of the Trust as provided in Article X of the Pooling and Servicing Agreement.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.01  Amendment. This Agreement may be amended from time to time by the Seller and the Purchaser, by written agreement signed by the Seller and the Purchaser.

Section 7.02  Governing Law. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK WITHOUT REGARDS TO ANY CONFLICT OF LAW PROVISIONS. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

Section 7.03  Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered as follows: (i) if to the Seller: IndyMac Bank, F.S.B., 3465 East Foothill Blvd., 2nd Floor, Pasadena, California 91107, Attention: Secondary Marketing, or such other address as may hereafter be furnished to the Purchaser in writing by the Seller; (ii) if to the Purchaser: IndyMac MBS, Inc., 3465 East Foothill Blvd., 2nd Floor, Pasadena, California 91107, Attention: Secondary Marketing, or such other address as may hereafter be furnished to the Seller in writing by the Purchaser.

Section 7.04  Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity of enforceability of the other provisions of this Agreement.

Section 7.05  Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts, together, shall constitute one and the same agreement.

Section 7.06  Further Agreements. The Purchaser and the Seller each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or reasonable and appropriate to effectuate the purposes of this Agreement or in connection with the issuance of the Certificates representing interests in the Mortgage Loans.

Without limiting the generality of the foregoing, as a further inducement for the Purchaser to purchase the Mortgage Loans from the Seller, the Seller will cooperate with the Purchaser in connection with the sale of any of the securities representing interests in the Mortgage Loans. In that connection, the Seller will provide to the Purchaser any and all information and appropriate verification of information, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall reasonably request and will provide to the Purchaser such additional representations and warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller as are reasonably required in connection with such transactions and the offering of investment grade securities rated by the Rating Agencies.

Section 7.07  Intention of the Parties. It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Mortgage Loans rather than pledging the Mortgage Loans to secure a loan by the Purchaser to the Seller. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes and all other purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. In the event the transaction set forth herein is deemed not to be a sale, the Seller hereby grants to the Purchaser a security interest in all of the Seller’s right, title and interest in, to and under the Mortgage Loans and other property described above, whether now existing or hereafter created, to secure all of the Seller’s obligations hereunder; and this Agreement shall constitute a security agreement under applicable law. The Purchaser will have the right to review the Mortgage Loans and the related Mortgage Files to determine the characteristics of the Mortgage Loans which will affect the federal income tax consequences of owning the Mortgage Loans and the Seller will cooperate with all reasonable requests made by the Purchaser in the course of such review.

Section 7.08  Successors and Assigns: Assignment of Purchase Agreement. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser and the Trustee. The obligations of the Seller under this Agreement cannot be assigned or delegated by the Seller to a third party without the consent of the Purchaser, which consent shall be at the Purchaser’s sole discretion, except that the Purchaser acknowledges and agrees that the Seller may assign its obligations hereunder to any Person into which the Seller is merged or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party or any Person succeeding to the business of the Seller. The parties hereto acknowledge that the Purchaser is acquiring the Mortgage Loans for the purpose of contributing them to a trust that will issue the Certificates representing undivided interests in such Mortgage Loans. As an inducement to the Purchaser to purchase the Mortgage Loans, the Seller acknowledges and consents to the assignment by the Purchaser to the Trustee for the benefit of the Certificateholders of all of the Purchaser’s rights against the Seller pursuant to this Agreement insofar as such rights relate to Mortgage Loans transferred to the Trustee and to the enforcement or exercise of any right or remedy against the Seller pursuant to this Agreement by the Trustee. Such enforcement of a right or remedy by the Trustee shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly.

Section 7.09  Survival. The representations and warranties set forth in Sections 3.01 and 3.02, the remedies set forth in Section 3.03 and the provisions of Article V hereof shall survive the purchase of the Mortgage Loans hereunder.

Section 7.10  Third Party Beneficiary.  The Certificate Insurer, if any, shall be a third party beneficiary hereof, until such time as the Certificate Principal Balance of the Class A Certificates has been reduced to zero and all amounts owed to the Certificate Insurer have been paid in full, and may enforce the terms hereof as if a party hereto. The Trustee shall be a third party beneficiary hereof.

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed to this Mortgage Loan Purchase Agreement by their respective officers thereunto duly authorized as of the day and year first above written.

INDYMAC MBS, INC., as Purchaser

By:

Name: Title:

INDYMAC BANK, F.S.B., as Seller

By:

Name: Title:

SCHEDULE I

MORTGAGE LOAN SCHEDULE

(Available Upon Request)

EXHIBIT A

Representations and Warranties of the Seller Regarding the Mortgage Loans.

The Seller hereby represents and warrants to the Purchaser, as of the Closing Date, or if so specified herein, as of the related Cut-off Date as follows.

(i) The information set forth on the Mortgage Loan Schedule as to each Mortgage Loan is true and correct as of the Cut-off Date.

(ii) As of the Closing Date, all regularly scheduled Monthly Payments due with respect to each Mortgage Loan up to and including the first day of the month before the Cut-off Date have been made; and as of the Cut-off Date, no Mortgage Loan had more than one regularly scheduled Monthly Payment that was 30 or more days Delinquent during the twelve months before the Cut-off Date.

(iii) With respect to each Mortgage Loan, the related Mortgage is a valid and enforceable first lien on the Mortgaged Property, subject only to (a) the lien of nondelinquent current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being generally acceptable to mortgage lending institutions in the area wherein the related Mortgaged Property is located or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan, and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage.

(iv) Immediately before the assignment of the Mortgage Loans to the Purchaser, the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same pursuant to this Agreement.

(v) As of the date of origination of each Mortgage Loan, there was no delinquent tax or assessment lien against the related Mortgaged Property. Except for payment defaults permitted in clause (ii) above, there are no defaults in complying with the terms of the Mortgage, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the date which precedes by one month the Due Date of the first installment of principal and interest.

(vi) There is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian or to such other Person as the Purchaser shall designate in writing and the terms of which are reflected in the Mortgage Loan Schedule.

(vii) There are no mechanics’ liens or claims for work, labor or material affecting any Mortgaged Property which are or may be a lien prior to or equal with, the lien of such Mortgage, except those which are insured against by the title insurance policy referred to in item (xi) below.

(viii) No Mortgaged Property has been materially damaged by water, fire, earthquake, windstorm, flood, tornado, hurricane or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representation) so as to affect adversely the value of the related Mortgaged Property as security for the Mortgage Loan.

(ix) Each Mortgage Loan at origination complied in all material respects with applicable local, state and federal laws and regulations, including usury, equal credit opportunity, anti-money laundering laws, real estate settlement procedures and truth-in-lending and disclosure laws, or any noncompliance does not have a material adverse effect on the value of the related Mortgage Loan.

(x) As of the Closing Date the Seller has not: modified the Mortgage in any material respect (except that a Mortgage Loan may have been modified by a written instrument which has been recorded or submitted for recordation, if necessary, to protect the interests of the Purchaser and which has been delivered to the Purchaser); satisfied, cancelled or subordinated such Mortgage in whole or in part; released the related Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of release, cancellation, modification or satisfaction with respect thereto.

(xi) A lender’s policy of title insurance, together with extended coverage endorsement, if applicable, in an amount at least equal to the Stated Principal Balance of each such Mortgage Loan as of the Cut-off Date or a commitment (binder) to issue the same was effective on the date of the origination of each Mortgage Loan and each such policy is valid and remains in full force and effect.

(xii) To the best of the Seller’s knowledge, all inspections, licenses and certificates required to be made or issued with respect to the Mortgaged Property and, with respect to the use of the same, have been made or obtained from the appropriate authorities, unless the lack thereof would not have a material adverse effect on the value of the Mortgaged Property. All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. The Seller has reviewed all of the documents constituting the Mortgage File.

(xiii) The Mortgage Note and the related Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms and under applicable law.

(xiv) The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder.

(xv) The related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law.

(xvi) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

(xvii) To the best of the Seller’s knowledge, there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring.

(xvii) To the best of the Seller’s knowledge, there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material non-monetary default, breach, violation or event of acceleration under the Mortgage or the related Mortgage Note; and the Seller has not waived any material non-monetary default, breach, violation or event of acceleration.

(xviii) Each Mortgage File contains an appraisal of the related Mortgaged Property in a form acceptable to Fannie Mae or Freddie Mac.

(xix) Any leasehold estate securing a Mortgage Loan has a stated term at least as long as the term of the related Mortgage Loan.

(xx) Each Mortgage Loan was selected from among the outstanding residential lot mortgage loans in the Seller’s portfolio at the Closing Date as to which the representations and warranties made with respect to the Mortgage Loans set forth herein can be made. No such selection was made in a manner intended to adversely affect the interests of the Purchaser.

(xxi) Each Mortgage Loan constitutes a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code.

(xxii) As of the Closing Date, no two Mortgaged Properties are mortgaged by any one borrower.

(xxiii) None of the Mortgage Loans are classified as (a) “high cost” loans under the Home Ownership and Equity Protection Act of 1994 or (b) “high cost,” “threshold,” “covered,” “predatory” or “abusive” loans under any other applicable state, federal or local law.

(xxiv) No Mortgage Loans are subject to the Georgia Fair Lending Act (“GFLA”), effective from October 1, 2002 to March 6, 2003.

(xxv) No Mortgage Loan is subject to the requirements of the Home Ownership and Equity Protection Act of 1994 (“HOEPA”) and no Mortgage Loan is in violation of any state law or ordinance similar to HOEPA.

(xxvi) Each Prepayment Charge is enforceable against and was originated in compliance with all federal, state and local laws, (except to the extent that (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (ii) the collectability thereof may be limited due to acceleration in connection with a foreclosure or other involuntary payoff).

(xxvii) No loan is a high cost loan or a covered loan, as applicable (as such terms are defined in the then-current version of Standard & Poor’s LEVELS which is now Version 5.6(c) Glossary Revised, Appendix E).

(xxviii) The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor.

(xxix) The Mortgaged Property is a fee simple property located in the state identified in the Mortgage Loan Schedule, except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the Mortgaged Property may be a leasehold estate. If the Mortgage Loan is secured by a long-term residential lease: (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; and (4) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note.

(xxx) Each Mortgage Loan has been underwritten and serviced substantially in accordance with the Seller’s guidelines, subject to such variances as are reflected on the Mortgage Loan Schedule or that the Seller has approved.

(xxxi) To the best of the Seller’s knowledge, there is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue.

(xxxii) The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Relief Act.

(xxxiii) Each original Mortgage was recorded and all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded.

(xxxiv) No Mortgage Loan is (a) subject to, covered by or in violation of the provisions of HOEPA, (b) a “high cost”, “covered” (except with respect to purchase money “covered loans” under the New Jersey Home Ownership Security Act of 2002), “abusive”, “predatory”, “home loan”, “Oklahoma Section 10” or “high risk” mortgage loan (or a similarly designated loan using different terminology) under any federal, state or local law, including without limitation, the provisions of the Georgia Fair Lending Act, New York Banking Law, Section 6-1, the City of Oakland, California Anti-Predatory Lending Ordinance No. 12361, the Arkansas Home Loan Protection Act, effective as of September 22, 2003, Kentucky State Statute KRS 360.100, effective as of June 25, 2003, the New Jersey Home Ownership Security Act of 2002, the New Mexico Home Loan Protection Act (N.M. Stat. Ann. §§ 58-21A-1 et seq.), the Illinois High-Risk Home Loan Act (815 Ill. Comp. Stat. 137/1 et seq.), the Oklahoma Home Ownership and Equity Protection Act, Nevada Assembly Bill No. 284, effective as of Oct. 1, 2003, the Minnesota Residential Mortgage Originator and Servicer Licensing Act (MN Stat. §58.137), the South Carolina High-Cost and Consumer Home Loans Act, effective January 1, 2004, or any other statute or regulation providing assignee liability to holders of such mortgage loans, or (c) subject to or in violation of any such or comparable federal, state or local statutes or regulations.

(xxxv) The Mortgage Loan is not subject to any outstanding litigation for fraud, origination, predatory lending, servicing or closing practices.

(xxxvi) Each Mortgage Loan has been serviced in all material respects in compliance with all applicable federal, state and local laws.

(xxxvii) The Mortgage contains an enforceable provision (except as such enforcement may be effected by bankruptcy and insolvency laws or by general principals of equity) for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and to the best of the Seller’s knowledge, such provision is enforceable.

(xxxviii) None of the Fixed-Rate Mortgage Loans are, by their terms, assumable.

(xxxix) To the best of Seller’s knowledge there was no fraud involved in the origination of any Mortgage Loan by the Mortgagee or by the Mortgagor, any Appraiser or any Other Party involved in the origination of the Mortgage Loan.

EXHIBIT D

MORTGAGE LOAN SCHEDULE

---------------------------------------------------------------------------------------------------------------------------
Loan Number                        State        Zip          Original months         Loan-to-Value         Curr.
                                                              to maturity            ratio at Orig.         Interest Rate
---------------------------------------------------------------------------------------------------------------------------
00000000000121167755               CA           95421                        60                    90                6.875
00000000000121819667               CA           92592                        60                59.689                5.875
00000000000122092020               MT           59716                        60                    80                9.625
00000000000122470736               CA           90042                        24                    75                 6.25
00000000000122532796               CA           92509                        60                83.133                6.375
00000000000122742252               TN           37064                        60                    90                6.875
00000000000122772412               FL           34951                        60                    90                6.875
00000000000122784626               AK           99516                        60                    90                6.875
00000000000122784934               AK           99516                        60                    90                6.875
00000000000122807004               NY           11705                        24                    90                 9.75
00000000000122926094               ME           04043                        60                    90               10.375
00000000000122953557               FL           34482                        60                    90                6.875
00000000000122997810               CA           96088                        60                 69.71                5.875
00000000000123012951               WA           98528                        60                    90                6.875
00000000000123017472               NJ           08205                        60                89.725                   10
00000000000123054079               FL           33947                        60                    90                6.875
00000000000123063531               NV           89521                        60                    90                6.875
00000000000123064070               CA           92543                        60                89.812                6.875
00000000000123068864               NV           89521                        60                    90                6.875
00000000000123083172               CA           93271                        24                    90                  9.5
00000000000123089937               CA           95376                        24                    75                  7.5
00000000000123104876               TX           77505                        60                    80                5.875
00000000000123114977               HI           96720                        60                    90                6.875
00000000000123139554               IL           60561                        60                    80                5.875
00000000000123164273               FL           33982                        60                    90                6.875
00000000000123175624               NC           28734                        60                    90                 10.5
00000000000123202435               VA           23117                        24                    90               11.125
00000000000123203332               PA           18472                        24                42.553               10.375
00000000000123203933               AZ           85396                        24                    80                7.875
00000000000123216409               CA           93638                        24                86.842                    8
00000000000123218189               IL           60468                        60                    85                5.375
00000000000123222473               NH           03303                        60                    90                6.875
00000000000123226555               FL           34433                        60                    90                6.875
00000000000123240444               CA           90290                        60                    90                6.875
00000000000123248581               NY           12814                        60                    90                 6.75
00000000000123248975               NY           12997                        60                    90                6.125
00000000000123251921               CA           95451                        60                    80                4.875
00000000000123262492               FL           32060                        24                40.271               10.125
00000000000123265729               AZ           86404                        60                    90                6.875
00000000000123272071               AL           36695                        60                    90                6.875
00000000000123277929               NY           13607                        60                    80                5.875
00000000000123282566               PA           18426                        60                    75                 9.25
00000000000123287926               OR           97386                        24                85.728               13.125
00000000000123289123               CA           95945                       180                    90                6.875
00000000000123294803               TX           77009                        23                    90                9.625
00000000000123296697               CA           92530                        60                    90                6.875
00000000000123300618               SC           29438                        60                    90                6.875
00000000000123303013               IN           46307                        60                    90                6.875
00000000000123304282               NC           28411                        24                    90                9.375
00000000000123333907               FL           34481                        60                86.677                6.875
00000000000123354604               CA           91390                        24                    90               10.375
00000000000123356222               FL           32531                        60                    90                6.875
00000000000123356281               CA           92277                        60                    90                6.875
00000000000123361949               CA           92570                        60                    80                6.875
00000000000123377905               FL           33880                        60                    90                6.875
00000000000123393611               CA           92539                        60                    90                4.875
00000000000123395292               FL           33868                        60                    80                5.875
00000000000123403076               NH           03269                        60                    90                6.875
00000000000123403166               HI           96761                        60                52.083                5.875
00000000000123405103               CA           91384                        60                    90                4.875
00000000000123406437               HI           96771                        60                    80                    9
00000000000123408733               NY           12549                        60                    90                6.875
00000000000123409509               ID           83860                        60                    80                5.875
00000000000123410025               CA           92344                        24                    90                10.25
00000000000123414506               MI           48827                        24                    90                9.125
00000000000123418001               CA           95688                        60                    90                6.875
00000000000123420138               IL           60615                        24                    90                    9
00000000000123420565               NC           27850                        60                    90                6.875
00000000000123422001               CA           90065                        60                    90                6.875
00000000000123424668               WA           98236                        60                    90                6.875
00000000000123426621               CA           96003                        24                    90                  9.5
00000000000123429529               NV           89131                        60                    90                6.875
00000000000123431958               CA           92284                        60                    80                5.875
00000000000123432264               OR           97539                        60                    90                6.875
00000000000123436936               CA           92530                        60                    90                6.875
00000000000123439122               NV           89015                        60                    90                6.875
00000000000123440313               MS           39046                        60                    90                6.875
00000000000123443901               FL           33193                       180                    85                6.375
00000000000123444744               FL           32927                        60                    90                6.875
00000000000123448261               NC           28730                        60                    90                4.875
00000000000123452737               FL           33030                        60                    90                6.875
00000000000123456802               CA           95030                        24                    70                10.25
00000000000123457018               UT           84720                        60                    90                6.875
00000000000123458264               CA           93304                        24                    90               10.375
00000000000123458460               CA           92345                        60                    90                6.875
00000000000123459436               HI           96708                        24                    85                9.875
00000000000123460155               FL           33953                        60                    90                6.875
00000000000123460790               CO           81149                        60                    90                6.875
00000000000123463103               NY           11233                        60                    90                6.875
00000000000123467094               CA           91906                        60                    37                5.875
00000000000123467731               FL           32686                        60                    90                6.875
00000000000123467860               FL           34759                        24                    90                11.75
00000000000123468221               AZ           85207                        24                    90                9.875
00000000000123469497               ID           83429                        60                    90                5.875
00000000000123470316               GA           31331                        60                 74.02                5.875
00000000000123470357               AZ           86024                        60                    80                5.875
00000000000123471302               TX           78266                        60                    90                5.875
00000000000123472628               SC           29414                        24                    80                 10.5
00000000000123473928               AZ           86440                        60                    90                   10
00000000000123474418               CA           90031                        60                47.037                5.875
00000000000123474538               HI           96727                       180                    90                5.875
00000000000123478613               IL           60047                        60                    90                5.875
00000000000123479070               CA           92398                        60                    90                    9
00000000000123480079               CA           91384                        60                    90                5.875
00000000000123480908               TX           77571                        60                    90                6.875
00000000000123482056               MS           39576                        60                    90                6.875
00000000000123482142               CA           94514                        60                    80                5.875
00000000000123483431               CA           96003                        24                89.975                9.375
00000000000123484569               IL           60014                        60                88.718                6.875
00000000000123485270               IL           60621                        60                    90                6.875
00000000000123486597               FL           33167                        60                    90                6.875
00000000000123488132               CO           80549                        60                    90                5.875
00000000000123489623               WA           98328                        60                    80                5.875
00000000000123491054               CA           91784                        60                88.496                6.875
00000000000123491855               CA           94018                        24                    80                    9
00000000000123492040               IL           60187                        60                    90                6.875
00000000000123493019               FL           33073                        60                    85                6.375
00000000000123494874               RI           02857                        24                    90                   10
00000000000123495110               CA           92103                        60                    85                5.375
00000000000123495148               OR           97701                        60                 69.63                5.875
00000000000123495218               CT           6090                         60                    90                6.875
00000000000123495482               FL           34436                        60                    90                6.875
00000000000123496006               VA           23117                        60                    90                6.875
00000000000123497145               NY           10547                        60                    90                6.875
00000000000123498151               CA           93534                        60                    90                6.875
00000000000123498422               AZ           85735                        24                    90                9.375
00000000000123501722               HI           96772                        60                    80                5.875
00000000000123504717               NV           89149                        60                61.111                5.875
00000000000123504938               CA           92549                        60                    80                5.875
00000000000123505379               CA           92562                        24                    80                 9.25
00000000000123505557               CA           92530                        60                    90                6.875
00000000000123506436               CA           95624                        60                    80                5.875
00000000000123517769               CA           95667                        60                    90                6.875
00000000000123519138               PA           18301                        60                    90                6.875
00000000000123520208               HI           96741                        60                    90                6.875
00000000000123520787               TX           78639                        60                    90                5.875
00000000000123523735               TX           78112                        60                    90                6.875
00000000000123526959               CA           95361                        24                    90                8.375
00000000000123527415               AZ           85737                        60                    90                6.875
00000000000123529257               TX           77445                       180                    90                6.875
00000000000123529504               AZ           85255                        59                87.336                6.875
00000000000123531017               CA           91390                        60                    80                5.875
00000000000123531360               NC           27243                        60                    90                6.875
00000000000123532034               NJ           07631                       180                    80                5.875
00000000000123532052               UT           84069                        60                    90                6.875
00000000000123533097               FL           32459                        60                    90                6.875
00000000000123533430               ME           04032                        60                    90                6.875
00000000000123534057               NV           89015                        60                    80                5.875
00000000000123534429               PA           18326                        60                    90                6.875
00000000000123534771               CA           96122                        24                    90                 10.5
00000000000123537676               FL           32833                        24                 52.83                8.875
00000000000123539024               FL           33470                        24                    90                10.25
00000000000123539845               CA           92282                        60                    90                6.875
00000000000123540594               OR           97754                        60                    80                5.875
00000000000123540851               OR           97707                        60                    90                5.875
00000000000123541017               ID           83429                        60                    90                6.875
00000000000123541118               AZ           86401                        24                    90                10.75
00000000000123541234               CA           92504                        60                    90                6.875
00000000000123541476               CA           93012                        60                    75                5.875
00000000000123544624               IL           60644                        60                    90                 6.75
00000000000123545526               CA           95451                        60                    90                6.875
00000000000123546595               FL           34436                       180                    90                6.875
00000000000123547961               AZ           85045                        60                    90                5.875
00000000000123549303               MT           59922                        60                    90                6.875
00000000000123549777               CA           92307                        60                    90                5.875
00000000000123550157               IL           60010                        24                    80                 7.25
00000000000123550524               FL           33852                       240                    90                6.875
00000000000123550567               CA           92064                        60                    75                5.875
00000000000123551564               CO           80482                        60                    80                5.875
00000000000123552449               FL           33525                        60                    90                6.875
00000000000123554164               TX           78133                        60                    90                6.875
00000000000123554397               GA           30115                        60                    90                6.875
00000000000123554893               WA           98817                        24                74.684                8.125
00000000000123556552               AL           35111                        24                    90                 11.5
00000000000123556893               CA           92315                        60                    80                4.875
00000000000123557287               MA           01982                        60                    80                5.875
00000000000123558729               UT           84737                        60                    90                5.875
00000000000123558917               CO           80104                        24                    90                10.25
00000000000123559141               WA           98632                        60                    90                6.875
00000000000123559364               CA           90210                        60                    80                4.875
00000000000123559519               WA           99208                        60                    90                6.875
00000000000123560565               TX           78130                       360                    80                5.875
00000000000123560579               CA           90630                        60                    80                4.875
00000000000123563617               WI           53147                        23                  97.5                   10
00000000000123563991               CA           96141                        60                    90                6.875
00000000000123564131               SC           29449                        24                    90                10.75
00000000000123564584               FL           33971                       180                    90               10.375
00000000000123566575               CO           80424                        60                    90                6.875
00000000000123568007               NV           89012                        60                    90                6.875
00000000000123569251               CA           92545                       180                    90               10.625
00000000000123570383               CA           92504                        60                    90                6.875
00000000000123571571               CA           93536                        60                    90                6.875
00000000000123572550               AZ           85653                        60                89.958                6.875
00000000000123572739               GA           30634                        60                    90                 7.25
00000000000123573871               CA           95608                        60                    70                9.375
00000000000123574628               FL           33971                        60                    90                6.875
00000000000123574823               NH           03598                        24                    90               10.875
00000000000123578008               WA           98203                        60                    90                6.875
00000000000123578470               FL           33971                        60                    90                6.875
00000000000123579262               CA           93510                        24                74.894                9.375
00000000000123579929               WA           98328                        60                    90                6.875
00000000000123580482               WA           98014                        60                    90                6.875
00000000000123580631               CA           93631                        60                    90                6.875
00000000000123580822               FL           32309                        60                    90                6.875
00000000000123582502               MN           55407                        60                    90                6.875
00000000000123582569               NV           89015                        60                    90                6.875
00000000000123583461               VA           23838                        60                    90                6.875
00000000000123584099               FL           33981                        57                    90                5.875
00000000000123585716               CA           90026                        24                    80                9.375
00000000000123587851               NC           27808                        60                    90                6.875
00000000000123588643               GA           30817                       180                    90                6.875
00000000000123588895               HI           96746                        60                    85                6.375
00000000000123588987               ID           83449                       180                    90                6.875
00000000000123589878               CA           93505                        60                    90                6.875
00000000000123591610               MN           55357                        60                 37.89                5.875
00000000000123592436               CO           80498                        60                    90                6.875
00000000000123592507               CA           92252                        60                    90                6.875
00000000000123592941               AZ           86323                        24                    90                9.875
00000000000123593577               FL           34771                       180                86.533                6.875
00000000000123597928               WA           99208                        60                    90                6.875
00000000000123598261               CA           93314                        60                    80                5.875
00000000000123598430               CA           92065                        60                    90                5.875
00000000000123598821               OR           97023                        24                    70                6.625
00000000000123598919               HI           96748                        24                    80                8.375
00000000000123600898               FL           33870                        60                    90                6.875
00000000000123601001               CA           95666                        24                    90               10.375
00000000000123603242               MD           20837                        24                    90               10.875
00000000000123603822               NV           89060                        60                 84.22                6.375
00000000000123604559               MA           01057                        60                    90                6.875
00000000000123604575               FL           32608                        60                    90                6.875
00000000000123604919               FL           32822                        60                    90                6.875
00000000000123606266               IN           46037                        60                    80                4.875
00000000000123606673               FL           33972                        60                    90                  6.9
00000000000123607370               FL           34759                        60                    80                5.875
00000000000123608554               CA           90265                        24                    70                8.625
00000000000123608634               UT           84121                        60                    90                6.875
00000000000123608840               CA           92223                        60                    90                6.875
00000000000123610663               ID           83810                        60                    90                6.875
00000000000123611894               GA           30506                        60                    90                5.875
00000000000123613272               SC           29464                        60                    90                  7.5
00000000000123613805               FL           33478                       180                    90                5.875
00000000000123613897               CA           92371                        60                    58                5.875
00000000000123614179               CA           92307                        60                    90                9.875
00000000000123614760               WI           53186                        60                    90                6.875
00000000000123615959               GA           30213                        60                    90                6.875
00000000000123616035               CA           95570                        60                    90                6.875
00000000000123616079               OH           44023                        24                89.989                8.875
00000000000123616260               CA           93021                        24                    70                8.375
00000000000123617827               ID           83716                        60                    90                6.875
00000000000123618277               HI           96741                        60                    90                6.875
00000000000123618493               CA           92539                       180                    90                6.875
00000000000123618607               CA           94597                        60                    85               10.125
00000000000123618867               NV           89011                        23                63.063                8.625
00000000000123618947               VT           05445                        60                    90                6.875
00000000000123619571               NC           28783                        60                    90                6.875
00000000000123619707               FL           34432                       180                    80                5.875
00000000000123620075               HI           96727                        24                    90                   10
00000000000123620420               CA           96161                        60                    75                5.875
00000000000123621179               WA           98258                        60                    90                6.875
00000000000123621461               AK           99556                        60                    90                6.875
00000000000123623403               UT           84032                        24                    90               12.125
00000000000123625638               CA           93420                        60                    80                5.875
00000000000123625950               CA           94563                        60                88.889                5.875
00000000000123626238               CA           93536                        60                    90                6.875
00000000000123626391               SC           29075                        60                    90                6.875
00000000000123627482               WA           98023                        60                    85                6.375
00000000000123628244               MD           21401                        60                    80                5.875
00000000000123628915               WA           98258                        60                    90                6.875
00000000000123629190               OR           97756                        60                34.286                5.875
00000000000123629501               NM           87122                        60                    90                6.875
00000000000123630108               NM           87124                        60                    90                6.875
00000000000123630157               ID           83686                       179                    90                6.875
00000000000123633076               GA           30738                       179                    90               11.625
00000000000123633624               TX           75662                        24                    90               11.625
00000000000123634022               CA           92345                        60                    90                6.875
00000000000123636215               MD           21774                        60                23.636                5.875
00000000000123637631               CA           92530                        60                    90                6.875
00000000000123638216               TX           78669                        60                    90                   10
00000000000123638392               NJ           08021                        24                89.979                   12
00000000000123638595               GA           30116                       180                    90                6.875
00000000000123640190               TX           78615                        60                69.995                6.875
00000000000123640457               WA           98230                        60                    90                6.875
00000000000123641977               HI           96760                        60                    80                5.875
00000000000123642086               SC           29429                        60                    90                6.875
00000000000123642655               SC           29585                        60                    90                6.875
00000000000123642681               SC           29676                        24                79.976                  7.5
00000000000123643395               RI           02871                        60                    90                6.875
00000000000123644012               NV           89108                       180                    90                6.875
00000000000123644998               TX           78669                        60                    90                 10.5
00000000000123646465               CA           92883                        24                    90                9.375
00000000000123646597               WA           99338                        60                    80                4.875
00000000000123647882               CA           93446                        60                    90                6.875
00000000000123648128               UT           84790                        24                    80                  7.5
00000000000123649386               CA           93924                        24                    50                    8
00000000000123654861               WA           99156                        60                    85                6.375
00000000000123654960               NH           03848                        60                    90                6.875
00000000000123655335               CA           92595                        60                    90                6.875
00000000000123655506               IN           46311                        60                84.878                6.375
00000000000123656404               FL           34108                        60                    80                5.875
00000000000123658092               CA           95017                        24                86.957                 8.75
00000000000123658727               CA           91384                        60                    90                5.875
00000000000123658957               CA           93304                        60                    90                6.875
00000000000123658984               AZ           86401                        60                    90                6.875
00000000000123662231               FL           34120                        60                    90                6.875
00000000000123662298               NC           28443                        60                    90                6.875
00000000000123662899               FL           32765                        60                    80                5.875
00000000000123663367               OR           97754                        60                    50                4.875
00000000000123664378               AZ           85382                        60                88.889                6.875
00000000000123664507               NM           87043                        60                    80                 5.85
00000000000123668328               AZ           85268                        60                    80                5.875
00000000000123668771               CA           93560                        60                    90                4.875
00000000000123668916               WA           98607                        24                79.681                 7.25
00000000000123669582               OR           97756                        60                    90                5.875
00000000000123669590               OR           97236                        60                    90                6.875
00000000000123669747               TX           77375                        60                89.548                6.875
00000000000123670920               SC           29582                       240                    90                6.875
00000000000123671059               MA           01757                       180                    90               10.875
00000000000123672237               MN           56465                        60                    90                6.875
00000000000123673062               WA           98597                       180                    90                7.375
00000000000123673141               CA           95060                        60                    90                6.875
00000000000123673363               UT           84713                        60                    90                5.875
00000000000123674169               CA           95223                        60                    90                6.875
00000000000123674734               NV           89124                        60                    90                6.875
00000000000123675248               CA           92536                        60                    90                6.875
00000000000123675561               AZ           86413                        60                    90                6.875
00000000000123676461               CA           96114                        60                    90                6.875
00000000000123676532               NV           89110                        60                    90                6.875
00000000000123676913               TX           75686                        60                    90               10.375
00000000000123676987               HI           96720                        60                71.429                9.375
00000000000123677490               CA           95329                        24                    90                10.75
00000000000123679002               ID           83856                        24                    90                 9.75
00000000000123679109               CA           95306                        60                89.756                6.875
00000000000123679330               CA           95636                        60                    80                5.875
00000000000123679463               GA           30214                        60                    70                5.875
00000000000123679552               CA           93308                        60                    80                5.875
00000000000123679580               CA           92590                        60                    90                6.875
00000000000123681004               GA           30318                        60                    90                6.875
00000000000123681463               MI           48164                        23                    90                 9.25
00000000000123682599               CA           94705                        60                79.167                5.875
00000000000123683121               NM           87564                        24                    90                8.375
00000000000123683679               CA           92592                        24                    80                8.625
00000000000123684386               CA           93638                        24                    90                   10
00000000000123685233               TX           78654                        60                    80                5.875
00000000000123685320               GA           30240                       180                    90               10.875
00000000000123687558               CA           94404                        24                    50                   10
00000000000123687593               FL           34431                        24                63.659                7.875
00000000000123687597               CO           80478                        24                    90                10.75
00000000000123688737               CA           91406                        24                    80                9.125
00000000000123689817               FL           33440                        60                    90                6.875
00000000000123691300               FL           33872                        60                    90                6.875
00000000000123691993               NM           87047                        24                    90               11.375
00000000000123692675               NC           28782                        24                    90               10.125
00000000000123693101               CA           95062                        24                    90               11.625
00000000000123693546               HI           96785                        60                    90                6.875
00000000000123696302               AZ           85730                        24                    90                 8.25
00000000000123697066               HI           96772                        24                    90               10.875
00000000000123697173               DE           19975                        60                84.746                6.375
00000000000123697630               WA           99349                        60                    80                5.875
00000000000123699130               CA           92003                        60                89.779                6.875
00000000000123701975               MO           65079                        60                    90                6.875
00000000000123702213               CA           93505                        60                    70                 8.25
00000000000123702471               ID           83833                        60                    85                5.625
00000000000123703329               CA           93446                        60                    90                6.875
00000000000123703815               NC           28806                        60                    90                6.875
00000000000123704031               CA           92210                        60                    70                5.875
00000000000123704271               UT           84098                        60                    80                5.875
00000000000123704294               FL           34120                        60                    90                6.875
00000000000123705594               CA           93420                        60                    80                5.875
00000000000123707195               MA           02743                        24                    90                 10.5
00000000000123708280               FL           34117                        60                    90                6.875
00000000000123709041               CA           91901                        60                    90                6.875
00000000000123709161               WA           99028                        60                    70                5.875
00000000000123709344               IL           60527                        60                    90                6.875
00000000000123709486               ID           83833                        24                    85                7.875
00000000000123710272               FL           33040                        60                    70                5.875
00000000000123710329               FL           33912                        60                    90                5.875
00000000000123710396               CA           95212                        60                 76.19                5.875
00000000000123710448               CA           93619                        60                    90                6.875
00000000000123710485               GA           30248                        60                89.583                5.875
00000000000123711367               CA           93619                        60                    75                5.875
00000000000123711479               NC           28356                        60                    90                4.875
00000000000123711491               FL           33569                        60                    90                6.875
00000000000123712220               OH           44851                        60                    90               10.875
00000000000123713910               CA           93510                        60                    80                5.875
00000000000123714317               CA           95963                        60                    90                6.875
00000000000123715848               CA           92064                        60                    99                6.875
00000000000123716054               CA           95928                        60                    90                5.875
00000000000123716568               SC           29920                        60                    90                6.875
00000000000123717169               FL           34120                        60                    70                5.875
00000000000123717590               TX           78610                        60                    90                6.875
00000000000123718086               OR           97739                        60                    90                5.875
00000000000123720544               CA           92570                       240                    90                6.875
00000000000123721417               FL           34120                        60                    80                10.25
00000000000123721834               IL           60172                        60                68.966                 6.25
00000000000123722242               MA           02791                        60                51.749                4.875
00000000000123722908               CA           91902                        60                    90                5.875
00000000000123723872               MO           65652                        24                    75                7.875
00000000000123724835               OR           97760                        60                    90                6.875
00000000000123727797               FL           33917                       180                    90                5.875
00000000000123729366               CA           92506                        60                    85                  7.5
00000000000123731175               NC           27520                        60                    90                6.875
00000000000123732358               TX           77414                        60                    90                6.875
00000000000123732630               WA           98328                        24                    80                 9.75
00000000000123733661               CA           95329                        24                    90               10.375
00000000000123735870               GA           30290                        60                    90                6.875
00000000000123736972               AZ           85239                        60                86.022                6.875
00000000000123737803               WA           98366                        60                88.541                6.875
00000000000123739040               CA           95363                        60                    90                6.875
00000000000123739967               WA           98274                        60                    90                6.875
00000000000123740081               WA           98612                        60                    90                6.875
00000000000123740206               NJ           07047                        24                    90               11.875
00000000000123741365               HI           96740                        60                    90                5.875
00000000000123741376               CA           91301                        60                    90                6.875
00000000000123741925               CA           93510                        60                    80                5.875
00000000000123742416               UT           84720                        24                    90                  9.5
00000000000123742786               LA           70710                        60                    90                6.875
00000000000123743785               CA           92315                        60                    90                6.875
00000000000123745424               CO           80467                        24                    90                10.25
00000000000123746607               MN           56353                        60                    90                6.875
00000000000123747615               CA           93551                        60                    90                5.875
00000000000123748088               SC           29685                        60                    80                5.875
00000000000123749104               CT           06410                        60                    90                6.875
00000000000123749447               NV           89521                        60                    90                6.875
00000000000123750643               CA           96088                        60                    90                6.875
00000000000123754487               FL           33073                        60                    85                6.375
00000000000123754874               WA           99208                        60                    90                6.875
00000000000123756791               CA           95650                        24                82.474               10.125
00000000000123756913               FL           33953                        60                    90                6.125
00000000000123758125               WA           98826                        24                 32.45                    9
00000000000123758560               CA           94611                        60                    80                5.875
00000000000123759405               IN           46062                        59                 77.25                5.875
00000000000123760364               IN           46383                        24                    90               10.375
00000000000123761784               CA           92201                       180                    80                6.625
00000000000123761998               FL           87571                        60                79.231                5.875
00000000000123762344               FL           34476                        60                    90                6.875
00000000000123762897               CA           95062                        60                    90                5.875
00000000000123763188               AZ           86404                        24                    90               11.375
00000000000123763893               OR           97444                        60                    90                6.875
00000000000123764494               CA           90041                        24                    75                9.125
00000000000123765509               HI           96741                        24                    80                9.125
00000000000123765761               NM           87401                        60                    90                6.875
00000000000123766181               NE           68037                        60                    90                6.875
00000000000123768116               CA           95945                        60                    90                6.875
00000000000123768198               HI           96772                        24                    90                   12
00000000000123768881               IL           60048                        24                    80                 9.75
00000000000123771951               GA           30512                        60                83.333                6.375
00000000000123773450               CA           93536                        60                    90                6.875
00000000000123773714               CA           92509                        60                    90                6.875
00000000000123774740               HI           96755                        60                    90                4.875
00000000000123775053               HI           96712                        24                    90               10.625
00000000000123775238               HI           96712                        24                    90               10.625
00000000000123775495               CA           91042                        60                    90                5.875
00000000000123776194               HI           96740                        24                    90                9.625
00000000000123776293               CA           92065                        60                    90                6.875
00000000000123776355               AZ           86429                        60                    90                5.875
00000000000123776760               FL           32177                        60                    90                6.875
00000000000123777112               CA           92536                        60                79.989                5.875
00000000000123777929               CO           80498                        59                    90                6.875
00000000000123778328               TX           78070                        60                    90                6.875
00000000000123781053               UT           84109                        60                 89.87                6.875
00000000000123781768               WA           98023                        60                    90                6.875
00000000000123781849               TX           78070                        60                89.982                6.875
00000000000123781871               CA           95693                        60                59.551                5.875
00000000000123782919               OR           97470                        60                    90                6.875
00000000000123783796               AZ           85024                        24                    90               11.375
00000000000123784743               CA           92270                       180                83.333                6.375
00000000000123785649               WA           98404                        60                    90                6.875
00000000000123787106               IA           50273                        60                    90                9.875
00000000000123788047               FL           33971                        60                    90                5.875
00000000000123788410               CO           80424                        60                    90                6.875
00000000000123788756               CT           06410                       180                    90                6.875
00000000000123788835               FL           33936                        59                    90               10.625
00000000000123789954               CA           92372                        60                    75                5.875
00000000000123791607               OR           97439                        60                63.004                5.875
00000000000123792620               UT           84004                        24                    90               10.375
00000000000123793558               VA           20130                        24                    75                    8
00000000000123793943               IL           60447                        60                    90                 10.5
00000000000123795970               AZ           85249                        60                89.999                6.875
00000000000123796649               NY           10990                       240                    90                6.875
00000000000123797024               MT           59101                        24                    90                10.75
00000000000123797449               WA           98569                        60                    90                6.875
00000000000123797457               GA           30213                       180                    90               10.125
00000000000123798204               WA           98380                        24                89.999                9.125
00000000000123798254               FL           32765                        60                    90                6.875
00000000000123799725               UT           84098                        60                84.948                6.375
00000000000123800520               UT           84098                        60                84.211                6.375
00000000000123800668               CA           92230                        60                    90                6.875
00000000000123800803               CA           92399                        60                    90                6.875
00000000000123801893               TN           37862                       180                    90                6.875
00000000000123801912               CO           80403                        60                    50                5.875
00000000000123803166               NC           28712                        60                    90                6.875
00000000000123804866               CA           93536                        24                    90                 12.5
00000000000123808477               TX           76043                        60                    90                6.875
00000000000123809006               ME           04090                        60                    90                6.875
00000000000123809394               CA           92570                        60                    85                6.375
00000000000123809579               CO           81623                        23                    80                 7.75
00000000000123813963               FL           34120                       180                    90                6.875
00000000000123814158               SC           29581                        60                    90                6.875
00000000000123815349               TX           78133                        60                    85                6.375
00000000000123815952               HI           96749                        60                    80                5.875
00000000000123816023               NV           89511                        60                    90                6.875
00000000000123817327               UT           84004                        60                    85                6.375
00000000000123820540               NC           27705                        60                85.714                6.875
00000000000123821608               IL           60634                        24                    80                8.375
00000000000123822367               UT           84041                        24                    90                9.125
00000000000123822520               HI           96790                        24                62.069               10.375
00000000000123823762               HI           96708                        60                74.843                5.875
00000000000123825062               CA           92081                        60                    80                5.875
00000000000123825182               CA           94611                        60                    80                5.875
00000000000123825487               CA           92284                        60                    90                6.875
00000000000123825644               NV           89451                        60                    65                    7
00000000000123829152               CA           94511                        60                    90                6.875
00000000000123829635               CA           93311                        60                87.912               10.625
00000000000123829863               TX           77520                        60                    90                    7
00000000000123830416               CA           92374                        60                    90                6.875
00000000000123830844               CO           80424                        60                    90                5.875
00000000000123831383               GA           30734                        60                82.793                5.875
00000000000123831551               CA           95407                        60                    80                5.875
00000000000123831840               FL           33018                        24                    90                  9.5
00000000000123832541               MA           01566                        24                    90                11.75
00000000000123833172               WA           98070                        24                    90                9.625
00000000000123833829               AL           36278                        60                    90                5.875
00000000000123834068               CA           92570                        60                    90                6.875
00000000000123835146               CA           96161                        60                    80                5.875
00000000000123835430               CA           91320                        60                    90                6.875
00000000000123837226               TX           77009                        60                    90                5.875
00000000000123838588               CA           95969                        60                    90                6.875
00000000000123838920               CA           93420                        60                72.414                5.875
00000000000123839869               NJ           07827                       180                    80                5.875
00000000000123840201               CA           95677                        60                    90                6.875
00000000000123840707               AZ           86442                        60                    90                11.25
00000000000123841658               CA           93230                        60                    90                6.875
00000000000123841865               CA           94588                        60                    75                5.875
00000000000123846883               SD           57730                        60                    85                6.375
00000000000123847741               IN           47720                        59                    90                6.875
00000000000123848124               CA           95436                        24                    80                 7.25
00000000000123848568               CA           93657                        60                    90                5.875
00000000000123848609               GA           30078                        60                    90                6.875
00000000000123850420               FL           33972                        60                    90                6.875
00000000000123850759               HI           96740                        60                    85                6.375
00000000000123850954               IL           60048                        60                    90               10.375
00000000000123851429               CA           95969                        60                    90                6.875
00000000000123853182               WA           98501                        60                    90                6.875
00000000000123853531               CA           95684                        60                53.333                5.875
00000000000123854582               MO           63390                        60                    80                5.875
00000000000123855967               AL           36695                        24                    90                   12
00000000000123857049               CA           92371                        60                    90                6.875
00000000000123858535               CA           93638                        60                    65                5.875
00000000000123859049               ID           83429                        60                    90                6.875
00000000000123860035               HI           96719                        60                    80                5.875
00000000000123861335               CA           96161                        60                53.438                5.875
00000000000123861677               UT           84757                        60                 75.61                 8.35
00000000000123861753               MD           20772                        60                    90                6.875
00000000000123863327               WA           98837                       180                79.998                5.875
00000000000123865549               OR           97601                        24                    90                11.75
00000000000123868424               CO           81230                        60                    90                6.875
00000000000123869004               CA           95503                        24                    80                    9
00000000000123869226               AZ           85255                        60                79.508                5.875
00000000000123869923               NM           87710                        60                    90                6.875
00000000000123870734               WI           53221                        60                    90               10.625
00000000000123871273               CO           81435                        60                    65                5.875
00000000000123871306               CA           94107                        60                    80                 10.5
00000000000123872732               CA           92065                        60                    80                9.375
00000000000123874791               MD           20772                        60                    90                6.875
00000000000123875952               DE           19709                        24                    80                9.625
00000000000123876002               TN           37814                        24                    90                   11
00000000000123876324               UT           84050                        60                    90                6.875
00000000000123876453               TX           78654                        24                    90               10.375
00000000000123877768               TN           37774                        24                    85                11.75
00000000000123879499               CA           93535                        60                    80                5.875
00000000000123880126               CA           95247                        60                    90                6.875
00000000000123880457               CA           94589                        24                    90                11.75
00000000000123881459               VA           20110                        60                    90                6.875
00000000000123881866               AZ           85086                        60                    85                6.375
00000000000123881899               NV           89135                        60                    85                6.375
00000000000123883210               UT           84065                       180                    90                6.875
00000000000123887032               CO           80908                        24                    80                9.625
00000000000123887592               CO           80498                        61                    75                5.875
00000000000123888520               CA           92562                        60                    90                 9.25
00000000000123888785               UT           84664                        60                    90                6.875
00000000000123889115               NC           28215                        60                    90                6.875
00000000000123889665               CA           94523                        60                    75                5.875
00000000000123889861               CO           80420                        60                    80                9.625
00000000000123889874               WA           98026                        60                    80                5.875
00000000000123891029               TX           78641                        60                    80                5.875
00000000000123891664               AZ           85242                        60                    90                6.875
00000000000123893008               FL           33936                        60                    90                6.875
00000000000123894913               OR           97702                        60                    90                6.875
00000000000123895420               TX           78612                        60                    90                5.875
00000000000123895772               OR           97017                        60                    90                6.875
00000000000123895779               CA           95949                        60                    90                6.875
00000000000123896597               WA           99009                        24                    90               10.375
00000000000123897217               CA           94024                        60                 58.14                5.875
00000000000123897522               CT           06239                        24                    90                8.875
00000000000123897905               CA           95448                        60                    90                6.875
00000000000123898199               OR           97820                       240                    90                6.875
00000000000123899081               WY           83001                        60                89.891                6.875
00000000000123899299               CA           92530                       180                    90                6.875
00000000000123899919               UT           84664                        60                    90                6.875
00000000000123901447               IN           46032                        24                    90               10.625
00000000000123901704               FL           32908                        59                76.923                5.875
00000000000123902808               CO           80424                        60                19.231                5.875
00000000000123905659               RI           02885                       240                    80                6.875
00000000000123907161               WY           83128                        60                    80                5.875
00000000000123907235               CA           90265                        60                    80                5.875
00000000000123908183               FL           34117                        60                    90                6.875
00000000000123909624               MT           59718                        60                    90                6.875
00000000000123909781               HI           96778                        24                    90                    9
00000000000123909872               FL           32344                        60                    90                5.875
00000000000123910143               WA           98077                        60                    90               10.625
00000000000123910520               NV           89104                        60                    90               10.375
00000000000123912639               TX           77657                        60                    90                6.875
00000000000123914435               AZ           86325                        60                    90                6.875
00000000000123916753               CA           95338                        60                    75                5.875
00000000000123916974               NV           89123                        60                89.667                6.875
00000000000123917381               NC           28037                        24                    90               10.625
00000000000123918518               OR           97504                        60                    90                6.875
00000000000123921935               CA           95681                        60                    90                6.875
00000000000123922057               TX           77520                        60                    90                6.875
00000000000123923511               TX           78733                        60                    90                 8.75
00000000000123924873               FL           33972                        60                    90                6.875
00000000000123925068               HI           96741                        60                    90                6.875
00000000000123925935               NV           89019                        60                    90                6.875
00000000000123929127               HI           96793                        24                    74                    9
00000000000123929910               FL           34119                       300                    90                 10.5
00000000000123931539               UT           84767                        60                    75                5.875
00000000000123932371               MI           48302                        60                79.755                4.875
00000000000123932795               WA           98328                        60                    90                6.875
00000000000123934360               ID           83287                        60                    90                6.875
00000000000123935902               FL           32907                        60                75.904                5.875
00000000000123938172               OH           44406                        60                88.235                6.875
00000000000123938585               UT           84098                        60                    80                5.875
00000000000123940177               CA           94019                        60                    90                6.875
00000000000123941360               GA           30127                        60                    90               10.625
00000000000123944473               CA           92028                       240                64.516                5.875
00000000000123945507               NM           87710                        60                    65                5.875
00000000000123946266               VA           20124                        59                    80                5.875
00000000000123948626               FL           33470                        60                    90                6.875
00000000000123951422               CA           94564                        48                    90                6.875
00000000000123955225               CA           93619                        60                    90                6.875
00000000000123955552               FL           32693                       168                    90                9.375
00000000000123956826               CO           81235                        60                    90                6.875
00000000000123957446               CA           92584                        60                    90                5.875
00000000000123958162               WA           98042                        60                    90                5.875
00000000000123958204               VA           22553                        59                79.989                4.875
00000000000123958312               CA           92028                        60                67.183                5.875
00000000000123958649               OR           97045                        60                    90                6.875
00000000000123958681               CO           80108                        60                    90                    7
00000000000123958858               MO           63025                        60                79.385                4.875
00000000000123960621               TX           77047                       180                    90                  8.5
00000000000123962288               FL           33547                        60                    90                6.875
00000000000123964896               CA           91361                        36                47.651                6.375
00000000000123965380               ID           83814                        60                    90                 10.5
00000000000123965463               NM           88426                        60                    90                6.875
00000000000123965743               CA           92113                       179                    90                6.875
00000000000123970129               TX           78746                        60                    90                6.875
00000000000123971578               AZ           85901                        24                    90                11.75
00000000000123971809               NV           89701                        60                    90                6.875
00000000000123972078               UT           84653                        24                    80                    9
00000000000123972385               FL           33030                        60                    90                6.875
00000000000123972859               CT           06514                        24                    80                8.125
00000000000123974087               GA           30548                       180                52.219                5.875
00000000000123974312               SC           29461                        60                    90                6.875
00000000000123975087               CA           92570                        60                    90                5.875
00000000000123975453               WA           98252                        60                    90                5.875
00000000000123977000               CA           93306                        24                    90               10.625
00000000000123977159               WA           98819                        24                    80                   10
00000000000123977705               CA           92673                        60                73.125                5.875
00000000000123978178               TX           77365                        60                    90                5.875
00000000000123980259               FL           34120                        60                    90                6.875
00000000000123980386               OH           43061                        60                    90                6.875
00000000000123981888               UT           84049                        24                    90                   11
00000000000123982272               UT           84341                        60                    90                6.875
00000000000123982846               VA           22911                        60                    90               10.375
00000000000123984154               GA           30549                        60                    90                5.875
00000000000123985139               TX           78023                        60                    90                5.875
00000000000123985359               CA           92064                        60                86.957                5.875
00000000000123986598               UT           84020                        60                    90                6.875
00000000000123986843               FL           33165                       180                    90               10.625
00000000000123987095               WA           98926                        24                    90                10.25
00000000000123987129               WA           98516                        24                    80                8.625
00000000000123987907               TX           77441                        24                    90               11.375
00000000000123987944               NV           89511                        60                    80                5.875
00000000000123989652               CO           81637                        24                    90                 11.5
00000000000123992170               NV           89032                        60                    90                6.875
00000000000123992390               NH           03046                        60                    75                5.875
00000000000123993277               AZ           86442                        24                    90               10.625
00000000000123996496               AZ           86305                        60                    80                5.875
00000000000123997028               UT           84098                        60                    90                9.875
00000000000123997214               SC           29745                        60                    90                6.875
00000000000124000763               FL           32137                        60                79.012                9.625
00000000000124002161               CA           93536                        60                    90                6.875
00000000000124003043               CA           92592                        60                    60                5.875
00000000000124004500               TX           77386                        60                    90                6.875
00000000000124005083               CA           92026                        60                    90                6.875
00000000000124005947               CA           95762                        60                84.211                6.375
00000000000124006148               OR           97756                        60                    90                6.875
00000000000124007881               WA           98367                        60                    90                6.875
00000000000124007947               CA           96137                        24                    80                8.875
00000000000124009512               FL           33914                        60                    90                6.875
00000000000124013713               CA           92344                       180                    90                6.875
00000000000124015850               CA           95946                        60                    90                6.875
00000000000124017740               FL           33810                       240                    80                  9.5
00000000000124018718               VA           20176                        60                    80                5.875
00000000000124018835               NM           87710                        24                    90                 10.5
00000000000124019507               WA           98001                        24                    80                10.25
00000000000124019805               CO           80424                        60                    90                6.875
00000000000124021091               CO           81435                        60                    75                5.875
00000000000124021154               CA           95629                        60                    90                6.875
00000000000124022192               CA           95560                        60                    90                5.875
00000000000124022811               TX           78028                        24                    70               10.875
00000000000124024518               FL           33914                        60                    90                5.875
00000000000124025416               AK           99516                        60                    90                    9
00000000000124026369               OR           97753                        60                89.972                5.875
00000000000124027114               GA           30549                        60                    90                6.875
00000000000124029675               VA           20169                        60                    90                6.875
00000000000124030119               CO           81147                        60                    90                6.875
00000000000124032230               CO           80102                        60                    70                5.875
00000000000124032255               GA           30173                        60                    90                6.875
00000000000124033974               CA           95236                       181                    90                6.875
00000000000124034652               AZ           85641                        60                    90                6.875
00000000000124034823               CT           06236                        60                    90                6.875
00000000000124034994               NV           89506                        60                    90                6.875
00000000000124037202               UT           84017                        24                    90                  8.5
00000000000124041381               ID           83617                        60                    90                6.875
00000000000124043943               CA           93543                       180                    85                6.375
00000000000124050471               ID           83864                        24                    90                9.375
00000000000124052527               CA           95252                       180                    80                  8.5
00000000000124053464               CA           94513                        60                    80                9.125
00000000000124054830               VA           22503                        60                    80                5.875
00000000000124055666               CA           95722                        24                    80               10.125
00000000000124057527               MI           48380                        24                    90                   12
00000000000124058635               KY           41017                        60                    90                5.875
00000000000124059927               ID           83835                        60                    80                8.625
00000000000124062561               HI           96819                        60                    90                6.875
00000000000124062713               GA           30301                        60                    90                5.875
00000000000124063045               HI           96753                        24                    75                7.625
00000000000124063455               WA           98075                        24                    80                 9.75
00000000000124068481               GA           30252                        60                    90                9.125
00000000000124069943               CA           95864                        24                76.471                9.625
00000000000124070952               CA           92398                        60                    90                5.875
00000000000124072251               NM           87043                        24                    90                10.75
00000000000124075106               CA           95361                        24                    90                9.375
00000000000124076482               FL           33971                        60                    90                6.875
00000000000124078616               MT           59875                        60                    90               10.875
00000000000124078667               CA           93727                        24                69.231                  9.5
00000000000124078958               CA           92592                       239                    90                6.875
00000000000124079041               NC           28779                       180                    90                6.875
00000000000124083433               CA           92029                        60                    60                5.875
00000000000124083578               MI           48836                        60                    90               10.375
00000000000124084117               TX           77055                        60                87.912               10.375
00000000000124087601               FL           32183                        60                    90                6.875
00000000000124087975               FL           33030                       180                    80                4.875
00000000000124089284               AZ           86301                        60                    80                5.875
00000000000124089416               OR           97049                        25                81.529                 9.25
00000000000124091906               GA           30175                        59                    90                6.875
00000000000124092797               UT           84045                        60                    80                5.875
00000000000124094094               CA           92270                        60                    80                5.875
00000000000124095603               WA           98072                        24                    80                8.875
00000000000124095929               CA           91364                        60                    80                    8
00000000000124096938               MO           65681                        60                    90                6.875
00000000000124097522               FL           32444                       180                    90                6.875
00000000000124102382               AZ           86314                        24                    90                11.75
00000000000124104576               CA           93543                        60                    90                6.875
00000000000124105120               ID           83833                       180                    85                6.375
00000000000124105247               CA           92562                        60                    90                 10.5
00000000000124105281               CA           92070                       180                    90                6.875
00000000000124108527               CA           92590                        60                    90                6.875
00000000000124108812               GA           30642                        60                    80                5.875
00000000000124109261               PA           15144                        60                    85                6.375
00000000000124110934               TX           78258                        60                    90                6.875
00000000000124111237               UT           84066                        60                    90                 10.5
00000000000124112323               FL           34677                        60                    90                6.875
00000000000124113211               CA           95304                        60                    85                6.375
00000000000124113214               CA           92253                        60                    85                6.375
00000000000124114017               TX           78002                        60                89.999                6.875
00000000000124115982               ID           83449                        60                    80                5.875
00000000000124116093               FL           33948                        24                    80                  9.5
00000000000124116183               TN           37934                       180                 89.64                9.875
00000000000124120315               UT           84088                        60                    90                6.875
00000000000124121771               CA           92562                        60                    80                5.875
00000000000124121848               TX           77304                        24                76.042                8.625
00000000000124122188               UT           84060                       180                    85                  8.5
00000000000124122262               CO           81301                        60                    80                  9.5
00000000000124122276               CA           93453                        60                    75                5.875
00000000000124122453               CA           92530                        60                    80                  9.5
00000000000124123879               HI           96717                        24                    90                  8.5
00000000000124129542               CA           95841                        60                    75                5.875
00000000000124129917               CA           96088                        60                    80                  7.5
00000000000124129997               FL           33957                        60                    90                6.875
00000000000124130397               WY           83001                        60                    65                5.875
00000000000124132497               GA           30188                       180                    90                6.875
00000000000124132532               NV           89511                        60                    80                5.875
00000000000124133535               UT           84050                        60                    80                5.875
00000000000124134050               CA           92563                        24                    90                   11
00000000000124134573               CA           92508                        60                89.996                6.875
00000000000124135709               CA           93536                        24                    80                  8.5
00000000000124141135               MI           48302                        60                    70                4.875
00000000000124141848               KS           66618                        60                    90                 12.5
00000000000124144066               NY           14131                        60                    90                6.875
00000000000124144575               TX           78628                        60                    90                6.875
00000000000124145863               MA           01960                        60                    90                5.875
00000000000124146694               HI           96740                        60                    90                6.875
00000000000124147648               TX           75104                        60                    90                6.875
00000000000124149732               FL           34480                        60                    90                5.875
00000000000124149825               TX           78133                        60                79.964                  9.5
00000000000124153399               MN           55438                        24                    90                9.875
00000000000124153850               CA           95693                        60                    90                5.875
00000000000124154764               WA           98074                        60                    80                5.875
00000000000124154882               IL           60462                        60                    80                5.875
00000000000124155085               AZ           85242                        60                    90                6.875
00000000000124157713               CA           95476                        60                46.809                9.375
00000000000124159403               LA           70437                        59                    90                6.875
00000000000124159713               OR           97478                        24                87.629                9.625
00000000000124164131               WA           99208                        60                    90                 10.5
00000000000124164520               FL           32958                       180                    80                   10
00000000000124170213               AZ           86046                        60                    80                5.875
00000000000124171740               CO           81301                        60                64.912                5.875
00000000000124179245               TX           78006                        60                    90                6.875
00000000000124179652               TX           76248                        60                    90                6.875
00000000000124180177               TX           77091                        60                    80                5.875
00000000000124181664               CO           80107                        60                    90                6.875
00000000000124183698               OK           74429                        60                    90                6.875
00000000000124188244               ID           83864                        60                    90                6.875
00000000000124191061               WA           98502                        60                    80                  9.5
00000000000124191428               FL           33993                        60                    80                  9.5
00000000000124195559               CA           95640                        60                89.583                6.875
00000000000124196786               UT           84036                        60                    90                6.875
00000000000124197665               CA           96022                        60                    90                6.875
00000000000124197712               CA           93291                        24                    80                 9.25
00000000000124198540               AZ           86442                        60                    90                6.875
00000000000124198946               UT           84762                        60                    90                6.875
00000000000124204735               FL           32720                        60                  87.5                6.875
00000000000124206633               FL           33602                        60                86.907                6.875
00000000000124207341               CA           92543                        60                    90                 8.25
00000000000124208823               ID           83333                        24                    90                9.625
00000000000124209527               AZ           85262                        60                    90                6.875
00000000000124210610               FL           33914                       180                    90                6.875
00000000000124219114               FL           33936                       180                    90                6.875
00000000000124223991               GA           30205                        60                    90                6.875
00000000000124228066               VA           22712                       180                    90                6.875
00000000000124229610               UT           84098                        60                    90                6.875
00000000000124230771               CA           93638                        60                    90                6.875
00000000000124230925               WA           98351                        60                    85                6.375
00000000000124233818               FL           34614                        60                    80                5.875
00000000000124234104               AZ           85340                        60                    90                6.875
00000000000124241241               CA           92705                       240                    90                6.875
00000000000124244743               CO           81225                        24                32.927                9.375
00000000000124251715               ID           83825                        60                    65                5.875
00000000000124251896               TX           78006                        60                    90                6.875
00000000000124255872               MA           01506                        24                    90                11.75
00000000000124255879               ME           04087                        60                    90                6.875
00000000000124271382               NV           89135                        60                    85                6.375
00000000000124271821               UT           84655                        60                    90                6.875
00000000000124272485               NJ           08318                         0                    90                5.875
00000000000124273562               OR           97759                        60                    90                6.875
00000000000124279188               WA           98837                        24                    90                 10.5
00000000000124282557               FL           33904                        24                    90                 11.5
00000000000124284558               OR           97005                        60                    90                6.875
00000000000124289750               CO           80467                        60                78.906                5.875
00000000000124290031               CO           80135                        60                74.947                5.875
00000000000124296125               AL           36695                        24                    90               10.875
00000000000124307503               ID           83858                        24                    85                9.125
00000000000124309908               AL           35216                        60                    80                5.875
00000000000124312043               TX           77356                        24                    90                11.75
00000000000124341492               FL           33056                        60                    90               10.375
00000000000124343762               WA           98201                        24                    80                9.375

----------------------------------------------------------------------------------------------------------------
Loan Number                        First Monthly               Stated                        Current Monthly
                                   Payment Due Date            Maturity Date                 Payment
----------------------------------------------------------------------------------------------------------------
00000000000121167755               10/1/2006 00:00:00          9/1/2011 00:00:00                        1566.78
00000000000121819667               11/1/2005 00:00:00          10/1/2010 00:00:00                       2040.81
00000000000122092020               9/1/2006 00:00:00           8/1/2011 00:00:00                        4587.92
00000000000122470736               2/1/2006 00:00:00           1/1/2008 00:00:00                          646.5
00000000000122532796               5/1/2006 00:00:00           4/1/2011 00:00:00                        1291.41
00000000000122742252               5/1/2006 00:00:00           4/1/2011 00:00:00                         359.39
00000000000122772412               5/1/2006 00:00:00           4/1/2011 00:00:00                         453.75
00000000000122784626               8/1/2006 00:00:00           7/1/2011 00:00:00                         177.37
00000000000122784934               8/1/2006 00:00:00           7/1/2011 00:00:00                         177.37
00000000000122807004               5/1/2006 00:00:00           4/1/2008 00:00:00                        2559.37
00000000000122926094               8/1/2006 00:00:00           7/1/2011 00:00:00                           1245
00000000000122953557               5/1/2006 00:00:00           4/1/2011 00:00:00                         670.31
00000000000122997810               8/1/2006 00:00:00           7/1/2011 00:00:00                         746.37
00000000000123012951               7/1/2006 00:00:00           6/1/2011 00:00:00                         296.48
00000000000123017472               11/1/2006 00:00:00          10/1/2011 00:00:00                        1287.4
00000000000123054079               5/1/2006 00:00:00           4/1/2011 00:00:00                         541.41
00000000000123063531               10/1/2006 00:00:00          9/1/2011 00:00:00                         386.72
00000000000123064070               8/1/2006 00:00:00           7/1/2011 00:00:00                        1232.34
00000000000123068864               10/1/2006 00:00:00          9/1/2011 00:00:00                         443.43
00000000000123083172               5/1/2006 00:00:00           4/1/2008 00:00:00                        1392.45
00000000000123089937               5/1/2006 00:00:00           4/1/2008 00:00:00                        2150.08
00000000000123104876               7/1/2006 00:00:00           6/1/2011 00:00:00                         176.25
00000000000123114977               8/1/2006 00:00:00           7/1/2011 00:00:00                         443.43
00000000000123139554               8/1/2006 00:00:00           7/1/2011 00:00:00                        1774.61
00000000000123164273               5/1/2006 00:00:00           4/1/2011 00:00:00                         618.75
00000000000123175624               8/1/2006 00:00:00           7/1/2011 00:00:00                        2118.38
00000000000123202435               8/1/2006 00:00:00           7/1/2008 00:00:00                         828.38
00000000000123203332               8/1/2006 00:00:00           7/1/2008 00:00:00                         181.08
00000000000123203933               6/1/2006 00:00:00           5/1/2008 00:00:00                        3480.33
00000000000123216409               9/1/2006 00:00:00           8/1/2008 00:00:00                        1816.07
00000000000123218189               10/1/2006 00:00:00          9/1/2011 00:00:00                         547.37
00000000000123222473               8/1/2006 00:00:00           7/1/2011 00:00:00                            405
00000000000123226555               10/1/2006 00:00:00          9/1/2011 00:00:00                         149.53
00000000000123240444               8/1/2006 00:00:00           7/1/2011 00:00:00                        1598.44
00000000000123248581               8/1/2006 00:00:00           7/1/2011 00:00:00                         542.88
00000000000123248975               8/1/2006 00:00:00           7/1/2011 00:00:00                         358.31
00000000000123251921               8/1/2006 00:00:00           7/1/2011 00:00:00                            453
00000000000123262492               8/1/2006 00:00:00           7/1/2008 00:00:00                        1073.06
00000000000123265729               7/1/2006 00:00:00           6/1/2011 00:00:00                         779.84
00000000000123272071               8/1/2006 00:00:00           7/1/2011 00:00:00                         902.34
00000000000123277929               10/1/2006 00:00:00          9/1/2011 00:00:00                        1116.82
00000000000123282566               9/1/2006 00:00:00           8/1/2011 00:00:00                          968.7
00000000000123287926               8/1/2006 00:00:00           7/1/2008 00:00:00                         965.78
00000000000123289123               9/1/2006 00:00:00           8/1/2021 00:00:00                        1598.44
00000000000123294803               10/1/2006 00:00:00          8/1/2008 00:00:00                         613.59
00000000000123296697               9/1/2006 00:00:00           8/1/2011 00:00:00                         386.72
00000000000123300618               8/1/2006 00:00:00           7/1/2011 00:00:00                         205.75
00000000000123303013               8/1/2006 00:00:00           7/1/2011 00:00:00                         579.41
00000000000123304282               9/1/2006 00:00:00           8/1/2008 00:00:00                        1235.15
00000000000123333907               8/1/2006 00:00:00           7/1/2011 00:00:00                         354.74
00000000000123354604               8/1/2006 00:00:00           7/1/2008 00:00:00                        2334.38
00000000000123356222               8/1/2006 00:00:00           7/1/2011 00:00:00                         567.19
00000000000123356281               8/1/2006 00:00:00           7/1/2011 00:00:00                         139.22
00000000000123361949               7/1/2006 00:00:00           6/1/2011 00:00:00                        3416.03
00000000000123377905               8/1/2006 00:00:00           7/1/2011 00:00:00                         928.13
00000000000123393611               8/1/2006 00:00:00           7/1/2011 00:00:00                         547.73
00000000000123395292               8/1/2006 00:00:00           7/1/2011 00:00:00                         813.96
00000000000123403076               9/1/2006 00:00:00           8/1/2011 00:00:00                         886.85
00000000000123403166               8/1/2006 00:00:00           7/1/2011 00:00:00                        3697.11
00000000000123405103               8/1/2006 00:00:00           7/1/2011 00:00:00                         438.75
00000000000123406437               8/1/2006 00:00:00           7/1/2011 00:00:00                            840
00000000000123408733               8/1/2006 00:00:00           7/1/2011 00:00:00                         670.31
00000000000123409509               7/1/2006 00:00:00           6/1/2011 00:00:00                         828.15
00000000000123410025               9/1/2006 00:00:00           8/1/2008 00:00:00                        1306.88
00000000000123414506               9/1/2006 00:00:00           8/1/2008 00:00:00                         454.01
00000000000123418001               8/1/2006 00:00:00           7/1/2011 00:00:00                        1830.47
00000000000123420138               9/1/2006 00:00:00           8/1/2008 00:00:00                         1012.5
00000000000123420565               8/1/2006 00:00:00           7/1/2011 00:00:00                         257.81
00000000000123422001               8/1/2006 00:00:00           7/1/2011 00:00:00                         886.85
00000000000123424668               8/1/2006 00:00:00           7/1/2011 00:00:00                         342.92
00000000000123426621               8/1/2006 00:00:00           7/1/2008 00:00:00                        1603.13
00000000000123429529               8/1/2006 00:00:00           7/1/2011 00:00:00                        2187.57
00000000000123431958               10/1/2006 00:00:00          9/1/2011 00:00:00                         331.02
00000000000123432264               8/1/2006 00:00:00           7/1/2011 00:00:00                         866.16
00000000000123436936               8/1/2006 00:00:00           7/1/2011 00:00:00                         502.55
00000000000123439122               7/1/2006 00:00:00           6/1/2011 00:00:00                        1404.19
00000000000123440313               8/1/2006 00:00:00           7/1/2011 00:00:00                          189.2
00000000000123443901               8/1/2006 00:00:00           7/1/2021 00:00:00                        2483.59
00000000000123444744               8/1/2006 00:00:00           7/1/2011 00:00:00                         747.66
00000000000123448261               9/1/2006 00:00:00           8/1/2011 00:00:00                         474.95
00000000000123452737               7/1/2006 00:00:00           6/1/2011 00:00:00                        1340.63
00000000000123456802               9/1/2006 00:00:00           8/1/2008 00:00:00                        8968.75
00000000000123457018               7/1/2006 00:00:00           6/1/2011 00:00:00                         750.87
00000000000123458264               8/1/2006 00:00:00           7/1/2008 00:00:00                         778.13
00000000000123458460               8/1/2006 00:00:00           7/1/2011 00:00:00                        1330.28
00000000000123459436               8/1/2006 00:00:00           7/1/2008 00:00:00                        4022.01
00000000000123460155               8/1/2006 00:00:00           7/1/2011 00:00:00                         835.31
00000000000123460790               8/1/2006 00:00:00           7/1/2011 00:00:00                         201.02
00000000000123463103               8/1/2006 00:00:00           7/1/2011 00:00:00                        1182.47
00000000000123467094               9/1/2006 00:00:00           8/1/2011 00:00:00                         437.74
00000000000123467731               8/1/2006 00:00:00           7/1/2011 00:00:00                         169.64
00000000000123467860               8/1/2006 00:00:00           7/1/2008 00:00:00                         408.81
00000000000123468221               8/1/2006 00:00:00           7/1/2008 00:00:00                        1481.25
00000000000123469497               9/1/2006 00:00:00           8/1/2011 00:00:00                         582.96
00000000000123470316               8/1/2006 00:00:00           7/1/2011 00:00:00                         301.68
00000000000123470357               8/1/2006 00:00:00           6/1/2011 00:00:00                         489.58
00000000000123471302               8/1/2006 00:00:00           7/1/2011 00:00:00                          318.9
00000000000123472628               8/1/2006 00:00:00           7/1/2008 00:00:00                            889
00000000000123473928               8/1/2006 00:00:00           7/1/2011 00:00:00                         1271.6
00000000000123474418               8/1/2006 00:00:00           7/1/2011 00:00:00                         310.89
00000000000123474538               11/1/2006 00:00:00          10/1/2021 00:00:00                       1696.41
00000000000123478613               9/1/2006 00:00:00           8/1/2011 00:00:00                        2236.01
00000000000123479070               8/1/2006 00:00:00           7/1/2011 00:00:00                         362.08
00000000000123480079               8/1/2006 00:00:00           7/1/2011 00:00:00                         528.75
00000000000123480908               8/1/2006 00:00:00           7/1/2011 00:00:00                         295.62
00000000000123482056               8/1/2006 00:00:00           7/1/2011 00:00:00                         236.49
00000000000123482142               7/1/2006 00:00:00           6/1/2011 00:00:00                         3194.3
00000000000123483431               8/1/2006 00:00:00           7/1/2008 00:00:00                        1402.34
00000000000123484569               9/1/2006 00:00:00           8/1/2011 00:00:00                         991.15
00000000000123485270               8/1/2006 00:00:00           7/1/2011 00:00:00                         218.76
00000000000123486597               9/1/2006 00:00:00           8/1/2011 00:00:00                         979.69
00000000000123488132               8/1/2006 00:00:00           7/1/2011 00:00:00                         627.68
00000000000123489623               8/1/2006 00:00:00           6/15/2011 00:00:00                       1039.58
00000000000123491054               8/1/2006 00:00:00           7/1/2011 00:00:00                        2291.67
00000000000123491855               9/1/2006 00:00:00           8/1/2008 00:00:00                         997.73
00000000000123492040               8/1/2006 00:00:00           7/1/2011 00:00:00                         1625.9
00000000000123493019               9/1/2006 00:00:00           8/1/2011 00:00:00                        2596.48
00000000000123494874               7/1/2006 00:00:00           6/1/2008 00:00:00                           1125
00000000000123495110               7/1/2006 00:00:00           6/1/2011 00:00:00                        2151.12
00000000000123495148               8/1/2006 00:00:00           7/1/2011 00:00:00                         920.42
00000000000123495218               9/1/2006 00:00:00           8/1/2011 00:00:00                         709.19
00000000000123495482               8/1/2006 00:00:00           7/1/2011 00:00:00                         257.81
00000000000123496006               7/1/2006 00:00:00           6/1/2011 00:00:00                        2406.33
00000000000123497145               9/1/2006 00:00:00           8/1/2011 00:00:00                        1330.28
00000000000123498151               8/1/2006 00:00:00           7/1/2011 00:00:00                        1211.72
00000000000123498422               8/1/2006 00:00:00           7/1/2008 00:00:00                         426.69
00000000000123501722               8/1/2006 00:00:00           7/1/2011 00:00:00                         303.54
00000000000123504717               7/1/2006 00:00:00           6/1/2011 00:00:00                        1346.35
00000000000123504938               8/1/2006 00:00:00           7/1/2011 00:00:00                         528.75
00000000000123505379               8/1/2006 00:00:00           7/1/2008 00:00:00                           2775
00000000000123505557               8/1/2006 00:00:00           7/1/2011 00:00:00                         650.36
00000000000123506436               8/1/2006 00:00:00           7/1/2011 00:00:00                        2545.83
00000000000123517769               8/1/2006 00:00:00           7/1/2011 00:00:00                         773.44
00000000000123519138               8/1/2006 00:00:00           7/1/2011 00:00:00                         448.59
00000000000123520208               8/1/2006 00:00:00           7/1/2011 00:00:00                        1546.88
00000000000123520787               8/1/2006 00:00:00           7/1/2011 00:00:00                         202.31
00000000000123523735               8/1/2006 00:00:00           7/1/2011 00:00:00                         591.24
00000000000123526959               8/1/2006 00:00:00           7/1/2008 00:00:00                        2770.46
00000000000123527415               8/1/2006 00:00:00           7/1/2011 00:00:00                          235.9
00000000000123529257               8/1/2006 00:00:00           7/1/2021 00:00:00                         709.48
00000000000123529504               7/1/2006 00:00:00           6/1/2011 00:00:00                        3941.57
00000000000123531017               9/1/2006 00:00:00           8/1/2011 00:00:00                        1171.08
00000000000123531360               8/1/2006 00:00:00           7/1/2011 00:00:00                          600.1
00000000000123532034               8/1/2006 00:00:00           7/1/2021 00:00:00                        1801.67
00000000000123532052               8/1/2006 00:00:00           7/1/2011 00:00:00                            495
00000000000123533097               9/1/2006 00:00:00           8/1/2011 00:00:00                        1546.88
00000000000123533430               8/1/2006 00:00:00           7/1/2011 00:00:00                        1289.06
00000000000123534057               8/1/2006 00:00:00           7/1/2011 00:00:00                        1585.32
00000000000123534429               8/1/2006 00:00:00           7/1/2011 00:00:00                         265.55
00000000000123534771               8/1/2006 00:00:00           7/1/2008 00:00:00                        1220.63
00000000000123537676               8/1/2006 00:00:00           7/1/2008 00:00:00                         445.56
00000000000123539024               8/1/2006 00:00:00           7/1/2008 00:00:00                         1537.5
00000000000123539845               8/1/2006 00:00:00           7/1/2011 00:00:00                         400.64
00000000000123540594               7/1/2006 00:00:00           6/1/2011 00:00:00                         587.11
00000000000123540851               7/1/2006 00:00:00           6/1/2011 00:00:00                         568.41
00000000000123541017               8/1/2006 00:00:00           7/1/2011 00:00:00                         332.58
00000000000123541118               8/1/2006 00:00:00           7/1/2008 00:00:00                         282.19
00000000000123541234               7/1/2006 00:00:00           6/1/2011 00:00:00                        1031.25
00000000000123541476               8/1/2006 00:00:00           7/1/2011 00:00:00                        4406.25
00000000000123544624               9/1/2006 00:00:00           8/1/2011 00:00:00                          233.5
00000000000123545526               8/1/2006 00:00:00           7/1/2011 00:00:00                         644.53
00000000000123546595               8/1/2006 00:00:00           7/1/2021 00:00:00                         515.63
00000000000123547961               8/1/2006 00:00:00           7/1/2011 00:00:00                        1828.59
00000000000123549303               8/1/2006 00:00:00           7/1/2011 00:00:00                        1752.61
00000000000123549777               8/1/2006 00:00:00           7/1/2011 00:00:00                         264.38
00000000000123550157               9/1/2006 00:00:00           8/1/2008 00:00:00                        1923.67
00000000000123550524               7/1/2006 00:00:00           6/1/2026 00:00:00                         747.66
00000000000123550567               7/1/2006 00:00:00           6/1/2011 00:00:00                        1799.22
00000000000123551564               7/1/2006 00:00:00           6/1/2011 00:00:00                        2818.04
00000000000123552449               8/1/2006 00:00:00           7/1/2011 00:00:00                         295.62
00000000000123554164               9/1/2006 00:00:00           8/1/2011 00:00:00                         618.75
00000000000123554397               7/1/2006 00:00:00           6/1/2011 00:00:00                        1794.38
00000000000123554893               9/1/2006 00:00:00           8/1/2008 00:00:00                        2190.37
00000000000123556552               8/1/2006 00:00:00           7/1/2008 00:00:00                         366.56
00000000000123556893               7/1/2006 00:00:00           6/1/2011 00:00:00                           1170
00000000000123557287               7/1/2006 00:00:00           6/1/2011 00:00:00                            705
00000000000123558729               8/1/2006 00:00:00           7/1/2011 00:00:00                          352.5
00000000000123558917               7/1/2006 00:00:00           6/1/2008 00:00:00                           1230
00000000000123559141               8/1/2006 00:00:00           7/1/2011 00:00:00                         582.66
00000000000123559364               10/1/2006 00:00:00          9/1/2011 00:00:00                         1270.1
00000000000123559519               7/1/2006 00:00:00           6/1/2011 00:00:00                        1902.66
00000000000123560565               7/1/2006 00:00:00           6/1/2011 00:00:00                         646.25
00000000000123560579               8/1/2006 00:00:00           7/1/2011 00:00:00                        2222.67
00000000000123563617               9/1/2006 00:00:00           7/1/2008 00:00:00                        1026.76
00000000000123563991               7/1/2006 00:00:00           6/1/2011 00:00:00                        1526.25
00000000000123564131               9/1/2006 00:00:00           8/1/2008 00:00:00                         336.05
00000000000123564584               8/1/2006 00:00:00           7/1/2021 00:00:00                         220.01
00000000000123566575               8/1/2006 00:00:00           7/1/2011 00:00:00                          412.5
00000000000123568007               9/1/2006 00:00:00           8/1/2011 00:00:00                        1945.17
00000000000123569251               9/1/2006 00:00:00           8/1/2021 00:00:00                         257.82
00000000000123570383               8/1/2006 00:00:00           7/1/2011 00:00:00                        1902.66
00000000000123571571               8/1/2006 00:00:00           7/1/2011 00:00:00                         546.89
00000000000123572550               8/1/2006 00:00:00           7/1/2011 00:00:00                         618.46
00000000000123572739               8/1/2006 00:00:00           7/1/2011 00:00:00                         552.56
00000000000123573871               8/1/2006 00:00:00           7/1/2011 00:00:00                         2066.9
00000000000123574628               8/1/2006 00:00:00           7/1/2011 00:00:00                         254.23
00000000000123574823               8/1/2006 00:00:00           7/1/2008 00:00:00                         280.04
00000000000123578008               8/1/2006 00:00:00           7/1/2011 00:00:00                         928.13
00000000000123578470               9/1/2006 00:00:00           8/1/2011 00:00:00                         236.49
00000000000123579262               8/1/2006 00:00:00           7/1/2008 00:00:00                           1375
00000000000123579929               8/1/2006 00:00:00           7/1/2011 00:00:00                         366.09
00000000000123580482               7/1/2006 00:00:00           6/1/2011 00:00:00                           1650
00000000000123580631               8/1/2006 00:00:00           7/1/2011 00:00:00                        2113.67
00000000000123580822               8/1/2006 00:00:00           7/1/2011 00:00:00                        1773.71
00000000000123582502               8/1/2006 00:00:00           7/1/2011 00:00:00                         515.63
00000000000123582569               8/1/2006 00:00:00           7/1/2011 00:00:00                        1366.41
00000000000123583461               8/1/2006 00:00:00           7/1/2011 00:00:00                         945.98
00000000000123584099               8/1/2006 00:00:00           4/2/2011 00:00:00                         2076.3
00000000000123585716               9/1/2006 00:00:00           8/1/2008 00:00:00                           1500
00000000000123587851               8/1/2006 00:00:00           7/1/2011 00:00:00                         193.36
00000000000123588643               7/1/2006 00:00:00           6/1/2021 00:00:00                          386.2
00000000000123588895               8/1/2006 00:00:00           7/1/2011 00:00:00                        2483.59
00000000000123588987               8/1/2006 00:00:00           7/1/2021 00:00:00                         693.52
00000000000123589878               8/1/2006 00:00:00           7/1/2011 00:00:00                         206.93
00000000000123591610               9/1/2006 00:00:00           8/1/2011 00:00:00                         739.42
00000000000123592436               8/1/2006 00:00:00           7/1/2011 00:00:00                         953.91
00000000000123592507               7/1/2006 00:00:00           6/1/2011 00:00:00                         443.44
00000000000123592941               9/1/2006 00:00:00           8/1/2008 00:00:00                        1101.93
00000000000123593577               8/1/2006 00:00:00           7/1/2021 00:00:00                         334.64
00000000000123597928               7/1/2006 00:00:00           6/1/2011 00:00:00                        1082.81
00000000000123598261               8/1/2006 00:00:00           7/1/2011 00:00:00                        1277.25
00000000000123598430               8/1/2006 00:00:00           7/1/2011 00:00:00                         958.29
00000000000123598821               8/1/2006 00:00:00           7/1/2008 00:00:00                        1008.49
00000000000123598919               8/1/2006 00:00:00           7/1/2008 00:00:00                           1675
00000000000123600898               8/1/2006 00:00:00           7/1/2011 00:00:00                         354.74
00000000000123601001               8/1/2006 00:00:00           7/1/2008 00:00:00                         1507.5
00000000000123603242               11/1/2006 00:00:00          10/1/2008 00:00:00                        336.04
00000000000123603822               8/1/2006 00:00:00           7/1/2011 00:00:00                         286.36
00000000000123604559               10/1/2006 00:00:00          9/1/2011 00:00:00                         679.92
00000000000123604575               8/1/2006 00:00:00           7/1/2011 00:00:00                         741.21
00000000000123604919               8/1/2006 00:00:00           7/1/2011 00:00:00                         252.66
00000000000123606266               8/1/2006 00:00:00           7/1/2011 00:00:00                         487.18
00000000000123606673               9/1/2006 00:00:00           8/1/2011 00:00:00                            207
00000000000123607370               9/1/2006 00:00:00           8/1/2011 00:00:00                         189.29
00000000000123608554               8/1/2006 00:00:00           7/1/2008 00:00:00                        5624.94
00000000000123608634               8/1/2006 00:00:00           7/1/2011 00:00:00                         979.69
00000000000123608840               9/1/2006 00:00:00           8/1/2011 00:00:00                        1469.53
00000000000123610663               8/1/2006 00:00:00           7/1/2011 00:00:00                         773.44
00000000000123611894               7/1/2006 00:00:00           6/1/2011 00:00:00                         881.25
00000000000123613272               7/1/2006 00:00:00           6/1/2011 00:00:00                        1425.94
00000000000123613805               8/1/2006 00:00:00           7/1/2021 00:00:00                        1476.09
00000000000123613897               8/1/2006 00:00:00           7/1/2011 00:00:00                          255.6
00000000000123614179               9/1/2006 00:00:00           8/1/2011 00:00:00                         681.38
00000000000123614760               8/1/2006 00:00:00           7/1/2011 00:00:00                          834.8
00000000000123615959               8/1/2006 00:00:00           7/1/2011 00:00:00                         670.31
00000000000123616035               8/1/2006 00:00:00           7/1/2011 00:00:00                         953.91
00000000000123616079               8/1/2006 00:00:00           7/1/2008 00:00:00                         591.67
00000000000123616260               8/1/2006 00:00:00           7/1/2008 00:00:00                        3541.93
00000000000123617827               8/1/2006 00:00:00           7/1/2011 00:00:00                        1134.38
00000000000123618277               8/1/2006 00:00:00           7/1/2011 00:00:00                        1856.25
00000000000123618493               9/1/2006 00:00:00           8/1/2021 00:00:00                          554.3
00000000000123618607               9/1/2006 00:00:00           8/1/2011 00:00:00                        3937.36
00000000000123618867               7/1/2006 00:00:00           6/1/2008 00:00:00                        2515.63
00000000000123618947               9/1/2006 00:00:00           8/1/2011 00:00:00                        1005.47
00000000000123619571               8/1/2006 00:00:00           7/1/2011 00:00:00                        2542.31
00000000000123619707               8/1/2006 00:00:00           7/1/2021 00:00:00                         262.42
00000000000123620075               8/1/2006 00:00:00           7/1/2008 00:00:00                           3150
00000000000123620420               8/1/2006 00:00:00           7/1/2011 00:00:00                         881.25
00000000000123621179               8/1/2006 00:00:00           7/1/2011 00:00:00                         886.88
00000000000123621461               8/1/2006 00:00:00           7/1/2011 00:00:00                         206.93
00000000000123623403               10/1/2006 00:00:00          9/1/2008 00:00:00                         1891.5
00000000000123625638               8/1/2006 00:00:00           7/1/2011 00:00:00                        2212.92
00000000000123625950               7/1/2006 00:00:00           6/1/2011 00:00:00                        2366.15
00000000000123626238               8/1/2006 00:00:00           7/1/2011 00:00:00                         425.39
00000000000123626391               9/1/2006 00:00:00           8/1/2011 00:00:00                         309.38
00000000000123627482               8/1/2006 00:00:00           7/1/2011 00:00:00                        1535.31
00000000000123628244               9/1/2006 00:00:00           8/1/2011 00:00:00                         587.11
00000000000123628915               8/1/2006 00:00:00           7/1/2011 00:00:00                         819.84
00000000000123629190               8/1/2006 00:00:00           7/1/2011 00:00:00                         709.85
00000000000123629501               8/1/2006 00:00:00           7/1/2011 00:00:00                         696.09
00000000000123630108               8/1/2006 00:00:00           7/1/2011 00:00:00                         618.75
00000000000123630157               8/1/2006 00:00:00           6/1/2021 00:00:00                         861.09
00000000000123633076               9/1/2006 00:00:00           7/1/2021 00:00:00                         522.25
00000000000123633624               9/1/2006 00:00:00           8/1/2008 00:00:00                         386.94
00000000000123634022               7/1/2006 00:00:00           6/1/2011 00:00:00                        1212.03
00000000000123636215               8/1/2006 00:00:00           7/1/2011 00:00:00                         318.23
00000000000123637631               9/1/2006 00:00:00           8/1/2011 00:00:00                         425.69
00000000000123638216               8/1/2006 00:00:00           7/1/2011 00:00:00                          472.5
00000000000123638392               9/1/2006 00:00:00           8/1/2008 00:00:00                         473.16
00000000000123638595               8/1/2006 00:00:00           7/1/2021 00:00:00                         530.06
00000000000123640190               8/1/2006 00:00:00           7/1/2011 00:00:00                        1193.39
00000000000123640457               8/1/2006 00:00:00           7/1/2011 00:00:00                         629.06
00000000000123641977               8/1/2006 00:00:00           7/1/2011 00:00:00                         364.25
00000000000123642086               8/1/2006 00:00:00           7/1/2011 00:00:00                         768.28
00000000000123642655               8/1/2006 00:00:00           7/1/2011 00:00:00                        1685.02
00000000000123642681               10/1/2006 00:00:00          9/1/2008 00:00:00                         474.77
00000000000123643395               8/1/2006 00:00:00           7/1/2011 00:00:00                        1289.06
00000000000123644012               9/1/2006 00:00:00           8/1/2021 00:00:00                         644.53
00000000000123644998               8/1/2006 00:00:00           7/1/2011 00:00:00                         740.25
00000000000123646465               8/1/2006 00:00:00           7/1/2008 00:00:00                        1476.56
00000000000123646597               8/1/2006 00:00:00           7/1/2011 00:00:00                         326.95
00000000000123647882               8/1/2006 00:00:00           7/1/2011 00:00:00                        1211.72
00000000000123648128               8/1/2006 00:00:00           7/1/2008 00:00:00                         1160.7
00000000000123649386               9/1/2006 00:00:00           8/1/2008 00:00:00                        1766.67
00000000000123654861               8/1/2006 00:00:00           7/1/2011 00:00:00                         266.42
00000000000123654960               8/1/2006 00:00:00           7/1/2011 00:00:00                         747.66
00000000000123655335               8/1/2006 00:00:00           7/1/2011 00:00:00                         739.04
00000000000123655506               8/1/2006 00:00:00           7/1/2011 00:00:00                         924.38
00000000000123656404               8/1/2006 00:00:00           7/1/2011 00:00:00                        2545.83
00000000000123658092               8/1/2006 00:00:00           7/1/2008 00:00:00                        1822.92
00000000000123658727               8/1/2006 00:00:00           7/1/2011 00:00:00                         572.81
00000000000123658957               8/1/2006 00:00:00           7/1/2011 00:00:00                         386.72
00000000000123658984               8/1/2006 00:00:00           7/1/2011 00:00:00                        1521.09
00000000000123662231               8/1/2006 00:00:00           7/1/2011 00:00:00                         1237.5
00000000000123662298               8/1/2006 00:00:00           7/1/2011 00:00:00                         335.16
00000000000123662899               8/1/2006 00:00:00           7/1/2011 00:00:00                         626.67
00000000000123663367               8/1/2006 00:00:00           7/1/2011 00:00:00                          194.8
00000000000123664378               9/1/2006 00:00:00           8/1/2011 00:00:00                        2291.67
00000000000123664507               8/1/2006 00:00:00           7/1/2011 00:00:00                         1014.7
00000000000123668328               8/1/2006 00:00:00           7/1/2011 00:00:00                        2545.83
00000000000123668771               9/1/2006 00:00:00           8/1/2011 00:00:00                         164.53
00000000000123668916               8/1/2006 00:00:00           7/1/2008 00:00:00                        1208.33
00000000000123669582               9/1/2006 00:00:00           8/1/2011 00:00:00                        1079.53
00000000000123669590               8/1/2006 00:00:00           7/1/2011 00:00:00                        1624.22
00000000000123669747               8/1/2006 00:00:00           7/1/2011 00:00:00                         510.47
00000000000123670920               8/1/2006 00:00:00           7/1/2026 00:00:00                        1804.69
00000000000123671059               10/1/2006 00:00:00          9/1/2021 00:00:00                        1468.13
00000000000123672237               8/1/2006 00:00:00           7/1/2011 00:00:00                         295.62
00000000000123673062               8/1/2006 00:00:00           7/1/2021 00:00:00                         341.88
00000000000123673141               9/1/2006 00:00:00           8/1/2011 00:00:00                        1933.59
00000000000123673363               8/1/2006 00:00:00           7/1/2011 00:00:00                         436.22
00000000000123674169               8/1/2006 00:00:00           7/1/2011 00:00:00                         757.97
00000000000123674734               8/1/2006 00:00:00           7/1/2011 00:00:00                         876.56
00000000000123675248               8/1/2006 00:00:00           7/1/2011 00:00:00                         464.06
00000000000123675561               8/1/2006 00:00:00           7/1/2011 00:00:00                         515.63
00000000000123676461               8/1/2006 00:00:00           7/1/2011 00:00:00                         631.64
00000000000123676532               8/1/2006 00:00:00           7/1/2011 00:00:00                        1031.25
00000000000123676913               8/1/2006 00:00:00           7/1/2011 00:00:00                         528.85
00000000000123676987               8/1/2006 00:00:00           7/1/2011 00:00:00                         7812.5
00000000000123677490               8/1/2006 00:00:00           7/1/2008 00:00:00                         806.25
00000000000123679002               9/1/2006 00:00:00           8/1/2008 00:00:00                         328.63
00000000000123679109               8/1/2006 00:00:00           7/1/2011 00:00:00                        1054.17
00000000000123679330               8/1/2006 00:00:00           7/1/2011 00:00:00                         508.72
00000000000123679463               9/1/2006 00:00:00           8/1/2011 00:00:00                         616.53
00000000000123679552               8/1/2006 00:00:00           7/1/2011 00:00:00                        1053.58
00000000000123679580               9/1/2006 00:00:00           8/1/2011 00:00:00                            825
00000000000123681004               8/1/2006 00:00:00           7/1/2011 00:00:00                         438.28
00000000000123681463               7/1/2006 00:00:00           6/1/2008 00:00:00                         484.93
00000000000123682599               8/1/2006 00:00:00           7/1/2011 00:00:00                        2528.82
00000000000123683121               8/1/2006 00:00:00           7/1/2008 00:00:00                           1206
00000000000123683679               8/1/2006 00:00:00           7/1/2008 00:00:00                        2443.18
00000000000123684386               8/1/2006 00:00:00           7/1/2008 00:00:00                         1867.5
00000000000123685233               8/1/2006 00:00:00           7/1/2011 00:00:00                        1031.64
00000000000123685320               8/1/2006 00:00:00           7/1/2021 00:00:00                        1485.05
00000000000123687558               8/1/2006 00:00:00           7/1/2008 00:00:00                        2304.17
00000000000123687593               8/1/2006 00:00:00           7/1/2008 00:00:00                         184.17
00000000000123687597               8/1/2006 00:00:00           7/1/2008 00:00:00                        1120.69
00000000000123688737               8/1/2006 00:00:00           7/1/2008 00:00:00                        2278.17
00000000000123689817               8/1/2006 00:00:00           7/1/2011 00:00:00                         721.88
00000000000123691300               8/1/2006 00:00:00           7/1/2011 00:00:00                         180.47
00000000000123691993               9/1/2006 00:00:00           8/1/2008 00:00:00                        3006.55
00000000000123692675               10/1/2006 00:00:00          9/1/2008 00:00:00                        1063.13
00000000000123693101               8/1/2006 00:00:00           7/1/2008 00:00:00                        3618.28
00000000000123693546               8/1/2006 00:00:00           7/1/2011 00:00:00                         345.47
00000000000123696302               8/1/2006 00:00:00           7/1/2008 00:00:00                        1075.06
00000000000123697066               9/1/2006 00:00:00           8/1/2008 00:00:00                         651.68
00000000000123697173               10/1/2006 00:00:00          9/1/2011 00:00:00                        2656.25
00000000000123697630               8/1/2006 00:00:00           7/1/2011 00:00:00                         414.08
00000000000123699130               8/1/2006 00:00:00           7/1/2011 00:00:00                        1655.46
00000000000123701975               8/1/2006 00:00:00           7/1/2011 00:00:00                        1182.47
00000000000123702213               8/1/2006 00:00:00           7/1/2011 00:00:00                         168.44
00000000000123702471               9/1/2006 00:00:00           8/1/2011 00:00:00                        2151.56
00000000000123703329               9/1/2006 00:00:00           8/1/2011 00:00:00                        1507.65
00000000000123703815               8/1/2006 00:00:00           7/1/2011 00:00:00                         159.63
00000000000123704031               8/1/2006 00:00:00           7/1/2011 00:00:00                        1747.81
00000000000123704271               8/1/2006 00:00:00           7/1/2011 00:00:00                        2252.08
00000000000123704294               8/1/2006 00:00:00           7/1/2011 00:00:00                         1237.5
00000000000123705594               8/1/2006 00:00:00           7/1/2011 00:00:00                        3579.99
00000000000123707195               8/1/2006 00:00:00           7/1/2008 00:00:00                        1728.86
00000000000123708280               9/1/2006 00:00:00           8/1/2011 00:00:00                         277.88
00000000000123709041               10/1/2006 00:00:00          9/1/2011 00:00:00                        1882.03
00000000000123709161               8/1/2006 00:00:00           7/1/2011 00:00:00                         274.17
00000000000123709344               9/1/2006 00:00:00           8/1/2011 00:00:00                        1345.78
00000000000123709486               9/1/2006 00:00:00           8/1/2008 00:00:00                        3328.07
00000000000123710272               8/1/2006 00:00:00           7/1/2011 00:00:00                        4797.92
00000000000123710329               8/1/2006 00:00:00           7/1/2011 00:00:00                         425.85
00000000000123710396               9/1/2006 00:00:00           8/1/2011 00:00:00                        1892.92
00000000000123710448               9/1/2006 00:00:00           8/1/2011 00:00:00                        2057.34
00000000000123710485               9/1/2006 00:00:00           8/1/2011 00:00:00                         421.04
00000000000123711367               9/1/2006 00:00:00           8/1/2011 00:00:00                        1652.34
00000000000123711479               9/1/2006 00:00:00           8/1/2011 00:00:00                         255.94
00000000000123711491               8/1/2006 00:00:00           7/1/2011 00:00:00                         670.31
00000000000123712220               8/1/2006 00:00:00           7/1/2011 00:00:00                         755.25
00000000000123713910               8/1/2006 00:00:00           7/1/2011 00:00:00                        1468.75
00000000000123714317               8/1/2006 00:00:00           7/1/2011 00:00:00                         592.97
00000000000123715848               9/1/2006 00:00:00           8/1/2011 00:00:00                        1951.08
00000000000123716054               8/1/2006 00:00:00           7/1/2011 00:00:00                         363.52
00000000000123716568               8/1/2006 00:00:00           7/1/2011 00:00:00                        2191.41
00000000000123717169               8/1/2006 00:00:00           7/1/2011 00:00:00                        1449.27
00000000000123717590               8/1/2006 00:00:00           7/1/2011 00:00:00                         345.47
00000000000123718086               8/1/2006 00:00:00           7/1/2011 00:00:00                         581.63
00000000000123720544               8/1/2006 00:00:00           7/1/2026 00:00:00                         644.53
00000000000123721417               9/1/2006 00:00:00           8/1/2011 00:00:00                         379.95
00000000000123721834               9/1/2006 00:00:00           8/1/2011 00:00:00                        1231.43
00000000000123722242               10/1/2006 00:00:00          9/1/2011 00:00:00                          735.8
00000000000123722908               8/1/2006 00:00:00           7/1/2011 00:00:00                        1784.53
00000000000123723872               8/1/2006 00:00:00           7/1/2008 00:00:00                         442.97
00000000000123724835               9/1/2006 00:00:00           8/1/2011 00:00:00                         644.02
00000000000123727797               8/1/2006 00:00:00           7/1/2021 00:00:00                         638.91
00000000000123729366               8/1/2006 00:00:00           7/1/2011 00:00:00                        3031.09
00000000000123731175               11/1/2006 00:00:00          10/10/2011 00:00:00                       195.11
00000000000123732358               9/1/2006 00:00:00           8/1/2011 00:00:00                         360.94
00000000000123732630               8/1/2006 00:00:00           7/1/2008 00:00:00                            455
00000000000123733661               8/1/2006 00:00:00           7/1/2008 00:00:00                         615.22
00000000000123735870               9/1/2006 00:00:00           8/1/2011 00:00:00                         902.34
00000000000123736972               9/1/2006 00:00:00           8/1/2011 00:00:00                        2291.67
00000000000123737803               10/1/2006 00:00:00          9/1/2011 00:00:00                        1076.05
00000000000123739040               9/1/2006 00:00:00           8/1/2011 00:00:00                        2191.41
00000000000123739967               9/1/2006 00:00:00           8/1/2011 00:00:00                         819.84
00000000000123740081               8/1/2006 00:00:00           7/1/2011 00:00:00                         334.64
00000000000123740206               9/1/2006 00:00:00           8/1/2008 00:00:00                        1781.25
00000000000123741365               9/1/2006 00:00:00           8/1/2011 00:00:00                        1936.55
00000000000123741376               8/1/2006 00:00:00           7/1/2011 00:00:00                        1546.88
00000000000123741925               8/1/2006 00:00:00           7/1/2011 00:00:00                         274.17
00000000000123742416               9/1/2006 00:00:00           8/1/2008 00:00:00                           1140
00000000000123742786               8/1/2006 00:00:00           7/1/2011 00:00:00                         201.02
00000000000123743785               8/1/2006 00:00:00           7/1/2011 00:00:00                        1804.69
00000000000123745424               8/1/2006 00:00:00           7/1/2008 00:00:00                         875.61
00000000000123746607               9/1/2006 00:00:00           8/20/2011 00:00:00                        378.98
00000000000123747615               9/1/2006 00:00:00           8/1/2011 00:00:00                        1321.88
00000000000123748088               9/1/2006 00:00:00           8/1/2011 00:00:00                        2447.92
00000000000123749104               8/1/2006 00:00:00           7/1/2011 00:00:00                        1417.97
00000000000123749447               9/1/2006 00:00:00           8/1/2011 00:00:00                         618.75
00000000000123750643               8/1/2006 00:00:00           7/1/2011 00:00:00                        1093.13
00000000000123754487               9/1/2006 00:00:00           8/1/2011 00:00:00                        2596.48
00000000000123754874               8/1/2006 00:00:00           7/1/2011 00:00:00                        1882.03
00000000000123756791               8/1/2006 00:00:00           7/1/2008 00:00:00                           3375
00000000000123756913               8/1/2006 00:00:00           7/1/2011 00:00:00                         289.41
00000000000123758125               10/1/2006 00:00:00          9/1/2008 00:00:00                            450
00000000000123758560               9/1/2006 00:00:00           8/1/2011 00:00:00                        1919.17
00000000000123759405               9/1/2006 00:00:00           8/1/2011 00:00:00                         382.36
00000000000123760364               9/1/2006 00:00:00           8/1/2008 00:00:00                         482.44
00000000000123761784               10/1/2006 00:00:00          9/1/2021 00:00:00                         920.88
00000000000123761998               9/1/2006 00:00:00           8/1/2011 00:00:00                         913.93
00000000000123762344               9/1/2006 00:00:00           8/1/2011 00:00:00                         783.75
00000000000123762897               9/1/2006 00:00:00           8/1/2011 00:00:00                        1740.47
00000000000123763188               8/1/2006 00:00:00           7/1/2008 00:00:00                         2824.6
00000000000123763893               8/1/2006 00:00:00           7/1/2011 00:00:00                        1034.66
00000000000123764494               8/1/2006 00:00:00           7/1/2008 00:00:00                        1525.56
00000000000123765509               8/1/2006 00:00:00           7/1/2008 00:00:00                        1977.08
00000000000123765761               8/1/2006 00:00:00           7/1/2011 00:00:00                         206.25
00000000000123766181               10/1/2006 00:00:00          9/1/2011 00:00:00                         422.81
00000000000123768116               9/1/2006 00:00:00           8/1/2011 00:00:00                        1537.21
00000000000123768198               9/1/2006 00:00:00           8/1/2008 00:00:00                           1440
00000000000123768881               9/1/2006 00:00:00           8/1/2008 00:00:00                        1890.14
00000000000123771951               9/1/2006 00:00:00           8/1/2011 00:00:00                         185.94
00000000000123773450               8/1/2006 00:00:00           7/1/2011 00:00:00                         472.99
00000000000123773714               9/1/2006 00:00:00           8/1/2011 00:00:00                         515.63
00000000000123774740               9/1/2006 00:00:00           8/1/2011 00:00:00                         932.34
00000000000123775053               9/1/2006 00:00:00           8/1/2008 00:00:00                        2988.28
00000000000123775238               9/1/2006 00:00:00           8/1/2008 00:00:00                        2988.28
00000000000123775495               9/1/2006 00:00:00           8/1/2011 00:00:00                        1167.66
00000000000123776194               9/1/2006 00:00:00           8/1/2008 00:00:00                        1126.13
00000000000123776293               8/1/2006 00:00:00           7/1/2011 00:00:00                        2057.34
00000000000123776355               9/1/2006 00:00:00           8/1/2011 00:00:00                          493.5
00000000000123776760               10/1/2006 00:00:00          9/1/2011 00:00:00                        1478.09
00000000000123777112               10/1/2006 00:00:00          9/1/2011 00:00:00                         704.51
00000000000123777929               10/1/2006 00:00:00          8/1/2011 00:00:00                        1005.47
00000000000123778328               10/1/2006 00:00:00          9/1/2011 00:00:00                         336.41
00000000000123781053               8/1/2006 00:00:00           7/1/2011 00:00:00                        1982.29
00000000000123781768               8/1/2006 00:00:00           7/1/2011 00:00:00                            825
00000000000123781849               10/1/2006 00:00:00          9/1/2011 00:00:00                         336.35
00000000000123781871               9/1/2006 00:00:00           8/1/2011 00:00:00                         1297.4
00000000000123782919               9/1/2006 00:00:00           8/1/2011 00:00:00                         772.92
00000000000123783796               8/1/2006 00:00:00           7/1/2008 00:00:00                        3177.68
00000000000123784743               9/1/2006 00:00:00           8/1/2021 00:00:00                        2656.25
00000000000123785649               9/1/2006 00:00:00           8/1/2011 00:00:00                         484.69
00000000000123787106               8/1/2006 00:00:00           7/1/2011 00:00:00                         343.87
00000000000123788047               8/1/2006 00:00:00           7/1/2011 00:00:00                         286.41
00000000000123788410               8/1/2006 00:00:00           7/1/2011 00:00:00                         422.81
00000000000123788756               8/1/2006 00:00:00           7/1/2021 00:00:00                        1417.97
00000000000123788835               9/1/2006 00:00:00           7/1/2011 00:00:00                         398.44
00000000000123789954               9/1/2006 00:00:00           8/1/2011 00:00:00                         569.14
00000000000123791607               8/1/2006 00:00:00           7/1/2011 00:00:00                         416.88
00000000000123792620               8/1/2006 00:00:00           7/1/2008 00:00:00                        2917.19
00000000000123793558               10/1/2006 00:00:00          9/1/2008 00:00:00                           2000
00000000000123793943               10/1/2006 00:00:00          9/1/2011 00:00:00                        1131.99
00000000000123795970               9/1/2006 00:00:00           8/1/2011 00:00:00                        2113.78
00000000000123796649               11/1/2006 00:00:00          10/1/2026 00:00:00                       1247.81
00000000000123797024               9/1/2006 00:00:00           8/1/2008 00:00:00                         321.69
00000000000123797449               9/1/2006 00:00:00           8/1/2011 00:00:00                        1181.39
00000000000123797457               10/1/2006 00:00:00          9/1/2021 00:00:00                        1435.22
00000000000123798204               10/1/2006 00:00:00          9/1/2008 00:00:00                         907.56
00000000000123798254               9/1/2006 00:00:00           8/1/2011 00:00:00                         657.42
00000000000123799725               8/1/2006 00:00:00           7/1/2011 00:00:00                        2570.34
00000000000123800520               8/1/2006 00:00:00           7/1/2011 00:00:00                        2495.48
00000000000123800668               9/1/2006 00:00:00           8/1/2011 00:00:00                         386.72
00000000000123800803               8/1/2006 00:00:00           7/1/2011 00:00:00                         770.86
00000000000123801893               9/1/2006 00:00:00           8/1/2021 00:00:00                         407.34
00000000000123801912               8/1/2006 00:00:00           7/1/2011 00:00:00                         976.72
00000000000123803166               9/1/2006 00:00:00           8/1/2011 00:00:00                        1507.65
00000000000123804866               9/1/2006 00:00:00           8/1/2008 00:00:00                        2156.25
00000000000123808477               9/1/2006 00:00:00           8/1/2011 00:00:00                          188.2
00000000000123809006               9/1/2006 00:00:00           8/1/2011 00:00:00                         780.43
00000000000123809394               11/1/2006 00:00:00          10/1/2011 00:00:00                       1128.91
00000000000123809579               8/1/2006 00:00:00           7/1/2008 00:00:00                         1069.5
00000000000123813963               9/1/2006 00:00:00           8/1/2021 00:00:00                         773.44
00000000000123814158               10/1/2006 00:00:00          9/1/2011 00:00:00                         212.84
00000000000123815349               10/1/2006 00:00:00          9/1/2011 00:00:00                        2528.75
00000000000123815952               9/1/2006 00:00:00           8/1/2011 00:00:00                         260.28
00000000000123816023               9/1/2006 00:00:00           8/1/2011 00:00:00                        1478.09
00000000000123817327               9/1/2006 00:00:00           8/1/2011 00:00:00                        2032.03
00000000000123820540               9/1/2006 00:00:00           8/1/2011 00:00:00                         985.39
00000000000123821608               8/1/2006 00:00:00           7/1/2008 00:00:00                        1216.12
00000000000123822367               9/1/2006 00:00:00           8/1/2008 00:00:00                         622.43
00000000000123822520               8/1/2006 00:00:00           7/1/2008 00:00:00                         3112.5
00000000000123823762               8/1/2006 00:00:00           7/1/2011 00:00:00                        2913.02
00000000000123825062               9/1/2006 00:00:00           8/1/2011 00:00:00                        2154.17
00000000000123825182               9/1/2006 00:00:00           8/1/2011 00:00:00                         2467.5
00000000000123825487               10/1/2006 00:00:00          9/1/2011 00:00:00                         799.22
00000000000123825644               9/1/2006 00:00:00           8/1/2011 00:00:00                        12973.4
00000000000123829152               9/1/2006 00:00:00           8/1/2011 00:00:00                        1289.06
00000000000123829635               9/1/2006 00:00:00           8/1/2011 00:00:00                        3541.67
00000000000123829863               10/1/2006 00:00:00          9/1/2011 00:00:00                         317.35
00000000000123830416               9/1/2006 00:00:00           8/1/2011 00:00:00                        1469.53
00000000000123830844               9/1/2006 00:00:00           8/1/2011 00:00:00                         815.16
00000000000123831383               9/1/2006 00:00:00           8/1/2011 00:00:00                          291.4
00000000000123831551               8/1/2006 00:00:00           7/1/2011 00:00:00                         780.83
00000000000123831840               9/1/2006 00:00:00           8/1/2008 00:00:00                        3063.75
00000000000123832541               9/1/2006 00:00:00           8/1/2008 00:00:00                           1128
00000000000123833172               8/1/2006 00:00:00           7/1/2008 00:00:00                         938.44
00000000000123833829               10/1/2006 00:00:00          9/1/2011 00:00:00                        1527.94
00000000000123834068               9/1/2006 00:00:00           8/1/2011 00:00:00                        2187.57
00000000000123835146               10/1/2006 00:00:00          9/1/2011 00:00:00                        2602.77
00000000000123835430               10/1/2006 00:00:00          9/1/2011 00:00:00                        1727.34
00000000000123837226               9/1/2006 00:00:00           8/1/2011 00:00:00                         372.67
00000000000123838588               10/1/2006 00:00:00          9/1/2011 00:00:00                        1134.38
00000000000123838920               9/1/2006 00:00:00           8/1/2011 00:00:00                        2570.31
00000000000123839869               11/1/2006 00:00:00          10/1/2021 00:00:00                        449.57
00000000000123840201               8/1/2006 00:00:00           7/1/2011 00:00:00                        1786.64
00000000000123840707               10/1/2006 00:00:00          9/1/2011 00:00:00                         632.81
00000000000123841658               9/1/2006 00:00:00           8/1/2011 00:00:00                         783.75
00000000000123841865               9/1/2006 00:00:00           8/1/2011 00:00:00                        4436.53
00000000000123846883               9/1/2006 00:00:00           8/1/2011 00:00:00                         514.38
00000000000123847741               9/1/2006 00:00:00           7/31/2011 00:00:00                        798.17
00000000000123848124               10/1/2006 00:00:00          9/1/2008 00:00:00                        1367.83
00000000000123848568               10/1/2006 00:00:00          9/1/2011 00:00:00                        1330.96
00000000000123848609               9/1/2006 00:00:00           8/1/2011 00:00:00                         375.43
00000000000123850420               9/1/2006 00:00:00           8/1/2011 00:00:00                          257.3
00000000000123850759               9/1/2006 00:00:00           8/1/2011 00:00:00                        2041.61
00000000000123850954               10/1/2006 00:00:00          9/1/2011 00:00:00                         778.13
00000000000123851429               10/1/2006 00:00:00          9/1/2011 00:00:00                         979.69
00000000000123853182               9/1/2006 00:00:00           8/1/2011 00:00:00                          683.2
00000000000123853531               9/1/2006 00:00:00           8/1/2011 00:00:00                         391.67
00000000000123854582               9/1/2006 00:00:00           8/1/2011 00:00:00                         860.69
00000000000123855967               9/1/2006 00:00:00           8/1/2008 00:00:00                         212.92
00000000000123857049               9/1/2006 00:00:00           8/1/2011 00:00:00                        1182.47
00000000000123858535               9/1/2006 00:00:00           8/1/2011 00:00:00                         430.64
00000000000123859049               9/1/2006 00:00:00           8/1/2011 00:00:00                         373.07
00000000000123860035               9/1/2006 00:00:00           8/1/2011 00:00:00                        2484.46
00000000000123861335               9/1/2006 00:00:00           8/1/2011 00:00:00                        2023.06
00000000000123861677               9/1/2006 00:00:00           8/1/2011 00:00:00                        1078.54
00000000000123861753               10/1/2006 00:00:00          9/1/2011 00:00:00                        1263.28
00000000000123863327               9/1/2006 00:00:00           8/1/2021 00:00:00                         430.78
00000000000123865549               11/1/2006 00:00:00          10/1/2008 00:00:00                       2026.88
00000000000123868424               10/1/2006 00:00:00          9/1/2011 00:00:00                        1546.88
00000000000123869004               10/1/2006 00:00:00          9/1/2008 00:00:00                            900
00000000000123869226               10/1/2006 00:00:00          9/1/2011 00:00:00                        2374.48
00000000000123869923               10/1/2006 00:00:00          9/1/2011 00:00:00                        1537.21
00000000000123870734               10/1/2006 00:00:00          9/1/2011 00:00:00                         884.53
00000000000123871273               8/1/2006 00:00:00           7/1/2011 00:00:00                        4121.07
00000000000123871306               10/1/2006 00:00:00          9/1/2011 00:00:00                           4550
00000000000123872732               9/1/2006 00:00:00           8/1/2011 00:00:00                        2643.75
00000000000123874791               10/1/2006 00:00:00          9/1/2011 00:00:00                        1521.09
00000000000123875952               9/1/2006 00:00:00           8/1/2008 00:00:00                        1151.79
00000000000123876002               10/1/2006 00:00:00          9/1/2008 00:00:00                         741.68
00000000000123876324               10/1/2006 00:00:00          9/1/2011 00:00:00                         756.19
00000000000123876453               9/1/2006 00:00:00           8/1/2008 00:00:00                         611.15
00000000000123877768               9/1/2006 00:00:00           8/1/2008 00:00:00                         484.77
00000000000123879499               10/1/2006 00:00:00          9/1/2011 00:00:00                         336.83
00000000000123880126               9/1/2006 00:00:00           8/1/2011 00:00:00                         773.44
00000000000123880457               10/1/2006 00:00:00          9/1/2008 00:00:00                        1938.75
00000000000123881459               9/1/2006 00:00:00           8/1/2011 00:00:00                        1314.84
00000000000123881866               10/1/2006 00:00:00          9/1/2011 00:00:00                        2701.02
00000000000123881899               9/1/2006 00:00:00           8/1/2011 00:00:00                         3060.3
00000000000123883210               9/1/2006 00:00:00           8/1/2021 00:00:00                         1237.5
00000000000123887032               9/1/2006 00:00:00           8/1/2008 00:00:00                        1636.25
00000000000123887592               9/1/2006 00:00:00           9/1/2011 00:00:00                         754.21
00000000000123888520               10/1/2006 00:00:00          9/1/2011 00:00:00                        2523.52
00000000000123888785               10/1/2006 00:00:00          9/1/2011 00:00:00                         1082.3
00000000000123889115               10/1/2006 00:00:00          9/1/2011 00:00:00                         237.19
00000000000123889665               9/1/2006 00:00:00           8/1/2011 00:00:00                        1996.44
00000000000123889861               9/1/2006 00:00:00           8/1/2011 00:00:00                         618.79
00000000000123889874               9/1/2006 00:00:00           8/1/2011 00:00:00                         979.17
00000000000123891029               9/1/2006 00:00:00           8/1/2011 00:00:00                         709.85
00000000000123891664               11/1/2006 00:00:00          10/1/2011 00:00:00                       2114.06
00000000000123893008               9/1/2006 00:00:00           8/1/2011 00:00:00                         232.03
00000000000123894913               10/1/2006 00:00:00          9/1/2011 00:00:00                            825
00000000000123895420               9/1/2006 00:00:00           8/1/2011 00:00:00                         160.83
00000000000123895772               10/1/2006 00:00:00          9/1/2011 00:00:00                         618.75
00000000000123895779               10/1/2006 00:00:00          9/1/2011 00:00:00                         928.12
00000000000123896597               9/1/2006 00:00:00           8/1/2008 00:00:00                         415.58
00000000000123897217               10/1/2006 00:00:00          9/1/2011 00:00:00                        5915.38
00000000000123897522               9/1/2006 00:00:00           8/1/2008 00:00:00                        1131.41
00000000000123897905               9/1/2006 00:00:00           8/1/2011 00:00:00                        1417.97
00000000000123898199               10/1/2006 00:00:00          9/1/2026 00:00:00                         345.47
00000000000123899081               9/1/2006 00:00:00           8/1/2011 00:00:00                        2124.38
00000000000123899299               10/1/2006 00:00:00          9/1/2021 00:00:00                         739.04
00000000000123899919               10/1/2006 00:00:00          9/1/2011 00:00:00                        1026.09
00000000000123901447               9/1/2006 00:00:00           8/1/2008 00:00:00                        1091.72
00000000000123901704               9/1/2006 00:00:00           7/1/2011 00:00:00                         177.46
00000000000123902808               10/1/2006 00:00:00          9/1/2011 00:00:00                         489.58
00000000000123905659               10/1/2006 00:00:00          9/1/2026 00:00:00                         656.93
00000000000123907161               9/1/2006 00:00:00           8/1/2011 00:00:00                         920.42
00000000000123907235               9/1/2006 00:00:00           8/1/2011 00:00:00                        1370.83
00000000000123908183               10/1/2006 00:00:00          9/1/2011 00:00:00                         953.91
00000000000123909624               9/1/2006 00:00:00           8/1/2011 00:00:00                          669.8
00000000000123909781               10/1/2006 00:00:00          9/1/2008 00:00:00                         411.75
00000000000123909872               10/1/2006 00:00:00          9/1/2011 00:00:00                         389.95
00000000000123910143               9/1/2006 00:00:00           8/1/2011 00:00:00                        2231.25
00000000000123910520               10/1/2006 00:00:00          9/1/2011 00:00:00                        1128.28
00000000000123912639               9/1/2006 00:00:00           8/1/2011 00:00:00                          384.3
00000000000123914435               9/1/2006 00:00:00           8/1/2011 00:00:00                        1082.81
00000000000123916753               9/1/2006 00:00:00           8/1/2011 00:00:00                        1156.64
00000000000123916974               9/1/2006 00:00:00           8/1/2011 00:00:00                        1767.14
00000000000123917381               10/1/2006 00:00:00          9/1/2008 00:00:00                        1251.09
00000000000123918518               10/1/2006 00:00:00          9/1/2011 00:00:00                         945.98
00000000000123921935               10/1/2006 00:00:00          9/1/2011 00:00:00                        1980.64
00000000000123922057               10/1/2006 00:00:00          9/1/2011 00:00:00                         248.32
00000000000123923511               10/1/2006 00:00:00          9/1/2011 00:00:00                         492.19
00000000000123924873               10/1/2006 00:00:00          9/1/2011 00:00:00                         206.25
00000000000123925068               9/1/2006 00:00:00           8/1/2011 00:00:00                        2424.07
00000000000123925935               9/1/2006 00:00:00           8/1/2011 00:00:00                         618.75
00000000000123929127               9/1/2006 00:00:00           8/1/2008 00:00:00                        4346.57
00000000000123929910               10/1/2006 00:00:00          9/1/2031 00:00:00                         1732.5
00000000000123931539               9/1/2006 00:00:00           8/1/2011 00:00:00                        1464.06
00000000000123932371               11/1/2006 00:00:00          10/1/2011 00:00:00                       3439.85
00000000000123932795               9/1/2006 00:00:00           8/1/2011 00:00:00                        1211.72
00000000000123934360               10/1/2006 00:00:00          9/1/2011 00:00:00                         325.18
00000000000123935902               9/1/2006 00:00:00           8/1/2011 00:00:00                         372.67
00000000000123938172               10/1/2006 00:00:00          9/1/2011 00:00:00                          492.7
00000000000123938585               9/1/2006 00:00:00           8/1/2011 00:00:00                        2475.33
00000000000123940177               10/1/2006 00:00:00          9/1/2011 00:00:00                         773.44
00000000000123941360               10/1/2006 00:00:00          9/1/2011 00:00:00                         565.55
00000000000123944473               10/1/2006 00:00:00          9/1/2026 00:00:00                        1958.33
00000000000123945507               10/1/2006 00:00:00          9/1/2011 00:00:00                         557.52
00000000000123946266               10/1/2006 00:00:00          8/1/2011 00:00:00                        2545.83
00000000000123948626               10/1/2006 00:00:00          9/1/2011 00:00:00                        1185.94
00000000000123951422               9/1/2006 00:00:00           8/1/2010 00:00:00                        1448.53
00000000000123955225               10/1/2006 00:00:00          9/1/2011 00:00:00                        1804.69
00000000000123955552               9/1/2006 00:00:00           8/1/2020 00:00:00                         598.86
00000000000123956826               11/1/2006 00:00:00          10/1/2011 00:00:00                        242.34
00000000000123957446               11/1/2006 00:00:00          10/1/2011 00:00:00                        793.13
00000000000123958162               10/1/2006 00:00:00          9/1/2011 00:00:00                         788.72
00000000000123958204               9/1/2006 00:00:00           8/1/2011 00:00:00                         761.53
00000000000123958312               10/1/2006 00:00:00          9/1/2011 00:00:00                        1272.92
00000000000123958649               9/1/2006 00:00:00           8/1/2011 00:00:00                         360.94
00000000000123958681               9/1/2006 00:00:00           8/1/2011 00:00:00                        1287.36
00000000000123958858               11/1/2006 00:00:00          10/1/2011 00:00:00                        546.14
00000000000123960621               10/1/2006 00:00:00          9/1/2021 00:00:00                          63.75
00000000000123962288               9/1/2006 00:00:00           8/1/2011 00:00:00                        1098.28
00000000000123964896               9/1/2006 00:00:00           8/1/2009 00:00:00                          15725
00000000000123965380               9/1/2006 00:00:00           8/1/2011 00:00:00                        3189.38
00000000000123965463               10/1/2006 00:00:00          9/1/2011 00:00:00                        2394.51
00000000000123965743               10/1/2006 00:00:00          8/1/2021 00:00:00                         618.75
00000000000123970129               9/1/2006 00:00:00           8/1/2011 00:00:00                        2242.97
00000000000123971578               11/1/2006 00:00:00          10/1/2008 00:00:00                       1277.81
00000000000123971809               10/1/2006 00:00:00          9/1/2011 00:00:00                        1041.56
00000000000123972078               10/1/2006 00:00:00          9/1/2008 00:00:00                        1094.29
00000000000123972385               11/1/2006 00:00:00          10/1/2011 00:00:00                       1478.09
00000000000123972859               10/1/2006 00:00:00          9/1/2008 00:00:00                         628.33
00000000000123974087               10/1/2006 00:00:00          9/1/2021 00:00:00                         354.92
00000000000123974312               10/1/2006 00:00:00          9/1/2011 00:00:00                         226.88
00000000000123975087               9/1/2006 00:00:00           8/1/2011 00:00:00                         528.75
00000000000123975453               9/1/2006 00:00:00           8/1/2011 00:00:00                         804.14
00000000000123977000               11/1/2006 00:00:00          10/1/2008 00:00:00                       2151.56
00000000000123977159               11/1/2006 00:00:00          10/1/2008 00:00:00                        233.33
00000000000123977705               10/1/2006 00:00:00          9/1/2011 00:00:00                        3182.29
00000000000123978178               10/1/2006 00:00:00          9/1/2011 00:00:00                         264.38
00000000000123980259               10/1/2006 00:00:00          9/1/2011 00:00:00                         876.56
00000000000123980386               10/1/2006 00:00:00          9/1/2011 00:00:00                         301.53
00000000000123981888               10/1/2006 00:00:00          9/1/2008 00:00:00                         2062.5
00000000000123982272               10/1/2006 00:00:00          9/1/2011 00:00:00                         360.42
00000000000123982846               11/1/2006 00:00:00          10/1/2011 00:00:00                       1283.91
00000000000123984154               9/1/2006 00:00:00           8/1/2011 00:00:00                         374.09
00000000000123985139               11/1/2006 00:00:00          10/1/2011 00:00:00                       1064.77
00000000000123985359               9/1/2006 00:00:00           8/1/2011 00:00:00                        1958.33
00000000000123986598               10/1/2006 00:00:00          9/1/2011 00:00:00                        1495.31
00000000000123986843               10/1/2006 00:00:00          9/1/2021 00:00:00                        2328.73
00000000000123987095               9/1/2006 00:00:00           8/1/2008 00:00:00                        1114.69
00000000000123987129               9/1/2006 00:00:00           8/1/2008 00:00:00                        2616.25
00000000000123987907               10/1/2006 00:00:00          9/1/2008 00:00:00                         308.94
00000000000123987944               9/1/2006 00:00:00           8/1/2011 00:00:00                        1940.24
00000000000123989652               10/1/2006 00:00:00          9/1/2008 00:00:00                        1247.77
00000000000123992170               10/1/2006 00:00:00          9/1/2011 00:00:00                         644.53
00000000000123992390               10/1/2006 00:00:00          9/1/2011 00:00:00                         484.69
00000000000123993277               10/1/2006 00:00:00          9/1/2008 00:00:00                         998.03
00000000000123996496               9/1/2006 00:00:00           8/1/2011 00:00:00                        1208.29
00000000000123997028               9/1/2006 00:00:00           8/1/2011 00:00:00                        2930.68
00000000000123997214               10/1/2006 00:00:00          9/1/2011 00:00:00                         309.38
00000000000124000763               10/1/2006 00:00:00          9/1/2011 00:00:00                         513.33
00000000000124002161               9/1/2006 00:00:00           8/1/2011 00:00:00                        1675.78
00000000000124003043               10/1/2006 00:00:00          9/1/2011 00:00:00                         710.88
00000000000124004500               10/1/2006 00:00:00          9/1/2011 00:00:00                         979.58
00000000000124005083               9/1/2006 00:00:00           8/1/2011 00:00:00                        1314.84
00000000000124005947               10/1/2006 00:00:00          9/1/2011 00:00:00                           2125
00000000000124006148               10/1/2006 00:00:00          9/1/2011 00:00:00                         644.53
00000000000124007881               10/1/2006 00:00:00          9/1/2011 00:00:00                            825
00000000000124007947               10/1/2006 00:00:00          9/1/2008 00:00:00                        1591.29
00000000000124009512               11/1/2006 00:00:00          10/1/2011 00:00:00                       1134.38
00000000000124013713               10/1/2006 00:00:00          9/1/2021 00:00:00                         1237.5
00000000000124015850               10/1/2006 00:00:00          9/1/2011 00:00:00                            825
00000000000124017740               10/1/2006 00:00:00          9/1/2026 00:00:00                         392.67
00000000000124018718               9/1/2006 00:00:00           8/1/2011 00:00:00                        2751.46
00000000000124018835               10/1/2006 00:00:00          9/1/2008 00:00:00                         740.12
00000000000124019507               10/1/2006 00:00:00          9/1/2008 00:00:00                         751.67
00000000000124019805               10/1/2006 00:00:00          9/1/2011 00:00:00                         453.75
00000000000124021091               10/1/2006 00:00:00          9/1/2011 00:00:00                        1597.27
00000000000124021154               9/1/2006 00:00:00           8/1/2011 00:00:00                         752.81
00000000000124022192               10/1/2006 00:00:00          9/1/2011 00:00:00                         771.09
00000000000124022811               10/1/2006 00:00:00          9/1/2008 00:00:00                        1188.04
00000000000124024518               11/1/2006 00:00:00          10/1/2011 00:00:00                        506.72
00000000000124025416               11/1/2006 00:00:00          10/1/2011 00:00:00                        795.85
00000000000124026369               10/1/2006 00:00:00          9/1/2011 00:00:00                        1799.46
00000000000124027114               10/1/2006 00:00:00          9/1/2011 00:00:00                         627.88
00000000000124029675               10/1/2006 00:00:00          9/1/2011 00:00:00                         618.75
00000000000124030119               10/1/2006 00:00:00          9/1/2011 00:00:00                         561.67
00000000000124032230               10/1/2006 00:00:00          9/1/2011 00:00:00                         332.43
00000000000124032255               10/1/2006 00:00:00          9/1/2011 00:00:00                         280.84
00000000000124033974               11/1/2006 00:00:00          11/1/2021 00:00:00                       1675.78
00000000000124034652               10/1/2006 00:00:00          9/1/2011 00:00:00                         541.41
00000000000124034823               10/1/2006 00:00:00          9/1/2011 00:00:00                         916.42
00000000000124034994               10/1/2006 00:00:00          9/1/2011 00:00:00                         876.56
00000000000124037202               11/1/2006 00:00:00          10/1/2008 00:00:00                       1077.38
00000000000124041381               11/1/2006 00:00:00          10/12/2011 00:00:00                       953.91
00000000000124043943               11/1/2006 00:00:00          10/1/2021 00:00:00                        609.61
00000000000124050471               10/1/2006 00:00:00          9/1/2008 00:00:00                         748.57
00000000000124052527               10/1/2006 00:00:00          9/1/2021 00:00:00                         495.83
00000000000124053464               10/1/2006 00:00:00          9/1/2011 00:00:00                        4410.42
00000000000124054830               10/1/2006 00:00:00          9/1/2011 00:00:00                         372.08
00000000000124055666               10/1/2006 00:00:00          9/1/2008 00:00:00                        4646.95
00000000000124057527               11/1/2006 00:00:00          10/1/2008 00:00:00                       1573.78
00000000000124058635               11/1/2006 00:00:00          10/1/2011 00:00:00                        330.47
00000000000124059927               10/1/2006 00:00:00          9/1/2011 00:00:00                         2932.5
00000000000124062561               11/1/2006 00:00:00          10/1/2011 00:00:00                       1660.31
00000000000124062713               10/1/2006 00:00:00          9/1/2011 00:00:00                         532.38
00000000000124063045               10/1/2006 00:00:00          9/1/2008 00:00:00                        3788.67
00000000000124063455               10/1/2006 00:00:00          9/1/2008 00:00:00                         4101.5
00000000000124068481               10/1/2006 00:00:00          9/1/2011 00:00:00                         380.78
00000000000124069943               11/1/2006 00:00:00          10/1/2008 00:00:00                       5213.54
00000000000124070952               11/1/2006 00:00:00          10/1/2011 00:00:00                        638.91
00000000000124072251               11/1/2006 00:00:00          10/1/2008 00:00:00                       1008.16
00000000000124075106               10/1/2006 00:00:00          9/1/2008 00:00:00                        2956.87
00000000000124076482               10/1/2006 00:00:00          9/1/2011 00:00:00                         171.16
00000000000124078616               10/1/2006 00:00:00          9/1/2011 00:00:00                        1485.05
00000000000124078667               10/1/2006 00:00:00          9/1/2008 00:00:00                        1891.92
00000000000124078958               11/1/2006 00:00:00          9/1/2026 00:00:00                        1829.95
00000000000124079041               11/1/2006 00:00:00          10/1/2021 00:00:00                        479.53
00000000000124083433               10/1/2006 00:00:00          9/1/2011 00:00:00                        2129.69
00000000000124083578               11/1/2006 00:00:00          10/1/2011 00:00:00                        466.88
00000000000124084117               10/1/2006 00:00:00          9/1/2011 00:00:00                        3621.63
00000000000124087601               10/1/2006 00:00:00          9/1/2011 00:00:00                         857.29
00000000000124087975               10/1/2006 00:00:00          9/1/2021 00:00:00                        1738.75
00000000000124089284               11/1/2006 00:00:00          10/1/2011 00:00:00                        581.63
00000000000124089416               10/1/2006 00:00:00          10/1/2008 00:00:00                        986.36
00000000000124091906               11/1/2006 00:00:00          9/1/2011 00:00:00                         417.66
00000000000124092797               10/1/2006 00:00:00          9/1/2011 00:00:00                         489.58
00000000000124094094               11/1/2006 00:00:00          10/1/2011 00:00:00                       2447.92
00000000000124095603               10/1/2006 00:00:00          9/1/2008 00:00:00                         3017.5
00000000000124095929               11/1/2006 00:00:00          10/1/2011 00:00:00                          1440
00000000000124096938               10/1/2006 00:00:00          9/1/2011 00:00:00                         232.03
00000000000124097522               11/1/2006 00:00:00          10/1/2021 00:00:00                        798.17
00000000000124102382               10/1/2006 00:00:00          9/1/2008 00:00:00                        1079.53
00000000000124104576               10/1/2006 00:00:00          9/1/2011 00:00:00                         455.25
00000000000124105120               11/1/2006 00:00:00          10/1/2021 00:00:00                       2641.64
00000000000124105247               10/1/2006 00:00:00          9/1/2011 00:00:00                        3110.63
00000000000124105281               11/1/2006 00:00:00          10/1/2021 00:00:00                        773.44
00000000000124108527               11/1/2006 00:00:00          10/1/2011 00:00:00                       2036.72
00000000000124108812               10/1/2006 00:00:00          9/1/2011 00:00:00                        2643.75
00000000000124109261               11/1/2006 00:00:00          10/1/2011 00:00:00                         144.5
00000000000124110934               10/1/2006 00:00:00          9/1/2011 00:00:00                         366.57
00000000000124111237               10/1/2006 00:00:00          9/1/2011 00:00:00                         288.14
00000000000124112323               10/1/2006 00:00:00          9/1/2011 00:00:00                         601.58
00000000000124113211               10/1/2006 00:00:00          9/1/2011 00:00:00                         2370.7
00000000000124113214               10/1/2006 00:00:00          9/1/2011 00:00:00                        3261.28
00000000000124114017               11/1/2006 00:00:00          10/1/2011 00:00:00                        546.86
00000000000124115982               11/1/2006 00:00:00          10/1/2011 00:00:00                        473.23
00000000000124116093               10/1/2006 00:00:00          9/1/2008 00:00:00                          237.5
00000000000124116183               10/1/2006 00:00:00          9/1/2021 00:00:00                        1945.19
00000000000124120315               10/1/2006 00:00:00          9/1/2011 00:00:00                        1376.72
00000000000124121771               10/1/2006 00:00:00          9/1/2011 00:00:00                        1916.58
00000000000124121848               11/1/2006 00:00:00          10/1/2008 00:00:00                       1064.02
00000000000124122188               10/1/2006 00:00:00          9/1/2021 00:00:00                        3311.46
00000000000124122262               10/1/2006 00:00:00          9/1/2011 00:00:00                           1235
00000000000124122276               11/1/2006 00:00:00          10/1/2011 00:00:00                       1542.19
00000000000124122453               11/1/2006 00:00:00          10/1/2011 00:00:00                        874.49
00000000000124123879               11/1/2006 00:00:00          10/1/2008 00:00:00                       2231.25
00000000000124129542               10/1/2006 00:00:00          9/1/2011 00:00:00                        1204.38
00000000000124129917               10/1/2006 00:00:00          9/1/2011 00:00:00                            400
00000000000124129997               11/1/2006 00:00:00          10/1/2011 00:00:00                        159.04
00000000000124130397               10/1/2006 00:00:00          9/1/2011 00:00:00                        4773.44
00000000000124132497               11/1/2006 00:00:00          10/1/2021 00:00:00                        515.63
00000000000124132532               10/1/2006 00:00:00          9/1/2011 00:00:00                        2393.08
00000000000124133535               10/1/2006 00:00:00          9/1/2011 00:00:00                         496.89
00000000000124134050               10/1/2006 00:00:00          9/1/2008 00:00:00                        3385.51
00000000000124134573               10/1/2006 00:00:00          9/1/2011 00:00:00                        1288.49
00000000000124135709               10/1/2006 00:00:00          9/1/2008 00:00:00                           1530
00000000000124141135               11/1/2006 00:00:00          10/1/2011 00:00:00                       3519.23
00000000000124141848               11/1/2006 00:00:00          10/1/2011 00:00:00                         187.5
00000000000124144066               11/1/2006 00:00:00          10/1/2011 00:00:00                        540.89
00000000000124144575               10/1/2006 00:00:00          9/1/2011 00:00:00                         798.17
00000000000124145863               10/1/2006 00:00:00          9/1/2011 00:00:00                        1432.03
00000000000124146694               11/1/2006 00:00:00          10/1/2011 00:00:00                       1714.58
00000000000124147648               10/1/2006 00:00:00          9/1/2011 00:00:00                         319.27
00000000000124149732               11/1/2006 00:00:00          10/1/2011 00:00:00                       1487.11
00000000000124149825               11/1/2006 00:00:00          10/1/2011 00:00:00                        695.08
00000000000124153399               10/1/2006 00:00:00          9/1/2008 00:00:00                        2203.87
00000000000124153850               10/1/2006 00:00:00          9/1/2011 00:00:00                        2555.44
00000000000124154764               10/1/2006 00:00:00          9/1/2011 00:00:00                        1049.67
00000000000124154882               10/1/2006 00:00:00          9/1/2011 00:00:00                         685.42
00000000000124155085               11/1/2006 00:00:00          10/1/2011 00:00:00                        850.27
00000000000124157713               11/1/2006 00:00:00          10/1/2011 00:00:00                        914.92
00000000000124159403               11/1/2006 00:00:00          9/1/2011 00:00:00                         409.92
00000000000124159713               10/1/2006 00:00:00          9/1/2008 00:00:00                         667.01
00000000000124164131               10/1/2006 00:00:00          9/1/2011 00:00:00                        1358.39
00000000000124164520               10/1/2006 00:00:00          9/1/2021 00:00:00                        3333.33
00000000000124170213               11/1/2006 00:00:00          10/1/2011 00:00:00                         587.5
00000000000124171740               11/1/2006 00:00:00          10/2/2011 00:00:00                        452.86
00000000000124179245               10/1/2006 00:00:00          9/1/2011 00:00:00                         335.16
00000000000124179652               11/1/2006 00:00:00          10/1/2011 00:00:00                        487.77
00000000000124180177               10/1/2006 00:00:00          9/1/2011 00:00:00                         160.58
00000000000124181664               10/1/2006 00:00:00          9/1/2011 00:00:00                         845.47
00000000000124183698               10/1/2006 00:00:00          9/1/2011 00:00:00                         180.47
00000000000124188244               10/1/2006 00:00:00          9/1/2011 00:00:00                         1389.4
00000000000124191061               11/1/2006 00:00:00          10/1/2011 00:00:00                       1200.17
00000000000124191428               11/1/2006 00:00:00          10/1/2011 00:00:00                        696.67
00000000000124195559               11/1/2006 00:00:00          10/1/2011 00:00:00                        282.48
00000000000124196786               10/1/2006 00:00:00          9/1/2011 00:00:00                         975.54
00000000000124197665               11/1/2006 00:00:00          10/1/2011 00:00:00                        934.83
00000000000124197712               11/1/2006 00:00:00          10/1/2008 00:00:00                       1541.67
00000000000124198540               11/1/2006 00:00:00          10/1/2011 00:00:00                        371.25
00000000000124198946               10/1/2006 00:00:00          9/1/2011 00:00:00                         484.81
00000000000124204735               11/1/2006 00:00:00          10/1/2011 00:00:00                        160.42
00000000000124206633               11/1/2006 00:00:00          10/1/2011 00:00:00                        379.72
00000000000124207341               11/1/2006 00:00:00          10/1/2011 00:00:00                        816.75
00000000000124208823               11/1/2006 00:00:00          10/1/2008 00:00:00                       2526.56
00000000000124209527               11/1/2006 00:00:00          10/1/2011 00:00:00                       1773.71
00000000000124210610               11/1/2006 00:00:00          10/1/2021 00:00:00                        979.17
00000000000124219114               11/1/2006 00:00:00          10/1/2021 00:00:00                         174.8
00000000000124223991               10/1/2006 00:00:00          9/1/2011 00:00:00                         268.13
00000000000124228066               11/1/2006 00:00:00          10/1/2021 00:00:00                       1108.59
00000000000124229610               11/1/2006 00:00:00          10/1/2011 00:00:00                       1443.75
00000000000124230771               11/1/2006 00:00:00          10/1/2011 00:00:00                       1020.94
00000000000124230925               11/1/2006 00:00:00          10/1/2011 00:00:00                         556.8
00000000000124233818               11/1/2006 00:00:00          10/1/2011 00:00:00                        210.52
00000000000124234104               10/1/2006 00:00:00          9/1/2011 00:00:00                        1469.53
00000000000124241241               10/1/2006 00:00:00          9/1/2026 00:00:00                        1443.75
00000000000124244743               11/1/2006 00:00:00          10/1/2008 00:00:00                       2109.38
00000000000124251715               11/1/2006 00:00:00          10/1/2011 00:00:00                       2307.16
00000000000124251896               10/1/2006 00:00:00          9/1/2011 00:00:00                         532.11
00000000000124255872               11/1/2006 00:00:00          10/1/2008 00:00:00                        674.16
00000000000124255879               11/1/2006 00:00:00          10/1/2011 00:00:00                         384.3
00000000000124271382               11/1/2006 00:00:00          10/1/2011 00:00:00                       2569.39
00000000000124271821               11/1/2006 00:00:00          10/1/2011 00:00:00                        283.59
00000000000124272485               10/1/2006 00:00:00          9/1/2001 00:00:00                         745.34
00000000000124273562               11/1/2006 00:00:00          10/1/2011 00:00:00                       1392.19
00000000000124279188               11/1/2006 00:00:00          10/1/2008 00:00:00                       1535.63
00000000000124282557               11/1/2006 00:00:00          10/1/2008 00:00:00                        1552.5
00000000000124284558               11/1/2006 00:00:00          10/1/2011 00:00:00                        398.51
00000000000124289750               11/1/2006 00:00:00          10/1/2011 00:00:00                        597.45
00000000000124290031               11/1/2006 00:00:00          10/1/2011 00:00:00                       1742.92
00000000000124296125               11/1/2006 00:00:00          10/1/2008 00:00:00                           522
00000000000124307503               11/1/2006 00:00:00          10/1/2008 00:00:00                       1551.25
00000000000124309908               11/1/2006 00:00:00          10/1/2011 00:00:00                        538.54
00000000000124312043               11/1/2006 00:00:00          10/1/2008 00:00:00                          1410
00000000000124341492               11/1/2006 00:00:00          10/1/2011 00:00:00                        733.38
00000000000124343762               11/1/2006 00:00:00          10/1/2008 00:00:00                       1031.37

-------------------------------------------------------------------------------------------------------------------------------
Loan Number                        Original Monthly         Last Actual                 Orig. Principal       Curr. Principal
                                   Payment                  Payment                     Balance               Balance
-------------------------------------------------------------------------------------------------------------------------------
00000000000121167755                           1566.78      9/1/2006 00:00:00                     238500                238500
00000000000121819667                           2040.81      7/1/2006 00:00:00                     345000             342254.27
00000000000122092020                           4587.92      8/1/2006 00:00:00                     572000                572000
00000000000122470736                             646.5      8/1/2006 00:00:00                     105000             104291.62
00000000000122532796                           1291.41      9/1/2006 00:00:00                     207000             206279.55
00000000000122742252                            503.15      8/1/2006 00:00:00                      62730                 62730
00000000000122772412                            453.75      9/1/2006 00:00:00                      79200              78746.25
00000000000122784626                            177.37      9/1/2006 00:00:00                      27000              26654.51
00000000000122784934                            177.37      9/1/2006 00:00:00                      27000              26654.51
00000000000122807004                           2559.37      8/1/2006 00:00:00                     315000             314398.68
00000000000122926094                              1245      9/1/2006 00:00:00                     144000                144000
00000000000122953557                            670.31      8/1/2006 00:00:00                     117000                117000
00000000000122997810                            746.37      8/1/2006 00:00:00                     126175             125917.09
00000000000123012951                            296.48      9/1/2006 00:00:00                      51750              51746.48
00000000000123017472                            1287.4      10/1/2006 00:00:00                    146700                146700
00000000000123054079                            541.41      9/1/2006 00:00:00                      94500                 94500
00000000000123063531                            386.72      9/1/2006 00:00:00                      67500                 67500
00000000000123064070                           1232.34      8/1/2006 00:00:00                     215100              215099.8
00000000000123068864                            443.43      9/1/2006 00:00:00                      67500                 67500
00000000000123083172                           1392.45      9/1/2006 00:00:00                     165600             165186.26
00000000000123089937                           2150.08      8/1/2006 00:00:00                     307500             306174.82
00000000000123104876                            176.25      9/1/2006 00:00:00                      36000                 36000
00000000000123114977                            443.43      9/1/2006 00:00:00                      67500              67386.25
00000000000123139554                           1774.61      8/1/2006 00:00:00                     300000             299386.78
00000000000123164273                            618.75      8/1/2006 00:00:00                     108000             107237.49
00000000000123175624                           2118.38      8/1/2006 00:00:00                     242100                242100
00000000000123202435                            828.38      8/1/2006 00:00:00                      86130              86069.96
00000000000123203332                            181.08      9/1/2006 00:00:00                      20000              14715.86
00000000000123203933                           3480.33      8/1/2006 00:00:00                     480000             478665.61
00000000000123216409                           1816.07      8/1/2006 00:00:00                     247500             247333.93
00000000000123218189                            547.37      9/1/2006 00:00:00                      97750              97612.84
00000000000123222473                               405      8/1/2006 00:00:00                      61650              61355.56
00000000000123226555                            149.53      9/1/2006 00:00:00                      26100                 26100
00000000000123240444                           1598.44      8/1/2006 00:00:00                     279000                279000
00000000000123248581                            542.88      9/1/2006 00:00:00                      83700              83012.58
00000000000123248975                            358.31      8/1/2006 00:00:00                      70200                 70200
00000000000123251921                               453      9/1/2006 00:00:00                      85600              85389.07
00000000000123262492                           1073.06      9/1/2006 00:00:00                     121000             120895.32
00000000000123265729                            779.84      9/1/2006 00:00:00                     118710             118356.72
00000000000123272071                            902.34      8/1/2006 00:00:00                     157500                157500
00000000000123277929                           1116.82      9/1/2006 00:00:00                     188800                188800
00000000000123282566                             968.7      8/1/2006 00:00:00                     117750             117688.96
00000000000123287926                            965.78      9/1/2006 00:00:00                      88300                 88300
00000000000123289123                           1598.44      9/1/2006 00:00:00                     279000                279000
00000000000123294803                            613.59      9/1/2006 00:00:00                      76500              76463.59
00000000000123296697                            386.72      8/1/2006 00:00:00                      67500                 67500
00000000000123300618                            205.75      8/1/2006 00:00:00                      31320              31267.23
00000000000123303013                            579.41      9/1/2006 00:00:00                      88200              88051.38
00000000000123304282                           1235.15      9/1/2006 00:00:00                     148500             148425.01
00000000000123333907                            354.74      8/1/2006 00:00:00                      54000              53909.02
00000000000123354604                           2334.38      9/1/2006 00:00:00                     270000                270000
00000000000123356222                            567.19      9/1/2006 00:00:00                      99000                 99000
00000000000123356281                            139.22      8/1/2006 00:00:00                      24300                 24300
00000000000123361949                           3416.03      8/1/2006 00:00:00                     520000             518681.89
00000000000123377905                            928.13      8/1/2006 00:00:00                     162000                162000
00000000000123393611                            547.73      8/1/2006 00:00:00                     103500             103244.96
00000000000123395292                            813.96      8/1/2006 00:00:00                     137600             137318.73
00000000000123403076                            886.85      8/1/2006 00:00:00                     135000             134886.59
00000000000123403166                           3697.11      9/1/2006 00:00:00                     625000             623634.74
00000000000123405103                            438.75      9/1/2006 00:00:00                     108000                108000
00000000000123406437                               840      8/1/2006 00:00:00                     112000             111979.93
00000000000123408733                            670.31      9/1/2006 00:00:00                     117000                117000
00000000000123409509                            828.15      9/1/2006 00:00:00                     140000             139493.61
00000000000123410025                           1306.88      8/1/2006 00:00:00                     153000                153000
00000000000123414506                            454.01      8/1/2006 00:00:00                      55800               55770.3
00000000000123418001                           1830.47      8/1/2006 00:00:00                     319500                319500
00000000000123420138                            1012.5      8/1/2006 00:00:00                     135000                135000
00000000000123420565                            257.81      8/1/2006 00:00:00                      45000               44997.4
00000000000123422001                            886.85      8/1/2006 00:00:00                     135000             134772.53
00000000000123424668                            342.92      9/1/2006 00:00:00                      52200              52092.77
00000000000123426621                           1603.13      9/1/2006 00:00:00                     202500             202496.24
00000000000123429529                           2187.57      9/1/2006 00:00:00                     333000             332438.88
00000000000123431958                            331.02      9/1/2006 00:00:00                      55960                 55960
00000000000123432264                            866.16      8/1/2006 00:00:00                     131850             131627.83
00000000000123436936                            502.55      9/1/2006 00:00:00                      76500              76225.92
00000000000123439122                           1404.19      8/1/2006 00:00:00                     213750             213208.17
00000000000123440313                             189.2      8/1/2006 00:00:00                      28800              28751.46
00000000000123443901                           2483.59      8/1/2006 00:00:00                     467500                467500
00000000000123444744                            747.66      8/1/2006 00:00:00                     130500                130500
00000000000123448261                            474.95      9/1/2006 00:00:00                     116910                116910
00000000000123452737                           1340.63      8/1/2006 00:00:00                     234000                234000
00000000000123456802                           8968.75      8/1/2006 00:00:00                    1050000               1050000
00000000000123457018                            750.87      8/1/2006 00:00:00                     114300             114010.26
00000000000123458264                            778.13      8/1/2006 00:00:00                      90000                 90000
00000000000123458460                           1330.28      8/1/2006 00:00:00                     202500             202158.78
00000000000123459436                           4022.01      9/1/2006 00:00:00                     488750                488750
00000000000123460155                            835.31      8/1/2006 00:00:00                     145800                145800
00000000000123460790                            201.02      9/1/2006 00:00:00                      30600              30523.34
00000000000123463103                           1182.47      8/1/2006 00:00:00                     180000             179696.69
00000000000123467094                            437.74      8/1/2006 00:00:00                      74000              73924.55
00000000000123467731                            169.64      9/1/2006 00:00:00                      29610                 29610
00000000000123467860                            408.81      7/1/2006 00:00:00                      40500              40475.38
00000000000123468221                           1481.25      8/1/2006 00:00:00                     180000             179931.25
00000000000123469497                            582.96      9/1/2006 00:00:00                      98550              98449.52
00000000000123470316                            301.68      8/1/2006 00:00:00                      51000              50947.69
00000000000123470357                            489.58      9/1/2006 00:00:00                     100000                100000
00000000000123471302                             318.9      8/1/2006 00:00:00                      53910              53797.59
00000000000123472628                               889      8/1/2006 00:00:00                     101600                101600
00000000000123473928                            1271.6      9/1/2006 00:00:00                     144900             144771.27
00000000000123474418                            310.89      9/1/2006 00:00:00                      63500                 63500
00000000000123474538                           1696.41      10/1/2006 00:00:00                    346500                346500
00000000000123478613                           2236.01      9/1/2006 00:00:00                     378000             377614.61
00000000000123479070                            362.08      9/1/2006 00:00:00                      45000              44811.09
00000000000123480079                            528.75      9/1/2006 00:00:00                     108000                108000
00000000000123480908                            295.62      9/1/2006 00:00:00                      45000              43720.73
00000000000123482056                            236.49      8/1/2006 00:00:00                      36000              35969.76
00000000000123482142                            3194.3      8/1/2006 00:00:00                     540000             538339.54
00000000000123483431                           1402.34      9/1/2006 00:00:00                     179500                179500
00000000000123484569                            991.15      9/1/2006 00:00:00                     173000                173000
00000000000123485270                            218.76      8/1/2006 00:00:00                      33300              33221.89
00000000000123486597                            979.69      9/1/2006 00:00:00                     171000                171000
00000000000123488132                            627.68      8/1/2006 00:00:00                     106110             105893.11
00000000000123489623                           1039.58      9/1/2006 00:00:00                     212339                212339
00000000000123491054                           2291.67      8/1/2006 00:00:00                     400000                400000
00000000000123491855                            997.73      8/1/2006 00:00:00                     124000             123932.27
00000000000123492040                            1625.9      8/1/2006 00:00:00                     247500             247082.95
00000000000123493019                           2596.48      9/1/2006 00:00:00                     488750                488750
00000000000123494874                              1125      9/1/2006 00:00:00                     135000                135000
00000000000123495110                           2151.12      8/1/2006 00:00:00                     480250             480202.24
00000000000123495148                            920.42      8/1/2006 00:00:00                     188000                188000
00000000000123495218                            709.19      9/1/2006 00:00:00                     107955              107864.3
00000000000123495482                            257.81      8/1/2006 00:00:00                      45000                 45000
00000000000123496006                           2406.33      9/1/2006 00:00:00                     366300             365183.61
00000000000123497145                           1330.28      9/1/2006 00:00:00                     202500             202158.78
00000000000123498151                           1211.72      8/1/2006 00:00:00                     211500             211499.72
00000000000123498422                            426.69      8/1/2006 00:00:00                      51300              51247.98
00000000000123501722                            303.54      9/1/2006 00:00:00                      62000                 62000
00000000000123504717                           1346.35      8/1/2006 00:00:00                     275000             273932.68
00000000000123504938                            528.75      9/1/2006 00:00:00                     108000             107847.15
00000000000123505379                              2775      8/1/2006 00:00:00                     360000                360000
00000000000123505557                            650.36      8/1/2006 00:00:00                      99000              98833.18
00000000000123506436                           2545.83      9/1/2006 00:00:00                     520000                520000
00000000000123517769                            773.44      9/1/2006 00:00:00                     135000                135000
00000000000123519138                            448.59      9/1/2006 00:00:00                      78300                 78300
00000000000123520208                           1546.88      9/1/2006 00:00:00                     270000                270000
00000000000123520787                            202.31      9/1/2006 00:00:00                      34200              34130.09
00000000000123523735                            591.24      8/1/2006 00:00:00                      90000              89848.34
00000000000123526959                           2770.46      8/1/2006 00:00:00                     364500             364045.32
00000000000123527415                             235.9      9/1/2006 00:00:00                      35910              35849.49
00000000000123529257                            709.48      9/1/2006 00:00:00                     108000             107818.02
00000000000123529504                           3941.57      8/1/2006 00:00:00                     600000             582151.67
00000000000123531017                           1171.08      8/1/2006 00:00:00                     239200                239200
00000000000123531360                             600.1      10/1/2006 00:00:00                     91350              77595.63
00000000000123532034                           1801.67      8/1/2006 00:00:00                     368000                368000
00000000000123532052                               495      9/1/2006 00:00:00                      86400                 86400
00000000000123533097                           1546.88      9/1/2006 00:00:00                     270000                270000
00000000000123533430                           1289.06      9/1/2006 00:00:00                     225000                225000
00000000000123534057                           1585.32      8/1/2006 00:00:00                     268000             265731.56
00000000000123534429                            265.55      9/1/2006 00:00:00                      46350                 46350
00000000000123534771                           1220.63      8/1/2006 00:00:00                     139500                139500
00000000000123537676                            445.56      9/1/2006 00:00:00                      56000              55936.98
00000000000123539024                            1537.5      9/1/2006 00:00:00                     180000                180000
00000000000123539845                            400.64      8/1/2006 00:00:00                      69930                 69930
00000000000123540594                            587.11      9/1/2006 00:00:00                     119920                119920
00000000000123540851                            568.41      9/1/2006 00:00:00                     116100                116100
00000000000123541017                            332.58      8/1/2006 00:00:00                      58050              58042.58
00000000000123541118                            282.19      8/1/2006 00:00:00                      31500                 31480
00000000000123541234                           1031.25      8/1/2006 00:00:00                     180000                180000
00000000000123541476                           4406.25      9/1/2006 00:00:00                     900000             899906.25
00000000000123544624                             233.5      8/1/2006 00:00:00                      36000                 35969
00000000000123545526                            644.53      10/1/2006 00:00:00                    112500                112500
00000000000123546595                            515.63      8/1/2006 00:00:00                      90000                 90000
00000000000123547961                           1828.59      8/1/2006 00:00:00                     373500                373500
00000000000123549303                           1752.61      9/1/2006 00:00:00                     305910                305910
00000000000123549777                            264.37      9/1/2006 00:00:00                      54000              53994.37
00000000000123550157                           1923.67      10/1/2006 00:00:00                    318400             317823.67
00000000000123550524                            747.66      8/1/2006 00:00:00                     130500                130500
00000000000123550567                           1799.22      8/1/2006 00:00:00                     367500                367500
00000000000123551564                           2818.04      8/1/2006 00:00:00                     575600                575600
00000000000123552449                            295.62      8/1/2006 00:00:00                      45000              44924.17
00000000000123554164                            618.75      8/1/2006 00:00:00                     108000                108000
00000000000123554397                           1794.38      9/1/2006 00:00:00                     313200                313200
00000000000123554893                           2190.37      8/1/2006 00:00:00                     295000             294807.03
00000000000123556552                            366.56      8/1/2006 00:00:00                      38250              38216.56
00000000000123556893                              1170      8/1/2006 00:00:00                     288000                288000
00000000000123557287                               705      8/1/2006 00:00:00                     144000                144000
00000000000123558729                             352.5      8/1/2006 00:00:00                      72000                 72000
00000000000123558917                              1230      8/1/2006 00:00:00                     144000                144000
00000000000123559141                            582.66      9/1/2006 00:00:00                     101700                101700
00000000000123559364                            1270.1      9/1/2006 00:00:00                     240000                240000
00000000000123559519                           1902.66      8/1/2006 00:00:00                     332100                332100
00000000000123560565                            646.25      8/1/2006 00:00:00                     132000             131011.39
00000000000123560579                           2222.67      8/1/2006 00:00:00                     420000             418965.06
00000000000123563617                           1026.76      9/1/2006 00:00:00                     117000             116948.24
00000000000123563991                           1526.25      9/1/2006 00:00:00                     266400             259034.42
00000000000123564131                            336.05      9/1/2006 00:00:00                      36000              35964.84
00000000000123564584                            220.01      9/1/2006 00:00:00                      24300              24280.08
00000000000123566575                             412.5      8/1/2006 00:00:00                      72000                 72000
00000000000123568007                           1945.17      9/1/2006 00:00:00                     296100             295851.24
00000000000123569251                            257.82      9/1/2006 00:00:00                      27900              27747.03
00000000000123570383                           1902.66      9/1/2006 00:00:00                     332100                332100
00000000000123571571                            546.89      9/1/2006 00:00:00                      83250              83103.48
00000000000123572550                            618.46      8/1/2006 00:00:00                     107950                107950
00000000000123572739                            552.56      9/1/2006 00:00:00                      81000              80873.25
00000000000123573871                            2066.9      8/1/2006 00:00:00                     248500             248248.04
00000000000123574628                            254.23      8/1/2006 00:00:00                      38700              38634.79
00000000000123574823                            280.04      9/1/2006 00:00:00                      29700              29477.23
00000000000123578008                            928.13      8/1/2006 00:00:00                     162000                162000
00000000000123578470                            236.49      9/1/2006 00:00:00                      36000              35939.35
00000000000123579262                              1375      8/1/2006 00:00:00                     176000                176000
00000000000123579929                            366.09      8/1/2006 00:00:00                      63900                 63900
00000000000123580482                              1650      9/1/2006 00:00:00                     288000                288000
00000000000123580631                           2113.67      9/1/2006 00:00:00                     321750             321207.83
00000000000123580822                           1773.71      8/1/2006 00:00:00                     270000             269543.75
00000000000123582502                            515.63      8/1/2006 00:00:00                      90000                 90000
00000000000123582569                           1366.41      8/1/2006 00:00:00                     238500                238500
00000000000123583461                            945.98      8/1/2006 00:00:00                     144000             143757.35
00000000000123584099                            2076.3      8/1/2006 00:00:00                     351000             350282.53
00000000000123585716                              1500      9/1/2006 00:00:00                     192000                192000
00000000000123587851                            193.36      8/1/2006 00:00:00                      33750                 33750
00000000000123588643                             386.2      8/1/2006 00:00:00                      67410                 67410
00000000000123588895                           2483.59      8/1/2006 00:00:00                     467500                467500
00000000000123588987                            693.52      9/1/2006 00:00:00                     121050                121050
00000000000123589878                            206.93      8/1/2006 00:00:00                      31500              31446.79
00000000000123591610                            739.42      8/1/2006 00:00:00                     125000                125000
00000000000123592436                            953.91      9/1/2006 00:00:00                     166500                166500
00000000000123592507                            443.44      8/1/2006 00:00:00                      77400                 77400
00000000000123592941                           1101.93      9/1/2006 00:00:00                     126900             126842.35
00000000000123593577                            334.64      9/1/2006 00:00:00                      58410                 58410
00000000000123597928                           1082.81      8/1/2006 00:00:00                     189000                189000
00000000000123598261                           1277.25      9/1/2006 00:00:00                     215920             203468.85
00000000000123598430                            958.29      8/1/2006 00:00:00                     162000             161668.86
00000000000123598821                           1008.49      8/1/2006 00:00:00                     157500             156019.53
00000000000123598919                              1675      8/1/2006 00:00:00                     240000                240000
00000000000123600898                            354.74      8/1/2006 00:00:00                      54000              53862.87
00000000000123601001                            1507.5      8/1/2006 00:00:00                     166500             166363.47
00000000000123603242                            336.04      10/1/2006 00:00:00                     35639                 35639
00000000000123603822                            286.36      8/1/2006 00:00:00                      45900              45814.74
00000000000123604559                            679.92      9/1/2006 00:00:00                     103500                103500
00000000000123604575                            741.21      9/1/2006 00:00:00                     129375                129375
00000000000123604919                            252.66      9/1/2006 00:00:00                      44100                 44100
00000000000123606266                            487.18      10/1/2006 00:00:00                    119920             119881.37
00000000000123606673                               207      8/1/2006 00:00:00                      36000                 36000
00000000000123607370                            189.29      9/1/2006 00:00:00                      32000               31934.6
00000000000123608554                           5624.94      8/1/2006 00:00:00                     782600                782600
00000000000123608634                            979.69      9/1/2006 00:00:00                     171000                171000
00000000000123608840                           1469.53      9/1/2006 00:00:00                     256500                256500
00000000000123610663                            773.44      9/1/2006 00:00:00                     135000                135000
00000000000123611894                            881.25      8/1/2006 00:00:00                     180000                180000
00000000000123613272                           1425.94      8/1/2006 00:00:00                     228150                228150
00000000000123613805                           1476.09      8/1/2006 00:00:00                     301500                301500
00000000000123613897                             255.6      9/1/2006 00:00:00                      43210              43121.68
00000000000123614179                            681.38      9/1/2006 00:00:00                      82800                 82800
00000000000123614760                             834.8      8/1/2006 00:00:00                     145710                145710
00000000000123615959                            670.31      8/1/2006 00:00:00                     117000                117000
00000000000123616035                            953.91      8/1/2006 00:00:00                     166500                166500
00000000000123616079                            591.67      9/1/2006 00:00:00                      80000                 80000
00000000000123616260                           3541.93      9/1/2006 00:00:00                     507500                507500
00000000000123617827                           1134.38      8/1/2006 00:00:00                     198000                198000
00000000000123618277                           1856.25      8/1/2006 00:00:00                     324000                324000
00000000000123618493                             554.3      9/1/2006 00:00:00                      96750                 96750
00000000000123618607                           3937.36      8/1/2006 00:00:00                     466650                466650
00000000000123618867                           2515.63      10/1/2006 00:00:00                    350000             317683.47
00000000000123618947                           1005.47      8/1/2006 00:00:00                     175500                175500
00000000000123619571                           2542.31      9/1/2006 00:00:00                     387000             386347.89
00000000000123619707                            262.42      8/1/2006 00:00:00                      53600                 53600
00000000000123620075                              3150      8/1/2006 00:00:00                     378000                378000
00000000000123620420                            881.25      8/1/2006 00:00:00                     180000                180000
00000000000123621179                            886.88      8/1/2006 00:00:00                     154800                154800
00000000000123621461                            206.93      8/1/2006 00:00:00                      31500              31253.32
00000000000123623403                            1891.5      9/1/2006 00:00:00                     187200                187200
00000000000123625638                           2212.92      8/1/2006 00:00:00                     452000                452000
00000000000123625950                           2366.15      8/1/2006 00:00:00                     400000             398770.55
00000000000123626238                            425.39      9/1/2006 00:00:00                      74250                 74250
00000000000123626391                            309.38      8/1/2006 00:00:00                      54000                 54000
00000000000123627482                           1535.31      8/1/2006 00:00:00                     289000                289000
00000000000123628244                            587.11      8/1/2006 00:00:00                     119920                119920
00000000000123628915                            819.84      9/1/2006 00:00:00                     143100                143100
00000000000123629190                            709.85      9/1/2006 00:00:00                     120000              119754.7
00000000000123629501                            696.09      8/1/2006 00:00:00                     121500                121500
00000000000123630108                            618.75      9/1/2006 00:00:00                     108000                108000
00000000000123630157                            861.09      9/1/2006 00:00:00                     150300                150300
00000000000123633076                            522.25      9/1/2006 00:00:00                      53910                 53910
00000000000123633624                            386.94      9/1/2006 00:00:00                      38700              38687.97
00000000000123634022                           1212.03      8/1/2006 00:00:00                     184500             184032.33
00000000000123636215                            318.23      8/1/2006 00:00:00                      65000                 65000
00000000000123637631                            425.69      8/1/2006 00:00:00                      64800              64745.25
00000000000123638216                             472.5      9/1/2006 00:00:00                      56700                 56700
00000000000123638392                            473.16      9/1/2006 00:00:00                      46000              45986.84
00000000000123638595                            530.06      9/1/2006 00:00:00                      92520                 92520
00000000000123640190                           1193.39      8/1/2006 00:00:00                     208300                208300
00000000000123640457                            629.06      9/1/2006 00:00:00                     109800                109800
00000000000123641977                            364.25      9/1/2006 00:00:00                      74400              74328.32
00000000000123642086                            768.28      8/1/2006 00:00:00                     134100                134100
00000000000123642655                           1685.02      8/1/2006 00:00:00                     256500             256052.81
00000000000123642681                            474.77      9/1/2006 00:00:00                      67900                 67900
00000000000123643395                           1289.06      8/1/2006 00:00:00                     225000                225000
00000000000123644012                            644.53      9/1/2006 00:00:00                     112500                112500
00000000000123644998                            740.25      8/1/2006 00:00:00                      84600                 84600
00000000000123646465                           1476.56      9/1/2006 00:00:00                     189000                189000
00000000000123646597                            326.95      9/1/2006 00:00:00                      80480                 80480
00000000000123647882                           1211.72      9/1/2006 00:00:00                     211500                211500
00000000000123648128                            1160.7      9/1/2006 00:00:00                     166000             165752.83
00000000000123649386                           1766.67      9/1/2006 00:00:00                     265000                265000
00000000000123654861                            266.42      9/1/2006 00:00:00                      50150              50116.42
00000000000123654960                            747.66      8/1/2006 00:00:00                     130500                130500
00000000000123655335                            739.04      9/1/2006 00:00:00                     112500             112273.28
00000000000123655506                            924.38      9/1/2006 00:00:00                     174000             173848.35
00000000000123656404                           2545.83      8/1/2006 00:00:00                     520000                520000
00000000000123658092                           1822.92      10/1/2006 00:00:00                    250000                250000
00000000000123658727                            572.81      9/1/2006 00:00:00                     117000                117000
00000000000123658957                            386.72      9/1/2006 00:00:00                      67500                 67500
00000000000123658984                           1521.09      9/1/2006 00:00:00                     265500                265500
00000000000123662231                            1237.5      8/1/2006 00:00:00                     216000                216000
00000000000123662298                            335.16      9/1/2006 00:00:00                      58500                 58500
00000000000123662899                            626.67      8/1/2006 00:00:00                     128000                128000
00000000000123663367                             194.8      9/1/2006 00:00:00                      47950              46536.73
00000000000123664378                           2291.67      9/1/2006 00:00:00                     400000                400000
00000000000123664507                            1014.7      9/1/2006 00:00:00                     172000             171646.74
00000000000123668328                           2545.83      9/1/2006 00:00:00                     520000             519995.83
00000000000123668771                            164.53      8/1/2006 00:00:00                      40500              40499.53
00000000000123668916                           1208.33      10/1/2006 00:00:00                    200000                200000
00000000000123669582                           1079.53      9/1/2006 00:00:00                     220500                220500
00000000000123669590                           1624.22      8/1/2006 00:00:00                     283500                283500
00000000000123669747                            510.47      8/1/2006 00:00:00                      89100                 89100
00000000000123670920                           1804.69      9/1/2006 00:00:00                     315000             314608.26
00000000000123671059                           1468.13      9/1/2006 00:00:00                     162000                162000
00000000000123672237                            295.62      9/1/2006 00:00:00                      45000              44924.17
00000000000123673062                            341.88      9/1/2006 00:00:00                      49500              49424.45
00000000000123673141                           1933.59      9/1/2006 00:00:00                     337500                337500
00000000000123673363                            436.22      9/1/2006 00:00:00                      89100                 89100
00000000000123674169                            757.97      8/1/2006 00:00:00                     132300                132300
00000000000123674734                            876.56      8/1/2006 00:00:00                     153000             152999.12
00000000000123675248                            464.06      8/1/2006 00:00:00                      81000                 81000
00000000000123675561                            515.63      8/1/2006 00:00:00                      90000                 90000
00000000000123676461                            631.64      8/1/2006 00:00:00                     110250                110250
00000000000123676532                           1031.25      8/1/2006 00:00:00                     180000                180000
00000000000123676913                            528.85      8/1/2006 00:00:00                      58410               58362.1
00000000000123676987                            7812.5      9/1/2006 00:00:00                    1000000                999995
00000000000123677490                            806.25      9/1/2006 00:00:00                      90000                 90000
00000000000123679002                            328.63      9/1/2006 00:00:00                      38250              38232.15
00000000000123679109                           1054.17      9/1/2006 00:00:00                     184000                184000
00000000000123679330                            508.72      9/1/2006 00:00:00                      85999              85823.21
00000000000123679463                            616.53      8/1/2006 00:00:00                     125930                125930
00000000000123679552                           1053.58      9/1/2006 00:00:00                     215200                212000
00000000000123679580                               825      9/1/2006 00:00:00                     144000                144000
00000000000123681004                            438.28      8/1/2006 00:00:00                      76500               76267.4
00000000000123681463                            484.93      9/1/2006 00:00:00                      62910              62889.82
00000000000123682599                           2528.82      9/1/2006 00:00:00                     427500             426626.16
00000000000123683121                              1206      9/1/2006 00:00:00                     172800                172800
00000000000123683679                           2443.18      9/1/2006 00:00:00                     339920                339920
00000000000123684386                            1867.5      9/1/2006 00:00:00                     224100                224100
00000000000123685233                           1031.64      8/1/2006 00:00:00                     174400             170522.29
00000000000123685320                           1485.05      8/1/2006 00:00:00                     157500             157384.06
00000000000123687558                           2304.17      9/1/2006 00:00:00                     276500                276500
00000000000123687593                            184.17      8/1/2006 00:00:00                      25400              25364.92
00000000000123687597                           1120.69      8/1/2006 00:00:00                     125100                125100
00000000000123688737                           2278.17      8/1/2006 00:00:00                     280000             279700.85
00000000000123689817                            721.88      8/1/2006 00:00:00                     126000                126000
00000000000123691300                            180.47      8/1/2006 00:00:00                      31500              31475.66
00000000000123691993                           3006.55      8/1/2006 00:00:00                     306551              306450.3
00000000000123692675                           1063.13      9/1/2006 00:00:00                     126000                126000
00000000000123693101                           3618.28      8/1/2006 00:00:00                     373500                373500
00000000000123693546                            345.47      8/1/2006 00:00:00                      60300                 60300
00000000000123696302                           1075.06      8/1/2006 00:00:00                     143100             142866.82
00000000000123697066                            651.68      8/1/2006 00:00:00                      71910                 71910
00000000000123697173                           2656.25      9/1/2006 00:00:00                     500000                500000
00000000000123697630                            414.08      8/1/2006 00:00:00                      70000              69856.91
00000000000123699130                           1655.46      9/1/2006 00:00:00                     252000             251575.37
00000000000123701975                           1182.47      8/1/2006 00:00:00                     180000             179696.69
00000000000123702213                            168.44      9/1/2006 00:00:00                      24500                 24500
00000000000123702471                           2151.56      8/1/2006 00:00:00                     459000                459000
00000000000123703329                           1507.65      9/1/2006 00:00:00                     229500             229307.19
00000000000123703815                            159.63      8/1/2006 00:00:00                      24300              24259.06
00000000000123704031                           1747.81      9/1/2006 00:00:00                     357000                357000
00000000000123704271                           2252.08      8/1/2006 00:00:00                     460000                460000
00000000000123704294                            1237.5      8/1/2006 00:00:00                     216000                216000
00000000000123705594                           3579.99      8/1/2006 00:00:00                     605200             603962.92
00000000000123707195                           1728.86      9/1/2006 00:00:00                     189000             188849.12
00000000000123708280                            277.88      9/1/2006 00:00:00                      42300              41622.86
00000000000123709041                           1882.03      9/1/2006 00:00:00                     328500                328500
00000000000123709161                            274.17      9/1/2006 00:00:00                      56000                 56000
00000000000123709344                           1345.78      8/1/2006 00:00:00                     234900                234900
00000000000123709486                           3328.07      8/1/2006 00:00:00                     459000             458684.12
00000000000123710272                           4797.92      8/1/2006 00:00:00                     980000                978000
00000000000123710329                            425.85      9/1/2006 00:00:00                      71991              71843.86
00000000000123710396                           1892.92      9/1/2006 00:00:00                     320000             319673.75
00000000000123710448                           2057.34      9/1/2006 00:00:00                     359100                359100
00000000000123710485                            421.04      9/1/2006 00:00:00                      86000               85985.9
00000000000123711367                           1652.34      8/1/2006 00:00:00                     337500                337500
00000000000123711479                            255.94      9/1/2006 00:00:00                      63000                 63000
00000000000123711491                            670.31      9/1/2006 00:00:00                     117000                117000
00000000000123712220                            755.25      9/1/2006 00:00:00                      80100              79036.52
00000000000123713910                           1468.75      8/1/2006 00:00:00                     300000                300000
00000000000123714317                            592.97      9/1/2006 00:00:00                     103500                103375
00000000000123715848                           1951.08      8/1/2006 00:00:00                     297000                297000
00000000000123716054                            363.52      9/1/2006 00:00:00                      74250                 74250
00000000000123716568                           2191.41      8/1/2006 00:00:00                     382500                382500
00000000000123717169                           1449.27      9/1/2006 00:00:00                     245000             244246.96
00000000000123717590                            345.47      8/1/2006 00:00:00                      60300              60290.91
00000000000123718086                            581.62      9/1/2006 00:00:00                     118800             118799.99
00000000000123720544                            644.53      8/1/2006 00:00:00                     112500                112500
00000000000123721417                            379.95      9/1/2006 00:00:00                      42400              41682.22
00000000000123721834                           1231.43      8/1/2006 00:00:00                     200000             199810.24
00000000000123722242                             735.8      9/1/2006 00:00:00                     181120                181120
00000000000123722908                           1784.53      8/1/2006 00:00:00                     364500                364500
00000000000123723872                            442.97      9/1/2006 00:00:00                      67500                 67500
00000000000123724835                            644.02      8/1/2006 00:00:00                     112410                112410
00000000000123727797                            638.91      9/1/2006 00:00:00                     130500                129550
00000000000123729366                           3031.09      9/1/2006 00:00:00                     433500             432528.81
00000000000123731175                            195.11      10/1/2006 00:00:00                     29700                 29700
00000000000123732358                            360.94      8/1/2006 00:00:00                      63000                 63000
00000000000123732630                               455      9/1/2006 00:00:00                      56000                 55910
00000000000123733661                            615.22      9/1/2006 00:00:00                      67950              67894.28
00000000000123735870                            902.34      8/1/2006 00:00:00                     157500                157400
00000000000123736972                           2291.67      9/1/2006 00:00:00                     400000                400000
00000000000123737803                           1076.05      9/1/2006 00:00:00                     163800                163800
00000000000123739040                           2191.41      8/1/2006 00:00:00                     382500                382500
00000000000123739967                            819.84      9/1/2006 00:00:00                     143100                143100
00000000000123740081                            334.64      8/1/2006 00:00:00                      58410              58393.27
00000000000123740206                           1781.25      9/1/2006 00:00:00                     180000                180000
00000000000123741365                           1936.55      8/1/2006 00:00:00                     395550                395550
00000000000123741376                           1546.88      9/1/2006 00:00:00                     270000             263765.02
00000000000123741925                            274.17      8/1/2006 00:00:00                      56000                 56000
00000000000123742416                              1140      9/1/2006 00:00:00                     144000                144000
00000000000123742786                            201.02      8/1/2006 00:00:00                      30600              30574.29
00000000000123743785                           1804.69      9/1/2006 00:00:00                     315000             314909.25
00000000000123745424                            875.61      8/1/2006 00:00:00                     102510                102510
00000000000123746607                            378.98      9/1/2006 00:00:00                      66150                 66150
00000000000123747615                           1321.88      8/1/2006 00:00:00                     270000                270000
00000000000123748088                           2447.92      8/1/2006 00:00:00                     500000                500000
00000000000123749104                           1417.97      8/1/2006 00:00:00                     247500                247500
00000000000123749447                            618.75      9/1/2006 00:00:00                     108000                108000
00000000000123750643                           1093.13      9/1/2006 00:00:00                     190800                190800
00000000000123754487                           2596.48      9/1/2006 00:00:00                     488750             488746.48
00000000000123754874                           1882.03      8/1/2006 00:00:00                     328500                328500
00000000000123756791                              3375      8/1/2006 00:00:00                     400000                400000
00000000000123756913                            289.41      9/1/2006 00:00:00                      56700                 56700
00000000000123758125                               450      9/1/2006 00:00:00                      60000                 60000
00000000000123758560                           1919.17      9/1/2006 00:00:00                     392000                392000
00000000000123759405                            382.36      9/1/2006 00:00:00                      78100                 78100
00000000000123760364                            482.44      8/1/2006 00:00:00                      55800                 55800
00000000000123761784                            920.88      9/1/2006 00:00:00                     166800                166800
00000000000123761998                            913.93      9/1/2006 00:00:00                     154500             154342.48
00000000000123762344                            783.75      9/1/2006 00:00:00                     136800                136800
00000000000123762897                           1740.47      8/1/2006 00:00:00                     355500             355440.47
00000000000123763188                            2824.6      8/1/2006 00:00:00                     288000              287809.9
00000000000123763893                           1034.66      8/1/2006 00:00:00                     157500             157234.61
00000000000123764494                           1525.56      9/1/2006 00:00:00                     187500             187299.68
00000000000123765509                           1977.08      8/1/2006 00:00:00                     260000                260000
00000000000123765761                            206.25      8/1/2006 00:00:00                      36000                 36000
00000000000123766181                            422.81      9/1/2006 00:00:00                      73800                 73800
00000000000123768116                           1537.21      9/1/2006 00:00:00                     234000             233803.42
00000000000123768198                              1440      9/1/2006 00:00:00                     144000                144000
00000000000123768881                           1890.14      8/1/2006 00:00:00                     220000                220000
00000000000123771951                            185.94      9/1/2006 00:00:00                      35000              34885.94
00000000000123773450                            472.99      9/1/2006 00:00:00                      72000              71878.67
00000000000123773714                            515.63      8/1/2006 00:00:00                      90000              89915.63
00000000000123774740                            932.34      9/1/2006 00:00:00                     229500             229492.34
00000000000123775053                           2988.28      9/1/2006 00:00:00                     337500             337488.28
00000000000123775238                           2988.28      9/1/2006 00:00:00                     337500                337500
00000000000123775495                           1167.66      8/1/2006 00:00:00                     238500                238500
00000000000123776194                           1126.13      8/1/2006 00:00:00                     140400                140400
00000000000123776293                           2057.34      8/1/2006 00:00:00                     359100                359100
00000000000123776355                             493.5      9/1/2006 00:00:00                     100800                100500
00000000000123776760                           1478.09      9/1/2006 00:00:00                     225000                225000
00000000000123777112                            704.51      9/1/2006 00:00:00                     143900                143900
00000000000123777929                           1005.47      9/1/2006 00:00:00                     175500                175500
00000000000123778328                            336.41      9/1/2006 00:00:00                      51210                 51210
00000000000123781053                           1982.29      8/1/2006 00:00:00                     346000                346000
00000000000123781768                               825      8/1/2006 00:00:00                     144000                144000
00000000000123781849                            336.35      9/1/2006 00:00:00                      51200                 51200
00000000000123781871                            1297.4      8/1/2006 00:00:00                     265000              264997.4
00000000000123782919                            772.92      9/1/2006 00:00:00                     134910             134682.92
00000000000123783796                           3177.68      8/1/2006 00:00:00                     324000             323741.28
00000000000123784743                           2656.25      8/1/2006 00:00:00                     500000                500000
00000000000123785649                            484.69      9/1/2006 00:00:00                      84600                 84600
00000000000123787106                            343.87      8/1/2006 00:00:00                      39600              39562.74
00000000000123788047                            286.41      9/1/2006 00:00:00                      58500              55126.49
00000000000123788410                            422.81      9/1/2006 00:00:00                      73800                 73800
00000000000123788756                           1417.97      9/1/2006 00:00:00                     247500                247500
00000000000123788835                            398.44      8/1/2006 00:00:00                      45000                 45000
00000000000123789954                            569.14      9/1/2006 00:00:00                     116250                116250
00000000000123791607                            416.88      8/1/2006 00:00:00                      85150                 85150
00000000000123792620                           2917.19      8/1/2006 00:00:00                     337410                337410
00000000000123793558                              2000      9/1/2006 00:00:00                     300000                300000
00000000000123793943                            812.95      9/1/2006 00:00:00                     123750                123750
00000000000123795970                           2113.78      8/1/2006 00:00:00                     368950                368950
00000000000123796649                           1247.81      10/1/2006 00:00:00                    217800                217800
00000000000123797024                            321.69      9/1/2006 00:00:00                      35910                 35910
00000000000123797449                           1181.39      8/1/2006 00:00:00                     206206                206206
00000000000123797457                           1435.22      9/1/2006 00:00:00                     170100                170100
00000000000123798204                            907.56      9/1/2006 00:00:00                     119350                119350
00000000000123798254                            657.42      9/1/2006 00:00:00                     114750                114750
00000000000123799725                           2570.34      9/1/2006 00:00:00                     412000             411234.79
00000000000123800520                           2495.48      8/1/2006 00:00:00                     400000             399257.07
00000000000123800668                            386.72      9/1/2006 00:00:00                      67500                 67500
00000000000123800803                            770.86      9/1/2006 00:00:00                     134550                134550
00000000000123801893                            407.34      9/1/2006 00:00:00                      71100              71099.34
00000000000123801912                            976.72      8/1/2006 00:00:00                     199500                199500
00000000000123803166                           1507.65      8/1/2006 00:00:00                     229500             228107.58
00000000000123804866                           2156.25      8/1/2006 00:00:00                     207000                207000
00000000000123808477                             188.2      8/1/2006 00:00:00                      32850                 32850
00000000000123809006                            780.43      8/1/2006 00:00:00                     118800             118680.63
00000000000123809394                           1128.91      10/1/2006 00:00:00                    212500                212500
00000000000123809579                            1069.5      9/1/2006 00:00:00                     165600                165600
00000000000123813963                            773.44      9/1/2006 00:00:00                     135000                135000
00000000000123814158                            212.84      9/1/2006 00:00:00                      32400              32362.15
00000000000123815349                           2528.75      9/1/2006 00:00:00                     476000                476000
00000000000123815952                            260.28      9/1/2006 00:00:00                      44000              43955.14
00000000000123816023                           1478.09      8/1/2006 00:00:00                     225000             224810.97
00000000000123817327                           2032.03      8/1/2006 00:00:00                     382500                382500
00000000000123820540                            985.39      9/1/2006 00:00:00                     150000             149873.99
00000000000123821608                           1216.12      8/1/2006 00:00:00                     160000              159800.4
00000000000123822367                            622.43      8/1/2006 00:00:00                      76500                 76500
00000000000123822520                            3112.5      8/1/2006 00:00:00                     360000                360000
00000000000123823762                           2913.02      9/1/2006 00:00:00                     595000                595000
00000000000123825062                           2154.17      8/1/2006 00:00:00                     440000                440000
00000000000123825182                            2467.5      8/1/2006 00:00:00                     504000                504000
00000000000123825487                            799.22      9/1/2006 00:00:00                     139500             139299.22
00000000000123825644                           12973.4      9/1/2006 00:00:00                    1950000             1948401.6
00000000000123829152                           1289.06      8/1/2006 00:00:00                     225000                225000
00000000000123829635                           3541.67      8/1/2006 00:00:00                     400000                400000
00000000000123829863                            317.35      9/1/2006 00:00:00                      47700                 47700
00000000000123830416                           1469.53      9/1/2006 00:00:00                     256500                256500
00000000000123830844                            815.16      8/1/2006 00:00:00                     166500                166500
00000000000123831383                             291.4      8/1/2006 00:00:00                      49262              49211.78
00000000000123831551                            780.83      8/1/2006 00:00:00                     132000             131730.18
00000000000123831840                           3063.75      8/1/2006 00:00:00                     387000                387000
00000000000123832541                              1128      9/1/2006 00:00:00                     115200                115200
00000000000123833172                            938.44      9/1/2006 00:00:00                     117000                117000
00000000000123833829                           1527.94      9/1/2006 00:00:00                     258300                258300
00000000000123834068                           2187.57      8/1/2006 00:00:00                     333000             332720.24
00000000000123835146                           2602.77      9/1/2006 00:00:00                     440000                440000
00000000000123835430                           1727.34      9/1/2006 00:00:00                     301500                301500
00000000000123837226                            372.67      8/1/2006 00:00:00                      63000              62935.77
00000000000123838588                           1134.38      9/1/2006 00:00:00                     198000                198000
00000000000123838920                           2570.31      8/1/2006 00:00:00                     525000                525000
00000000000123839869                            449.57      10/1/2006 00:00:00                     76000                 76000
00000000000123840201                           1786.64      8/1/2006 00:00:00                     311850                311850
00000000000123840707                            632.81      9/1/2006 00:00:00                      67500                 67500
00000000000123841658                            783.75      8/1/2006 00:00:00                     136800                136800
00000000000123841865                           4436.53      9/1/2006 00:00:00                     750000              741816.3
00000000000123846883                            514.38      9/1/2006 00:00:00                      82450              82373.64
00000000000123847741                            798.17      8/1/2006 00:00:00                     121500                121500
00000000000123848124                           1367.83      9/1/2006 00:00:00                     226400                226400
00000000000123848568                           1330.96      9/1/2006 00:00:00                     225000                225000
00000000000123848609                            375.43      9/1/2006 00:00:00                      57150              57101.99
00000000000123850420                             257.3      9/1/2006 00:00:00                      44910              44601.37
00000000000123850759                           2041.61      8/1/2006 00:00:00                     327250             326946.91
00000000000123850954                            778.13      9/1/2006 00:00:00                      90000                 90000
00000000000123851429                            979.69      9/1/2006 00:00:00                     171000                171000
00000000000123853182                             683.2      8/1/2006 00:00:00                     119250                119250
00000000000123853531                            391.67      9/1/2006 00:00:00                      80000                 80000
00000000000123854582                            860.69      9/1/2006 00:00:00                     175800                175800
00000000000123855967                            212.92      9/1/2006 00:00:00                      20700              20694.08
00000000000123857049                           1182.47      8/1/2006 00:00:00                     180000             179848.78
00000000000123858535                            430.64      9/1/2006 00:00:00                      72800              72725.78
00000000000123859049                            373.07      8/1/2006 00:00:00                      56790              56742.29
00000000000123860035                           2484.46      9/1/2006 00:00:00                     420000             419571.79
00000000000123861335                           2023.06      8/1/2006 00:00:00                     342000             341651.31
00000000000123861677                           1078.54      9/1/2006 00:00:00                     155000                155000
00000000000123861753                           1263.28      9/1/2006 00:00:00                     220500                220500
00000000000123863327                            430.78      9/1/2006 00:00:00                      87990                 87990
00000000000123865549                           2026.88      10/1/2006 00:00:00                    207000                207000
00000000000123868424                           1546.88      9/1/2006 00:00:00                     270000                270000
00000000000123869004                               900      9/1/2006 00:00:00                     120000                120000
00000000000123869226                           2374.48      9/1/2006 00:00:00                     485000                485000
00000000000123869923                           1537.21      9/1/2006 00:00:00                     234000                234000
00000000000123870734                            884.53      9/1/2006 00:00:00                      99900                 99900
00000000000123871273                           4121.07      8/1/2006 00:00:00                     841750             841746.07
00000000000123871306                              4550      9/1/2006 00:00:00                     520000                520000
00000000000123872732                           2643.75      9/1/2006 00:00:00                     338400                338400
00000000000123874791                           1521.09      9/1/2006 00:00:00                     265500                265500
00000000000123875952                           1151.79      9/1/2006 00:00:00                     143600                143600
00000000000123876002                            741.68      9/1/2006 00:00:00                      80910                 80910
00000000000123876324                            756.19      9/1/2006 00:00:00                     115110                115110
00000000000123876453                            611.15      9/1/2006 00:00:00                      67500              67472.44
00000000000123877768                            484.77      8/1/2006 00:00:00                      48025              48010.47
00000000000123879499                            336.83      9/1/2006 00:00:00                      68800              68794.47
00000000000123880126                            773.44      9/1/2006 00:00:00                     135000             134773.44
00000000000123880457                           1938.75      9/1/2006 00:00:00                     198000                198000
00000000000123881459                           1314.84      9/1/2006 00:00:00                     229500                229500
00000000000123881866                           2701.02      9/1/2006 00:00:00                     432946                432946
00000000000123881899                            3060.3      8/1/2006 00:00:00                     490535             490080.67
00000000000123883210                            1237.5      9/1/2006 00:00:00                     216000                216000
00000000000123887032                           1636.25      8/1/2006 00:00:00                     204000                204000
00000000000123887592                            754.21      8/1/2006 00:00:00                     127500             127370.01
00000000000123888520                           2523.52      9/1/2006 00:00:00                     327375                327375
00000000000123888785                            1082.3      9/1/2006 00:00:00                     188910                188910
00000000000123889115                            237.19      9/1/2006 00:00:00                      41400                 41400
00000000000123889665                           1996.44      9/1/2006 00:00:00                     337500              337155.9
00000000000123889861                            618.79      8/1/2006 00:00:00                      72800              72733.92
00000000000123889874                            979.17      8/1/2006 00:00:00                     200000                200000
00000000000123891029                            709.85      10/1/2006 00:00:00                    120000             112709.83
00000000000123891664                           2114.06      10/1/2006 00:00:00                    369000                369000
00000000000123893008                            232.03      9/1/2006 00:00:00                      40500                 40500
00000000000123894913                               825      9/1/2006 00:00:00                     144000                143800
00000000000123895420                            160.83      10/1/2006 00:00:00                     32850                 32810
00000000000123895772                            618.75      9/1/2006 00:00:00                     108000                108000
00000000000123895779                            928.12      9/1/2006 00:00:00                     162000                162000
00000000000123896597                            415.58      8/1/2006 00:00:00                      45900              45876.84
00000000000123897217                           5915.38      9/1/2006 00:00:00                    1000000               1000000
00000000000123897522                           1131.41      8/1/2006 00:00:00                     142200             142120.28
00000000000123897905                           1417.97      8/1/2006 00:00:00                     247500                247500
00000000000123898199                            345.47      9/1/2006 00:00:00                      60300                 60300
00000000000123899081                           2124.38      9/1/2006 00:00:00                     370800                370800
00000000000123899299                            739.04      9/1/2006 00:00:00                     112500                112500
00000000000123899919                           1026.09      9/1/2006 00:00:00                     179100                179100
00000000000123901447                           1091.72      8/1/2006 00:00:00                     123300             123191.72
00000000000123901704                            177.46      8/1/2006 00:00:00                      30000              29969.41
00000000000123902808                            489.58      10/1/2006 00:00:00                    100000                100000
00000000000123905659                            656.93      9/1/2006 00:00:00                     100000                100000
00000000000123907161                            920.42      8/1/2006 00:00:00                     188000                188000
00000000000123907235                           1370.83      8/1/2006 00:00:00                     280000                280000
00000000000123908183                            953.91      9/1/2006 00:00:00                     166500                166500
00000000000123909624                             669.8      8/1/2006 00:00:00                     116910                116910
00000000000123909781                            411.75      9/1/2006 00:00:00                      54900                 54900
00000000000123909872                            389.95      9/1/2006 00:00:00                      79650                 79650
00000000000123910143                           2231.25      9/1/2006 00:00:00                     252000                252000
00000000000123910520                           1128.28      9/1/2006 00:00:00                     130500                130500
00000000000123912639                             384.3      8/1/2006 00:00:00                      58500              58450.86
00000000000123914435                           1082.81      8/1/2006 00:00:00                     189000                189000
00000000000123916753                           1156.64      9/1/2006 00:00:00                     236250                236250
00000000000123916974                           1767.14      9/1/2006 00:00:00                     269000             268774.01
00000000000123917381                           1251.09      9/1/2006 00:00:00                     141300                141300
00000000000123918518                            945.98      9/1/2006 00:00:00                     144000                144000
00000000000123921935                           1980.64      9/1/2006 00:00:00                     301500              301246.7
00000000000123922057                            248.32      9/1/2006 00:00:00                      37800                 37800
00000000000123923511                            492.19      9/1/2006 00:00:00                      67500                 67500
00000000000123924873                            206.25      9/1/2006 00:00:00                      36000                 36000
00000000000123925068                           2424.07      8/1/2006 00:00:00                     369000             368689.99
00000000000123925935                            618.75      9/1/2006 00:00:00                     108000                108000
00000000000123929127                           4346.57      8/1/2006 00:00:00                     540200             539904.93
00000000000123929910                            1732.5      9/1/2006 00:00:00                     198000                183891
00000000000123931539                           1464.06      9/1/2006 00:00:00                     247500               39137.8
00000000000123932371                           3439.85      10/1/2006 00:00:00                    650000                650000
00000000000123932795                           1211.72      8/1/2006 00:00:00                     211500             211011.72
00000000000123934360                            325.18      9/1/2006 00:00:00                      49500                 49500
00000000000123935902                            372.67      9/1/2006 00:00:00                      63000              62835.77
00000000000123938172                             492.7      9/1/2006 00:00:00                      75000                 75000
00000000000123938585                           2475.33      8/1/2006 00:00:00                     505600                505600
00000000000123940177                            773.44      9/1/2006 00:00:00                     135000                135000
00000000000123941360                            565.55      9/1/2006 00:00:00                      61200                 61200
00000000000123944473                           1958.33      9/1/2006 00:00:00                     400000                400000
00000000000123945507                            557.52      9/1/2006 00:00:00                      94250                 94250
00000000000123946266                           2545.83      9/1/2006 00:00:00                     520000                520000
00000000000123948626                           1185.94      9/1/2006 00:00:00                     207000                207000
00000000000123951422                           1448.53      9/1/2006 00:00:00                     220500             220314.75
00000000000123955225                           1804.69      9/1/2006 00:00:00                     315000                315000
00000000000123955552                            598.86      9/1/2006 00:00:00                      72000              71963.64
00000000000123956826                            242.34      10/1/2006 00:00:00                     42300                 42300
00000000000123957446                            793.13      10/1/2006 00:00:00                    162000                162000
00000000000123958162                            788.72      9/1/2006 00:00:00                     161100                161100
00000000000123958204                            761.53      9/1/2006 00:00:00                     143900             143723.06
00000000000123958312                           1272.92      9/1/2006 00:00:00                     260000                260000
00000000000123958649                            360.94      9/1/2006 00:00:00                      63000                 63000
00000000000123958681                           1287.36      8/1/2006 00:00:00                     193500             193241.39
00000000000123958858                            546.14      10/1/2006 00:00:00                    103200                103200
00000000000123960621                             63.75      9/1/2006 00:00:00                       9000                  9000
00000000000123962288                           1098.28      9/1/2006 00:00:00                     191700             191498.28
00000000000123964896                             15725      8/1/2006 00:00:00                    2960000               2960000
00000000000123965380                           3189.38      8/1/2006 00:00:00                     364500                364500
00000000000123965463                           2394.51      9/1/2006 00:00:00                     364500                364500
00000000000123965743                            618.75      9/1/2006 00:00:00                     108000                108000
00000000000123970129                           2242.97      9/1/2006 00:00:00                     391500                391500
00000000000123971578                           1277.81      10/1/2006 00:00:00                    130500                130500
00000000000123971809                           1041.56      9/1/2006 00:00:00                     181800                181800
00000000000123972078                           1094.29      9/1/2006 00:00:00                     136000                136000
00000000000123972385                           1478.09      10/1/2006 00:00:00                    225000                225000
00000000000123972859                            628.33      9/1/2006 00:00:00                      92800              91974.66
00000000000123974087                            354.92      9/1/2006 00:00:00                      60000                 60000
00000000000123974312                            226.88      9/1/2006 00:00:00                      39600                 39600
00000000000123975087                            528.75      9/1/2006 00:00:00                     108000                108000
00000000000123975453                            804.14      9/1/2006 00:00:00                     164250                164250
00000000000123977000                           2151.56      10/1/2006 00:00:00                    243000                243000
00000000000123977159                            233.33      10/1/2006 00:00:00                     28000                 28000
00000000000123977705                           3182.29      9/1/2006 00:00:00                     650000                650000
00000000000123978178                            264.38      9/1/2006 00:00:00                      54000                 54000
00000000000123980259                            876.56      9/1/2006 00:00:00                     153000                153000
00000000000123980386                            301.53      9/1/2006 00:00:00                      45900                 45900
00000000000123981888                            2062.5      9/1/2006 00:00:00                     225000                225000
00000000000123982272                            360.42      9/1/2006 00:00:00                      62910                 62910
00000000000123982846                           1283.91      10/1/2006 00:00:00                    148500                148500
00000000000123984154                            374.09      8/1/2006 00:00:00                      76410                 76410
00000000000123985139                           1064.77      10/1/2006 00:00:00                    180000                180000
00000000000123985359                           1958.33      8/1/2006 00:00:00                     400000                400000
00000000000123986598                           1495.31      9/1/2006 00:00:00                     261000                261000
00000000000123986843                           2328.73      9/1/2006 00:00:00                     252000                252000
00000000000123987095                           1114.69      8/1/2006 00:00:00                     130500                130500
00000000000123987129                           2616.25      8/1/2006 00:00:00                     364000                364000
00000000000123987907                            308.94      9/1/2006 00:00:00                      31500                 31500
00000000000123987944                           1940.24      9/1/2006 00:00:00                     328000             327329.55
00000000000123989652                           1247.77      9/1/2006 00:00:00                     126000                126000
00000000000123992170                            644.53      9/1/2006 00:00:00                     112500                112500
00000000000123992390                            484.69      9/1/2006 00:00:00                      99000                 99000
00000000000123993277                            998.03      9/1/2006 00:00:00                     108000                108000
00000000000123996496                           1208.29      9/1/2006 00:00:00                     246800                246800
00000000000123997028                           2930.68      8/1/2006 00:00:00                     337500             337346.66
00000000000123997214                            309.38      9/1/2006 00:00:00                      54000                 54000
00000000000124000763                            513.33      9/1/2006 00:00:00                      64000                 64000
00000000000124002161                           1675.78      8/1/2006 00:00:00                     292500                292500
00000000000124003043                            710.88      9/1/2006 00:00:00                     145200                145200
00000000000124004500                            979.58      9/1/2006 00:00:00                     170982                170982
00000000000124005083                           1314.84      8/1/2006 00:00:00                     229500                229500
00000000000124005947                              2125      9/1/2006 00:00:00                     400000                400000
00000000000124006148                            644.53      10/1/2006 00:00:00                    112500                112500
00000000000124007881                               825      9/1/2006 00:00:00                     144000                144000
00000000000124007947                           1591.29      9/1/2006 00:00:00                     200000             199087.88
00000000000124009512                           1134.38      10/1/2006 00:00:00                    198000                198000
00000000000124013713                            1237.5      9/1/2006 00:00:00                     216000                216000
00000000000124015850                               825      9/1/2006 00:00:00                     144000                144000
00000000000124017740                            392.67      9/1/2006 00:00:00                      49600                 49600
00000000000124018718                           2751.46      9/1/2006 00:00:00                     562000                562000
00000000000124018835                            740.12      9/1/2006 00:00:00                      80910                 80910
00000000000124019507                            751.67      9/1/2006 00:00:00                      88000                 88000
00000000000124019805                            453.75      9/1/2006 00:00:00                      79200                 79200
00000000000124021091                           1597.27      9/1/2006 00:00:00                     326250                326250
00000000000124021154                            752.81      9/1/2006 00:00:00                     131400                131400
00000000000124022192                            771.09      9/1/2006 00:00:00                     157500                157500
00000000000124022811                           1188.04      9/1/2006 00:00:00                     126000                126000
00000000000124024518                            506.72      10/1/2006 00:00:00                    103500                103500
00000000000124025416                            795.85      10/1/2006 00:00:00                     98910                 98910
00000000000124026369                           1799.46      9/1/2006 00:00:00                     304200                304200
00000000000124027114                            627.88      9/1/2006 00:00:00                     109593                109593
00000000000124029675                            618.75      9/1/2006 00:00:00                     108000                108000
00000000000124030119                            561.67      9/1/2006 00:00:00                      85500                 85500
00000000000124032230                            332.43      9/1/2006 00:00:00                      67900                 67900
00000000000124032255                            280.84      9/1/2006 00:00:00                      42750                 42750
00000000000124033974                           1675.78      10/1/2006 00:00:00                    292500                292500
00000000000124034652                            541.41      9/1/2006 00:00:00                      94500                 94500
00000000000124034823                            916.42      9/1/2006 00:00:00                     139500                139500
00000000000124034994                            876.56      9/1/2006 00:00:00                     153000                153000
00000000000124037202                           1077.38      10/1/2006 00:00:00                    152100                152100
00000000000124041381                            953.91      10/1/2006 00:00:00                    166500                166500
00000000000124043943                            609.61      10/1/2006 00:00:00                    114750                114750
00000000000124050471                            748.57      9/1/2006 00:00:00                      90000                 90000
00000000000124052527                            495.83      9/1/2006 00:00:00                      70000                 70000
00000000000124053464                           4410.42      9/1/2006 00:00:00                     580000                580000
00000000000124054830                            372.08      9/1/2006 00:00:00                      76000                 76000
00000000000124055666                           4646.95      9/1/2006 00:00:00                     524000                524000
00000000000124057527                           1573.78      10/1/2006 00:00:00                    153000                153000
00000000000124058635                            330.47      10/1/2006 00:00:00                     67500                 67500
00000000000124059927                            2932.5      9/1/2006 00:00:00                     408000                408000
00000000000124062561                           1660.31      10/1/2006 00:00:00                    289800                289800
00000000000124062713                            532.38      9/1/2006 00:00:00                      90000                 90000
00000000000124063045                           3788.67      9/1/2006 00:00:00                     596250                596250
00000000000124063455                            4101.5      9/1/2006 00:00:00                     504800                504800
00000000000124068481                            380.78      9/1/2006 00:00:00                      46800                 46800
00000000000124069943                           5213.54      10/1/2006 00:00:00                    650000                650000
00000000000124070952                            638.91      10/1/2006 00:00:00                    130500                130500
00000000000124072251                           1008.16      10/1/2006 00:00:00                    108000                108000
00000000000124075106                           2956.87      9/1/2006 00:00:00                     355500                355500
00000000000124076482                            171.16      9/1/2006 00:00:00                      26055              26033.11
00000000000124078616                           1485.05      9/1/2006 00:00:00                     157500                157500
00000000000124078667                           1891.92      9/1/2006 00:00:00                     225000                225000
00000000000124078958                           1829.95      10/1/2006 00:00:00                    319410                319410
00000000000124079041                            479.53      10/1/2006 00:00:00                     83700                 83700
00000000000124083433                           2129.69      9/1/2006 00:00:00                     435000                435000
00000000000124083578                            466.88      10/1/2006 00:00:00                     54000                 54000
00000000000124084117                           3621.63      9/1/2006 00:00:00                     400000                400000
00000000000124087601                            857.29      9/1/2006 00:00:00                     130500             130390.37
00000000000124087975                           1738.75      9/1/2006 00:00:00                     428000                428000
00000000000124089284                            581.63      10/1/2006 00:00:00                    118800                118800
00000000000124089416                            986.36      9/1/2006 00:00:00                     127960                127960
00000000000124091906                            417.66      10/1/2006 00:00:00                     72900                 72900
00000000000124092797                            489.58      9/1/2006 00:00:00                     100000                100000
00000000000124094094                           2447.92      10/1/2006 00:00:00                    500000                500000
00000000000124095603                            3017.5      9/1/2006 00:00:00                     408000                408000
00000000000124095929                              1440      10/1/2006 00:00:00                    216000                216000
00000000000124096938                            232.03      9/1/2006 00:00:00                      40500                 40500
00000000000124097522                            798.17      10/1/2006 00:00:00                    121500                121500
00000000000124102382                           1079.53      9/1/2006 00:00:00                     110250                110250
00000000000124104576                            455.25      9/1/2006 00:00:00                      69300                 69300
00000000000124105120                           2641.64      10/1/2006 00:00:00                    497250                497250
00000000000124105247                           3110.63      9/1/2006 00:00:00                     355500                355500
00000000000124105281                            773.44      10/1/2006 00:00:00                    135000                135000
00000000000124108527                           2036.72      10/1/2006 00:00:00                    355500                355500
00000000000124108812                           2643.75      9/1/2006 00:00:00                     540000                540000
00000000000124109261                             144.5      10/1/2006 00:00:00                     27200                 27200
00000000000124110934                            366.57      9/1/2006 00:00:00                      55800                 55800
00000000000124111237                            288.14      9/1/2006 00:00:00                      31500                 31500
00000000000124112323                            601.58      9/1/2006 00:00:00                      91575                 91575
00000000000124113211                            2370.7      9/1/2006 00:00:00                     446250                446250
00000000000124113214                           3261.28      9/1/2006 00:00:00                     522750                522750
00000000000124114017                            546.86      10/1/2006 00:00:00                     83245                 83245
00000000000124115982                            473.23      10/1/2006 00:00:00                     80000                 80000
00000000000124116093                             237.5      9/1/2006 00:00:00                      30000                 30000
00000000000124116183                           1945.19      9/1/2006 00:00:00                     224010                224010
00000000000124120315                           1376.72      9/1/2006 00:00:00                     240300                240300
00000000000124121771                           1916.58      9/1/2006 00:00:00                     324000                324000
00000000000124121848                           1064.02      10/1/2006 00:00:00                    136800                136800
00000000000124122188                           3311.46      9/1/2006 00:00:00                     467500                467500
00000000000124122262                              1235      9/1/2006 00:00:00                     156000                156000
00000000000124122276                           1542.19      10/1/2006 00:00:00                    315000                315000
00000000000124122453                            874.49      10/1/2006 00:00:00                    104000                104000
00000000000124123879                           2231.25      10/1/2006 00:00:00                    315000                315000
00000000000124129542                           1204.38      9/1/2006 00:00:00                     246000                246000
00000000000124129917                               400      9/1/2006 00:00:00                      64000                 64000
00000000000124129997                            159.04      10/1/2006 00:00:00                     24210                 24210
00000000000124130397                           4773.44      9/1/2006 00:00:00                     975000                975000
00000000000124132497                            515.63      10/1/2006 00:00:00                     90000                 90000
00000000000124132532                           2393.08      9/1/2006 00:00:00                     488800                488800
00000000000124133535                            496.89      9/1/2006 00:00:00                      84000                 84000
00000000000124134050                           3385.51      9/1/2006 00:00:00                     355500                355500
00000000000124134573                           1288.49      9/1/2006 00:00:00                     224900                224900
00000000000124135709                              1530      9/1/2006 00:00:00                     216000                216000
00000000000124141135                           3519.23      10/1/2006 00:00:00                    665000                665000
00000000000124141848                             187.5      10/1/2006 00:00:00                     18000                 18000
00000000000124144066                            540.89      10/1/2006 00:00:00                     94410                 94410
00000000000124144575                            798.17      9/1/2006 00:00:00                     121500                121500
00000000000124145863                           1432.03      9/1/2006 00:00:00                     292500                292500
00000000000124146694                           1714.58      10/1/2006 00:00:00                    261000                261000
00000000000124147648                            319.27      9/1/2006 00:00:00                      48600                 48600
00000000000124149732                           1487.11      10/1/2006 00:00:00                    303750                303750
00000000000124149825                            695.08      10/1/2006 00:00:00                     87800                 87800
00000000000124153399                           2203.87      9/1/2006 00:00:00                     253800                253800
00000000000124153850                           2555.44      9/1/2006 00:00:00                     432000                432000
00000000000124154764                           1049.67      9/1/2006 00:00:00                     214400                214400
00000000000124154882                            685.42      9/1/2006 00:00:00                     140000                140000
00000000000124155085                            850.27      10/1/2006 00:00:00                    148410                148410
00000000000124157713                            914.92      10/1/2006 00:00:00                    110000                110000
00000000000124159403                            409.92      10/1/2006 00:00:00                     71550              71469.92
00000000000124159713                            667.01      9/1/2006 00:00:00                      83160                 83160
00000000000124164131                           1358.39      9/1/2006 00:00:00                     148500                148500
00000000000124164520                           3333.33      9/1/2006 00:00:00                     400000                400000
00000000000124170213                             587.5      10/1/2006 00:00:00                    120000                120000
00000000000124171740                            452.86      10/1/2006 00:00:00                     92500                 92500
00000000000124179245                            335.16      9/1/2006 00:00:00                      58500                 58500
00000000000124179652                            487.77      10/1/2006 00:00:00                     74250                 74250
00000000000124180177                            160.58      9/1/2006 00:00:00                      32800                 32800
00000000000124181664                            845.47      9/1/2006 00:00:00                     128700                128700
00000000000124183698                            180.47      9/1/2006 00:00:00                      31500                 31500
00000000000124188244                            1389.4      9/1/2006 00:00:00                     211500                211500
00000000000124191061                           1200.17      10/1/2006 00:00:00                    151600                151600
00000000000124191428                            696.67      10/1/2006 00:00:00                     88000                 88000
00000000000124195559                            282.48      10/1/2006 00:00:00                     43000                 43000
00000000000124196786                            975.54      9/1/2006 00:00:00                     148500             148375.24
00000000000124197665                            934.83      10/1/2006 00:00:00                    163170                163170
00000000000124197712                           1541.67      10/1/2006 00:00:00                    200000                200000
00000000000124198540                            371.25      10/1/2006 00:00:00                     64800                 64800
00000000000124198946                            484.81      9/1/2006 00:00:00                      73800                 73800
00000000000124204735                            160.42      10/1/2006 00:00:00                     28000                 28000
00000000000124206633                            379.72      10/1/2006 00:00:00                     57802                 57802
00000000000124207341                            816.75      10/1/2006 00:00:00                    118800                118800
00000000000124208823                           2526.56      10/1/2006 00:00:00                    315000                315000
00000000000124209527                           1773.71      10/1/2006 00:00:00                    270000                270000
00000000000124210610                            979.17      10/1/2006 00:00:00                    170910                170910
00000000000124219114                             174.8      10/1/2006 00:00:00                     30510                 30510
00000000000124223991                            268.13      9/1/2006 00:00:00                      46800                 46800
00000000000124228066                           1108.59      10/1/2006 00:00:00                    193500                193500
00000000000124229610                           1443.75      10/1/2006 00:00:00                    252000                252000
00000000000124230771                           1020.94      10/1/2006 00:00:00                    178200                178200
00000000000124230925                             556.8      10/1/2006 00:00:00                     89250                 89250
00000000000124233818                            210.52      10/1/2006 00:00:00                     43000                 43000
00000000000124234104                           1469.53      9/1/2006 00:00:00                     256500                256500
00000000000124241241                           1443.75      9/1/2006 00:00:00                     252000                252000
00000000000124244743                           2109.38      10/1/2006 00:00:00                    270000                270000
00000000000124251715                           2307.16      10/1/2006 00:00:00                    471250                471250
00000000000124251896                            532.11      9/1/2006 00:00:00                      81000                 81000
00000000000124255872                            674.16      10/1/2006 00:00:00                     68850                 68850
00000000000124255879                             384.3      10/1/2006 00:00:00                     58500                 58500
00000000000124271382                           2569.39      10/1/2006 00:00:00                    483650                483650
00000000000124271821                            283.59      10/1/2006 00:00:00                     49500                 49500
00000000000124272485                            745.34      9/1/2006 00:00:00                     126000                126000
00000000000124273562                           1392.19      10/1/2006 00:00:00                    243000                243000
00000000000124279188                           1535.63      10/1/2006 00:00:00                    175500                175500
00000000000124282557                            1552.5      10/1/2006 00:00:00                    162000                162000
00000000000124284558                            398.51      10/1/2006 00:00:00                     60662                 60662
00000000000124289750                            597.45      10/1/2006 00:00:00                    101000                101000
00000000000124290031                           1742.92      10/1/2006 00:00:00                    356000                356000
00000000000124296125                               522      10/1/2006 00:00:00                     57600                 57600
00000000000124307503                           1551.25      10/1/2006 00:00:00                    204000                204000
00000000000124309908                            538.54      10/1/2006 00:00:00                    110000                110000
00000000000124312043                              1410      10/1/2006 00:00:00                    144000                144000
00000000000124341492                            733.38      10/1/2006 00:00:00                     81000                 81000
00000000000124343762                           1031.37      10/1/2006 00:00:00                    124000                124000

---------------------------------------------------------------------------------------------------------------------------
Loan Number                        Orig.                Appraisal        Min. Interest       Max. Interest        Gross
                                   Interest Rate        Value            Rate                Rate                 Margin
---------------------------------------------------------------------------------------------------------------------------
00000000000121167755                         6.875           265000                   5               12.875             5
00000000000121819667                         5.875           600000                   0               11.875          4.75
00000000000122092020                         9.625           715000                   4               15.625             4
00000000000122470736                          6.25           140000
00000000000122532796                         6.375           260000                   0               12.375             7
00000000000122742252                         6.875            80000                   0               12.875          5.75
00000000000122772412                         6.875           102000                   0               12.875          5.75
00000000000122784626                         6.875            31000                 5.5               12.875           5.5
00000000000122784934                         6.875            31000                 5.5               12.875           5.5
00000000000122807004                          9.75           360000
00000000000122926094                        10.375           160000                5.75               16.375          5.75
00000000000122953557                         6.875           130000                   0               12.875          6.25
00000000000122997810                         5.875           181000                4.25               11.875          4.25
00000000000123012951                         6.875            58000                6.25               12.875          6.25
00000000000123017472                            10           163500
00000000000123054079                         6.875           111000                   0               12.875          5.75
00000000000123063531                         6.875            80000                5.25               12.875          5.25
00000000000123064070                         6.875           297500                5.75               12.875          5.75
00000000000123068864                         6.875            80000                   5               12.875             5
00000000000123083172                           9.5           185000
00000000000123089937                           7.5           515000
00000000000123104876                         5.875            60000               4.375               11.875         4.375
00000000000123114977                         6.875            83000                   5               12.875             5
00000000000123139554                         5.875           385000                   4               11.875             4
00000000000123164273                         6.875           125000                   0               12.875          5.75
00000000000123175624                          10.5           275000                4.75                 16.5          4.75
00000000000123202435                        11.125            96000
00000000000123203332                        10.375            47000
00000000000123203933                         7.875           600000
00000000000123216409                             8           285000
00000000000123218189                         5.375           125000                   5               11.375             5
00000000000123222473                         6.875            68500                   5               12.875             5
00000000000123226555                         6.875            35000                5.25               12.875          5.25
00000000000123240444                         6.875           340000                5.25               12.875          5.25
00000000000123248581                          6.75            95000                   5                12.75             5
00000000000123248975                         6.125            82000                5.75               12.125          5.75
00000000000123251921                         4.875           107000                   4               10.875             4
00000000000123262492                        10.125           400000
00000000000123265729                         6.875           131900                 5.5               12.875           5.5
00000000000123272071                         6.875           175000                5.25               12.875          5.25
00000000000123277929                         5.875           242000                   4               11.875             4
00000000000123282566                          9.25           157000                 3.5                15.25           3.5
00000000000123287926                        13.125           103000
00000000000123289123                         6.875           310000                5.25               12.875          5.25
00000000000123294803                         9.625            85000
00000000000123296697                         6.875            75000                8.75               12.875          8.75
00000000000123300618                         6.875            54000                 5.5               12.875           5.5
00000000000123303013                         6.875           100000                 6.5               12.875           6.5
00000000000123304282                         9.375           165000
00000000000123333907                         6.875            63000                   5               12.875             5
00000000000123354604                        10.375           300000
00000000000123356222                         6.875           112600                5.25               12.875          5.25
00000000000123356281                         6.875            27000                5.75               12.875          5.75
00000000000123361949                         6.875           650000                4.25               12.875          4.25
00000000000123377905                         6.875           193000                6.25               12.875          6.25
00000000000123393611                         4.875           125000                 5.5               10.875           5.5
00000000000123395292                         5.875           172000               4.375               11.875         4.375
00000000000123403076                         6.875           150000                   5               12.875             5
00000000000123403166                         5.875          1200000                3.75               11.875          3.75
00000000000123405103                         4.875           122000                5.25               10.875          5.25
00000000000123406437                             9           140000               5.041                   15         5.041
00000000000123408733                         6.875           150000                5.25               12.875          5.25
00000000000123409509                         5.875           175000                 4.5               11.875           4.5
00000000000123410025                         10.25           170000
00000000000123414506                         9.125            64000
00000000000123418001                         6.875           359000                5.75               12.875          5.75
00000000000123420138                             9           150000
00000000000123420565                         6.875            58000                5.75               12.875          5.75
00000000000123422001                         6.875           160000                   6               12.875             6
00000000000123424668                         6.875            58000                 5.5               12.875           5.5
00000000000123426621                           9.5           225000
00000000000123429529                         6.875           370000                   6               12.875             6
00000000000123431958                         5.875            70000                   4               11.875             4
00000000000123432264                         6.875           149900                   5               12.875             5
00000000000123436936                         6.875            90000                   5               12.875             5
00000000000123439122                         6.875           240000                 5.5               12.875           5.5
00000000000123440313                         6.875            32500                   5               12.875             5
00000000000123443901                         6.375           590000                4.75               12.375          4.75
00000000000123444744                         6.875           145000                   7               12.875             7
00000000000123448261                         4.875           130000                5.75               10.875          5.75
00000000000123452737                         6.875           260000                5.75               12.875          5.75
00000000000123456802                         10.25          1525000
00000000000123457018                         6.875           150000                 5.5               12.875           5.5
00000000000123458264                        10.375           100000
00000000000123458460                         6.875           225000                 5.5               12.875           5.5
00000000000123459436                         9.875           600000
00000000000123460155                         6.875           162000                5.75               12.875          5.75
00000000000123460790                         6.875            34000                 5.5               12.875           5.5
00000000000123463103                         6.875           200000                 5.5               12.875           5.5
00000000000123467094                         5.875           200000                 4.5               11.875           4.5
00000000000123467731                         6.875            33000                5.25               12.875          5.25
00000000000123467860                         11.75            47000
00000000000123468221                         9.875           213500
00000000000123469497                         5.875           109500                 5.5               11.875           5.5
00000000000123470316                         5.875            91125                 5.5               11.875           5.5
00000000000123470357                         5.875           125000                4.25               11.875          4.25
00000000000123471302                         5.875            62000                 5.5               11.875           5.5
00000000000123472628                          10.5           210000
00000000000123473928                            10           163000                   5                   16             5
00000000000123474418                         5.875           135000                3.75               11.875          3.75
00000000000123474538                         5.875           392000                5.75               11.875          5.75
00000000000123478613                         5.875           420000                 5.5               11.875           5.5
00000000000123479070                             9            50000                   5                   15             5
00000000000123480079                         5.875           122000                5.75               11.875          5.75
00000000000123480908                         6.875            60000                   5               12.875             5
00000000000123482056                         6.875            40000                   5               12.875             5
00000000000123482142                         5.875           675000                4.25               11.875          4.25
00000000000123483431                         9.375           200000
00000000000123484569                         6.875           199000                5.25               12.875          5.25
00000000000123485270                         6.875            37000                   5               12.875             5
00000000000123486597                         6.875           200000                5.25               12.875          5.25
00000000000123488132                         5.875           117900                   5               11.875             5
00000000000123489623                         5.875           270000                4.75               11.875          4.75
00000000000123491054                         6.875           452000                5.25               12.875          5.25
00000000000123491855                             9           155000
00000000000123492040                         6.875           275000                   5               12.875             5
00000000000123493019                         6.375           575000                5.25               12.375          5.25
00000000000123494874                            10           160000
00000000000123495110                         5.375           565000                6.75               11.375          6.75
00000000000123495148                         5.875           295000                 4.5               11.875           4.5
00000000000123495218                         6.875           125000                   5               12.875             5
00000000000123495482                         6.875            50000                5.25               12.875          5.25
00000000000123496006                         6.875           425000                   5               12.875             5
00000000000123497145                         6.875           230000                   5               12.875             5
00000000000123498151                         6.875           235000                5.25               12.875          5.25
00000000000123498422                         9.375            57000
00000000000123501722                         5.875            80000                4.25               11.875          4.25
00000000000123504717                         5.875           450000                 4.5               11.875           4.5
00000000000123504938                         5.875           135000                4.75               11.875          4.75
00000000000123505379                          9.25           450000
00000000000123505557                         6.875           120000                   5               12.875             5
00000000000123506436                         5.875           650000                   5               11.875             5
00000000000123517769                         6.875           160000                5.25               12.875          5.25
00000000000123519138                         6.875            89000                5.75               12.875          5.75
00000000000123520208                         6.875           405000                5.75               12.875          5.75
00000000000123520787                         5.875            39500                 5.5               11.875           5.5
00000000000123523735                         6.875           100000                   5               12.875             5
00000000000123526959                         8.375           405000
00000000000123527415                         6.875            40000                   5               12.875             5
00000000000123529257                         6.875           124000                 5.5               12.875           5.5
00000000000123529504                         6.875           700000                6.75               12.875          6.75
00000000000123531017                         5.875           299000                4.25               11.875          4.25
00000000000123531360                         6.875           102000                   5               12.875             5
00000000000123532034                         5.875           461000                4.25               11.875          4.25
00000000000123532052                         6.875            96000                5.25               12.875          5.25
00000000000123533097                         6.875           325000                5.25               12.875          5.25
00000000000123533430                         6.875           252000               5.875               12.875         5.875
00000000000123534057                         5.875           415000                 4.5               11.875           4.5
00000000000123534429                         6.875            51500                5.25               12.875          5.25
00000000000123534771                          10.5           165000
00000000000123537676                         8.875           110000
00000000000123539024                         10.25           210000
00000000000123539845                         6.875            78000                5.25               12.875          5.25
00000000000123540594                         5.875           150000                4.75               11.875          4.75
00000000000123540851                         5.875           145000                5.75               11.875          5.75
00000000000123541017                         6.875            65000                5.75               12.875          5.75
00000000000123541118                         10.75            38000
00000000000123541234                         6.875           220000                5.75               12.875          5.75
00000000000123541476                         5.875          1200000                5.25               11.875          5.25
00000000000123544624                          6.75            40000                 5.5                12.75           5.5
00000000000123545526                         6.875           125000                5.75               12.875          5.75
00000000000123546595                         6.875           101000                5.25               12.875          5.25
00000000000123547961                         5.875           418000                5.75               11.875          5.75
00000000000123549303                         6.875           342000                5.75               12.875          5.75
00000000000123549777                         5.875            60000                5.75               11.875          5.75
00000000000123550157                          7.25           398000
00000000000123550524                         6.875           165000                5.25               12.875          5.25
00000000000123550567                         5.875           490000               4.625               11.875         4.625
00000000000123551564                         5.875           725000                   5               11.875             5
00000000000123552449                         6.875            93000                   6               12.875             6
00000000000123554164                         6.875           130000                8.25               12.875          8.25
00000000000123554397                         6.875           350000                5.75               12.875          5.75
00000000000123554893                         8.125           395000
00000000000123556552                          11.5            42500
00000000000123556893                         4.875           360000                4.75               10.875          4.75
00000000000123557287                         5.875           460000                4.25               11.875          4.25
00000000000123558729                         5.875            84000                5.25               11.875          5.25
00000000000123558917                         10.25           170000
00000000000123559141                         6.875           125000                5.25               12.875          5.25
00000000000123559364                         4.875           345000                   4               10.875             4
00000000000123559519                         6.875           369000                5.75               12.875          5.75
00000000000123560565                         5.875           180000                4.25               11.875          4.25
00000000000123560579                         4.875           550000                   4               10.875             4
00000000000123563617                            10           120000
00000000000123563991                         6.875           296000                5.25               12.875          5.25
00000000000123564131                         10.75            40000
00000000000123564584                        10.375            33000                 4.5               16.375           4.5
00000000000123566575                         6.875            81500                5.25               12.875          5.25
00000000000123568007                         6.875           330000                   5               12.875             5
00000000000123569251                        10.625            31000                   5               16.625             5
00000000000123570383                         6.875           369000                7.75               12.875          7.75
00000000000123571571                         6.875            92500                 5.5               12.875           5.5
00000000000123572550                         6.875           122000                5.75               12.875          5.75
00000000000123572739                          7.25            90000                 5.5                13.25           5.5
00000000000123573871                         9.375           355000                 4.5               15.375           4.5
00000000000123574628                         6.875            49000                 5.5               12.875           5.5
00000000000123574823                        10.875            37000
00000000000123578008                         6.875           180000                5.25               12.875          5.25
00000000000123578470                         6.875            43000                 5.5               12.875           5.5
00000000000123579262                         9.375           235000
00000000000123579929                         6.875            80000                5.75               12.875          5.75
00000000000123580482                         6.875           320000                5.25               12.875          5.25
00000000000123580631                         6.875           357500                 5.5               12.875           5.5
00000000000123580822                         6.875           305000                 5.5               12.875           5.5
00000000000123582502                         6.875           125000                5.25               12.875          5.25
00000000000123582569                         6.875           303000                7.25               12.875          7.25
00000000000123583461                         6.875           170000                 5.5               12.875           5.5
00000000000123584099                         5.875           437000                 5.5               11.875           5.5
00000000000123585716                         9.375           250000
00000000000123587851                         6.875            39000                6.25               12.875          6.25
00000000000123588643                         6.875            74900                5.25               12.875          5.25
00000000000123588895                         6.375           557000                5.75               12.375          5.75
00000000000123588987                         6.875           134500                5.25               12.875          5.25
00000000000123589878                         6.875            35000                   5               12.875             5
00000000000123591610                         5.875           333000                 3.5               11.875           3.5
00000000000123592436                         6.875           195000                5.75               12.875          5.75
00000000000123592507                         6.875            95000                5.25               12.875          5.25
00000000000123592941                         9.875           141000
00000000000123593577                         6.875            75000                5.75               12.875          5.75
00000000000123597928                         6.875           210000                7.25               12.875          7.25
00000000000123598261                         5.875           648500                   4               11.875             4
00000000000123598430                         5.875           350000                 5.5               11.875           5.5
00000000000123598821                         6.625           308000
00000000000123598919                         8.375           300000
00000000000123600898                         6.875            60000                   5               12.875             5
00000000000123601001                        10.375           185000
00000000000123603242                        10.875            60000
00000000000123603822                         6.375            54500                 4.5               12.375           4.5
00000000000123604559                         6.875           118000                   6               12.875             6
00000000000123604575                         6.875           145000                5.25               12.875          5.25
00000000000123604919                         6.875            60000                5.75               12.875          5.75
00000000000123606266                         4.875           149900                4.25               10.875          4.25
00000000000123606673                           6.9            53000                5.25                 12.9          5.25
00000000000123607370                         5.875            43000                 4.5               11.875           4.5
00000000000123608554                         8.625          1118000
00000000000123608634                         6.875           190000                5.25               12.875          5.25
00000000000123608840                         6.875           285000                5.25               12.875          5.25
00000000000123610663                         6.875           150000                5.25               12.875          5.25
00000000000123611894                         5.875           200000                5.25               11.875          5.25
00000000000123613272                           7.5           255000                5.75                 13.5          5.75
00000000000123613805                         5.875           350000                5.75               11.875          5.75
00000000000123613897                         5.875            90000               4.625               11.875         4.625
00000000000123614179                         9.875           140000                4.75               15.875          4.75
00000000000123614760                         6.875           168000                5.25               12.875          5.25
00000000000123615959                         6.875           130000                5.75               12.875          5.75
00000000000123616035                         6.875           185000                5.25               12.875          5.25
00000000000123616079                         8.875            90000
00000000000123616260                         8.375           725000
00000000000123617827                         6.875           232000                5.25               12.875          5.25
00000000000123618277                         6.875           360000                5.25               12.875          5.25
00000000000123618493                         6.875           108000                5.25               12.875          5.25
00000000000123618607                        10.125           550000                4.75               16.125          4.75
00000000000123618867                         8.625           625000
00000000000123618947                         6.875           196000                5.75               12.875          5.75
00000000000123619571                         6.875           433800                   5               12.875             5
00000000000123619707                         5.875            94000                4.75               11.875          4.75
00000000000123620075                            10           425000
00000000000123620420                         5.875           240000                4.25               11.875          4.25
00000000000123621179                         6.875           175000                5.25               12.875          5.25
00000000000123621461                         6.875            35000                   5               12.875             5
00000000000123623403                        12.125           210000
00000000000123625638                         5.875           565000                4.25               11.875          4.25
00000000000123625950                         5.875           450000                   5               11.875             5
00000000000123626238                         6.875            83000                5.25               12.875          5.25
00000000000123626391                         6.875            90000                5.25               12.875          5.25
00000000000123627482                         6.375           340000                4.75               12.375          4.75
00000000000123628244                         5.875           154900                4.25               11.875          4.25
00000000000123628915                         6.875           160000                5.25               12.875          5.25
00000000000123629190                         5.875           350000                 3.5               11.875           3.5
00000000000123629501                         6.875           135000                5.25               12.875          5.25
00000000000123630108                         6.875           120000                5.25               12.875          5.25
00000000000123630157                         6.875           175000                5.25               12.875          5.25
00000000000123633076                        11.625            60000
00000000000123633624                        11.625            45000
00000000000123634022                         6.875           205000                 5.5               12.875           5.5
00000000000123636215                         5.875           280000                4.25               11.875          4.25
00000000000123637631                         6.875            72000                 5.5               12.875           5.5
00000000000123638216                            10            65000                4.75                   16          4.75
00000000000123638392                            12            52000
00000000000123638595                         6.875           103000                5.25               12.875          5.25
00000000000123640190                         6.875           300000                 3.5               12.875           3.5
00000000000123640457                         6.875           122000                5.25               12.875          5.25
00000000000123641977                         5.875            93000                4.25               11.875          4.25
00000000000123642086                         6.875           153000                5.75               12.875          5.75
00000000000123642655                         6.875           293000                   5               12.875             5
00000000000123642681                           7.5            84900
00000000000123643395                         6.875           263000                5.25               12.875          5.25
00000000000123644012                         6.875           127000                5.75               12.875          5.75
00000000000123644998                          10.5           103000                4.75                 16.5          4.75
00000000000123646465                         9.375           210000
00000000000123646597                         4.875           101000                4.25               10.875          4.25
00000000000123647882                         6.875           244000                6.25               12.875          6.25
00000000000123648128                           7.5           220000
00000000000123649386                             8           560000
00000000000123654861                         6.375            59000                4.75               12.375          4.75
00000000000123654960                         6.875           150000                5.25               12.875          5.25
00000000000123655335                         6.875           125000                   5               12.875             5
00000000000123655506                         6.375           227500                5.25               12.375          5.25
00000000000123656404                         5.875           650000                 4.5               11.875           4.5
00000000000123658092                          8.75           310000
00000000000123658727                         5.875           140000                5.25               11.875          5.25
00000000000123658957                         6.875            80000                5.25               12.875          5.25
00000000000123658984                         6.875           295000                5.25               12.875          5.25
00000000000123662231                         6.875           240000                5.75               12.875          5.75
00000000000123662298                         6.875            65000                5.25               12.875          5.25
00000000000123662899                         5.875           170000                4.25               11.875          4.25
00000000000123663367                         4.875            98000                3.75               10.875          3.75
00000000000123664378                         6.875           450000                5.75               12.875          5.75
00000000000123664507                          5.85           220000                   4                11.85             4
00000000000123668328                         5.875           665000                 4.5               11.875           4.5
00000000000123668771                         4.875            45000                5.25               10.875          5.25
00000000000123668916                          7.25           263000
00000000000123669582                         5.875           245000                5.25               11.875          5.25
00000000000123669590                         6.875           315000                5.75               12.875          5.75
00000000000123669747                         6.875           104000                5.25               12.875          5.25
00000000000123670920                         6.875           382500                5.25               12.875          5.25
00000000000123671059                        10.875           198000                4.75               16.875          4.75
00000000000123672237                         6.875            50000                   5               12.875             5
00000000000123673062                         7.375            65000                   5               13.375             5
00000000000123673141                         6.875           450000                5.25               12.875          5.25
00000000000123673363                         5.875           100000                5.25               11.875          5.25
00000000000123674169                         6.875           150000                5.25               12.875          5.25
00000000000123674734                         6.875           170000                5.25               12.875          5.25
00000000000123675248                         6.875            90000                5.25               12.875          5.25
00000000000123675561                         6.875           109000                5.25               12.875          5.25
00000000000123676461                         6.875           130000                5.25               12.875          5.25
00000000000123676532                         6.875           200000                5.25               12.875          5.25
00000000000123676913                        10.375            67000                 4.5               16.375           4.5
00000000000123676987                         9.375          1570000               4.875               15.375         4.875
00000000000123677490                         10.75           100000
00000000000123679002                          9.75            58000
00000000000123679109                         6.875           205000                6.25               12.875          6.25
00000000000123679330                         5.875           107500                   4               11.875             4
00000000000123679463                         5.875           180000                4.25               11.875          4.25
00000000000123679552                         5.875           269000                4.25               11.875          4.25
00000000000123679580                         6.875           165000                5.25               12.875          5.25
00000000000123681004                         6.875            85000                5.75               12.875          5.75
00000000000123681463                          9.25            70000
00000000000123682599                         5.875           540000                4.25               11.875          4.25
00000000000123683121                         8.375           192000
00000000000123683679                         8.625           425000
00000000000123684386                            10           250000
00000000000123685233                         5.875           220000                   4               11.875             4
00000000000123685320                        10.875           180000                 4.5               16.875           4.5
00000000000123687558                            10           553000
00000000000123687593                         7.875            43000
00000000000123687597                         10.75           142500
00000000000123688737                         9.125           350000
00000000000123689817                         6.875           145000                5.75               12.875          5.75
00000000000123691300                         6.875            36000                5.25               12.875          5.25
00000000000123691993                        11.375           341000
00000000000123692675                        10.125           140000
00000000000123693101                        11.625           450000
00000000000123693546                         6.875            70000                5.25               12.875          5.25
00000000000123696302                          8.25           168000
00000000000123697066                        10.875            80000
00000000000123697173                         6.375           590000                4.75               12.375          4.75
00000000000123697630                         5.875            87500                   4               11.875             4
00000000000123699130                         6.875           285000                   5               12.875             5
00000000000123701975                         6.875           210000                   5               12.875             5
00000000000123702213                          8.25            35000                   4                14.25             4
00000000000123702471                         5.625           540000                4.75               11.625          4.75
00000000000123703329                         6.875           265000                   5               12.875             5
00000000000123703815                         6.875            30000                   5               12.875             5
00000000000123704031                         5.875           510000                 5.5               11.875           5.5
00000000000123704271                         5.875           630000                4.25               11.875          4.25
00000000000123704294                         6.875           240000                5.75               12.875          5.75
00000000000123705594                         5.875           756500                4.25               11.875          4.25
00000000000123707195                          10.5           210000
00000000000123708280                         6.875            75000                   5               12.875             5
00000000000123709041                         6.875           365000                5.75               12.875          5.75
00000000000123709161                         5.875            80000                   4               11.875             4
00000000000123709344                         6.875           261000                5.25               12.875          5.25
00000000000123709486                         7.875           540000
00000000000123710272                         5.875          1400000               4.875               11.875         4.875
00000000000123710329                         5.875            90000                 5.5               11.875           5.5
00000000000123710396                         5.875           420000                   4               11.875             4
00000000000123710448                         6.875           400000                5.25               12.875          5.25
00000000000123710485                         5.875           100000                5.25               11.875          5.25
00000000000123711367                         5.875           450000                4.25               11.875          4.25
00000000000123711479                         4.875            70000                5.25               10.875          5.25
00000000000123711491                         6.875           130000                5.75               12.875          5.75
00000000000123712220                        10.875           290000                 4.5               16.875           4.5
00000000000123713910                         5.875           375000                4.25               11.875          4.25
00000000000123714317                         6.875           130000                6.25               12.875          6.25
00000000000123715848                         6.875           360000                 5.5               12.875           5.5
00000000000123716054                         5.875            82500                5.25               11.875          5.25
00000000000123716568                         6.875           465000                5.25               12.875          5.25
00000000000123717169                         5.875           350000                3.75               11.875          3.75
00000000000123717590                         6.875            67000                5.75               12.875          5.75
00000000000123718086                         5.875           132000                5.75               11.875          5.75
00000000000123720544                         6.875           125000                5.25               12.875          5.25
00000000000123721417                         10.25            65000                   4                16.25             4
00000000000123721834                          6.25           295000                3.75                12.25          3.75
00000000000123722242                         4.875           350000                3.75               10.875          3.75
00000000000123722908                         5.875           425000                5.25               11.875          5.25
00000000000123723872                         7.875            90000
00000000000123724835                         6.875           125000                5.25               12.875          5.25
00000000000123727797                         5.875           166000                5.75               11.875          5.75
00000000000123729366                           7.5           510000                   5                 13.5             5
00000000000123731175                         6.875            33000                   5               12.875             5
00000000000123732358                         6.875           105000                6.75               12.875          6.75
00000000000123732630                          9.75            70000
00000000000123733661                        10.375            82000
00000000000123735870                         6.875           175000                7.75               12.875          7.75
00000000000123736972                         6.875           490000                5.25               12.875          5.25
00000000000123737803                         6.875           185000                   5               12.875             5
00000000000123739040                         6.875           475000                5.75               12.875          5.75
00000000000123739967                         6.875           159000                5.25               12.875          5.25
00000000000123740081                         6.875            65000                5.75               11.875          5.75
00000000000123740206                        11.875           200000
00000000000123741365                         5.875           480000                5.25               11.875          5.25
00000000000123741376                         6.875           300000                5.25               12.875          5.25
00000000000123741925                         5.875            75000                4.25               11.875          4.25
00000000000123742416                           9.5           160000
00000000000123742786                         6.875            35000                 5.5               12.875           5.5
00000000000123743785                         6.875           350000                5.25               12.875          5.25
00000000000123745424                         10.25           113900
00000000000123746607                         6.875            76000                5.25               12.875          5.25
00000000000123747615                         5.875           300000                5.25               11.875          5.25
00000000000123748088                         5.875           688000                4.25               11.875          4.25
00000000000123749104                         6.875           280000                5.25               12.875          5.25
00000000000123749447                         6.875           128000                5.25               12.875          5.25
00000000000123750643                         6.875           212000                5.25               12.875          5.25
00000000000123754487                         6.375           575000                4.75               12.375          4.75
00000000000123754874                         6.875           365000                5.25               12.875          5.25
00000000000123756791                        10.125           500000
00000000000123756913                         6.125            64000                5.25               12.125          5.25
00000000000123758125                             9           190000
00000000000123758560                         5.875           490000                4.25               11.875          4.25
00000000000123759405                         5.875           105900                4.25               11.875          4.25
00000000000123760364                        10.375            68000
00000000000123761784                         6.625           210000                4.25               12.625          4.25
00000000000123761998                         5.875           217000                   4               11.875             4
00000000000123762344                         6.875           155000                5.25               12.875          5.25
00000000000123762897                         5.875           400000                5.25               11.875          5.25
00000000000123763188                        11.375           320000
00000000000123763893                         6.875           175000                 5.5               12.875           5.5
00000000000123764494                         9.125           250000
00000000000123765509                         9.125           399000
00000000000123765761                         6.875            40000                5.25               12.875          5.25
00000000000123766181                         6.875            85000                5.75               12.875          5.75
00000000000123768116                         6.875           260000                   5               12.875             5
00000000000123768198                            12           160000
00000000000123768881                          9.75           275000
00000000000123771951                         6.375            43000                4.75               12.375          4.75
00000000000123773450                         6.875            80000                   5               12.875             5
00000000000123773714                         6.875           100000                5.25               12.875          5.25
00000000000123774740                         4.875           256000                5.75               10.875          5.75
00000000000123775053                        10.625           480000
00000000000123775238                        10.625           480000
00000000000123775495                         5.875           265000                5.25               11.875          5.25
00000000000123776194                         9.625           156000
00000000000123776293                         6.875           399000                5.25               12.875          5.25
00000000000123776355                         5.875           112000                5.75               11.875          5.75
00000000000123776760                         6.875           250000                   5               12.875             5
00000000000123777112                         5.875           202000                4.25               11.875          4.25
00000000000123777929                         6.875           211500                5.25               12.875          5.25
00000000000123778328                         6.875            58000                 5.5               12.875           5.5
00000000000123781053                         6.875           385000                5.75               12.875          5.75
00000000000123781768                         6.875           165000                5.25               12.875          5.25
00000000000123781849                         6.875            58000                 5.5               12.875           5.5
00000000000123781871                         5.875           450000                3.75               11.875          3.75
00000000000123782919                         6.875           150000                5.25               12.875          5.25
00000000000123783796                        11.375           365000
00000000000123784743                         6.375           625000                4.75               12.375          4.75
00000000000123785649                         6.875            99000                5.25               12.875          5.25
00000000000123787106                         9.875            45500                   5               15.875             5
00000000000123788047                         5.875            67000                5.75               11.875          5.75
00000000000123788410                         6.875            83000                5.25               12.875          5.25
00000000000123788756                         6.875           277500                5.25               12.875          5.25
00000000000123788835                        10.625            51000                4.75               16.625          4.75
00000000000123789954                         5.875           155000                4.25               11.875          4.25
00000000000123791607                         5.875           140000                   4               11.875             4
00000000000123792620                        10.375           375000
00000000000123793558                             8           400000
00000000000123793943                         6.875           137500                   5               12.875           4.5
00000000000123795970                         6.875           430000                5.75               12.875          5.75
00000000000123796649                         6.875           250000                5.25               12.875          5.25
00000000000123797024                         10.75            40000
00000000000123797449                         6.875           250000                5.25               12.875          5.25
00000000000123797457                        10.125           189000
00000000000123798204                         9.125           133000
00000000000123798254                         6.875           127500                5.75               12.875          5.75
00000000000123799725                         6.375           485000                 4.5               12.375           4.5
00000000000123800520                         6.375           480000                 4.5               12.375           4.5
00000000000123800668                         6.875            75000                5.75               12.875          5.75
00000000000123800803                         6.875           160000                5.75               12.875          5.75
00000000000123801893                         6.875            80000                5.25               12.875          5.25
00000000000123801912                         5.875           400000                   5               11.875             5
00000000000123803166                         6.875           258000                   5               12.875             5
00000000000123804866                          12.5           230000
00000000000123808477                         6.875            36500                5.25               12.875          5.25
00000000000123809006                         6.875           132000                   5               12.875             5
00000000000123809394                         6.375           377500                4.75               12.375          4.75
00000000000123809579                          7.75           207000
00000000000123813963                         6.875           166000                5.25               12.875          5.25
00000000000123814158                         6.875            36900                 5.5               12.875           5.5
00000000000123815349                         6.375           565000                4.75               12.375          4.75
00000000000123815952                         5.875            55000                   4               11.875             4
00000000000123816023                         6.875           250000                   7               12.875             7
00000000000123817327                         6.375           490000                4.75               12.375          4.75
00000000000123820540                         6.875           175000                   5               12.875             5
00000000000123821608                         8.375           200000
00000000000123822367                         9.125            90000
00000000000123822520                        10.375           583000
00000000000123823762                         5.875           795000                 4.5               11.875           4.5
00000000000123825062                         5.875           600000                4.25               11.875          4.25
00000000000123825182                         5.875           750000                 4.5               11.875           4.5
00000000000123825487                         6.875           180000                5.25               12.875          5.25
00000000000123825644                             7          4200000               5.375                   13         5.375
00000000000123829152                         6.875           250000                5.25               12.875          5.25
00000000000123829635                        10.625           455000                4.75               16.625          4.75
00000000000123829863                             7            53000                 5.5                   13           5.5
00000000000123830416                         6.875           285000                5.25               12.875          5.25
00000000000123830844                         5.875           185000                5.25               11.875          5.25
00000000000123831383                         5.875            61000                 4.5               11.875           4.5
00000000000123831551                         5.875           177000                   4               11.875             4
00000000000123831840                           9.5           530000
00000000000123832541                         11.75           130000
00000000000123833172                         9.625           130000
00000000000123833829                         5.875           300000                   5               11.875             5
00000000000123834068                         6.875           370000                   5               12.875             5
00000000000123835146                         5.875           550000                   4               11.875             4
00000000000123835430                         6.875           335000                5.25               12.875          5.25
00000000000123837226                         5.875            82500               5.875               11.875         5.875
00000000000123838588                         6.875           245000                5.25               12.875          5.25
00000000000123838920                         5.875           725000                 4.5               11.875           4.5
00000000000123839869                         5.875           160000                   4               11.875             4
00000000000123840201                         6.875           390000                5.75               12.875          5.75
00000000000123840707                         11.25            75000                5.25                17.25          5.25
00000000000123841658                         6.875           180000                5.25               12.875          5.25
00000000000123841865                         5.875          1000000                4.25               11.875          4.25
00000000000123846883                         6.375           100000                 4.5               12.375           4.5
00000000000123847741                         6.875           135000                   5               12.875             5
00000000000123848124                          7.25           283000
00000000000123848568                         5.875           269500                 5.5               11.875           5.5
00000000000123848609                         6.875            75000                   5               12.875             5
00000000000123850420                         6.875            50000                5.75               12.875          5.75
00000000000123850759                         6.375           385000                 4.5               12.375           4.5
00000000000123850954                        10.375           100000                6.75               16.375          6.75
00000000000123851429                         6.875           205000                5.25               12.875          5.25
00000000000123853182                         6.875           132500                5.25               12.875          5.25
00000000000123853531                         5.875           265000                3.75               11.875          3.75
00000000000123854582                         5.875           230000                   4               10.875             4
00000000000123855967                            12            26000
00000000000123857049                         6.875           220000                   5               12.875             5
00000000000123858535                         5.875           125000                3.75               11.875          3.75
00000000000123859049                         6.875            66000                   5               12.875             5
00000000000123860035                         5.875           530000                   4               11.875             4
00000000000123861335                         5.875           714000                 3.5               11.875           3.5
00000000000123861677                          8.35           207000                4.25                14.35          4.25
00000000000123861753                         6.875           259000                5.75               12.875          5.75
00000000000123863327                         5.875           109990                4.25               11.875          4.25
00000000000123865549                         11.75           230000
00000000000123868424                         6.875           300000                5.75               12.875          5.75
00000000000123869004                             9           190000
00000000000123869226                         5.875           635000                4.25               11.875          4.25
00000000000123869923                         6.875           260000                   5               12.875             5
00000000000123870734                        10.625           114900                4.75               16.625          4.75
00000000000123871273                         5.875          1295000                 4.5               11.875           4.5
00000000000123871306                          10.5           650000
00000000000123872732                         9.375           425000                3.75               15.375          3.75
00000000000123874791                         6.875           295000                5.75               12.875          5.75
00000000000123875952                         9.625           195000
00000000000123876002                            11            95000
00000000000123876324                         6.875           128000                   5               12.875             5
00000000000123876453                        10.375            80000
00000000000123877768                         11.75            57000
00000000000123879499                         5.875            86000                4.25               11.875          4.25
00000000000123880126                         6.875           160000                5.75               12.875          5.75
00000000000123880457                         11.75           220000
00000000000123881459                         6.875           270000                5.25               12.875          5.25
00000000000123881866                         6.375           520000                 4.5               12.375           4.5
00000000000123881899                         6.375           577100                 4.5               12.375           4.5
00000000000123883210                         6.875           240000                5.25               12.875          5.25
00000000000123887032                         9.625           255000
00000000000123887592                         5.875           170000                   4               11.875             4
00000000000123888520                          9.25           400000                5.25                15.25          5.25
00000000000123888785                         6.875           210000                5.25               12.875          5.25
00000000000123889115                         6.875            53700                5.25               12.875          5.25
00000000000123889665                         5.875           455000                   4               11.875             4
00000000000123889861                         9.625            91000                 3.5               15.625           3.5
00000000000123889874                         5.875           250000                4.25               11.875          4.25
00000000000123891029                         5.875           160000                   4               11.875             4
00000000000123891664                         6.875           410000                5.25               12.875          5.25
00000000000123893008                         6.875            51000                5.25               12.875          5.25
00000000000123894913                         6.875           170000                5.25               12.875          5.25
00000000000123895420                         5.875            36500                5.25               11.875          5.25
00000000000123895772                         6.875           120000                5.75               12.875          5.75
00000000000123895779                         6.875           185000                5.25               12.875          5.25
00000000000123896597                        10.375            54000
00000000000123897217                         5.875          1720000                   4               11.875             4
00000000000123897522                         8.875           158000
00000000000123897905                         6.875           290000                5.75               12.875          5.75
00000000000123898199                         6.875            72000                5.25               12.875          5.25
00000000000123899081                         6.875           440000                5.25               12.875          5.25
00000000000123899299                         6.875           125000                   5               12.875             5
00000000000123899919                         6.875           210000                5.25               12.875          5.25
00000000000123901447                        10.625           140000
00000000000123901704                         5.875            39000                   4               11.875             4
00000000000123902808                         5.875           549000                3.75               11.875          3.75
00000000000123905659                         6.875           125000                   4               12.875             4
00000000000123907161                         5.875           275500                4.75               11.875          4.75
00000000000123907235                         5.875           350000                4.75               11.875          4.75
00000000000123908183                         6.875           185000                5.25               12.875          5.25
00000000000123909624                         6.875           133000                5.75               12.875          5.75
00000000000123909781                             9            62000
00000000000123909872                         5.875            88500                5.75               11.875          5.75
00000000000123910143                        10.625           325000                4.75               16.625          4.75
00000000000123910520                        10.375           145000                5.25               16.375          5.25
00000000000123912639                         6.875            65000                   5               12.875             5
00000000000123914435                         6.875           225000                5.25               12.875          5.25
00000000000123916753                         5.875           315000                4.25               11.875          4.25
00000000000123916974                         6.875           300000                 5.5               12.875           5.5
00000000000123917381                        10.625           161666
00000000000123918518                         6.875           162000                   5               12.875             5
00000000000123921935                         6.875           335000                 5.5               12.875           5.5
00000000000123922057                         6.875            45000                 6.5               12.875           6.5
00000000000123923511                          8.75            80000                5.25                14.75          5.25
00000000000123924873                         6.875            55000                5.25               12.875          5.25
00000000000123925068                         6.875           410000                   7               12.875             7
00000000000123925935                         6.875           120000                5.25               12.875          5.25
00000000000123929127                             9           730000
00000000000123929910                          10.5           340000                5.25                 16.5          5.25
00000000000123931539                         5.875           330000                   4               11.875             4
00000000000123932371                         4.875          1105000                4.25               10.875          4.25
00000000000123932795                         6.875           250000                5.25               12.875          5.25
00000000000123934360                         6.875            55500                   5               12.875             5
00000000000123935902                         5.875           102000                   4               11.875             4
00000000000123938172                         6.875            85000                   5               12.875             5
00000000000123938585                         5.875           655000                 4.5               11.875           4.5
00000000000123940177                         6.875           150000                5.25               12.875          5.25
00000000000123941360                        10.625            70000                   5               16.625             5
00000000000123944473                         5.875           620000                   4               11.875             4
00000000000123945507                         5.875           150000                3.75               11.875          3.75
00000000000123946266                         5.875           650000                 4.5               11.875           4.5
00000000000123948626                         6.875           235000                5.25               12.875          5.25
00000000000123951422                         6.875           245000                 5.5               12.875           5.5
00000000000123955225                         6.875           445000                5.25               12.875          5.25
00000000000123955552                         9.375            80600
00000000000123956826                         6.875            50000                5.25               12.875          5.25
00000000000123957446                         5.875           180000                5.25               11.875          5.25
00000000000123958162                         5.875           179000                5.25               11.875          5.25
00000000000123958204                         4.875           187000                   4               10.875             4
00000000000123958312                         5.875           387000                   4               11.875             4
00000000000123958649                         6.875           120000                5.25               12.875          5.25
00000000000123958681                             7           355000                   5                   13             5
00000000000123958858                         4.875           130000                   4               10.875             4
00000000000123960621                           8.5            12000                5.25                 14.5          5.25
00000000000123962288                         6.875           220000                5.25               12.875          5.25
00000000000123964896                         6.375          6211887
00000000000123965380                          10.5           415000                4.75                 16.5          4.75
00000000000123965463                         6.875           420000                   5               12.875             5
00000000000123965743                         6.875           196000                5.25               12.875          5.25
00000000000123970129                         6.875           450000                5.25               12.875          5.25
00000000000123971578                         11.75           145000
00000000000123971809                         6.875           210000                5.75               12.875          5.75
00000000000123972078                             9           171000
00000000000123972385                         6.875           300000                   5               12.875             5
00000000000123972859                         8.125           150000
00000000000123974087                         5.875           114900                 3.5               11.875           3.5
00000000000123974312                         6.875            45000                5.75               12.875          5.75
00000000000123975087                         5.875           135000                5.25               11.875          5.25
00000000000123975453                         5.875           184000                5.75               11.875          5.75
00000000000123977000                        10.625           270000
00000000000123977159                            10            35000
00000000000123977705                         5.875           889000                 4.5               11.875           4.5
00000000000123978178                         5.875            63000                5.75               11.875          5.75
00000000000123980259                         6.875           190000                5.25               12.875          5.25
00000000000123980386                         6.875            51000                 5.5               12.875           5.5
00000000000123981888                            11           250000
00000000000123982272                         6.875            70500                5.25               12.875          5.25
00000000000123982846                        10.375           165000                4.75               16.375          4.75
00000000000123984154                         5.875            87000                5.75               11.875          5.75
00000000000123985139                         5.875           220000                   5               11.875             5
00000000000123985359                         5.875           460000               5.875               11.875         5.875
00000000000123986598                         6.875           325000                5.25               12.875          5.25
00000000000123986843                        10.625           280000
00000000000123987095                         10.25           145000
00000000000123987129                         8.625           455000
00000000000123987907                        11.375            37000
00000000000123987944                         5.875           410000                4.25               11.875          4.25
00000000000123989652                          11.5           145000
00000000000123992170                         6.875           137500                5.25               12.875          5.25
00000000000123992390                         5.875           135000                4.25               11.875          4.25
00000000000123993277                        10.625           130000
00000000000123996496                         5.875           350000                4.25               11.875          4.25
00000000000123997028                         9.875           386000                   5               15.875             5
00000000000123997214                         6.875            60000                5.25               12.875          5.25
00000000000124000763                         9.625            81000                3.75               15.625          3.75
00000000000124002161                         6.875           330000                5.75               12.875          5.75
00000000000124003043                         5.875           250000                3.75               11.875          3.75
00000000000124004500                         6.875           191000                 6.5               12.875           6.5
00000000000124005083                         6.875           255000                5.25               12.875          5.25
00000000000124005947                         6.375           475000                4.75               12.375          4.75
00000000000124006148                         6.875           137000                5.25               12.875          5.25
00000000000124007881                         6.875           165000                5.25               12.875          5.25
00000000000124007947                         8.875           305000
00000000000124009512                         6.875           250000                5.75               12.875          5.75
00000000000124013713                         6.875           240000                5.25               12.875          5.25
00000000000124015850                         6.875           200000                5.75               12.875          5.75
00000000000124017740                           9.5            65000                3.75                 15.5          3.75
00000000000124018718                         5.875           750000                 4.5               11.875           4.5
00000000000124018835                          10.5            90000
00000000000124019507                         10.25           110000
00000000000124019805                         6.875            90000                5.25               12.875          5.25
00000000000124021091                         5.875           435000                4.25               11.875          4.25
00000000000124021154                         6.875           146000                5.75               12.875          5.75
00000000000124022192                         5.875           175000                5.25               11.875          5.25
00000000000124022811                        10.875           182500
00000000000124024518                         5.875           190000                5.25               11.875          5.25
00000000000124025416                             9           110000                   5                   15             5
00000000000124026369                         5.875           340000                   5               11.875             5
00000000000124027114                         6.875           123000                5.75               12.875          5.75
00000000000124029675                         6.875           125000                6.75               12.875          6.75
00000000000124030119                         6.875           118000                 5.5               12.875           5.5
00000000000124032230                         5.875           104000                   4               11.875             4
00000000000124032255                         6.875            47500                   5               12.875             5
00000000000124033974                         6.875           325000                5.75               12.875          5.75
00000000000124034652                         6.875           115000                5.75               12.875          5.75
00000000000124034823                         6.875           159000                   5               12.875             5
00000000000124034994                         6.875           215000                5.25               12.875          5.25
00000000000124037202                           8.5           169000
00000000000124041381                         6.875           186000                5.25               12.875          5.25
00000000000124043943                         6.375           135000                4.75               12.375          4.75
00000000000124050471                         9.375           100000
00000000000124052527                           8.5            87500
00000000000124053464                         9.125           725000               4.125               15.125         4.125
00000000000124054830                         5.875           134000                4.25               11.875          4.25
00000000000124055666                        10.125           655000
00000000000124057527                            12           170000
00000000000124058635                         5.875            75000                5.25               11.875          5.25
00000000000124059927                         8.625           510000                3.75               14.625          3.75
00000000000124062561                         6.875           322000                5.25               12.875          5.25
00000000000124062713                         5.875           102000                 5.5               11.875           5.5
00000000000124063045                         7.625           831000
00000000000124063455                          9.75           635000
00000000000124068481                         9.125            55000
00000000000124069943                         9.625           850000
00000000000124070952                         5.875           145000                5.25               11.875          5.25
00000000000124072251                         10.75           125000
00000000000124075106                         9.375           400000
00000000000124076482                         6.875            34000                   5               12.875             5
00000000000124078616                        10.875           182500
00000000000124078667                           9.5           325000
00000000000124078958                         6.875           355000                5.25               12.875          5.25
00000000000124079041                         6.875            98000                5.25               12.875          5.25
00000000000124083433                         5.875           725000                3.75               11.875          3.75
00000000000124083578                        10.375            62000                4.75               16.375          4.75
00000000000124084117                        10.375           455000                 5.5               16.375           5.5
00000000000124087601                         6.875           145000                 5.5               12.875           5.5
00000000000124087975                         4.875           550000                4.25               10.875          4.25
00000000000124089284                         5.875           148500                5.25               11.875          5.25
00000000000124089416                          9.25           175000
00000000000124091906                         6.875            98300                5.25               12.875          5.25
00000000000124092797                         5.875           126000                4.25               11.875          4.25
00000000000124094094                         5.875           625000                4.25               11.875          4.25
00000000000124095603                         8.875           510000
00000000000124095929                             8           285000               4.375                   14         4.375
00000000000124096938                         6.875            47500                5.25               12.875          5.25
00000000000124097522                         6.875           138000                   5               12.875             5
00000000000124102382                         11.75           135000
00000000000124104576                         6.875           130000                   5               12.875             5
00000000000124105120                         6.375           585000                4.75               12.375          4.75
00000000000124105247                          10.5           400000                4.75                 16.5          4.75
00000000000124105281                         6.875           205000                5.75               12.875          5.75
00000000000124108527                         6.875           475000                6.25               12.875          6.25
00000000000124108812                         5.875           775000                 4.5               11.875           4.5
00000000000124109261                         6.375            35000                4.75               12.375          4.75
00000000000124110934                         6.875            62000                 5.5               12.875           5.5
00000000000124111237                          10.5            35000                 4.5                 16.5           4.5
00000000000124112323                         6.875           140000                   5               12.875             5
00000000000124113211                         6.375           575000                4.75               12.375          4.75
00000000000124113214                         6.375           615000                5.75               12.375          5.75
00000000000124114017                         6.875            95000                   5               12.875             5
00000000000124115982                         5.875           109500                   4               11.875             4
00000000000124116093                           9.5            37500
00000000000124116183                         9.875           252000
00000000000124120315                         6.875           268000                5.25               12.875          5.25
00000000000124121771                         5.875           405000                   4               11.875             4
00000000000124121848                         8.625           182000
00000000000124122188                           8.5           550000                4.75                 14.5          4.75
00000000000124122262                           9.5           195000                3.75                 15.5          3.75
00000000000124122276                         5.875           461000                 4.5               11.875           4.5
00000000000124122453                           9.5           130000                 3.5                 15.5           3.5
00000000000124123879                           8.5           355000
00000000000124129542                         5.875           328000               4.625               11.875         4.625
00000000000124129917                           7.5            91000                3.75                 13.5          3.75
00000000000124129997                         6.875            38500                   5               12.875             5
00000000000124130397                         5.875          1500000                 4.5               11.875           4.5
00000000000124132497                         6.875           103000                5.75               12.875          5.75
00000000000124132532                         5.875           611000                4.25               11.875          4.25
00000000000124133535                         5.875           106000                   4               11.875             4
00000000000124134050                            11           400000
00000000000124134573                         6.875           250000                5.25               12.875          5.25
00000000000124135709                           8.5           270000
00000000000124141135                         4.875          1123000                   4               10.875             4
00000000000124141848                          12.5            21000
00000000000124144066                         6.875           105000                5.25               12.875          5.25
00000000000124144575                         6.875           140000                   5               12.875             5
00000000000124145863                         5.875           325000                5.25               11.875          5.25
00000000000124146694                         6.875           290000                 5.5               12.875           5.5
00000000000124147648                         6.875            55000                   5               12.875             5
00000000000124149732                         5.875           340000                5.25               11.875          5.25
00000000000124149825                           9.5           120000                3.75                 15.5          3.75
00000000000124153399                         9.875           290000
00000000000124153850                         5.875           480900                   5               11.875             5
00000000000124154764                         5.875           268000                4.25               11.875          4.25
00000000000124154882                         5.875           175000                4.25               11.875          4.25
00000000000124155085                         6.875           165000                5.25               12.875          5.25
00000000000124157713                         9.375           235000               4.125               15.375         4.125
00000000000124159403                         6.875            85000                5.75               12.875          5.75
00000000000124159713                         9.625            95000
00000000000124164131                          10.5           165000                 4.5                 16.5           4.5
00000000000124164520                            10           500000
00000000000124170213                         5.875           170000                4.25               11.875          4.25
00000000000124171740                         5.875           150000                   4               11.875             4
00000000000124179245                         6.875            70000                5.25               12.875          5.25
00000000000124179652                         6.875            85000                   5               12.875             5
00000000000124180177                         5.875            41000                4.25               11.875          4.25
00000000000124181664                         6.875           145000                   5               12.875             5
00000000000124183698                         6.875            35000                5.25               12.875          5.25
00000000000124188244                         6.875           235000                   5               12.875             5
00000000000124191061                           9.5           190000                3.75                 15.5          3.75
00000000000124191428                           9.5           110000                 3.5                 15.5           3.5
00000000000124195559                         6.875            48000                 5.5               12.875           5.5
00000000000124196786                         6.875           165000                   5               12.875             5
00000000000124197665                         6.875           205000                5.25               12.875          5.25
00000000000124197712                          9.25           250000
00000000000124198540                         6.875            88000                5.75               12.875          5.75
00000000000124198946                         6.875            82000                   5               12.875             5
00000000000124204735                         6.875            32000                5.25               12.875          5.25
00000000000124206633                         6.875          6615000                   5               12.875             5
00000000000124207341                          8.25           139000                5.25                14.25          5.25
00000000000124208823                         9.625           360000
00000000000124209527                         6.875           300000                 5.5               12.875           5.5
00000000000124210610                         6.875           230000                5.25               12.875          5.25
00000000000124219114                         6.875            36000                5.25               12.875          5.25
00000000000124223991                         6.875           120000                5.75               12.875          5.75
00000000000124228066                         6.875           220000                5.75               12.875          5.75
00000000000124229610                         6.875           280000                5.25               12.875          5.25
00000000000124230771                         6.875           200000                5.75               12.875          5.75
00000000000124230925                         6.375           105000                 4.5               12.375           4.5
00000000000124233818                         5.875            68000                4.25               11.875          4.25
00000000000124234104                         6.875           285000                5.25               12.875          5.25
00000000000124241241                         6.875           280000                5.25               12.875          5.25
00000000000124244743                         9.375           845000
00000000000124251715                         5.875           725000                   4               11.875             4
00000000000124251896                         6.875            95000                   5               12.875             5
00000000000124255872                         11.75            80000
00000000000124255879                         6.875            75000                   5               12.875             5
00000000000124271382                         6.375           600000                5.75               12.375          5.75
00000000000124271821                         6.875            68000                5.75               12.875          5.75
00000000000124272485                         5.875           150000                 5.5               11.875           5.5
00000000000124273562                         6.875           275000                5.75               12.875          5.75
00000000000124279188                          10.5           197000
00000000000124282557                          11.5           190000
00000000000124284558                         6.875            70000                   5               12.875             5
00000000000124289750                         5.875           136000                   4               11.875             4
00000000000124290031                         5.875           475000                4.25               11.875          4.25
00000000000124296125                        10.875            69000
00000000000124307503                         9.125           290000
00000000000124309908                         5.875           140000                4.25               11.875          4.25
00000000000124312043                         11.75           160000
00000000000124341492                        10.375            95000                 4.5               16.375           4.5
00000000000124343762                         9.375           155000

-----------------------------------------------
Loan Number                        Periodic
                                   Rate Cap
-----------------------------------------------
00000000000121167755                    11.875
00000000000121819667                    10.875
00000000000122092020                    10.625
00000000000122470736
00000000000122532796                    11.375
00000000000122742252                    11.875
00000000000122772412                    11.875
00000000000122784626                    11.875
00000000000122784934                    11.875
00000000000122807004
00000000000122926094                    11.375
00000000000122953557                    11.875
00000000000122997810                    10.875
00000000000123012951                    11.875
00000000000123017472
00000000000123054079                    11.875
00000000000123063531                    11.875
00000000000123064070                    11.875
00000000000123068864                    11.875
00000000000123083172
00000000000123089937
00000000000123104876                    10.875
00000000000123114977                    11.875
00000000000123139554                    10.875
00000000000123164273                    11.875
00000000000123175624                      11.5
00000000000123202435
00000000000123203332
00000000000123203933
00000000000123216409
00000000000123218189                    10.375
00000000000123222473                    11.875
00000000000123226555                    11.875
00000000000123240444                    11.875
00000000000123248581                     11.75
00000000000123248975                    11.125
00000000000123251921                     9.875
00000000000123262492
00000000000123265729                    11.875
00000000000123272071                    11.875
00000000000123277929                    10.875
00000000000123282566                     10.25
00000000000123287926
00000000000123289123                    11.875
00000000000123294803
00000000000123296697                    11.875
00000000000123300618                    11.875
00000000000123303013                    11.875
00000000000123304282
00000000000123333907                    11.875
00000000000123354604
00000000000123356222                    11.875
00000000000123356281                    11.875
00000000000123361949                    11.875
00000000000123377905                    11.875
00000000000123393611                     9.875
00000000000123395292                    10.875
00000000000123403076                    11.875
00000000000123403166                    10.875
00000000000123405103                     9.875
00000000000123406437                        10
00000000000123408733                    11.875
00000000000123409509                    10.875
00000000000123410025
00000000000123414506
00000000000123418001                    11.875
00000000000123420138
00000000000123420565                    11.875
00000000000123422001                    11.875
00000000000123424668                    11.875
00000000000123426621
00000000000123429529                    11.875
00000000000123431958                    10.875
00000000000123432264                    11.875
00000000000123436936                    11.875
00000000000123439122                    11.875
00000000000123440313                    11.875
00000000000123443901                    11.375
00000000000123444744                    11.875
00000000000123448261                     9.875
00000000000123452737                    11.875
00000000000123456802
00000000000123457018                    11.875
00000000000123458264
00000000000123458460                    11.875
00000000000123459436
00000000000123460155                    11.875
00000000000123460790                    11.875
00000000000123463103                    11.875
00000000000123467094                    10.875
00000000000123467731                    11.875
00000000000123467860
00000000000123468221
00000000000123469497                    10.875
00000000000123470316                    10.875
00000000000123470357                    10.875
00000000000123471302                    10.875
00000000000123472628
00000000000123473928                        11
00000000000123474418                    10.875
00000000000123474538                    10.875
00000000000123478613                    10.875
00000000000123479070                        10
00000000000123480079                    10.875
00000000000123480908                    11.875
00000000000123482056                    11.875
00000000000123482142                    10.875
00000000000123483431
00000000000123484569                    11.875
00000000000123485270                    11.875
00000000000123486597                    11.875
00000000000123488132                    10.875
00000000000123489623                    10.875
00000000000123491054                    11.875
00000000000123491855
00000000000123492040                    11.875
00000000000123493019                    11.375
00000000000123494874
00000000000123495110                    10.375
00000000000123495148                    10.875
00000000000123495218                    11.875
00000000000123495482                    11.875
00000000000123496006                    11.875
00000000000123497145                    11.875
00000000000123498151                    11.875
00000000000123498422
00000000000123501722                    10.875
00000000000123504717                    10.875
00000000000123504938                    10.875
00000000000123505379
00000000000123505557                    11.875
00000000000123506436                    10.875
00000000000123517769                    11.875
00000000000123519138                    11.875
00000000000123520208                    11.875
00000000000123520787                    10.875
00000000000123523735                    11.875
00000000000123526959
00000000000123527415                    11.875
00000000000123529257                    11.875
00000000000123529504                    11.875
00000000000123531017                    10.875
00000000000123531360                    11.875
00000000000123532034                    10.875
00000000000123532052                    11.875
00000000000123533097                    11.875
00000000000123533430                    11.875
00000000000123534057                    10.875
00000000000123534429                    11.875
00000000000123534771
00000000000123537676
00000000000123539024
00000000000123539845                    11.875
00000000000123540594                    10.875
00000000000123540851                    10.875
00000000000123541017                    11.875
00000000000123541118
00000000000123541234                    11.875
00000000000123541476                    10.875
00000000000123544624                     11.75
00000000000123545526                    11.875
00000000000123546595                    11.875
00000000000123547961                    10.875
00000000000123549303                    11.875
00000000000123549777                    10.875
00000000000123550157
00000000000123550524                    11.875
00000000000123550567                    10.875
00000000000123551564                    10.875
00000000000123552449                    11.875
00000000000123554164                    11.875
00000000000123554397                    11.875
00000000000123554893
00000000000123556552
00000000000123556893                     9.875
00000000000123557287                    10.875
00000000000123558729                    10.875
00000000000123558917
00000000000123559141                    11.875
00000000000123559364                     9.875
00000000000123559519                    11.875
00000000000123560565                    10.875
00000000000123560579                     9.875
00000000000123563617
00000000000123563991                    11.875
00000000000123564131
00000000000123564584                    11.375
00000000000123566575                    11.875
00000000000123568007                    11.875
00000000000123569251                    11.625
00000000000123570383                    11.875
00000000000123571571                    11.875
00000000000123572550                    11.875
00000000000123572739                     12.25
00000000000123573871                    10.375
00000000000123574628                    11.875
00000000000123574823
00000000000123578008                    11.875
00000000000123578470                    11.875
00000000000123579262
00000000000123579929                    11.875
00000000000123580482                    11.875
00000000000123580631                    11.875
00000000000123580822                    11.875
00000000000123582502                    11.875
00000000000123582569                    11.875
00000000000123583461                    11.875
00000000000123584099                    10.875
00000000000123585716
00000000000123587851                    11.875
00000000000123588643                    11.875
00000000000123588895                    11.375
00000000000123588987                    11.875
00000000000123589878                    11.875
00000000000123591610                    10.875
00000000000123592436                    11.875
00000000000123592507                    11.875
00000000000123592941
00000000000123593577                    11.875
00000000000123597928                    11.875
00000000000123598261                    10.875
00000000000123598430                    10.875
00000000000123598821
00000000000123598919
00000000000123600898                    11.875
00000000000123601001
00000000000123603242
00000000000123603822                    11.375
00000000000123604559                    11.875
00000000000123604575                    11.875
00000000000123604919                    11.875
00000000000123606266                     9.875
00000000000123606673                      11.9
00000000000123607370                    10.875
00000000000123608554
00000000000123608634                    11.875
00000000000123608840                    11.875
00000000000123610663                    11.875
00000000000123611894                    10.875
00000000000123613272                      12.5
00000000000123613805                    10.875
00000000000123613897                    10.875
00000000000123614179                    10.875
00000000000123614760                    11.875
00000000000123615959                    11.875
00000000000123616035                    11.875
00000000000123616079
00000000000123616260
00000000000123617827                    11.875
00000000000123618277                    11.875
00000000000123618493                    11.875
00000000000123618607                    11.125
00000000000123618867
00000000000123618947                    11.875
00000000000123619571                    11.875
00000000000123619707                    10.875
00000000000123620075
00000000000123620420                    10.875
00000000000123621179                    11.875
00000000000123621461                    11.875
00000000000123623403
00000000000123625638                    10.875
00000000000123625950                    10.875
00000000000123626238                    11.875
00000000000123626391                    11.875
00000000000123627482                    11.375
00000000000123628244                    10.875
00000000000123628915                    11.875
00000000000123629190                    10.875
00000000000123629501                    11.875
00000000000123630108                    11.875
00000000000123630157                    11.875
00000000000123633076
00000000000123633624
00000000000123634022                    11.875
00000000000123636215                    10.875
00000000000123637631                    11.875
00000000000123638216                        11
00000000000123638392
00000000000123638595                    11.875
00000000000123640190                     7.875
00000000000123640457                    11.875
00000000000123641977                    10.875
00000000000123642086                    11.875
00000000000123642655                    11.875
00000000000123642681
00000000000123643395                    11.875
00000000000123644012                    11.875
00000000000123644998                      11.5
00000000000123646465
00000000000123646597                     9.875
00000000000123647882                    11.875
00000000000123648128
00000000000123649386
00000000000123654861                    11.375
00000000000123654960                    11.875
00000000000123655335                    11.875
00000000000123655506                    11.375
00000000000123656404                    10.875
00000000000123658092
00000000000123658727                    10.875
00000000000123658957                    11.875
00000000000123658984                    11.875
00000000000123662231                    11.875
00000000000123662298                    11.875
00000000000123662899                    10.875
00000000000123663367                     9.875
00000000000123664378                    11.875
00000000000123664507                     10.85
00000000000123668328                    10.875
00000000000123668771                     9.875
00000000000123668916
00000000000123669582                    10.875
00000000000123669590                    11.875
00000000000123669747                    11.875
00000000000123670920                    11.875
00000000000123671059                    11.875
00000000000123672237                    11.875
00000000000123673062                    12.375
00000000000123673141                    11.875
00000000000123673363                    10.875
00000000000123674169                    11.875
00000000000123674734                    11.875
00000000000123675248                    11.875
00000000000123675561                    11.875
00000000000123676461                    11.875
00000000000123676532                    11.875
00000000000123676913                    11.375
00000000000123676987                    10.375
00000000000123677490
00000000000123679002
00000000000123679109                    11.875
00000000000123679330                    10.875
00000000000123679463                    10.875
00000000000123679552                    10.875
00000000000123679580                    11.875
00000000000123681004                    11.875
00000000000123681463
00000000000123682599                    10.875
00000000000123683121
00000000000123683679
00000000000123684386
00000000000123685233                    10.875
00000000000123685320                    11.875
00000000000123687558
00000000000123687593
00000000000123687597
00000000000123688737
00000000000123689817                    11.875
00000000000123691300                    11.875
00000000000123691993
00000000000123692675
00000000000123693101
00000000000123693546                    11.875
00000000000123696302
00000000000123697066
00000000000123697173                    11.375
00000000000123697630                    10.875
00000000000123699130                    11.875
00000000000123701975                    11.875
00000000000123702213                     13.25
00000000000123702471                    10.625
00000000000123703329                    11.875
00000000000123703815                    11.875
00000000000123704031                    10.875
00000000000123704271                    10.875
00000000000123704294                    11.875
00000000000123705594                    10.875
00000000000123707195
00000000000123708280                    11.875
00000000000123709041                    11.875
00000000000123709161                    10.875
00000000000123709344                    11.875
00000000000123709486
00000000000123710272                    10.875
00000000000123710329                    10.875
00000000000123710396                    10.875
00000000000123710448                    11.875
00000000000123710485                    10.875
00000000000123711367                    10.875
00000000000123711479                     9.875
00000000000123711491                    11.875
00000000000123712220                    11.875
00000000000123713910                    10.875
00000000000123714317                    11.875
00000000000123715848                    11.875
00000000000123716054                    10.875
00000000000123716568                    11.875
00000000000123717169                    10.875
00000000000123717590                    11.875
00000000000123718086                    10.875
00000000000123720544                    11.875
00000000000123721417                     15.25
00000000000123721834                     11.25
00000000000123722242                     9.875
00000000000123722908                    10.875
00000000000123723872
00000000000123724835                    11.875
00000000000123727797                    10.875
00000000000123729366                      12.5
00000000000123731175                    11.875
00000000000123732358                    11.875
00000000000123732630
00000000000123733661
00000000000123735870                    11.875
00000000000123736972                    11.875
00000000000123737803                    11.875
00000000000123739040                    11.875
00000000000123739967                    11.875
00000000000123740081                    11.875
00000000000123740206
00000000000123741365                    10.875
00000000000123741376                    11.875
00000000000123741925                    10.875
00000000000123742416
00000000000123742786                    11.875
00000000000123743785                    11.875
00000000000123745424
00000000000123746607                    11.875
00000000000123747615                    10.875
00000000000123748088                    10.875
00000000000123749104                    11.875
00000000000123749447                    11.875
00000000000123750643                    11.875
00000000000123754487                    11.375
00000000000123754874                    11.875
00000000000123756791
00000000000123756913                    11.125
00000000000123758125
00000000000123758560                    10.875
00000000000123759405                    10.875
00000000000123760364
00000000000123761784                    11.625
00000000000123761998                    10.875
00000000000123762344                    11.875
00000000000123762897                    10.875
00000000000123763188
00000000000123763893                    11.875
00000000000123764494
00000000000123765509
00000000000123765761                    11.875
00000000000123766181                    11.875
00000000000123768116                    11.875
00000000000123768198
00000000000123768881
00000000000123771951                    11.375
00000000000123773450                    11.875
00000000000123773714                    11.875
00000000000123774740                     9.875
00000000000123775053
00000000000123775238
00000000000123775495                    10.875
00000000000123776194
00000000000123776293                    11.875
00000000000123776355                    10.875
00000000000123776760                    11.875
00000000000123777112                    10.875
00000000000123777929                    11.875
00000000000123778328                    11.875
00000000000123781053                    11.875
00000000000123781768                    11.875
00000000000123781849                    11.875
00000000000123781871                    10.875
00000000000123782919                    11.875
00000000000123783796
00000000000123784743                    11.375
00000000000123785649                    11.875
00000000000123787106                    10.875
00000000000123788047                    10.875
00000000000123788410                    11.875
00000000000123788756                    11.875
00000000000123788835                    11.625
00000000000123789954                    10.875
00000000000123791607                    10.875
00000000000123792620
00000000000123793558
00000000000123793943                    11.875
00000000000123795970                    11.875
00000000000123796649                    11.875
00000000000123797024
00000000000123797449                    11.875
00000000000123797457
00000000000123798204
00000000000123798254                    11.875
00000000000123799725                    11.375
00000000000123800520                    11.375
00000000000123800668                    11.875
00000000000123800803                    11.875
00000000000123801893                    11.875
00000000000123801912                    10.875
00000000000123803166                    11.875
00000000000123804866
00000000000123808477                    11.875
00000000000123809006                    11.875
00000000000123809394                    11.375
00000000000123809579
00000000000123813963                    11.875
00000000000123814158                    11.875
00000000000123815349                    11.375
00000000000123815952                    10.875
00000000000123816023                    11.875
00000000000123817327                    11.375
00000000000123820540                    11.875
00000000000123821608
00000000000123822367
00000000000123822520
00000000000123823762                    10.875
00000000000123825062                    10.875
00000000000123825182                    10.875
00000000000123825487                    11.875
00000000000123825644                        12
00000000000123829152                    11.875
00000000000123829635                    11.625
00000000000123829863                        12
00000000000123830416                    11.875
00000000000123830844                    10.875
00000000000123831383                    10.875
00000000000123831551                    10.875
00000000000123831840
00000000000123832541
00000000000123833172
00000000000123833829                    10.875
00000000000123834068                    11.875
00000000000123835146                    10.875
00000000000123835430                    11.875
00000000000123837226                    10.875
00000000000123838588                    11.875
00000000000123838920                    10.875
00000000000123839869                    10.875
00000000000123840201                    11.875
00000000000123840707                     12.25
00000000000123841658                    11.875
00000000000123841865                    10.875
00000000000123846883                    11.375
00000000000123847741                    11.875
00000000000123848124
00000000000123848568                    10.875
00000000000123848609                    11.875
00000000000123850420                    11.875
00000000000123850759                    11.375
00000000000123850954                    11.375
00000000000123851429                    11.875
00000000000123853182                    11.875
00000000000123853531                    10.875
00000000000123854582                    10.875
00000000000123855967
00000000000123857049                    11.875
00000000000123858535                    10.875
00000000000123859049                    11.875
00000000000123860035                    10.875
00000000000123861335                    10.875
00000000000123861677                     13.35
00000000000123861753                    11.875
00000000000123863327                    10.875
00000000000123865549
00000000000123868424                    11.875
00000000000123869004
00000000000123869226                    10.875
00000000000123869923                    11.875
00000000000123870734                    11.625
00000000000123871273                    10.875
00000000000123871306
00000000000123872732                    10.375
00000000000123874791                    11.875
00000000000123875952
00000000000123876002
00000000000123876324                    11.875
00000000000123876453
00000000000123877768
00000000000123879499                    10.875
00000000000123880126                    11.875
00000000000123880457
00000000000123881459                    11.875
00000000000123881866                    11.375
00000000000123881899                    11.375
00000000000123883210                    11.875
00000000000123887032
00000000000123887592                    10.875
00000000000123888520                     10.25
00000000000123888785                    11.875
00000000000123889115                    11.875
00000000000123889665                    10.875
00000000000123889861                    10.625
00000000000123889874                    10.875
00000000000123891029                    10.875
00000000000123891664                    11.875
00000000000123893008                    11.875
00000000000123894913                    11.875
00000000000123895420                    10.875
00000000000123895772                    11.875
00000000000123895779                    11.875
00000000000123896597
00000000000123897217                    10.875
00000000000123897522
00000000000123897905                    11.875
00000000000123898199                    11.875
00000000000123899081                    11.875
00000000000123899299                    11.875
00000000000123899919                    11.875
00000000000123901447
00000000000123901704                    10.875
00000000000123902808                    10.875
00000000000123905659                    11.875
00000000000123907161                    10.875
00000000000123907235                    10.875
00000000000123908183                    11.875
00000000000123909624                    11.875
00000000000123909781
00000000000123909872                    10.875
00000000000123910143                    11.625
00000000000123910520                    11.375
00000000000123912639                    11.875
00000000000123914435                    11.875
00000000000123916753                    10.875
00000000000123916974                    11.875
00000000000123917381
00000000000123918518                    11.875
00000000000123921935                    11.875
00000000000123922057                    11.875
00000000000123923511                     13.75
00000000000123924873                    11.875
00000000000123925068                    11.875
00000000000123925935                    11.875
00000000000123929127
00000000000123929910                      11.5
00000000000123931539                    10.875
00000000000123932371                     9.875
00000000000123932795                    11.875
00000000000123934360                    11.875
00000000000123935902                    10.875
00000000000123938172                    11.875
00000000000123938585                    10.875
00000000000123940177                    11.875
00000000000123941360                    11.625
00000000000123944473                    10.875
00000000000123945507                    10.875
00000000000123946266                    10.875
00000000000123948626                    11.875
00000000000123951422                    11.875
00000000000123955225                    11.875
00000000000123955552
00000000000123956826                    11.875
00000000000123957446                    10.875
00000000000123958162                    10.875
00000000000123958204                     9.875
00000000000123958312                    10.875
00000000000123958649                    11.875
00000000000123958681                        12
00000000000123958858                     9.875
00000000000123960621                      13.5
00000000000123962288                    11.875
00000000000123964896
00000000000123965380                      11.5
00000000000123965463                    11.875
00000000000123965743                    11.875
00000000000123970129                    11.875
00000000000123971578
00000000000123971809                    11.875
00000000000123972078
00000000000123972385                    11.875
00000000000123972859
00000000000123974087                    10.875
00000000000123974312                    11.875
00000000000123975087                    10.875
00000000000123975453                    10.875
00000000000123977000
00000000000123977159
00000000000123977705                    10.875
00000000000123978178                    10.875
00000000000123980259                    11.875
00000000000123980386                    11.875
00000000000123981888
00000000000123982272                    11.875
00000000000123982846                    11.375
00000000000123984154                    10.875
00000000000123985139                    10.875
00000000000123985359                    10.875
00000000000123986598                    11.875
00000000000123986843
00000000000123987095
00000000000123987129
00000000000123987907
00000000000123987944                    10.875
00000000000123989652
00000000000123992170                    11.875
00000000000123992390                    10.875
00000000000123993277
00000000000123996496                    10.875
00000000000123997028                    14.875
00000000000123997214                    11.875
00000000000124000763                    10.625
00000000000124002161                    11.875
00000000000124003043                    10.875
00000000000124004500                    11.875
00000000000124005083                    11.875
00000000000124005947                    11.375
00000000000124006148                    11.875
00000000000124007881                    11.875
00000000000124007947
00000000000124009512                    11.875
00000000000124013713                    11.875
00000000000124015850                    11.875
00000000000124017740                      10.5
00000000000124018718                    10.875
00000000000124018835
00000000000124019507
00000000000124019805                    11.875
00000000000124021091                    10.875
00000000000124021154                    11.875
00000000000124022192                    10.875
00000000000124022811
00000000000124024518                    10.875
00000000000124025416                        14
00000000000124026369                    10.875
00000000000124027114                    11.875
00000000000124029675                    11.875
00000000000124030119                    11.875
00000000000124032230                    10.875
00000000000124032255                    11.875
00000000000124033974                    11.875
00000000000124034652                    11.875
00000000000124034823                    11.875
00000000000124034994                    11.875
00000000000124037202
00000000000124041381                    11.875
00000000000124043943                    11.375
00000000000124050471
00000000000124052527
00000000000124053464                    10.125
00000000000124054830                    10.875
00000000000124055666
00000000000124057527
00000000000124058635                    10.875
00000000000124059927                     9.625
00000000000124062561                    11.875
00000000000124062713                    10.875
00000000000124063045
00000000000124063455
00000000000124068481
00000000000124069943
00000000000124070952                    10.875
00000000000124072251
00000000000124075106
00000000000124076482                    11.875
00000000000124078616
00000000000124078667
00000000000124078958                    11.875
00000000000124079041                    11.875
00000000000124083433                    10.875
00000000000124083578                    11.375
00000000000124084117                    11.375
00000000000124087601                    11.875
00000000000124087975                     9.875
00000000000124089284                    10.875
00000000000124089416
00000000000124091906                    11.875
00000000000124092797                    10.875
00000000000124094094                    10.875
00000000000124095603
00000000000124095929                         9
00000000000124096938                    11.875
00000000000124097522                    11.875
00000000000124102382
00000000000124104576                    11.875
00000000000124105120                    11.375
00000000000124105247                      11.5
00000000000124105281                    11.875
00000000000124108527                    11.875
00000000000124108812                    10.875
00000000000124109261                    11.375
00000000000124110934                    11.875
00000000000124111237                      11.5
00000000000124112323                    11.875
00000000000124113211                    11.375
00000000000124113214                    11.375
00000000000124114017                    11.875
00000000000124115982                    10.875
00000000000124116093
00000000000124116183
00000000000124120315                    11.875
00000000000124121771                    10.875
00000000000124121848
00000000000124122188                      13.5
00000000000124122262                      10.5
00000000000124122276                    10.875
00000000000124122453                      10.5
00000000000124123879
00000000000124129542                    10.875
00000000000124129917                       8.5
00000000000124129997                    11.875
00000000000124130397                    10.875
00000000000124132497                    11.875
00000000000124132532                    10.875
00000000000124133535                    10.875
00000000000124134050
00000000000124134573                    11.875
00000000000124135709
00000000000124141135                     9.875
00000000000124141848
00000000000124144066                    11.875
00000000000124144575                    11.875
00000000000124145863                    10.875
00000000000124146694                    11.875
00000000000124147648                    11.875
00000000000124149732                    10.875
00000000000124149825                      10.5
00000000000124153399
00000000000124153850                    10.875
00000000000124154764                    10.875
00000000000124154882                    10.875
00000000000124155085                    11.875
00000000000124157713                    10.375
00000000000124159403                    11.875
00000000000124159713
00000000000124164131                      11.5
00000000000124164520
00000000000124170213                    10.875
00000000000124171740                    10.875
00000000000124179245                    11.875
00000000000124179652                    11.875
00000000000124180177                    10.875
00000000000124181664                    11.875
00000000000124183698                    11.875
00000000000124188244                    11.875
00000000000124191061                      10.5
00000000000124191428                      10.5
00000000000124195559                    11.875
00000000000124196786                    11.875
00000000000124197665                    11.875
00000000000124197712
00000000000124198540                    11.875
00000000000124198946                    11.875
00000000000124204735                    11.875
00000000000124206633                    11.875
00000000000124207341                      9.25
00000000000124208823
00000000000124209527                    11.875
00000000000124210610                    11.875
00000000000124219114                    11.875
00000000000124223991                    11.875
00000000000124228066                    11.875
00000000000124229610                    11.875
00000000000124230771                    11.875
00000000000124230925                    11.375
00000000000124233818                    10.875
00000000000124234104                    11.875
00000000000124241241                    11.875
00000000000124244743
00000000000124251715                    10.875
00000000000124251896                    11.875
00000000000124255872
00000000000124255879                    11.875
00000000000124271382                    11.375
00000000000124271821                    11.875
00000000000124272485                    10.875
00000000000124273562                    11.875
00000000000124279188
00000000000124282557
00000000000124284558                    11.875
00000000000124289750                    10.875
00000000000124290031                    10.875
00000000000124296125
00000000000124307503
00000000000124309908                    10.875
00000000000124312043
00000000000124341492                    11.375
00000000000124343762

--------------------------------------------------------------------------------------------------------------------------
Loan Number                        State        Zip          Original months         Loan-to-Value         Curr. Interest
                                                             to maturity             ratio at Orig.        Rate
--------------------------------------------------------------------------------------------------------------------------
00000000000123017472               NJ           08205                        60                89.725                  10
00000000000123796649               NY           10990                       240                    90               6.875
00000000000123839869               NJ           07827                       180                    80               5.875
00000000000123874791               MD           20772                        60                    90               6.875
00000000000123956826               CO           81235                        60                    90               6.875
00000000000123958858               MO           63025                        60                79.385               4.875
00000000000123977159               WA           98819                        24                    80                  10
00000000000123978178               TX           77365                        60                    90               5.875
00000000000123997214               SC           29745                        60                    90               6.875
00000000000124025416               AK           99516                        60                    90                   9
00000000000124037202               UT           84017                        24                    90                 8.5
00000000000124041381               ID           83617                        60                    90               6.875
00000000000124057527               MI           48380                        24                    90                  12
00000000000124072251               NM           87043                        24                    90               10.75
00000000000124083578               MI           48836                        60                    90              10.375
00000000000124097522               FL           32444                       180                    90               6.875
00000000000124108527               CA           92590                        60                    90               6.875
00000000000124110934               TX           78258                        60                    90               6.875
00000000000124114017               TX           78002                        60                89.999               6.875
00000000000124116093               FL           33948                        24                    80                 9.5
00000000000124122188               UT           84060                       180                    85                 8.5
00000000000124132497               GA           30188                       180                    90               6.875
00000000000124141135               MI           48302                        60                    70               4.875
00000000000124141848               KS           66618                        60                    90                12.5
00000000000124144066               NY           14131                        60                    90               6.875
00000000000124149825               TX           78133                        60                79.964                 9.5
00000000000124180177               TX           77091                        60                    80               5.875
00000000000124195559               CA           95640                        60                89.583               6.875
00000000000124197665               CA           96022                        60                    90               6.875
00000000000124197712               CA           93291                        24                    80                9.25
00000000000124207341               CA           92543                        60                    90                8.25
00000000000124210610               FL           33914                       180                    90               6.875
00000000000124228066               VA           22712                       180                    90               6.875
00000000000124229610               UT           84098                        60                    90               6.875
00000000000124244743               CO           81225                        24                32.927               9.375
00000000000124255872               MA           01506                        24                    90               11.75
00000000000124271821               UT           84655                        60                    90               6.875
00000000000124279188               WA           98837                        24                    90                10.5
00000000000124289750               CO           80467                        60                78.906               5.875
00000000000124312043               TX           77356                        24                    90               11.75
00000000000124341492               FL           33056                        60                    90              10.375

----------------------------------------------------------------------------------------------------------------
Loan Number                        First Monthly               Stated Maturity Date          Current Monthly
                                   Payment Due Date                                          Payment
----------------------------------------------------------------------------------------------------------------
00000000000123017472               11/1/2006 0:00              10/1/2011 00:00:00                        1287.4
00000000000123796649               11/1/2006 0:00              10/1/2026 00:00:00                       1247.81
00000000000123839869               11/1/2006 00:00:00          10/1/2021 00:00:00                        449.57
00000000000123874791               10/1/2006 00:00:00          9/1/2011 00:00:00                        1521.09
00000000000123956826               11/1/2006 00:00:00          10/1/2011 00:00:00                        242.34
00000000000123958858               11/1/2006 00:00:00          10/1/2011 00:00:00                        546.14
00000000000123977159               11/1/2006 00:00:00          10/1/2008 00:00:00                        233.33
00000000000123978178               10/1/2006 00:00:00          9/1/2011 00:00:00                         264.38
00000000000123997214               10/1/2006 00:00:00          9/1/2011 00:00:00                         309.38
00000000000124025416               11/1/2006 00:00:00          10/1/2011 00:00:00                        795.85
00000000000124037202               11/1/2006 00:00:00          10/1/2008 00:00:00                       1077.38
00000000000124041381               11/1/2006 00:00:00          10/12/2011 00:00:00                       953.91
00000000000124057527               11/1/2006 00:00:00          10/1/2008 00:00:00                       1573.78
00000000000124072251               11/1/2006 00:00:00          10/1/2008 00:00:00                       1008.16
00000000000124083578               11/1/2006 00:00:00          10/1/2011 00:00:00                        466.88
00000000000124097522               11/1/2006 00:00:00          10/1/2021 00:00:00                        798.17
00000000000124108527               11/1/2006 00:00:00          10/1/2011 00:00:00                       2036.72
00000000000124110934               10/1/2006 00:00:00          9/1/2011 00:00:00                         366.57
00000000000124114017               11/1/2006 00:00:00          10/1/2011 00:00:00                        546.86
00000000000124116093               10/1/2006 00:00:00          9/1/2008 00:00:00                          237.5
00000000000124122188               10/1/2006 00:00:00          9/1/2021 00:00:00                        3311.46
00000000000124132497               11/1/2006 00:00:00          10/1/2021 00:00:00                        515.63
00000000000124141135               11/1/2006 00:00:00          10/1/2011 00:00:00                       3519.23
00000000000124141848               11/1/2006 00:00:00          10/1/2011 00:00:00                         187.5
00000000000124144066               11/1/2006 00:00:00          10/1/2011 00:00:00                        540.89
00000000000124149825               11/1/2006 00:00:00          10/1/2011 00:00:00                        695.08
00000000000124180177               10/1/2006 00:00:00          9/1/2011 00:00:00                         160.58
00000000000124195559               11/1/2006 00:00:00          10/1/2011 00:00:00                        282.48
00000000000124197665               11/1/2006 00:00:00          10/1/2011 00:00:00                        934.83
00000000000124197712               11/1/2006 00:00:00          10/1/2008 00:00:00                       1541.67
00000000000124207341               11/1/2006 00:00:00          10/1/2011 00:00:00                        816.75
00000000000124210610               11/1/2006 00:00:00          10/1/2021 00:00:00                        979.17
00000000000124228066               11/1/2006 00:00:00          10/1/2021 00:00:00                       1108.59
00000000000124229610               11/1/2006 00:00:00          10/1/2011 00:00:00                       1443.75
00000000000124244743               11/1/2006 00:00:00          10/1/2008 00:00:00                       2109.38
00000000000124255872               11/1/2006 00:00:00          10/1/2008 00:00:00                        674.16
00000000000124271821               11/1/2006 00:00:00          10/1/2011 00:00:00                        283.59
00000000000124279188               11/1/2006 00:00:00          10/1/2008 00:00:00                       1535.63
00000000000124289750               11/1/2006 00:00:00          10/1/2011 00:00:00                        597.45
00000000000124312043               11/1/2006 00:00:00          10/1/2008 00:00:00                          1410
00000000000124341492               11/1/2006 00:00:00          10/1/2011 00:00:00                        733.38

---------------------------------------------------------------------------------------------------------------------------------
Loan Number                        Original Monthly         Last Actual Payment           Orig. Principal       Curr. Principal
                                   Payment                                                Balance               Balance
---------------------------------------------------------------------------------------------------------------------------------
00000000000123017472                            1287.4      10/1/2006 00:00:00                      146700                146700
00000000000123796649                           1247.81      10/1/2006 00:00:00                      217800                217800
00000000000123839869                            449.57      10/1/2006 00:00:00                       76000                 76000
00000000000123874791                           1521.09      9/1/2006 00:00:00                       265500                265500
00000000000123956826                            242.34      10/1/2006 00:00:00                       42300                 42300
00000000000123958858                            546.14      10/1/2006 00:00:00                      103200                103200
00000000000123977159                            233.33      10/1/2006 00:00:00                       28000                 28000
00000000000123978178                            264.38      9/1/2006 00:00:00                        54000                 54000
00000000000123997214                            309.38      9/1/2006 00:00:00                        54000                 54000
00000000000124025416                            795.85      10/1/2006 00:00:00                       98910                 98910
00000000000124037202                           1077.38      10/1/2006 00:00:00                      152100                152100
00000000000124041381                            953.91      10/1/2006 00:00:00                      166500                166500
00000000000124057527                           1573.78      10/1/2006 00:00:00                      153000                153000
00000000000124072251                           1008.16      10/1/2006 00:00:00                      108000                108000
00000000000124083578                            466.88      10/1/2006 00:00:00                       54000                 54000
00000000000124097522                            798.17      10/1/2006 00:00:00                      121500                121500
00000000000124108527                           2036.72      10/1/2006 00:00:00                      355500                355500
00000000000124110934                            366.57      9/1/2006 00:00:00                        55800                 55800
00000000000124114017                            546.86      10/1/2006 00:00:00                       83245                 83245
00000000000124116093                             237.5      9/1/2006 00:00:00                        30000                 30000
00000000000124122188                           3311.46      9/1/2006 00:00:00                       467500                467500
00000000000124132497                            515.63      10/1/2006 00:00:00                       90000                 90000
00000000000124141135                           3519.23      10/1/2006 00:00:00                      665000                665000
00000000000124141848                             187.5      10/1/2006 00:00:00                       18000                 18000
00000000000124144066                            540.89      10/1/2006 00:00:00                       94410                 94410
00000000000124149825                            695.08      10/1/2006 00:00:00                       87800                 87800
00000000000124180177                            160.58      9/1/2006 00:00:00                        32800                 32800
00000000000124195559                            282.48      10/1/2006 00:00:00                       43000                 43000
00000000000124197665                            934.83      10/1/2006 00:00:00                      163170                163170
00000000000124197712                           1541.67      10/1/2006 00:00:00                      200000                200000
00000000000124207341                            816.75      10/1/2006 00:00:00                      118800                118800
00000000000124210610                            979.17      10/1/2006 00:00:00                      170910                170910
00000000000124228066                           1108.59      10/1/2006 00:00:00                      193500                193500
00000000000124229610                           1443.75      10/1/2006 00:00:00                      252000                252000
00000000000124244743                           2109.38      10/1/2006 00:00:00                      270000                270000
00000000000124255872                            674.16      10/1/2006 00:00:00                       68850                 68850
00000000000124271821                            283.59      10/1/2006 00:00:00                       49500                 49500
00000000000124279188                           1535.63      10/1/2006 00:00:00                      175500                175500
00000000000124289750                            597.45      10/1/2006 00:00:00                      101000                101000
00000000000124312043                              1410      10/1/2006 00:00:00                      144000                144000
00000000000124341492                            733.38      10/1/2006 00:00:00                       81000                 81000

---------------------------------------------------------------------------------------------------------------------------
Loan Number                        Orig. Interest       Appraisal        Min. Interest       Max.                 Gross
                                   Rate                 Value            Rate                 Interest Rate       Margin
---------------------------------------------------------------------------------------------------------------------------
00000000000123017472                            10           163500
00000000000123796649                         6.875           250000                5.25               12.875          5.25
00000000000123839869                         5.875           160000                   4               11.875             4
00000000000123874791                         6.875           295000                5.75               12.875          5.75
00000000000123956826                         6.875            50000                5.25               12.875          5.25
00000000000123958858                         4.875           130000                   4               10.875             4
00000000000123977159                            10            35000
00000000000123978178                         5.875            63000                5.75               11.875          5.75
00000000000123997214                         6.875            60000                5.25               12.875          5.25
00000000000124025416                             9           110000                   5                   15             5
00000000000124037202                           8.5           169000
00000000000124041381                         6.875           186000                5.25               12.875          5.25
00000000000124057527                            12           170000
00000000000124072251                         10.75           125000
00000000000124083578                        10.375            62000                4.75               16.375          4.75
00000000000124097522                         6.875           138000                   5               12.875             5
00000000000124108527                         6.875           475000                6.25               12.875          6.25
00000000000124110934                         6.875            62000                 5.5               12.875           5.5
00000000000124114017                         6.875            95000                   5               12.875             5
00000000000124116093                           9.5            37500
00000000000124122188                           8.5           550000                4.75                 14.5          4.75
00000000000124132497                         6.875           103000                5.75               12.875          5.75
00000000000124141135                         4.875          1123000                   4               10.875             4
00000000000124141848                          12.5            21000
00000000000124144066                         6.875           105000                5.25               12.875          5.25
00000000000124149825                           9.5           120000                3.75                 15.5          3.75
00000000000124180177                         5.875            41000                4.25               11.875          4.25
00000000000124195559                         6.875            48000                 5.5               12.875           5.5
00000000000124197665                         6.875           205000                5.25               12.875          5.25
00000000000124197712                          9.25           250000
00000000000124207341                          8.25           139000                5.25                14.25          5.25
00000000000124210610                         6.875           230000                5.25               12.875          5.25
00000000000124228066                         6.875           220000                5.75               12.875          5.75
00000000000124229610                         6.875           280000                5.25               12.875          5.25
00000000000124244743                         9.375           845000
00000000000124255872                         11.75            80000
00000000000124271821                         6.875            68000                5.75               12.875          5.75
00000000000124279188                          10.5           197000
00000000000124289750                         5.875           136000                   4               11.875             4
00000000000124312043                         11.75           160000
00000000000124341492                        10.375            95000                 4.5               16.375           4.5

-----------------------------------------------
Loan Number                        Periodic
                                   Rate Cap
-----------------------------------------------
00000000000123017472
00000000000123796649                    11.875
00000000000123839869                    10.875
00000000000123874791                    11.875
00000000000123956826                    11.875
00000000000123958858                     9.875
00000000000123977159
00000000000123978178                    10.875
00000000000123997214                    11.875
00000000000124025416                        14
00000000000124037202
00000000000124041381                    11.875
00000000000124057527
00000000000124072251
00000000000124083578                    11.375
00000000000124097522                    11.875
00000000000124108527                    11.875
00000000000124110934                    11.875
00000000000124114017                    11.875
00000000000124116093
00000000000124122188                      13.5
00000000000124132497                    11.875
00000000000124141135                     9.875
00000000000124141848
00000000000124144066                    11.875
00000000000124149825                      10.5
00000000000124180177                    10.875
00000000000124195559                    11.875
00000000000124197665                    11.875
00000000000124197712
00000000000124207341                      9.25
00000000000124210610                    11.875
00000000000124228066                    11.875
00000000000124229610                    11.875
00000000000124244743
00000000000124255872
00000000000124271821                    11.875
00000000000124279188
00000000000124289750                    10.875
00000000000124312043
00000000000124341492                    11.375

EXHIBIT E

FORM OF REQUEST FOR RELEASE OF DOCUMENTS

To:	Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705-4934
Attention: Trust Administration - IN06L3

Re:
Pooling and Servicing Agreement dated as of September 1, 2006 among IndyMac MBS, Inc., as Depositor, IndyMac Bank, F.S.B., as Seller and Servicer, and Deutsche Bank National Trust Company, as Trustee with respect to IndyMac MBS, Inc., Residential Mortgage-Backed Trust, Series 2006-L3

In connection with the administration of the Mortgage Loans held by you as Trustee pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt of the Trustee’s Mortgage File Or the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name. Address & Zip Code:

Reason for Requesting Documents (check one):

______1.	Mortgage Paid in Full

______2.	Foreclosure

______3.	Substitution

______4.	Other Liquidation (Repurchases, etc.)

______5.	Nonliquidation Reason:

Address to which Trustee should deliver
the Trustee’s Mortgage File:

By:
(authorized agent)

Issuer:

Address:

Date:

Trustee

Deutsche Bank National Trust Company

Please acknowledge the execution of the above request by your signature and date below:

Signature	Date

Documents returned to Trustee:

Trustee	Date

EXHIBIT F-1

FORM OF TRUSTEE’S INITIAL CERTIFICATION

_______________, 200__

IndyMac MBS, Inc. 155 North Lake Avenue Pasadena, California 91101

Re:
Pooling and Servicing Agreement dated as of September 1, 2006 among IndyMac MBS, Inc., as Depositor, IndyMac Bank, F.S.B., as Seller and Servicer, and Deutsche Bank National Trust Company, as Trustee with respect to IndyMac MBS, Inc., Residential Mortgage-Backed Trust, Series 2006-L3

Ladies and Gentlemen:

Attached is the Trustee’s preliminary exception report delivered in accordance with Section 2.02 of the referenced Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File pertaining to the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any Mortgage File included any of the documents specified in clause (vi) of Section 2.01 of the Pooling and Servicing Agreement.

DEUTSCHE BANK NATIONAL TRUST COMPANY

By:
Name:
Title:

EXHIBIT F-2

FORM OF TRUSTEE’S FINAL CERTIFICATION

[Date]

IndyMac MBS, Inc. 155 North Lake Avenue Pasadena, California 91101

Re:
Pooling and Servicing Agreement dated as of September 1, 2006 among IndyMac MBS, Inc., as Depositor, IndyMac Bank, F.S.B., as Seller and Servicer, and Deutsche Bank National Trust Company, as Trustee with respect to IndyMac MBS, Inc., Residential Mortgage-Backed Trust, Series 2006-L3

Ladies and Gentlemen:

In accordance with Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01 of the Pooling and Servicing Agreement.

The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in items (1), (3), (10), (11), (15) and (18) in the definition of Mortgage Loan Schedule is correct.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is qualified in all respects by the terms of said Pooling and Servicing Agreement.

DEUTSCHE BANK NATIONAL TRUST COMPANY

By:
Name:
Title:

EXHIBIT F-3

FORM OF RECEIPT OF MORTGAGE NOTE

IndyMac MBS, Inc. 155 North Lake Avenue Pasadena, California 91101

Re:	IndyMac MBS, Inc., IndyMac Residential Mortgage-Backed Trust, Series 2006-L3, Mortgage-Backed Certificates

Ladies and Gentlemen:

Pursuant to Section 2.01 of the Pooling and Servicing Agreement, dated as of September 1, 2006, among IndyMac MBS, Inc. as Depositor, IndyMac Bank, F.S.B. as Seller and Servicer and Deutsche Bank National Trust Company as Trustee (the “Trustee”), we hereby acknowledge the receipt of the original Mortgage Notes with any exceptions thereto listed on Exhibit 1.

DEUTSCHE BANK NATIONAL TRUST COMPANY

By:
Name:
Title:

EXHIBIT G

[RESERVED]

EXHIBIT H

FORM OF LOST NOTE AFFIDAVIT

Personally appeared before me the undersigned authority to administer oaths, ___________________ who first being duly sworn deposes and says: Deponent is ___________ of _____________, successor by merger to ________________ (“Seller”) and who has personal knowledge of the facts set out in this affidavit.

On ______________________, ________ did execute and deliver a promissory note in the principal amount of $__________.

That said note has been misplaced or lost through causes unknown and is presently lost and unavailable after diligent search has been made. Seller’s records show that an amount of principal and interest on said note is still presently outstanding, due, and unpaid, and Seller is still owner and holder in due course of said lost note.

Seller executes this Affidavit for the purpose of inducing Deutsche Bank National Trust Company, as trustee on behalf of IndyMac MBS, Inc., IndyMac Residential Mortgage-Backed Trust 2006-L3, Mortgage Backed Certificates, Series 2006-L3, to accept the transfer of the above described loan from Seller.

Seller agrees to indemnify Deutsche Bank National Trust Company, IndyMac MBS, Inc. and IndyMac Bank, F.S.B. harmless for any losses incurred by such parties resulting from the above described promissory note has been lost or misplaced.

By: _______________
_______________

STATE OF_____________	)
	)	ss.:
COUNTY OF___________	)

On this _____ day of _____________, 20__, before me, a Notary Public, in and for said County and State, appeared ___________________, who acknowledged the extension of the foregoing and who, having been duly sworn, states that any representations therein contained are true.

Witness my hand and Notarial Seal this _____________ day of 20__.

_______________________
_______________________
My commission expires _____________.

EXHIBIT I

FORM OF CERTIFICATION WITH RESPECT TO ERISA AND THE CODE

                                           & amp; #160;[DATE]

IndyMac MBS, Inc. 155 North Lake Avenue Pasadena, California 91101	Deutsche Bank National Trust Company 1761 East St. Andrew Place Santa Ana, California 92705-4934 Attention: Trust Administration - IN06L3

Re:	IndyMac MBS, Inc., IndyMac Residential Mortgage-Backed Trust 2006-L3, Mortgage-Backed Certificates, Series 2006-L3

Ladies and Gentlemen:

_______________________________ (the “Transferee”) intends to acquire from __________________________ (the “Transferor”) $____________ Initial Certificate Principal Balance of IndyMac Residential Mortgage-Backed Trust 2006-L3, Mortgage Backed Certificates, Series 2006-L3, Class ___ (the “Certificates”), issued pursuant to a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) dated as of September 1, 2006 among IndyMac MBS, Inc. as depositor (the “Depositor”), IndyMac Bank, F.S.B. as seller (the “Seller”) and servicer (the “Servicer”) and Deutsche Bank National Trust Company as trustee (the “Trustee”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to, and covenants with the Depositor, the Trustee and the Servicer the following:

The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the “Code”) (any of the foregoing, a “Plan”), (ii) are not being acquired with “plan assets” of a Plan within the meaning of the Department of Labor (“DOL”) regulation, 29 C.F.R. § 2510.3-101 and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation at 29 C.F.R. § 2510.3-101.

Very truly yours, [Transferee]

By:
Name:
Title:

EXHIBIT J

FORM OF RULE 144A INVESTMENT LETTER

[Date]

IndyMac MBS, Inc. 155 North Lake Avenue Pasadena, California 91101	Deutsche Bank National Trust Company 1761 East St. Andrew Place Santa Ana, California 92705-4934 Attention: Trust Administration - IN06L3

Re:	IndyMac MBS, Inc., IndyMac Residential Mortgage-Backed Trust 2006-L3, Mortgage-Backed Certificates Series 2006-L3

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that:

(a)  we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws;

(b)  we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates;

(c)  [Reserved];

(d)  we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates;

(e)  we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act; and

(f)  either (i) we are not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA), or Section 4975 of the Internal Revenue Code of 1986, as amended (“Plan”), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with “plan assets” of any Plan within the meaning of the Department of Labor (“DOL”) regulation at 29 C.F.R. § 2510.3-101 or (ii) we have provided the Trustee with an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee to the effect that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee, the Depositor, the Servicer, the Certificate Insurer or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement].

Very truly yours, [NAME OF TRANSFEREE]

By:
Authorized Officer

ANNEX 1 TO EXHIBIT J

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1.  As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2.  In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis $_______1in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

_______ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501 (c) (3) of the Internal Revenue Code of 1986, as amended.

_______ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

_______ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

_______ Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

_______ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

_______ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

_______ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

_______ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

_______ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

_______ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

3.  The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

4.  For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

5.  The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

6.  Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Print Name of Buyer

By:
Name:
Title:

Date:

1  Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

ANNEX 2 TO EXHIBIT J

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees That are Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1.  As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2.  In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyers Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

______ The Buyer owned $_________ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

______ The Buyer is part of a Family of Investment Companies which owned in the aggregate $_____________ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.  The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4.  The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5.  The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer’s own account.

6.  Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Buyer of Adviser

By:
Name:
Title:

IF AN ADVISER:

Print Name of Buyer

Date:

EXHIBIT K

[RESERVED]

EXHIBIT L

FORM OF TRANSFEROR CERTIFICATE

[DATE]

IndyMac MBS, Inc. 155 North Lake Avenue Pasadena, California 91101

Re:	IndyMac MBS, Inc., IndyMac Residential Mortgage-Backed Trust 2006-L3, Mortgage-Backed Certificates, Series 2006-L3

Ladies and Gentlemen:

In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the “Act”), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act, (c) to the extent we are disposing of a Class R Certificate, we have no knowledge the Transferee is not a Permitted Transferee and (d) no purpose of the proposed disposition of a Class R Certificate is to impede the assessment or collection of tax.

Very truly yours, [TRANSFEROR]

By:
Name:
Title:

EXHIBIT M

AFFIDAVIT OF TRANSFER OF CLASS R CERTIFICATES
PURSUANT TO SECTION 5.02(D)

INDYMAC MBS, INC. INDYMAC RESIDENTIAL MORTGAGE-BACKED TRUST 2006-L3,
MORTGAGE-BACKED CERTIFICATES, SERIES 2006-L3

STATE OF_____________	)
	)	ss.:
COUNTY OF___________	)

The undersigned, being first duly sworn, deposes and says as follows:

1.  The undersigned is an officer of, the proposed Transferee of an Ownership Interest in Class R Certificates (the “Certificate”) issued pursuant to the Pooling and Servicing Agreement, dated as of September 1, 2006, (the “Agreement”), relating to the above-referenced Certificates, among the IndyMac MBS, Inc. (the “Depositor”), IndyMac Bank, F.S.B., as seller (the “Seller”) and servicer (the “Servicer”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”). Capitalized terms used, but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

2.  The Transferee is, as of the date hereof and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

3.  The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) to a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

4.  The Transferee has been advised of, and understands that a tax will be imposed on a “pass-through entity” holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

5.  The Transferee has reviewed the provisions of Section 5.02(d) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(d) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

6.  The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit L to the Agreement (a “Transferor Certificate”) to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

7.  The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

8.  The Transferee’s taxpayer identification number is _________________.

9.  The Transferee is a United States Person as defined in the Agreement.

10.  The Transferee is aware that the Certificate may be a “non-economic residual interest” within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a non-economic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

11.  The Transferee is not an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code, nor is it acting on behalf of such a plan.

IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this _______ day of _______, ____.

[NAME OF TRANSFEREE]

By:
Name:
Title:

[Corporate Seal]

ATTEST:

__________________________
[Assistant] Secretary

Personally appeared before me the above-named ___________________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ______________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

Subscribed and sworn before me this ____ day of __________, ____.

NOTARY PUBLIC
My Commission expires the ____ day of ________, ____.

EXHIBIT N

[RESERVED]

EXHIBIT O-1

DEPOSITOR CERTIFICATION

FORM OF CERTIFICATION TO BE PROVIDED BY THE DEPOSITOR WITH
FORM 10-K

Re:          INDYMAC MBS, Inc.
IndyMac Residential Mortgage-Backed Trust, Series 2006-L2

I, [identify the certifying individual], certify that:

1. I have reviewed this annual report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of IndyMac Residential Mortgage-Backed Trust, Series 2006-L2 (the “Exchange Act Periodic Reports”);

2. Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

4. Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB and except as disclosed in the Exchange Act Periodic Reports, the servicer(s) [has/have] fulfilled [its/their] obligations under the servicing agreement(s) in all material respects; and;

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 12A-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Deutsche Bank National Trust Company.

Date: __________________

[Signature] [Title]

EXHIBIT O-2

TRUSTEE CERTIFICATION

TRUSTEE’S OFFICER’S CERTIFICATE

I, ____________________, a duly elected and acting officer of Deutsche Bank National Trust Company (the “Trustee”) hereby certify as follows:

Reference is hereby made to the Pooling and Servicing Agreement dated as of September 1, 2006 (the “Pooling Agreement”) by and among IndyMac Bank, F.S.B., as seller and servicer, IndyMac MBS, Inc., as depositor and Deutsche Bank National Trust Company, as trustee, pursuant to which was created the IndyMac Residential Mortgage-Backed Trust, Series 2006-L2 (the “Trust”). Capitalized terms used herein but not defined shall have the meanings assigned to them in the Pooling and Servicing Agreement.

1. I am an authorized officer of the Trustee and I have reviewed this annual report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of IndyMac Residential Mortgage-Backed Trust, Series 2006-L2 (the “Exchange Act Periodic Reports”);

2. For purposes of this certificate, “Relevant Information” means the information in the report on assessment of the Trustee’s compliance with the servicing criteria set forth in Item 1122(d) of Reg AB (the “Servicing Assessment”), the registered public accounting firm’s attestation provided in accordance with Rules 12A-18 and 15d-18 under the Exchange Act and Section 1122(b) of Reg AB ( the “Attestation Report”) applicable to the Trustee and the Monthly Statements (excluding information provided, or based on information provided, by the Servicer or any servicer) and those items in Exhibit S attached to the Pooling and Servicing Agreement which indicate the 4.03 statement or the Trustee as the responsible party during the Relevant Year. Based on my knowledge, the Relevant Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report; and

3. Based on my knowledge, the distribution information required to be provided by the Trustee under the Pooling and Servicing Agreement is included in the Monthly Statements.

4. I am responsible for reviewing the activities performed by the Trustee, as servicer under the Pooling and Servicing Agreement during the Relevant Year. Based upon the review required by the Pooling and Servicing Agreement and except as disclosed in the Servicing Assessment or Attestation Report, to the best of my knowledge, the Trustee has fulfilled its obligations under the Pooling and Servicing Agreement throughout the Relevant Year. Relevant Year shall mean 200__.

DATED as of _____________, 200____.

By:
Name:
Title:

EXHIBIT P

[RESERVED]

EXHIBIT Q

[RESERVED]

EXHIBIT R

SERVICING CRITERIA TO BE ADDRESSED
IN ASSESSMENT OF COMPLIANCE

Key:
X - obligation

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

Reg AB Reference	Servicing Criteria	Primary Servicer	Servicer	Trustee	Notes
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X	X-1	1 - attest to knowledge but not to process
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.				NA
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
		X	X
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
		X	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
		X	X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
		X	X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
		X	X	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
		X	X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.
		X	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X	X
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.			X

EXHIBIT S

FORM 10-D, FORM 8-K AND FORM 10-K
REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the Trustee pursuant to Section 3.24(a)(iv). If the Trustee is indicated below as to any item, then the Trustee is primarily responsible for obtaining that information.

Under Item 1 of Form 10-D: a) items marked “4.03 statement” are required to be included in the periodic Distribution Date statement under Section 6.07, provided by the Trustee based on information received from the Servicer; and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the 4.03 statement, provided by the party indicated. Information under all other Items of Form 10-D is to be included in the Form 10-D report.

Form	Item	Description	Responsible Party
10-D	Must be filed within 15 days of the distribution date for the asset-backed securities.
	1	Distribution and Pool Performance Information
Item 1121(a) - Distribution and Pool Performance Information
		(1) Any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period.	4.03 statement
		(2) Cash flows received and the sources thereof for distributions, fees and expenses.	4.03 statement
		(3) Calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:	4.03 statement
		(i) Fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses.	4.03 statement
(ii) Payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.
4.03 statement
		(iii) Principal, interest and other distributions accrued and paid on the asset-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.	4.03 statement
		(iv) The amount of excess cash flow or excess spread and the disposition of excess cash flow.	4.03 statement
		(4) Beginning and ending principal balances of the asset-backed securities.	4.03 statement
(5) Interest rates applicable to the pool assets and the asset-backed securities, as applicable. Consider providing interest rate information for pool assets in appropriate distributional groups or incremental ranges.
4.03 statement
		(6) Beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period.	4.03 statement
(7) Any amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.
4.03 statement
(8) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average life, weighted average remaining term, pool factors and prepayment amounts.
4.03 statement Updated pool composition information fields to be as specified by Depositor from time to time
		(9) Delinquency and loss information for the period. In addition, describe any material changes to the information specified in Item 1100(b)(5) of Regulation AB regarding the pool assets.	4.03 statement. Form 10-D report: Servicer
(10) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.
4.03 statement
		(11) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.	4.03 statement
		(12) Material breaches of pool asset representations or warranties or transaction covenants.	Form 10-D report: Securities Adminstrator (subject to Depositor approval)
		(13) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.	4.03 statement
(14) Information regarding any new issuance of asset-backed securities backed by the same asset pool,

[information regarding] any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.

Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.
Form 10-D report: Depositor Form 10-D report: Servicer Form 10-D report: Servicer
		Item 1121(b) - Pre-Funding or Revolving Period Information Updated pool information as required under Item 1121(b).	Depositor
	2	Legal Proceedings
Item 1117 - Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

Sponsor (Seller)

Depositor

Trustee

Issuing entity

Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers

Originator of 20% or more of pool assets as of the Cut-off Date

Sponsor Depositor Trustee Depositor Servicer Servicer
	3	Sales of Securities and Use of Proceeds
Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.
Depositor
	4	Defaults Upon Senior Securities
		Information from Item 3 of Part II of Form 10-Q: Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)	Trustee
	5	Submission of Matters to a Vote of Security Holders
		Information from Item 4 of Part II of Form 10-Q	Party submitting the matter to Holders for vote
	6	Significant Obligors of Pool Assets
		Item 1112(b) - Significant Obligor Financial Information*	Servicer
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
	7	Significant Enhancement Provider Information
		Item 1114(b)(2) - Credit Enhancement Provider Financial Information* Determining applicable disclosure threshold Obtaining required financial information or effecting incorporation by reference	Depositor
Item 1115(b) - Derivative Counterparty Financial Information*

Determining current maximum probable exposure

Determining current significance percentage

Obtaining required financial information or effecting incorporation by reference
Depositor Trustee Trustee
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
	8	Other Information
		Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	The Responsible Party for the applicable Form 8-K item as indicated below
	9	Exhibits
		Distribution report	Trustee
		Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor
8-K	Must be filed within four business days of an event reportable on Form 8-K.
	1.01	Entry into a Material Definitive Agreement
Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus
Servicer; or any of the following that is a party to the agreement if Servicer is not: Trustee, Sponsor, Depositor
	1.02	Termination of a Material Definitive Agreement
Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.
Servicer; or any of the following that is a party to the agreement if Servicer is not: Trustee, Sponsor, Depositor
	1.03	Bankruptcy or Receivership
Disclosure is required regarding the bankruptcy or receivership, if known to the Servicer, with respect to any of the following:

Sponsor (Seller), Depositor, Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers, Trustee, significant obligor, credit enhancer (10% or more), derivatives counterparty
Servicer
	2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the 4.03 statement
Servicer
	3.03	Material Modification to Rights of Security Holders
		Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement	Trustee
	5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
		Disclosure is required of any amendment “to the governing documents of the issuing entity”	Depositor
	5.06	Change in Shell Company Status
		[Not applicable to ABS issuers]	Depositor
	6.01	ABS Informational and Computational Material
		[Not included in reports to be filed under Section 3.18]	Depositor
	6.02	Change of Servicer or Trustee
Requires disclosure of any removal, replacement, substitution or addition of any servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers, certificate administrator or trustee. Reg AB disclosure about any new servicer or trustee is also required.
Trustee or Servicer
	6.03	Change in Credit Enhancement or Other External Support
Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives. Reg AB disclosure about any new enhancement provider is also required.
Depositor or Trustee
	6.04	Failure to Make a Required Distribution	Trustee
	6.05	Securities Act Updating Disclosure
If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.
Depositor
		If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor
	7.01	Regulation FD Disclosure	Depositor
	8.01	Other Events
		Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to security holders.	Depositor
	9.01	Financial Statements and Exhibits	The Responsible Party applicable to reportable event
10-K	Must be filed within 90 days of the fiscal year end for the registrant.
	9B	Other Information
		Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	The Responsible Party for the applicable Form 8-K item as indicated above
	15	Exhibits and Financial Statement Schedules
		Item 1112(b) - Significant Obligor Financial Information	Servicer
Item 1114(b)(2) - Credit Enhancement Provider Financial Information Determining applicable disclosure threshold Obtaining required financial information or effecting incorporation by reference
Item 1115(b) - Derivative Counterparty Financial Information

Determining current maximum probable exposure

Determining current significance percentage

Obtaining required financial information or effecting incorporation by reference
Depositor
Item 1117 - Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

Sponsor (Seller)

Depositor

Trustee

Issuing entity

Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers

Originator of 20% or more of pool assets as of the Cut-off Date
Sponsor Depositor Trustee Depositor Servicer Servicer
Item 1119 - Affiliations and relationships between the following entities, or their respective affiliates, that are material to Certificateholders:

Sponsor (Seller)

Depositor

Trustee

Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers

Originator

Credit Enhancer/Support Provider

Significant Obligor
Sponsor Depositor Trustee (only as to affiliations between the Trustee and such other parties listed) Servicer Servicer Trustee Servicer
		Item 1122 - Assessment of Compliance with Servicing Criteria	Each Party participating in the servicing function
		Item 1123 - Servicer Compliance Statement	Servicer, Servicer